CREDIT SUISSE FIRST BOSTON MORTGAGE SECURITIES CORP.,

Depositor,

DLJ MORTGAGE CAPITAL, INC.,

Seller,

WELLS FARGO BANK, N.A.,

Master Servicer, Back-Up Servicer and Trust Administrator,

WASHINGTON MUTUAL MORTGAGE SECURITIES CORP.,

Seller and Servicer,

WELLS FARGO HOME MORTGAGE, INC.

FAIRBANKS CAPITAL CORP.,

GREENPOINT MORTGAGE FUNDING, INC.,

Servicers,

WILSHIRE CREDIT CORPORATION

Special Servicer,

and

U.S. BANK NATIONAL ASSOCIATION,

Trustee

POOLING AND SERVICING AGREEMENT

Dated as of April 1, 2004

relating to

MORTGAGE-BACKED PASS-THROUGH CERTIFICATES,
SERIES 2004-AR4

Table of Contents

Page

ARTICLE I DEFINITIONS

17

ARTICLE II CONVEYANCE OF MORTGAGE LOANS; REPRESENTATIONS AND WARRANTIES

66

SECTION 2.01

Conveyance of Trust Fund.

66

SECTION 2.02

Acceptance by the Trustee.

70

SECTION 2.03

Representations and Warranties of the Sellers, Master Servicer and

Servicers.

72

SECTION 2.04

Representations and Warranties of the Depositor as to the Mortgage Loans.

75

SECTION 2.05

Delivery of Opinion of Counsel in Connection with Substitutions.

75

SECTION 2.06

Issuance of Certificates.

75

SECTION 2.07

REMIC Provisions.

75

SECTION 2.08

Covenants of the Master Servicer and each Servicer.

82

ARTICLE III ADMINISTRATION AND SERVICING OF MORTGAGE LOANS

83

SECTION 3.01

Servicers to Service Mortgage Loans.

83

SECTION 3.02

Subservicing; Enforcement of the Obligations of Subservicers.

86

SECTION 3.03

Master Servicing by Master Servicer.

88

SECTION 3.04

Trustee to Act as Master Servicer or Servicer.

89

SECTION 3.05

Collection of Mortgage Loans; Collection Accounts; Certificate

Account.

89

SECTION 3.06

Establishment of and Deposits to Escrow Accounts; Permitted

Withdrawals from Escrow Accounts; Payments of Taxes, Insurance and Other Charges

93

SECTION 3.07

Access to Certain Documentation and Information Regarding the

Mortgage Loans; Inspections.

94

SECTION 3.08

Permitted Withdrawals from the Collection Accounts and

Certificate Account.

95

SECTION 3.09

Maintenance of Hazard Insurance; Mortgage Impairment Insurance

and Mortgage Guaranty Insurance Policy; Claims; Restoration

of Mortgaged Property.

97

SECTION 3.10

Enforcement of Due-on-Sale Clauses; Assumption Agreements.

100

SECTION 3.11

Realization Upon Defaulted Mortgage Loans; Repurchase of

Certain Mortgage Loans.

102

SECTION 3.12

Trustee and Trust Administrator to Cooperate; Release of Mortgage

Files.

106

SECTION 3.13

Documents, Records and Funds in Possession of a Servicer to be

Held for the Trust.

107

SECTION 3.14

Servicing Fee.

107

SECTION 3.15

Access to Certain Documentation.

108

SECTION 3.16

Annual Statement as to Compliance.

108

SECTION 3.17

Annual Independent Public Accountants’ Servicing Statement;

Financial Statements.

109

SECTION 3.18

Maintenance of Fidelity Bond and Errors and Omissions Insurance.

111

SECTION 3.19

Special Serviced Mortgage Loans.

112

SECTION 3.20

Indemnification of Servicers and Master Servicer.

113

SECTION 3.21

Notification of Adjustments.

113

SECTION 3.22

[Reserved]

113

SECTION 3.23

National City Mortgage Loans.

113

SECTION 3.24

Lydian Mortgage Loans

114

ARTICLE IV PAYMENTS AND STATEMENTS TO CERTIFICATEHOLDERS

116

SECTION 4.01

Priorities of Distribution.

116

SECTION 4.02

Allocation of Losses.

124

SECTION 4.03

Recoveries.

125

SECTION 4.04

Reserved.

126

SECTION 4.05

Monthly Statements to Certificateholders.

126

SECTION 4.06

Servicer to Cooperate.

127

SECTION 4.07

Cross-Collateralization; Adjustments to Available Funds.

127

SECTION 4.08

Basis Risk Reserve Fund

128

ARTICLE V ADVANCES BY THE MASTER SERVICER AND SERVICERS

131

SECTION 5.01

Advances by the Master Servicer and Servicers.

131

ARTICLE VI THE CERTIFICATES

133

SECTION 6.01

The Certificates.

133

SECTION 6.02

Registration of Transfer and Exchange of Certificates.

134

SECTION 6.03

Mutilated, Destroyed, Lost or Stolen Certificates.

139

SECTION 6.04

Persons Deemed Owners.

140

SECTION 6.05

Access to List of Certificateholders’ Names and Addresses.

140

SECTION 6.06

Maintenance of Office or Agency.

140

SECTION 6.07

Book-Entry Certificates.

140

SECTION 6.08

Notices to Clearing Agency.

141

SECTION 6.09

Definitive Certificates.

141

ARTICLE VII THE DEPOSITOR, THE SELLERS, THE MASTER SERVICER, THE SERVICERS AND THE SPECIAL SERVICER

143

SECTION 7.01

Liabilities of the Sellers, the Depositor, the Master Servicer, the

Back-Up Servicer, the Servicers and the Special Servicer.

143

SECTION 7.02

Merger or Consolidation of the Sellers, the Depositor, the Back-Up

Servicer, the Master Servicer, the Servicers or the Special Servicer.

143

SECTION 7.03

Limitation on Liability of the Sellers, the Depositor, the Master

Servicer, the Back-Up Servicer, the Servicers, the Special Servicer

and Others.

144

SECTION 7.04

Master Servicer and Servicer Not to Resign; Transfer of Servicing.

145

SECTION 7.05

Master Servicer, Seller and Servicers May Own Certificates.

146

SECTION 7.06

Termination of Duties of the Back-Up Servicer.

146

ARTICLE VIII DEFAULT

147

SECTION 8.01

Events of Default.

147

SECTION 8.02

Master Servicer or Trust Administrator to Act; Appointment of

Successor.

150

SECTION 8.03

Notification to Certificateholders.

153

SECTION 8.04

Waiver of Events of Default.

153

ARTICLE IX CONCERNING THE TRUSTEE

154

SECTION 9.01

Duties of Trustee.

154

SECTION 9.02

Certain Matters Affecting the Trustee.

155

SECTION 9.03

Trustee Not Liable for Certificates or Mortgage Loans.

157

SECTION 9.04

Trustee May Own Certificates.

157

SECTION 9.05

Trustee’s Fees and Expenses.

157

SECTION 9.06

Eligibility Requirements for Trustee.

158

SECTION 9.07

Resignation and Removal of Trustee.

158

SECTION 9.08

Successor Trustee.

159

SECTION 9.09

Merger or Consolidation of Trustee.

160

SECTION 9.10

Appointment of Co-Trustee or Separate Trustee.

160

SECTION 9.11

Office of the Trustee.

161

ARTICLE X CONCERNING THE TRUST ADMINISTRATOR

162

SECTION 10.01

Duties of Trust Administrator.

162

SECTION 10.02

Certain Matters Affecting the Trust Administrator.

164

SECTION 10.03

Trust Administrator Not Liable for Certificates or Mortgage Loans.

165

SECTION 10.04

Trust Administrator May Own Certificates.

166

SECTION 10.05

Trust Administrator’s Fees and Expenses.

166

SECTION 10.06

Eligibility Requirements for Trust Administrator.

167

SECTION 10.07

Resignation and Removal of Trust Administrator.

167

SECTION 10.08

Successor Trust Administrator.

168

SECTION 10.09

Merger or Consolidation of Trust Administrator.

169

SECTION 10.10

Appointment of Co-Trust Administrator or Separate Trust

Administrator.

169

SECTION 10.11

Office of the Trust Administrator.

170

SECTION 10.12

Tax Return.

170

SECTION 10.13

Commission Reporting.

171

SECTION 10.14

Determination of Certificate Index.

173

ARTICLE XI TERMINATION

174

SECTION 11.01

Termination upon Liquidation or Purchase of all Mortgage Loans.

174

SECTION 11.02

Procedure Upon Optional Termination.

175

SECTION 11.03

Additional Termination Requirements.

176

ARTICLE XII MISCELLANEOUS PROVISIONS

178

SECTION 12.01

Amendment.

178

SECTION 12.02

Recordation of Agreement; Counterparts.

180

SECTION 12.03

Governing Law.

180

SECTION 12.04

Intention of Parties.

180

SECTION 12.05

Notices.

182

SECTION 12.06

Severability of Provisions.

183

SECTION 12.07

Limitation on Rights of Certificateholders.

183

SECTION 12.08

Certificates Nonassessable and Fully Paid.

184

SECTION 12.09

Protection of Assets.

184

SECTION 12.10

Non-Solicitation.

184

ARTICLE XIII FAIRBANKS AND THE MASTER SERVICER

186

SECTION 13.01

Reports and Notices.

186

SECTION 13.02

Master Servicer’s Oversight With Respect to the Fairbanks

Mortgage Loans.

187

SECTION 13.03

Termination.

187

SECTION 13.04

Liability and Indemnification.

187

SECTION 13.05

Confidentiality.

188

EXHIBITS

Exhibit A:

Form of Class A Certificate

A-1

Exhibit B:

Form of Class M Certificate

B-1

Exhibit C:

Form of Group C-B Certificate

C-1

Exhibit D:

Form of Class AR Certificate

D-1

Exhibit E:

Form of Class AR-L Certificate

E-1

Exhibit F:

Form of Class V-X Certificate

F-1

Exhibit G:

Reserved

G-1

Exhibit H:

Form of Servicer Information

H-1

Exhibit I:

Form of Initial Certification of Trustee

I-1

Exhibit J:

Form of Final Certification of Trustee

J-1

Exhibit K:

Form of Request for Release

K-1

Exhibit L:

Form of Transferor Certificate

L-1

Exhibit M-1:

Form of Investment Letter

M-1-1

Exhibit M-2:

Form of Rule 144A Letter

M-2-1

Exhibit N:

Form of Investor Transfer Affidavit and Agreement

N-1

Exhibit O:

Form of Transfer Certificate

O-1

Exhibit P:

Form of Fairbanks Mortgage Loans Report

P-1-1

Exhibit Q:

Form of Foreclosure Settlement Statement

Q-1

Exhibit R:

Reserved

R-1

Exhibit S:

Form of Monthly Statement to Certificateholders

S-1

Exhibit T:

Form of Depositor Certification

T-1

Exhibit U:

Form of Trust Administrator Certification

U-1

Exhibit V-1:

Form of Master Servicer Certification

V-1-1

Exhibit V-2:

Form of Servicer Certification

V-2-1

SCHEDULES

Schedule I:

Mortgage Loan Schedule

I-1

Schedule IIA:

Representations and Warranties of DLJMC

IIA-1

Schedule IIB:

Representations and Warranties of Wells Fargo

IIB-1

Schedule IIC:

Representations and Warranties of WMMSC

IIC-1

Schedule IID:

Representations and Warranties of Fairbanks

IID-1

Schedule IIE:

Representations and Warranties of GreenPoint

IIE-1

Schedule IIF:

Representations and Warranties of WFHM

IIF-1

Schedule IIG:

Representations and Warranties of Wilshire

IIG-1

Schedule IIIA:

Representations and Warranties of DLJMC as to the DLJMC

Mortgage Loans

IIIA-1

Schedule IIIB:

Representations and Warranties of WMMSC as to the

WMMSC Mortgage Loans

IIIB-1

Schedule IV:

Eligible Servicing Transfer Loans

IV-1

Schedule V:

Reserved

V-1

THIS POOLING AND SERVICING AGREEMENT, dated as of April 1, 2004, is hereby executed by and among CREDIT SUISSE FIRST BOSTON MORTGAGE SECURITIES CORP., a Delaware corporation, as depositor (the “Depositor”), DLJ MORTGAGE CAPITAL, INC. (“DLJMC”), a Delaware corporation, in its capacity as a seller (a “Seller”), WELLS FARGO BANK, N.A., a national banking association, in its capacity as Master Servicer (the “Master Servicer”), as Back-Up Servicer (the “Back-Up Servicer”) and as Trust Administrator (the “Trust Administrator”), WASHINGTON MUTUAL MORTGAGE SECURITIES CORP. (“WMMSC”), a Delaware corporation, in its capacity as a servicer (in such capacity, a “Servicer”) and in its capacity as a seller (a “Seller”), WELLS FARGO HOME MORTGAGE, INC., a California corporation, in its capacity as a servicer (in such capacity, a “Servicer”), FAIRBANKS CAPITAL CORP. (“Fairbanks”), a Utah corporation, in its capacity as a servicer (in such capacity, a “Servicer”), WILSHIRE CREDIT CORPORATION, a Nevada corporation, in its capacity as special servicer (the “Special Servicer”), U.S. Bank NATIONAL ASSOCIATION, a national banking association, as trustee (the “Trustee”) and GREENPOINT MORTGAGE FUNDING, INC., a New York corporation, in its capacity as a servicer (in such capacity, a “Servicer”).  Capitalized terms used in this Agreement and not otherwise defined will have the meanings assigned to them in Article I below.

PRELIMINARY STATEMENT

The Depositor is the owner of the Trust Fund that is hereby conveyed to the Trustee in return for the Certificates. The Trust Fund (exclusive of the assets held in the Basis Risk Reserve Fund) for federal income tax purposes will consist of five REMICs (“Subsidiary REMIC 1A,” “Subsidiary REMIC 1B,” “Subsidiary REMIC 2,” “Subsidiary REMIC 3,” and the “Master REMIC”).

Subsidiary REMIC 1A will consist of all of the assets constituting the Trust Fund corresponding to Loan Group I, Loan Group II, Loan Group III and Loan Group IV and will be evidenced by the following uncertificated interests that shall be designated as REMIC regular interests: the LT1-I Interest, the LT2-I Interest, the LT3-I Interest, the LT1-II Interest, the LT2-II Interest, the LT3-II Interest, the LT1-III Interest, the LT2-III Interest, the LT3-III Interest, the LT1-IV Interest, the LT2-IV Interest, the LT3-IV Interest, the LT-AS-3 Interest and the LT-AS-4 Interest (the “Subsidiary REMIC 1A Regular Interests”).  In addition, Subsidiary REMIC 1A shall issue the R-1a interest and shall designate such interest as its sole class of residual interest.

Subsidiary REMIC 1B shall hold as its assets the uncertificated REMIC regular interests issued by Subsidiary REMIC 1A and shall issue the following uncertificated REMIC regular interests: the LT-I-A-1 Interest, the LT-I-AR Interest, the LT-II-A-1 Interest, the LT-II-A-2 Interest, the LT-III-A-1 Interest, the LT-IV-A-1 Interest, the LT-AS-3 Interest, the LT-AS-4 Interest, the LT-C-B-1 Interest, the LT-C-B-2 Interest, the LT-C-B-3 Interest, the LT-C-B-4 Interest, the LT-C-B-5 Interest and the LT-C-B-6 Interest (the “Subsidiary REMIC 1B Regular Interests”) which will be uncertificated and will represent the “regular interests” in Subsidiary REMIC 1B and the R-1b Interest as the single “residual interest” in Subsidiary REMIC 1B.

Subsidiary REMIC 2 will consist of the Loan Group V Mortgage Loans and will be evidenced by the LT-V-A-1 Interest, LT-V-A-2 Interest, LT-V-A-3 Interest, LT-V-A-4 Interest, LT-V-A-5 Interest, LT-V-M-1 Interest, LT-V-M-2 Interest, LT-V-M-3 Interest, LT-Group A GSA Interest, LT-Group A Interest, LT-Group B GSA Interest, LT-Group B Interest, and LT–Accrual Interest, (collectively, the “Subsidiary REMIC 2 Regular Interests”) and the R-2 Interest as the single “residual interest” in Subsidiary REMIC 2.

Subsidiary REMIC 3 will consist of the Subsidiary REMIC 1B and REMIC 2 Regular Interests and will be evidenced by the MT I-A-1 Interest, MT I-X Interest, MT II-A-1 Interest, MT II-A-2 Interest, MT II-X Interest, MT III-A-1 Interest, MT III-AS Interest, MT IV-A-1 Interest, MT IV-AS Interest, MT C-B-1 Interest, MT C-B-2 Interest, MT C-B-3 Interest, MT C-B-4 Interest, MT C-B-5 Interest, MT C-B-6 Interest, MT V-A-1 Interest, MT V-A-2 Interest, MT V-A-3 Interest, MT V-A-4 Interest, MT V-A-5 Interest, MT V-M-1 Interest, MT V-M-2 Interest, MT V-M-3 Interest and MT V-X Interest (which will represent the “regular interests” in Subsidiary REMIC 3) and the R-3 Interest as the single “residual interest” in Subsidiary REMIC 3.

The Master REMIC will consist of the Subsidiary REMIC 3 Regular Interests and will be evidenced by the Class I-A-1 Interest, Class I-X Interest, Class II-A-1 Interest, Class II-A-2 Interest, Class II-X Interest, Class III-A-1 Interest, Class III-AS Interest, Class IV-A-1 Interest, Class IV-AS Interest, Class C-B-1 Interest, Class C-B-2 Interest, Class C-B-3 Interest, Class C-B-4 Interest, Class C-B-5 Interest, Class C-B-6 Interest, Class V-A-1 Interest, Class V-A-2 Interest, Class V-A-3 Interest, Class V-A-4 Interest, Class V-A-5 Interest, Class V-M-1 Interest, Class V-M-2 Interest, Class V-M-3 Interest and Class V-X Interest (which will represent the “regular interests” in the Master REMIC) and the R-4 Interest as the single “residual interest” in the Master REMIC.  The Class AR-L Certificates will represent beneficial ownership of the R-1a Interest and the R-2 Interest.  The Class AR Certificates will represent beneficial ownership of the R-1b Interest, the R-3 Interest, and the R-4 Interest.

The “latest possible maturity date” for federal income tax purposes of all interests created hereby will be the Latest Possible Maturity Date (as defined in Section 11.01 herein).

Subsidiary REMIC 1A:

The Subsidiary REMIC 1A Regular Interests, each of which is hereby designated a REMIC regular interest for federal income tax purposes, shall have the following principal balances, pass-through rates and Corresponding Classes of Certificates in the manner set forth in the following table:

REMIC Interests	Initial Balance	Pass- Through Rate	Corresponding Loan Group
LT1-I	(1)	(2)	I
LT2-I	(1)	(2)	I
LT3-I	(1)	(2)	I
LT1-II	(1)	(2)	II
LT2-II	(1)	(2)	II
LT3-II	(1)	(2)	II
LT1-III	(1)	(2)	III
LT2-III	(1)	(2)	III
LT3-III	(1)	(2)	III
LT1-IV	(1)	(2)	IV
LT2-IV	(1)	(2)	IV
LT3-IV	(1)	(2)	IV
LT-AS-3	(3)	0.02%	III
LT-AS-4	(3)	0.02%	IV

__________________

(1)

Each LT1 Interest shall have a principal balance initially equal to 0.9% of the Subordinate Component Balance of its Corresponding Loan Group.  Each LT2 Interest shall have a principal balance initially equal to 0.1% of the Subordinate Component Balance of its Corresponding Loan Group.   The initial Subordinate Component Balance for each Loan Group shall equal the excess of the Loan Group as of the Cut-off Date over the initial balance of the corresponding Class A Certificates.  The initial principal balance of each LT3 Interest shall equal the excess of its corresponding Loan Group over the initial principal balances of the LT1 and LT2 Interests corresponding to such Loan Group except that in the case of the LT3-I its initial balance shall be reduced further by $50, which shall be a principal entitlement of the class R-1a residual interest.

(2)

For each Distribution Date, a per annum rate equal to the weighted average Net Mortgage Rates as of the second preceding Due Date for the Mortgage Loans (subject to adjustment for prepayments in full received and distributed in the month prior to that Distribution Date) of the Corresponding Loan Group less, in the case of any interest corresponding to Loan Group III or Loan Group IV, 0.02% per annum.

(3)

These interests shall not have a principal balance but shall have a notional amount equal to the principal balance of its corresponding Loan Group as of the beginning of the Due Period for such Distribution Date (subject to adjustment for prepayments in full received and distributed in the month prior to that Distribution Date).

Unless a Cross-over Situation exists, Principal Reductions arising with respect to each Loan Group shall be allocated first to cause the LT1 and LT2 Interests corresponding to such Loan Group to equal 0.9% and 0.1% respectively of the Subordinate Component Balance as of such Distribution Date (determined as the excess of the Loan Group as of the end of the Accrual Period in excess of such Loan Group’s related Class A Certificates after taking into account principal distributions to the Class A Certificates on such Distribution Date) of such Loan Group and all excess Principal Reductions shall be allocated to the LT3 Interest corresponding to such Loan Group.  A Principal Reduction is Principal Payment (including Servicer Advances of Principal Payments, if any) from the Mortgage Loans in the related Loan Group and a Realized Loss from the Mortgage Loans in the related Loan Group.  Principal Reductions shall consist proportionately of Principal Payments and Realized Losses and an Interest allocated a Principal Payment shall receive such Principal Payment on such Distribution Date and shall have its principal balance reduced by an allocation of Realized Losses.  A Cross-Over Situation exists if on any Distribution Date (after taking into account principal distributions on such Distribution Date) the LT1 and LT2 Interests corresponding to any Loan Group are in the aggregate less than 1% of the Subordinate Component Balance of the Loan Group to which they correspond.  In the event that a Cross-Over Situation exists on any Distribution Date, and the weighted average rate of the outstanding LT1 and LT2 interests is less than the Pass-Through Rate for the Class C-B Certificates, a Principal Relocation Payment shall be made proportionately to the outstanding LT1 Interests prior to any other Principal Distributions from each such Loan Group. In the event that a Cross-Over Situation exists on any Distribution Date, and the weighted average rate of the outstanding LT1 and LT2 interests is greater than the Pass-Through Rate for the Class C-B Certificates, a Principal Relocation Payment shall be made proportionately to the outstanding LT2 Interests prior to any other Principal Distributions from each such Loan Group.  A Principal Relocation Payment shall be made so as to cause the Calculation Rate on the outstanding LT1 and LT2 Interests to equal the Pass-Through Rate for the Class C-B Certificate.  The Calculation Rate shall equal the product of (i) 10 and (ii) the weighted average rate of the outstanding Class LT1 and Class LT2 Interests, treating each Class LT1 Interest as capped at zero or reduced by a fixed percentage of 100% of the interest accruing on such Class.  Principal Relocation Payments shall be made from Principal Payments received on the Mortgage Loans from a Loan Group and shall also consist of a proportionate allocation of Realized Losses from the Mortgage Loans of a Loan Group.  For purposes of making Principal Relocation Payments, to the extent that the Principal Payments received during the Accrual Period from the related Loan Group (including advances of Principal Payments, if any, by the Servicer) and Realized Losses are insufficient to make the necessary reduction of principal, then interest shall accrue on the Loan Group’s related LT Interest (and be added to their principal balances) that are not receiving a Principal Relocation Payment to allow the necessary Principal Relocation Payment to be made.

If a Cross-Over Situation exists, the outstanding aggregate LT1 and LT2 Interests shall not be reduced below 1 percent of the aggregate outstanding Principal Balances of the Loan Groups as of the end of any Accrual Period in excess of the Class A Certificates as of the related Distribution Date (after taking into account distributions of principal on such Distribution Date).  To the extent this limitation prevents the distribution of principal to the LT1 and LT2 Interests of a Loan Group and the related LT3 Interest has already been reduced to zero, such excess principal from the other Loan Group or Loan Groups shall be paid proportionately to the LT3 Interests of the Loan Groups whose aggregate LT1 and LT2 Interests are less than one percent of the Subordinate Component Balance.  Any such shortfall as a result of the Loan Group receiving the extra payment having a Net WAC Rate lower than the Loan Group from which the payment was relocated shall be treated as a Realized Loss and if excess arises as result of the Loan Group receiving the extra payment having a Net WAC Rate higher than the Loan Group from which the payment was relocated it shall reimburse Subsidiary REMIC 1B for prior Realized Losses.  If on any Distribution Date, the LT1 Interest or LT2 Interest remains outstanding after the principal balance on their corresponding Mortgage Loans is at zero as of the beginning of the Accrual Period corresponding to such Distribution Date, their Pass-Through Rate shall be the Net WAC Rate of the Loan Group with the lowest Net WAC Rate that remains outstanding and the excess of the Pass-Through Rate for the C-B classes and such Net WAC Rate shall be treated as paid from Subsidiary REMIC 1A to Subsidiary REMIC 1B as reimbursement for prior Realized Losses.

Subsidiary REMIC 1B:

The Subsidiary REMIC 1B Regular Interests, each of which is hereby designated a REMIC regular interest for federal income tax purposes, shall have the class designations, initial principal balances, pass-through rates, corresponding loan group, and corresponding classes in Subsidiary REMIC 3 set forth in the following table:

Subsidiary REMIC 1B Interests	Initial Balance	Pass- Through Rate	Corresponding Loan Group	Corresponding Interest in Subsidiary REMIC 3
LT-I-A-1	$148,995,000	(1)	I	MT I-A-1
LT-I-AR	$50.00	(1)	I	MT I-A-R
LT-II-A-1	$138,245,000	(1)	II	MT II-A-1
LT-II-A-2	$15,361,000	(1)	II	MT II-A-2
LT-III-A-1	$144,610,000	(1)	III	MT III-A-1
LT-IV-A-1	$126,330,000	(1)	IV	MT IV-A-1
LT-AS-3	(3)	0.02%	III	MT AS-III
LT-AS-4	(3)	0.02%	IV	MT AS-IV
LT-C-B-1	$13,620,000	(2)	I, II, III, IV	MT C-B-1
LT-C-B-2	$6,660,000	(2)	I, II, III, IV	MT C-B-2
LT-C-B-3	$3,930,000	(2)	I, II, III, IV	MT C-B-3
LT-C-B-4	$2,421,000	(2)	I, II, III, IV	MT C-B-4
LT-C-B-5	$3,329,000	(2)	I, II, III, IV	MT C-B-5
LT-C-B-6	$1,819,674	(2)	I, II, III, IV	MT C-B-6

_______________

(1)

For each Distribution Date, a per annum rate equal to the weighted average Net Mortgage Rates as of the second preceding Due Date for the Mortgage Loans (subject to adjustment for prepayments in full received and distributed in the month prior to that Distribution Date) of the Corresponding Loan Group less, in the case of the Class LT-III-A-1 and Class LT-IV-A-1 Interests, 0.02% per annum.

(2)

The Calculation Rate, which per annum rate equals the product of (i) 10 and (ii) the weighted average rate of the outstanding Class LT1 and Class LT2 Interests, treating each Class LT1 Interest as capped at zero or reduced by a fixed percentage of 100% of the interest accruing on such Class.  The Calculation Rate is designed to always equal the Pass-Through Rate of the Class C-B Certificates.

(3)

These interests shall not have a principal balance but shall have a notional amount equal to the principal balance of the same class in Subsidiary REMIC 1A as of the beginning of the Due Period for such Distribution Date.

Each Subsidiary REMIC 1B Regular Interest shall receive principal distributions and allocations of Realized Losses equal to those for its corresponding class in Subsidiary REMIC 3.

Subsidiary REMIC 2:

The Subsidiary REMIC 2 Regular Interests, each of which is hereby designated a REMIC regular interest for federal income tax purposes, shall have the following principal balances, pass-through rates and corresponding classes of Subsidiary REMIC 3 interests in the manner set forth in the following table:

REMIC Interests	Initial Balance	Pass- Through Rate	Corresponding Class in Subsidiary REMIC 3
LT-V-A-1	1/4 Corresponding Master Class balance	(1)	MT V-A-1
LT-V-A-2	1/4 Corresponding Master Class balance	(1)	MT V-A-2
LT-V-A-3	1/4 Corresponding Master Class balance	(1)	MT V-A-3
LT-V-A-4	1/4 Corresponding Master Class balance	(1)	MT V-A-4
LT-V-A-5	1/4 Corresponding Master Class balance	(1)	MT V-A-5
LT-V-M-1	1/4 Corresponding Master Class balance	(1)	MT V-M-1
LT-V-M-2	1/4 Corresponding Master Class balance	(1)	MT V-M-2
LT-V-M-3	1/4 Corresponding Master Class balance	(1)	MT V-M-3
LT-Group A GSA	1% of the Subordinate Group VA Balance	(2)	N/A
LT-Group A	1/4 Group VA Mortgage Pool Balance less the LT-Group A GSA initial balance	(2)	N/A
LT-Group B GSA	1% of the Subordinate Group VB Balance	(3)	N/A
LT-Group B	1/4 Group VB Mortgage Pool Balance less the LT-Group B GSA initial balance	(3)	N/A
LT–Accrual Interest	Loan Group V Mortgage Pool balance less the initial balance of each remaining Subsidiary REMIC 2 Regular Interest	(1)	N/A
R-2	N/A	N/A	N/A

(1)

A Rate equal to the weighted average of the Net Mortgage Rates on the Group V Mortgage Loans (excluding any such Mortgage Loans that were subject to a Payoff, the principal of which was distributed on the Distribution Date preceding the current Distribution Date).

(2)

A Rate equal to the Group VA Net Funds Cap.

(3)

A Rate equal to the Group VB Net Funds Cap.

On each Distribution Date, interest distributed with respect to the Group V Mortgage Loans shall be distributed to the Subsidiary REMIC 2 Regular Interests based on the above-described Pass-Through Rates, provided, however, that interest that accrues on the LT-Accrual Interest shall be deferred in an amount necessary to make the principal distributions described below for such Distribution Date.  Any interest so deferred shall itself bear interest at the Pass-Through Rate for the LT-Accrual Interest.

On each Distribution Date, principal distributed on the Group V Mortgage Loans (together with an amount equal to the interest deferred on the LT-Accrual Interest for such Distribution Date) shall be distributed, and Realized Losses shall be allocated, among the Subsidiary REMIC 2 Regular Interests in the following order of priority:

(i)

First, to the LT-Group A GSA Interest until its Class Principal Balance equals one percent of the Group Subordinate Amount for the Group VA Mortgage Loans for such Distribution Date.

(ii)

Second, to the LT-Group B GSA Interest until its Class Principal Balance equals one percent of the Group Subordinate Amount for the Group VB Mortgage Loans for such Distribution Date.

(iii)

Third, to the Class LT-Group A GSA Interest and Class B GSA Interest the minimum amount necessary to cause the ratio of the Class Principal Balance of each such Interest to the other Interest to equal the ratio of the Group Subordinate Amount related to such Interest to the Group Subordinate Amount related to the other Interest;

(iv)

Fourth, to the LT-Group A Interest until the aggregate Class Principal Balance of such Interest and the LT-Group A GSA Interest equals one quarter of the Mortgage Pool Balance for the Group VA Mortgage Loans for such Distribution Date;

(v)

Fifth, to the LT-Group B Interest until the aggregate Class Principal Balance of such Interest and the LT-Group B GSA Interest equals one quarter of the Mortgage Pool Balance for the Group VB Mortgage Loans for such Distribution Date;

(vi)

Sixth, to the Class LT-V-A-1 Interest, LT-V-A-2 Interest, LT-V-A-3 Interest, LT-V-A-4 Interest, LT-V-A-5 Interest, LT-V-M-1 Interest, LT-V-M-2 Interest and LT-V-M-3 Interest until the Class Principal Balance of each such Interest equals one-quarter of the Corresponding Master Class Balance;

(vii)

Finally, to the Class-Accrual Interest, any remaining amounts.

Subsidiary REMIC 3:

The Subsidiary REMIC 3 Regular Interests, each of which is hereby designated a REMIC regular interest for federal income tax purposes, shall have the following principal balances, pass-through rates and Corresponding Classes of Certificates in the manner set forth in the following table:

	Class Principal Balance	Pass- Through Rate (per annum)	Corresponding Class in Master REMIC
MT I-A-1	$148,995,000	(1)	I-A-1
MT II-A-1	$138,245,000	(1)	II-A-1
MT II-A-2	$15,361,000	(1)	II-A-2
MT III-A-1	$144,610,000	(1)	III-A-1
MT III-AS	(2)	(1)	III-AS
MT IV-A-1	$126,330,000	(1)	IV-A-1
MT IV-AS	(3)	(1)	IV-AS
MT I-X	(4)	(1)	I-X
MT II-X	(4)	(1)	II-X
MT V-A-1	$97,000,000	(1)	V-A-1
MT V-A-2	$81,100,000	(1)	V-A-2
MT V-A-3	$76,500,000	(1)	V-A-3
MT V-A-4	$25,500,000	(1)	V-A-4
MT V-A-5	$25,000,000	(1)	V-A-5
MT V-M-1	$9,710,000	(1)	V-M-1
MT V-M-2	$4,855,000	(1)	V-M-2
MT V-M-3	$4,046,555	(1)	V-M-3
MT C-B-1	$13,620,000	(1)	C-B-1
MT C-B-2	$6,660,000	(1)	C-B-2
MT C-B-3	$3,930,000	(1)	C-B-3
MT C-B-4	$2,421,000	(1)	C-B-4
MT C-B-5	$3,329,000	(1)	C-B-5
MT C-B-6	$1,819,674	(1)	C-B-6
MT V-X	(5)	(5)	V-X

_______________

(1)

The Pass-Through Rate for each of these Subsidiary REMIC 3 Regular Interests shall be a rate equal to the Pass-Through Rate set forth in the Master REMIC for its Corresponding Class of Certificates.

(2)

These interests shall not have a principal balance but shall have a notional amount equal to the notional amount of the LT-III-AS Interests as of the beginning of the Due Period for such Distribution Date.

(3)

These interests shall not have a principal balance but shall have a notional amount equal to the notional amount of the LT-IV-AS Interests as of the beginning of the Due Period for such Distribution Date.

(4)

Each of these interests shall not have a principal balance but shall accrue interest on a notional balance equal to the notional balance set forth in the Master REMIC for its Corresponding Class of Certificates.

(5)

The MT V-X Interest shall accrue interest on a notional principal amount equal to the aggregate principal balance of the Subsidiary REMIC 2 Interests.  The Pass-Through Rate of the MT V-X Interest on any Distribution Date will be the excess of (i) the applicable Net Funds Cap over (ii) the product of (A) two and (B) the weighted average Pass-Through Rate of the Subsidiary REMIC 2 Regular Interest with the Subsidiary REMIC 2 Accretion Directed Classes capped at a rate equal the Pass-Through Rate on the Corresponding Master REMIC Certificate, and the Class LT-Accrual Interest equal to zero.  The MT V-X Interest shall have a Class Principal Balance equal to the Aggregate Loan Group V Balance as of the Cut-off Date over the initial aggregate Class Principal Balance of the Class V-A-1, Class V-A-2, Class V-A-3, Class V-A-4, Class V-A-5, Class V-M-1, Class V-M-2 and Class V-M-3 Certificates, if any.  Such Class Principal Balance shall not bear interest.  Until the required amount of overcollateralization exists, amounts accruing with respect to the MT V-X Interest will be distributed as principal payments to the MT V-A-1, MT V-A-2, MT V-A-3, MT V-A-4, MT V-A-5, MT V-M-1, MT V-M-2 and MT V-M-3 Interests until the principal balance of each such Interest equals one-half o the principal balance of its Corresponding Class in the Master REMIC.  Any such deferred amounts will be paid to the MT V-X Interest without interest.

Each Subsidiary REMIC 3 Regular Interest shall receive principal distributions and allocations of Realized Losses equal to those for its corresponding class in the Master REMIC.

Master REMIC:

The following table sets forth characteristics of the Certificates, each of which, except for the Class R-4 Interests, the Class AR-L Certificates, and the Class AR Certificates (and the right to receive payments from the assets held in the Basis Risk Reserve Fund, in the case of the Class V-A-1, Class V-A-2, Class V-A-3, Class V-A-4, Class V-A-5, Class V-M-1, Class V-M-2 and Class V-M-3 Certificates), is hereby designated as a “regular interest” in the Master REMIC, together with the minimum denominations and integral multiples in excess thereof in which such Classes shall be issuable (except that one Certificate of each Class of Certificates may be issued in a different amount and, in addition, one Residual Certificate representing the Tax Matters Person Certificate may be issued in a different amount):

	Class Principal Balance	Pass-Through Rate (per annum)	Minimum Denomination	Integral Multiples in Excess of Minimum
Class I-A-1	$148,995,000	Variable(1)	$25,000	$1
Class II-A-1	$138,245,000	Variable(2)	$25,000	$1
Class II-A-2	$15,361,000	Variable(3)	$25,000	$1
Class III-A-1	$144,610,000	Variable (4)	$25,000	$1
Class III-AS(5)	(6)	0.02%	N/A	N/A
Class IV-A-1	$126,330,000	Variable (7)	$25,000	$1
Class IV-AS(5)	(6)	0.02%	N/A	N/A
Class AR (8)	$50	Variable(9)	(10)	(10)
Class AR-L (11)	$50	Variable(9)	(12)	(12)
Class I-X	Notional (13)	Variable(14)	$100,000	$1
Class II-X	Notional (15)	Variable(16)	$100,000	$1
Class V-A-1	$97,000,000	Variable(17)	$25,000	$1
Class V-A-2	$81,100,000	Variable(18)	$25,000	$1
Class V-A-3	$76,500,000	Variable(19)	$25,000	$1
Class V-A-4	$25,500,000	Variable(20)	$25,000	$1
Class V-A-5	$25,000,000	Variable(21)	$25,000	$1
Class V-M-1	$9,710,000	Variable(22)	$25,000	$1
Class V-M-2	$4,855,000	Variable(23)	$25,000	$1
Class V-M-3	$4,046,555	Variable(24)	$25,000	$1
Class C-B-1	$13,620,000	Variable(25)	$25,000	$1
Class C-B-2	$6,660,000	Variable(25)	$25,000	$1
Class C-B-3	$3,930,000	Variable(25)	$25,000	$1
Class C-B-4	$2,421,000	Variable(25)	$25,000	$1
Class C-B-5	$3,329,000	Variable(25)	$25,000	$1
Class C-B-6	$1,819,674	Variable(25)	$25,000	$1
Class V-X	(26)	Variable(27)	(28)	$1

_______________

(1)

The Pass-Through Rate for the May 2004 Distribution Date for the Class I-A-1 Certificates is 3.8462% per annum.  After such Distribution Date, the Pass-Through Rate for these Certificates shall be a per annum rate equal to the excess of (x) Net WAC for Loan Group I for that Distribution Date over (y) for each Distribution Date to and including January 2007 Distribution Date, 0.2170% and for each Distribution Date after the January 2007 Distribution Date, 0.2327%.

(2)

The Pass-Through Rate for the May 2004 Distribution Date for the Class II-A-1 Certificates is 4.8148% per annum.  After such Distribution Date, the Pass-Through Rate for these Certificates shall be a per annum rate equal to the Net WAC Rate for Loan Group II for that Distribution Date.

(3)

The Pass-Through Rate for the May 2004 Distribution Date for the Class II-A-2 Certificates is 3.3245% per annum.  After such Distribution Date, the Pass-Through Rate for these Certificates shall be the excess of (x) the Weighted Average Pass-Through Rate for the Group II Mortgage Loans over (y) for each Distribution Date to and including the February 2009 Distribution Date, 1.4903% and for each Distribution Date after the February 2009 Distribution Date, 0.3055%.

(4)

The Pass-Through Rate for the May 2004 Distribution Date for the Class III-A-1  Certificates is 4.1618% per annum.  After such Distribution Date, the Pass-Through Rate for these Certificates shall be a per annum rate equal to the Net WAC Rate for Loan Group III for that Distribution Date.

(5)

The Class III-AS and Class IV-AS Interests will be uncertificated.

(6)

Notional Balance.

(7)

The Pass-Through Rate for the May 2004 Distribution Date for the Class IV-A-1 Certificates is 4.8571% per annum.  After such Distribution Date, the Pass-Through Rate for these Certificates shall be a per annum rate equal to the Net WAC Rate for Loan Group IV for that Distribution Date.

(8)

The Class AR Certificates are not themselves issued by the Master REMIC, instead, the Class AR Certificates will represent ownership of three REMIC residual interests – the R-1b Interests (which is the residual interest in the Subsidiary REMIC 1B), the R-3 Interests (which is the residual interest in the Subsidiary REMIC 3), and the R-4 Interests (which is the residual interest in the Master REMIC).

(9)

The Pass-Through Rate for the May 2004 Distribution Date for the Class AR and Class AR-L Certificates is 4.0632% per annum.  After such Distribution Date, the Pass-Through Rate for these Certificates shall be a per annum rate equal to the Net WAC Rate for Loan Group I for that Distribution Date.

(10)

The Class AR Certificates are issued in minimum Percentage Interests of 20%.

(11)

The Class AR-L Certificates are not themselves issued by the Master REMIC, instead, the Class AR-L Certificates will represent ownership of two REMIC residual interests – the R-1a Interests (which is the residual interest in the Subsidiary REMIC 1A) and the R-2 Interests (which is the residual interest in the Subsidiary REMIC 2).

(12)

The Class AR-L Certificates are issued in minimum Percentage Interests of 20%.

(13)

The Class I-X Certificates accrue interest on the Class I-X Notional Amount.

(14)

The Pass-Through Rate for the Class I-X Certificates for each Distribution Date to and including the January 2007 Distribution Date will equal 0.2170% per annum.  After the January 2007 Distribution Date, the per annum Pass-Through Rate for the Class I-X Certificates will equal 0.2327%.

(15)

The Class II-X Certificates accrue interest on the Class II-X Notional Amount.

(16)

The Pass-Through Rate for the Class II-X Certificates for each Distribution Date to and including the February 2009 Distribution Date will equal 1.4903% per annum.  After the February 2009 Distribution Date, the per annum Pass-Through Rate for the Class II-X Certificates will equal 0.3055%.

(17)

The Pass-Through Rate for the May 2004 Distribution Date for the Class V-A-1 Certificates is 1.46% per annum.  After such Distribution Date, the Pass-Through Rate for the Class V-A-1 Certificates shall be a per annum rate equal to the least of (a) the sum of the Certificate Index and the applicable Certificate Margin for such Distribution Date, (b) the applicable Class V-A-1 Net Funds Cap and (c) 11.00%.

(18)

The Pass-Through Rate for the May 2004 Distribution Date for the Class V-A-2 Certificates is 1.47% per annum.  After such Distribution Date, the Pass-Through Rate for the Class V-A-2 Certificates shall be a per annum rate equal to the least of (a) the sum of the Certificate Index and the applicable Certificate Margin for such Distribution Date, (b) the applicable Group VB Net Funds Cap and (c) 11.00%.

(19)

The Pass-Through Rate for the May 2004 Distribution Date for the Class V-A-3 Certificates is 1.32% per annum.  After such Distribution Date, the Pass-Through Rate for the Class V-A-3 Certificates shall be a per annum rate equal to the least of (a) the sum of the Certificate Index and the applicable Certificate Margin for such Distribution Date, (b) the applicable Group VB Net Funds Cap and (c) 11.00%.

(20)

The Pass-Through Rate for the May 2004 Distribution Date for the Class V-A-4 Certificates is 1.58% per annum.  After such Distribution Date, the Pass-Through Rate for the Class V-A-4 Certificates shall be a per annum rate equal to the least of (a) the sum of the Certificate Index and the applicable Certificate Margin for such Distribution Date, (b) the applicable Group VB Net Funds Cap and (c) 11.00%.

(21)

The Pass-Through Rate for the May 2004 Distribution Date for the Class V-A-5 Certificates is 1.40% per annum.  After such Distribution Date, the Pass-Through Rate for the Class V-A-5 Certificates shall be a per annum rate equal to the least of (a) the sum of the Certificate Index and the applicable Certificate Margin for such Distribution Date, (b) the applicable Group VB Net Funds Cap and (c) 11.00%.

(22)

The Pass-Through Rate for the May 2004 Distribution Date for the Class V-M-1 Certificates is 1.70% per annum.  After such Distribution Date, the Pass-Through Rate for the Class V-M-1 Certificates shall be a per annum rate equal to the least of (a) the sum of the Certificate Index and the applicable Certificate Margin for such Distribution Date, (b) the applicable Group V Subordinate Net Funds Cap and (c) 11.00%.

(23)

The Pass-Through Rate for the May 2004 Distribution Date for the Class V-M-2 Certificates is 2.50% per annum.  After such Distribution Date, the Pass-Through Rate for the Class V-M-2 Certificates shall be a per annum rate equal to the least of (a) the sum of the Certificate Index and the applicable Certificate Margin for such Distribution Date, (b) the applicable Group V Subordinate Net Funds Cap and (c) 11.00%.

(24)

The Pass-Through Rate for the May 2004 Distribution Date for the Class V-M-3 Certificates is 2.90% per annum.  After such Distribution Date, the Pass-Through Rate for the Class V-M-3 Certificates shall be a per annum rate equal to the least of (a) the sum of the Certificate Index and the applicable Certificate Margin for such Distribution Date, (b) the applicable Group V Subordinate Net Funds Cap and (c) 11.00%.

(25)

The Pass-Through Rate for the May 2004 Distribution Date for the Class C-B-1, Class C-B-2, Class C-B-3, Class C-B-4, Class C-B-5 and Class C-B-6 Certificates is  4.4642% per annum.  After such Distribution Date, the Pass-Through Rate for each of the Class C-B-1, Class C-B-2, Class C-B-3, Class C-B-4, Class C-B-5 and Class C-B-6 Certificates shall be a per annum rate equal to: the quotient, expressed as a percentage of (a) the sum of (i) the product of (x) the Net WAC Rate of Loan Group I for that Distribution Date and (y) the Subordinate Component Balance for Loan Group I immediately prior to such Distribution Date, (ii) the product of (x) the Net WAC Rate of Loan Group II for that Distribution Date and (y) the Subordinate Component Balance for Loan Group II immediately prior to such Distribution Date, (iii) the product of (x) the Net WAC Rate of Loan Group III for that Distribution Date and (y) the Subordinate Component Balance for Loan Group III immediately prior to such Distribution Date and (iv) the product of (x) the Net WAC Rate of Loan Group IV for that Distribution Date and (y) the Subordinate Component Balance for Loan Group IV immediately prior to such Distribution Date, divided by (b) the aggregate of the Subordinate Component Balances for Loan Group I, Loan Group II, Loan Group III and Loan Group IV immediately prior to such Distribution Date.

(26)

With the exception of the first Distribution Date (as provided in footnote 27), the Class V-X Certificates accrue interest on the Class V-X Notional Amount.

(27)

On each Distribution Date, the Class V-X Certificates will be entitled to the Class V-X Distributable Amount.  On the first Distribution Date, the Class V-X Certificates shall accrue interest at a per annum Pass-Through Rate equal to the excess of (a) the interest accruing on the Group V Mortgage Loans (disregarding for purposes of determining this rate any prepayments during the first Accrual Period and continuing to treat such Mortgage Loans as outstanding) over (b) the Current Interest due on the Class V-A-1, Class V-A-2, Class V-A-3, Class V-A-4, Class V-A-5, Class V-M-1, Class V-M-2 and Class V-M-3 Certificates on such Distribution Date.  The Pass-Through Rate of the Class V-X Certificates on any other Distribution Date will be the excess of (i) the applicable Net Funds Cap over (ii) the product of (A) two and (B) the weighted average Pass-Through Rate of the Subsidiary REMIC 2 Regular Interest with the Subsidiary REMIC 2 Accretion Directed Classes capped at a rate equal the Pass-Through Rate on Corresponding Master REMIC Certificate, and the Class LTB-Accrual Interest equal to zero.  The Class V-X Certificates shall also represent the right to the Class III-AS uncertificated interest and the Class IV-AS uncertificated interest.  The Class V-X Certificates shall have a Class Principal Balance equal to the Aggregate Loan Group V Balance as of the Cut-off Date over the initial aggregate Class Principal Balance of the Class V-A-1, Class V-A-2, Class V-A-3, Class V-A-4, Class V-A-5, Class V-M-1, Class V-M-2 and Class V-M-3 Certificates, if any.  Such Class Principal Balance shall not bear interest.  Until the required amount of overcollateralization exists, amounts accruing with respect to the Class V-X Certificates will be distributed as principal payments to the Class V-A-1, Class V-A-2, Class V-A-3, Class V-A-4, Class V-A-5, Class V-M-1, Class V-M-2 and Class V-M-3 Certificates and will be paid to the Class V-X Certificates (without interest) as set forth in Section 4.01(II)(d).

(28)

The Class V-X Certificates will be issued in certificated, fully-registered form in minimum denominations of 20% of the Percentage Interest therein and increments of 10% in excess thereof.

For the avoidance of doubt, the Trust Administrator shall account for any interest amount due to a Certificateholder in excess of the interest rate on the REMIC regular interest issued by the Master REMIC corresponding to such Certificate as part of the payment made by the Basis Risk Reserve Fund for such Certificate (i.e., distributed to the Class V-X Certificates, as applicable, to the extent it is entitled to funds from the REMIC) and then paid outside of the REMIC pursuant to a separate contractual right to such Certificateholder.

The foregoing REMIC structure is intended to cause all of the cash from the Mortgage Loans to flow through to the Master REMIC as cash flow on a REMIC regular interest, without creating any shortfall—actual or potential (other than for credit losses) to any REMIC regular interest.  To the extent that the structure is believed to diverge from such intention the Trust Administrator shall resolve ambiguities to accomplish such result and shall to the extent necessary rectify any drafting errors or seek clarification to the structure without Certificateholder approval (but with guidance of counsel) to accomplish such intention.

Set forth below are designations of Classes of Certificates to the categories used herein:

Book-Entry Certificates:	All Classes of Certificates other than the Physical Certificates.
Class A Certificates:	The Class I-A-1, Class II-A-1, Class II-A-2, Class III-A-1, Class IV-A-1, Class V-A-1, Class V-A-2, Class V-A-3, Class V-A-4, Class V-A-5, Class AR and Class AR-L Certificates.
Class C-B Certificates:	The Class C-B-1, Class C-B-2, Class C-B-3, Class C-B-4, Class C-B-5 and Class C-B-6 Certificates.
Class M Certificates:	The Class V-M-1, Class V-M-2 and Class V-M-3 Certificates.
ERISA-Restricted Certificates:	Residual Certificates and Private Certificates; and any Certificates that do not satisfy the applicable ratings requirement under the Underwriter’s Exemption.
Group I Certificates:	The Class I-A-1, Class I-X, Class AR and Class AR-L Certificates.
Group II Certificates:	The Class II-A-1, Class II-A-2 and Class II-X Certificates.
Group III Certificates:	The Class III-A-1 Certificates.
Group IV Certificates:	The Class IV-A-1 Certificates.
Group V Certificates:	The Group VA Certificates and Group VB Certificates.
Group VA Certificates:	The Class V-A-1 Certificates.
Group VB Certificates:	The Class V-A-2, Class V-A-3, Class V-A-4 and Class V-A-5 Certificates.
Group C-B Certificates:	The Class C-B-1, Class C-B-2, Class C-B-3, Class C-B-4, Class C-B-5 and Class C-B-6 Certificates.
Notional Amount Certificates:	The Class I-X, Class II-X and Class V-X Certificates.
LIBOR Certificates:	The Class V-A-1, Class V-A-2, Class V-A-3, Class V-A-4, Class V-A-5, Class V-M-1, Class V-M-2 and Class V-M-3 Certificates.
Offered Certificates:	All Classes of Certificates other than the Private Certificates.
Private Certificates:	The Class C-B-4, Class C-B-5, Class C-B-6 and Class V-X Certificates.
Physical Certificates:	The Class AR, Class AR-L and the Private Certificates.
Rating Agencies:	Moody’s and S&P.
Regular Certificates:	All Classes of Certificates other than the Class AR and Class AR-L Certificates.
Residual Certificates:	The Class AR and Class AR-L Certificates.
Senior Certificates:	The Class A Certificates.
Subordinate Certificates:	The Class V-M-1, Class V-M-2, Class V-M-3, Group C-B and Class V-X Certificates.

All covenants and agreements made by the Depositor herein are for the benefit and security of the Certificateholders.  The Depositor is entering into this Agreement, and the Trustee is accepting the trusts created hereby and thereby, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged.  The principal balance of the Mortgage Loans as of the Cut-off Date is $929,032,329.39.

The parties hereto intend to effect an absolute sale and assignment of the Mortgage Loans to the Trustee for the benefit of Certificateholders under this Agreement.  However, the Depositor and each Seller will hereunder absolutely assign and, as a precautionary matter grant a security interest, in and to its rights, if any, in the related Mortgage Loans to the Trustee on behalf of Certificateholders to ensure that the interest of the Certificateholders hereunder in the Mortgage Loans is fully protected.

W I T N E S S E T H   T H A T:

In consideration of the mutual agreements herein contained, the Depositor, the Sellers, the Master Servicer, the Servicers, the Special Servicer, the Trustee and the Trust Administrator agree as follows:

ARTICLE I

DEFINITIONS

Whenever used in this Agreement, the following words and phrases, unless the context otherwise requires, shall have the following meanings:

Accepted Servicing Practices:  With respect to any Mortgage Loan, those mortgage servicing practices of prudent mortgage lending institutions which service mortgage loans of the same type as such Mortgage Loan in the jurisdiction where the related Mortgaged Property is located.

Accrual Period:  For any interest-bearing Class of Certificates, other than the LIBOR Certificates, and any Distribution Date, the calendar month immediately preceding the related Distribution Date and with respect to the LIBOR Certificates, the period beginning on the immediately preceding Distribution Date (or the Closing Date, in the case of the first Accrual Period) and ending on the day immediately preceding such Distribution Date.

Advance:  With respect to any Non-Designated Mortgage Loan, the payment required to be made by a Servicer or the Master Servicer, as applicable, with respect to any Distribution Date pursuant to Section 5.01.

With respect to any Lydian Serviced Mortgage Loan, the payment required to be made by Lydian on the Remittance Date (as defined in the Lydian Servicing Agreement) relating to any Distribution Date pursuant to Section 5.03 of the Lydian Servicing Agreement.

With respect to any National City Serviced Mortgage Loan, the payment required to be made by National City by the close of business on the Business Day (as defined in the National City Servicing Agreement) preceding the Remittance Date (as defined in the National City Servicing Agreement) relating to any Distribution Date pursuant to Section 5.03 of the National City Servicing Agreement.

Adverse REMIC Event:  As defined in Section 2.07(f).

Adjustment Date:  With respect to each Mortgage Loan, each adjustment date on which the Mortgage Rate thereon changes pursuant to the related Mortgage Note.  The first Adjustment Date following the Cut-off Date as to each such Mortgage Loan is set forth in the Mortgage Loan Schedule.

Aggregate Loan Group Balance:  As to any Loan Group and as of any date of determination will be equal to the aggregate of the Stated Principal Balances of the Mortgage Loans in that Loan Group as of the last day of the related Collection Period.

Aggregate Loan Group V Balance:  As to any date of determination will be equal to the aggregate of the Stated Principal Balances of the Mortgage Loans in both Loan Group VA and Loan Group VB, unless otherwise specified, as of the last day of the related Collection Period.

Agreement:  This Pooling and Servicing Agreement and all amendments or supplements hereto.

Ancillary Income: All income derived from the Non-Designated Mortgage Loans, other than Servicing Fees and Master Servicing Fees, including but not limited to, late charges, Prepayment Penalties, fees received with respect to checks or bank drafts returned by the related bank for non-sufficient funds, assumption fees, optional insurance administrative fees and all other incidental fees and charges.

Applied Loss Amount:  As to any Distribution Date, with respect to the Group V Certificates, the excess, if any, of (i) the aggregate Class Principal Balances of the Group V Certificates (other than the related Notional Amount Certificates), after giving effect to all Realized Losses with respect to the Mortgage Loans in Loan Group V during the Collection Period for such Distribution Date and payments of principal on such Distribution Date over (ii) the Aggregate Loan Group V Balance for such Distribution Date.

Appraised Value:  The appraised value of the Mortgaged Property based upon the appraisal made for the originator at the time of the origination of the related Mortgage Loan or the sales price of the Mortgaged Property at the time of such origination, whichever is less, or (i) with respect to any Mortgage Loan that represents a refinancing other than a Streamlined Mortgage Loan, the lower of the appraised value at origination or the appraised value of the Mortgaged Property based upon the appraisal made at the time of such refinancing and (ii) with respect to any Streamlined Mortgage Loan, the appraised value of the Mortgaged Property based upon the appraisal made in connection with the origination of the mortgage loan being refinanced.

Assignment and Assumption Agreement:  That certain assignment and assumption agreement dated as of April 1, 2004, by and between DLJ Mortgage Capital, Inc., as assignor, and the Depositor, as assignee, relating to the Mortgage Loans.

Assignment of Proprietary Lease:  With respect to a Cooperative Loan, the assignment or mortgage of the related Proprietary Lease from the Mortgagor to the originator of the Cooperative Loan.

Available Distribution Amount:  With respect to any Distribution Date and each of Group I, Group II, Group III and Group IV the sum of:  (i) all amounts in respect of Scheduled  Payments (net of the related Expense Fees) due on the related Due Date and received prior to the related Determination Date on the related Mortgage Loans, together with any Advances in respect thereof; (ii) all Insurance Proceeds (to the extent not applied to the restoration of the Mortgaged Property or released to the Mortgagor in accordance with the applicable Servicer’s Accepted Servicing Standards), all Liquidation Proceeds received during the calendar month preceding the month of that Distribution Date on the related Mortgage Loans, in each case net of unreimbursed Liquidation Expenses incurred with respect to such Mortgage Loans; (iii) all Principal Prepayments received during the related Prepayment Period on the related Mortgage Loans, excluding Prepayment Penalties; (iv) amounts received with respect to such Distribution Date as the Substitution Adjustment Amount or Purchase Price in respect of a Mortgage Loan in the related Loan Group repurchased by the related Seller, purchased by a Holder of a Subordinate Certificate pursuant to Section 3.11(f) or purchased by the Special Servicer pursuant to Section 3.11(g) as of such Distribution Date, in the case of clauses (i) through (iv) above reduced by amounts in reimbursement for Advances previously made and other amounts as to which the Trustee, the Trust Administrator, a Servicer or the Master Servicer is entitled to be reimbursed pursuant to Section 3.08 in respect of the related Mortgage Loans or otherwise; (v) any amounts payable as Compensating Interest Payments by a Servicer with respect to the related Mortgage Loans on such Distribution Date; (vi) all Recoveries, if any; and (vii) the portion of the Mortgage Loan Purchase Price related to such Loan Group paid in connection with an Optional Termination up to the amount of the Par Value for such Loan Group.

Back-Up Servicer:  Wells Fargo Bank, National Association, acting in its capacity as back-up servicer for the Fairbanks Serviced Loans hereunder, or its successors in interest, as applicable.

Bankruptcy Code:  The United States Bankruptcy Code, as amended from time to time (11 U.S.C. §§ 101 et seq.).

Bankruptcy Coverage Termination Date:  The point in time at which the Bankruptcy Loss Coverage Amount is reduced to zero.

Bankruptcy Loss:  With respect to any Loan Group, Realized Losses on the Mortgage Loans in that Loan Group incurred as a result of a Deficient Valuation or Debt Service Reduction.

Bankruptcy Loss Coverage Amount:  As of any Determination Date, the Bankruptcy Loss Coverage Amount shall equal the Initial Bankruptcy Loss Coverage Amount as reduced by (i) the aggregate amount of Bankruptcy Losses allocated to the Group C-B Certificates since the Cut-off Date and (ii) any permissible reductions in the Bankruptcy Loss Coverage Amount as evidenced by a letter of each Rating Agency to the Trust Administrator to the effect that any such reduction will not result in a downgrading, or otherwise adversely affect, of the then-current ratings assigned to such Classes of Certificates rated by it.

Basis Risk Reserve Fund:  The separate Eligible Account created and initially maintained by the Trust Administrator pursuant to Section 4.08 in the name of the Trust Administrator, as agent for the Trustee, for the benefit of the Group V Certificateholders and designated “U.S. Bank National Association in trust for registered holders of Credit Suisse First Boston Mortgage Securities Corp. Mortgage Pass-Through Certificates, Series 2004-AR4, Group V.”  Funds in the Basis Risk Reserve Fund shall be held in trust for the Certificateholders for the uses and purposes set forth in this Agreement.

Basis Risk Shortfall:  For any Class of LIBOR Certificates and any Distribution Date, the sum of (i) the excess, if any, of (a) the related Current Interest calculated on the basis of the least of (x) the applicable Certificate Index plus the applicable Certificate Margin, (y) the Maximum Interest Rate and (z) 11.00% over (b) the related Current Interest for the applicable Distribution Date, (ii) any amount described in clause (i) remaining unpaid from prior Distribution Dates, and (iii) interest on the amount in clause (ii) for the related Accrual Period calculated at a per annum rate equal to the least of (x) the applicable Certificate Index plus the applicable Certificate Margin, (y) the Maximum Interest Rate and (z) 11.00%.

Beneficial Holder:  A Person holding a beneficial interest in any Certificate through a Participant or an Indirect Participant or a Person holding a beneficial interest in any Definitive Certificate.

Book-Entry Certificates: As specified in the Preliminary Statement.

Book-Entry Form: Any Certificate held through the facilities of the Depository.

Business Day:  Any day other than (i) a Saturday or a Sunday, or (ii) a day on which banking institutions in New York or the state in which the office of the Master Servicer or any Servicer or the Corporate Trust Office of the Trustee or Trust Administrator are located are authorized or obligated by law or executive order to be closed.

Carryforward Interest:  For any Class of LIBOR Certificates and any Distribution Date, the sum of (1) the amount, if any, by which (x) the sum of (A) Current Interest for such Class for the immediately preceding Distribution Date and (B) any unpaid Carryforward Interest for such Class from previous Distribution Dates exceeds (y) the amount paid in respect of interest on such Class on such immediately preceding Distribution Date, and (2) interest on such amount for the related Accrual Period at the applicable Pass-Through Rate.

Cash Remittance Date:  With respect to any Distribution Date and (A) Fairbanks, the 7th calendar day preceding such Distribution Date, or if such 7th calendar day is not a Business Day, the Business Day immediately preceding such 7th calendar day, (B) WMMSC, by 12:00 noon New York City time on the Business Day immediately preceding such Distribution Date, (C) GreenPoint, the 7th calendar day preceding such Distribution Date, or if such 7th calendar day is not a Business Day, the Business Day immediately following such 7th calendar day, (D) WFHM, the 18th calendar day of the month in which the Distribution Date occurs, or if such 18th calendar day is not a Business Day, the Business Day immediately following such 18th calendar day, (E) National City, the 18th calendar day of the month in which the Distribution Date occurs, or if such 18th calendar day is not a Business Day, the Business Day immediately following such 18th calendar day and (F) Lydian, the 18th calendar day of the month in which the Distribution Date occurs, or if such 18th calendar day is not a Business Day (as defined in the Lydian Servicing Agreement), the Business Day immediately following such 18th calendar day.

Certificate:  Any Certificates executed and authenticated by the Trust Administrator on behalf of the Trustee for the benefit of the Certificateholders in substantially the form or forms attached as Exhibits A through F hereto.

Certificate Account:  The separate Eligible Account created and maintained with the Trust Administrator, or any other bank or trust company acceptable to the Rating Agencies which is incorporated under the laws of the United States or any state thereof pursuant to Section 3.05, which account shall bear a designation clearly indicating that the funds deposited therein are held in trust for the benefit of the Trust Administrator, as agent for the Trustee, on behalf of the Certificateholders or any other account serving a similar function acceptable to the Rating Agencies. Funds in the Certificate Account may (i) be held uninvested without liability for interest or compensation thereon or (ii) be invested at the direction of the Trust Administrator in Eligible Investments and reinvestment earnings thereon (net of investment losses) shall be paid to the Trust Administrator.  Funds deposited in the Certificate Account (exclusive of the amounts permitted to be withdrawn pursuant to Section 3.08(b)) shall be held in trust for the Certificateholders.

Certificate Balance:  With respect to any Certificate at any date, the maximum dollar amount of principal to which the Holder thereof is then entitled hereunder, such amount being equal to the Denomination thereof (i) minus all distributions of principal and allocations of Realized Losses, including Excess Losses or Applied Loss Amounts, as applicable, previously made or allocated with respect thereto and, in the case of any Subordinate Certificates, reduced by any such amounts allocated to such Class on prior Distribution Dates pursuant to Section 4.02 and (ii) plus the amount of any increase to the Certificate Balance of such Certificate pursuant to Section 4.03.

Certificate Group:  Any of Certificate Group I, Certificate Group II, Certificate Group III, Certificate Group IV or Certificate Group V, as applicable.

Certificate Group I:  Any of the Certificates with a Class designation beginning with “I” and relating to Loan Group I.

Certificate Group II: Any of the Certificates with a Class designation beginning with “II” and relating to Loan Group II.

Certificate Group III:  Any of the Certificates with a Class designation beginning with “III” and relating to Loan Group III.

Certificate Group IV: Any of the Certificates with a Class designation beginning with “IV” and relating to Loan Group IV.

Certificate Group V:  Any of the Certificates with a Class designation beginning with “V” and relating to Loan Group V.

Certificate Index: With respect to each Distribution Date and the LIBOR Certificates, the rate for one month United States dollar deposits quoted on Telerate Page 3750 as of 11:00 A.M., London time, on the related Interest Determination Date relating to each Class of LIBOR Certificates.  If such rate does not appear on such page (or such other page as may replace that page on that service, or if such service is no longer offered, such other service for displaying LIBOR or comparable rates as may be reasonably selected by the Trust Administrator after consultation with DLJMC), the rate will be the related Reference Bank Rate.  If no such quotations can be obtained and no Reference Bank Rate is available, the Certificate Index will be the Certificate Index applicable to the preceding Distribution Date.  On the Interest Determination Date immediately preceding each Distribution Date, the Trust Administrator shall determine the Certificate Index for the Accrual Period commencing on such Distribution Date and inform the Master Servicer and each Servicer of such rate.

Certificate Margin:  As to each Class of LIBOR Certificates, the applicable amount set forth below:

Class	Certificate Margin
	(1)	(2)
V-A-1	0.36%	0.72%
V-A-2	0.37%	0.74%
V-A-3	0.22%	0.44%
V-A-4	0.48%	0.96%
V-A-5	0.30%	0.60%
V-M-1	0.60%	1.10%
V-M-2	1.40%	1.90%
V-M-3	1.80%	2.30%

___________

(1)

With respect to the LIBOR Certificates, on and prior to the first Distribution Date on which the related Optional Termination may occur.

(2)  With respect to the LIBOR Certificates, after the first Distribution Date on which the related Optional Termination may occur.

Certificate Register:  The register maintained pursuant to Section 6.02(a) hereof.

Certificateholder or Holder:  The Person in whose name a Certificate is registered in the Certificate Register.

Class:  All Certificates bearing the same class designation as set forth in the Preliminary Statement.

Class A Certificates:  As specified in the Preliminary Statement.

Class C-B Certificates:  As specified in the Preliminary Statement.

Class I-X Notional Amount:  For any Distribution Date, the Class Principal Balance of the Class I-A-1 Certificates immediately prior to that Distribution Date.

Class II-X Notional Amount:  For any Distribution Date, the Class Principal Balance of the Class II-A-2 Certificates immediately prior to that Distribution Date.

Class V Certificates: As specified in the Preliminary Statement.

Class V-A-1 Net Funds Cap:  For any Distribution Date and the Class V-A-1 Certificates, will be a per annum rate equal to (a) a fraction, expressed as a percentage, the numerator of which is the product of (1) the Optimal Interest Remittance Amount for Loan Group VA for such date and (2) 12, and the denominator of which is the Aggregate Loan Group Balance of Loan Group VA (excluding any such Mortgage Loans that were subject to a Payoff, the principal of which was distributed on the Distribution Date preceding the current Distribution Date) for the immediately preceding Distribution Date (or, in the case of the first Distribution Date, the Aggregate Loan Group Balance of Loan Group VA as of the Cut-off Date, multiplied by (b) a fraction, the numerator of which is 30 and the denominator of which is the actual number of days in the related Accrual Period.

Class V-M-1 Principal Payment Amount:  For any Distribution Date on or after the Stepdown Date and as long as a Trigger Event has not occurred with respect to such Distribution Date, will be the amount, if any, by which (x) the sum of (i) the aggregate Class Principal Balance of the Class V-A-1, Class V-A-2, Class V-A-3, Class V-A-4 and Class V-A-5 Certificates, in each case, after giving effect to payments on such Distribution Date and (ii) the Class Principal Balance of the Class V-M-1 Certificates immediately prior to such Distribution Date exceeds (y) the lesser of (A) the product of (i) 93.50% and (ii) the Aggregate Loan Group V Balance for such Distribution Date and (B) the amount, if any, by which (i) the Aggregate Loan Group V Balance for such Distribution Date exceeds (ii) 0.50% of the Aggregate Loan Group V Balance as of the Cut-off Date.

Class V-M-2 Principal Payment Amount:  For any Distribution Date on or after the Stepdown Date and as long as a Trigger Event has not occurred with respect to such Distribution Date, will be the amount, if any, by which (x) the sum of (i) the aggregate Class Principal Balance of the Class V-A-1, Class V-A-2, Class V-A-3, Class V-A-4 and Class V-A-5 Certificates and the Class Principal Balance of the Class V-M-1 Certificates, in each case, after giving effect to payments on such Distribution Date and (ii) the Class Principal Balance of the Class V-M-2 Certificates immediately prior to such Distribution Date exceeds (y) the lesser of (A) the product of (i) 96.50% and (ii) the Aggregate Loan Group V Balance for such Distribution Date and (B) the amount, if any, by which (i) the Aggregate Loan Group V Balance for such Distribution Date exceeds (ii) 0.50% of the Aggregate Loan Group V Balance as of the Cut-off Date.

Class V-M-3 Principal Payment Amount:  For any Distribution Date on or after the Stepdown Date and as long as a Trigger Event has not occurred with respect to such Distribution Date, will be the amount, if any, by which (x) the sum of (i) the aggegate Class Principal Balance of the Class V-A-1, Class V-A-2, Class V-A-3, Class V-A-4 and Class V-A-5 Certificates and the aggregate Class Principal Balance of the Class V-M-1 and Class V-M-2 Certificates, in each case, after giving effect to payments on such Distribution Date and (ii) the Class Principal Balance of the Class V-M-3 Certificates immediately prior to such Distribution Date exceeds (y) the lesser of (A) the product of (i) 99.00% and (ii) the Aggregate Loan Group V Balance for such Distribution Date and (B) the amount, if any, by which (i) the Aggregate Loan Group V Balance for such Distribution Date exceeds (ii) 0.50% of the Aggregate Loan Group V Balance as of the Cut-off Date.

Class V-X Distributable Amount:  With respect to any Distribution Date and the Class V-X Certificates, the excess of (x) the sum of (i) the amount of interest accrued during the related Accrual Period on the Class V-X Certificates as described in the Preliminary Statement) and (ii) the Overcollateralization Release Amount, if any, for such Distribution Date over (y) any amounts distributed on that Distribution Date pursuant to Section 4.01(II)(d)(i)-(ix).

Class V-X Notional Amount:  With respect to any Distribution Date and the Class V-X Certificates, an amount equal to the aggregate Stated Principal Balances of the Mortgage Loans in Loan Group V as of the first day of the related Collection Period (excluding any such Mortgage Loans that were subject to a Payoff, the principal of which was distributed on the Distribution Date preceding the current Distribution Date).

Class Interest Shortfall:  As to any Distribution Date and Class of Group I, Group II, Group III, Group IV and Group C-B Certificates, the amount by which the amount described in clause (i) of the definition of Interest Distribution Amount for such Class, exceeds the amount of interest actually distributed on such Class on such Distribution Date.

Class M Certificates:  As specified in the Preliminary Statement.

Class Notional Amount:  The Class I-X Notional Amount, Class II-X Notional Amount and Class V-X Notional Amount.

Class Principal Balance:  With respect to any Class and as to any date of determination, the aggregate of the Certificate Balances of all Certificates of such Class as of such date.

Class Unpaid Interest Amounts:  As to any Distribution Date and Class of interest-bearing Group I, Group II, Group III, Group IV and Group C-B Certificates, the amount by which the aggregate Class Interest Shortfalls for such Class on prior Distribution Dates exceeds the amount distributed on such Class on prior Distribution Dates pursuant to clause (ii) of the definition of Interest Distribution Amount.

Clearing Agency:  An organization registered as a “clearing agency” pursuant to Section 17A of the Securities Exchange Act of 1934, as amended, which initially shall be DTC, the nominee of which is CEDE & Co., as the registered Holder of the Book-Entry Certificates.  The Clearing Agency shall at all times be a “clearing corporation” as defined in Section 8-102(a)(5) of the Uniform Commercial Code of the State of New York.

Closing Date:  April 29, 2004.

Code:  The Internal Revenue Code of 1986, as amended.

Collection Account:  The accounts established and maintained by a Servicer in accordance with Section 3.05.

Collection Period:  With respect to each Distribution Date, the period commencing on the second day of the month preceding the month of the Distribution Date and ending on the first day of the month of the Distribution Date.

Commencement of Foreclosure:  The first official action required under local law to commence foreclosure proceedings or to schedule a trustee’s sale under a deed of trust, including: (i) in the case of a mortgage, any filing or service of process necessary to commence an action to foreclose; or (ii) in the case of a deed of trust, the posting, publishing, filing or delivery of a notice of sale.

Compensating Interest Payment:  For any Distribution Date and the Fairbanks Serviced Mortgage Loans, the lesser of (i) the sum of (a) the aggregate Servicing Fee payable to Fairbanks in respect of the Fairbanks Serviced Mortgage Loans for such Distribution Date and (b) aggregate Payoff Interest in respect of the Fairbanks Serviced Mortgage Loans for such Distribution Date and (ii) the aggregate Prepayment Interest Shortfall allocable to Payoffs and Curtailments with respect to the Fairbanks Serviced Mortgage Loans.

For any Distribution Date and the WMMSC Serviced Mortgage Loans, the lesser of (i) the sum of (a) one twelfth (1/12) of 0.04% of the aggregate Stated Principal Balance of the WMMSC Serviced Mortgage Loans, as of the Due Date in the month of such Distribution Date, (b) Payoff Earnings in respect of the WMMSC Serviced Mortgage Loans for such Distribution Date and (c) aggregate Payoff Interest in respect of the WMMSC Serviced Mortgage Loans for such Distribution Date and (ii) the aggregate Prepayment Interest Shortfall allocable to Payoffs for the WMMSC Serviced Mortgage Loans.

For any Distribution Date and the WFHM Serviced Mortgage Loans, the lesser of (i) one twelfth (1/12) of a percentage (which ranges from 0.25% to 0.375%) of the aggregate Stated Principal Balance of the Wells Fargo Serviced Mortgage Loans, as of the Due Date in the month of such Distribution Date, and (ii) the aggregate Prepayment Interest Shortfall allocable to Payoffs with respect to the WFHM Serviced Mortgage Loans.

For any Distribution Date and the GreenPoint Serviced Mortgage Loans, the lesser of (i) one half of the aggregate Servicing Fee payable to GreenPoint in respect of the GreenPoint Serviced Mortgage Loans for such Distribution Date, and (ii) the aggregate Prepayment Interest Shortfall allocable to Payoffs and Curtailments with respect to the GreenPoint Serviced Mortgage Loans.

For any Distribution Date and the Master Servicer, the Compensating Interest Payment shall be equal to:

(a)

with respect to the Fairbanks Serviced Mortgage Loans, the excess of (i) the Compensating Interest Payment required to be remitted by Fairbanks for such Distribution Date over (ii) the amount of the Compensating Interest Payment actually remitted by Fairbanks for such Distribution Date;

(b)

with respect to the GreenPoint Serviced Mortgage Loans, the excess of (i) the Compensating Interest Payment required to be remitted by GreenPoint for such Distribution Date over (ii) the amount of the Compensating Interest Payment actually remitted by GreenPoint for such Distribution Date;

(c)

with respect to the WFHM Serviced Mortgage Loans, the excess of (i) the Compensating Interest required to be remitted by WFHM for such Distribution Date over (ii) the amount of the Compensating Interest actually remitted by WFHM for such Distribution Date;

(d)

with respect to the Lydian Serviced Mortgage Loans, the excess of (i) the Compensating Interest (as defined in the Lydian Servicing Agreement) required to be remitted by Lydian on the Remittance Date (as defined in the Lydian Servicing Agreement) relating to such Distribution Date over (ii) the amount of the Compensating Interest (as defined in the Lydian Servicing Agreement) actually remitted by Lydian on the Remittance Date (as defined in the Lydian Servicing Agreement) relating to such Distribution Date; and

(e)

with respect to the National City Serviced Mortgage Loans, the excess of (i) the Compensating Interest (as defined in the National City Servicing Agreement) required to be remitted by National City on the Monthly Remittance Date (as defined in the National City Servicing Agreement) relating to such Distribution Date over (ii) the amount of Compensating Interest (as defined in the National City Servicing Agreement) actually remitted by National City on the Monthly Remittance Date (as defined in the National City Servicing Agreement) relating to such Distribution Date.

Cooperative Corporation: With respect to any Cooperative Loan, the cooperative apartment corporation that holds legal title to the related Cooperative Property and grants occupancy rights to units therein to stockholders through Proprietary Leases or similar arrangements.

Cooperative Lien Search: A search for (a) federal tax liens, mechanics’ liens, lis pendens, judgments of record or otherwise against (i) the Cooperative Corporation and (ii) the seller of the Cooperative Unit, (b) filings of Financing Statements and (c) the deed of the Cooperative Property into the Cooperative Corporation.

Cooperative Loan: A Mortgage Loan that is secured by a first lien on and a perfected security interest in Cooperative Shares and the related Proprietary Lease granting exclusive rights to occupy the related Cooperative Unit in the building owned by the related Cooperative Corporation.

Cooperative Property: With respect to any Cooperative Loan, all real property and improvements thereto and rights therein and thereto owned by a Cooperative Corporation including without limitation the land, separate dwelling units and all common elements.

Cooperative Shares: With respect to any Cooperative Loan, the shares of stock issued by a Cooperative Corporation and allocated to a Cooperative Unit and represented by stock certificates.

Cooperative Unit: With respect to any Cooperative Loan, a specific unit in a Cooperative Property.

Corporate Trust Office:  With respect to the Trustee, the designated office of the Trustee at which at any particular time its corporate trust business with respect to this Agreement shall be administered, which office at the date of the execution of this Agreement is located at 60 Livingston Avenue, St. Paul, Minnesota 55107, Attention: Corporate Trust – Structured Finance.  With respect to the Trust Administrator, the designated office of the Trust Administrator at which at any particular time its corporate trust business with respect to this Agreement shall be administered, which office at the date of the execution of this Agreement is located at 9062 Old Annapolis Road, Columbia, MD 21045, Attention:  CSFB 2004-AR4, except for purposes of Section 6.06 and certificate transfer purposes, such term shall mean the office or agency of the Trust Administrator located at Wells Fargo Bank, National Association, 6th Avenue and Marquette, Minneapolis, Minnesota  55479, Attention: CSFB 2004-AR4.

Corresponding Classes of Certificates:  With respect to each subsidiary REMIC Regular Interest, any Class of Certificates appearing opposite such subsidiary REMIC Regular Interest in the Preliminary Statement.

Counterpary:  Swiss Re Financial Products Corporation, or any successor in interest thereto under the Interest Rate Cap Agreement.

Counterparty Rating Agency Downgrade:  As defined in Section 4.08(f) herein.

Credit Support Depletion Date:  The first Distribution Date on which the aggregate Class Principal Balances of the Group C-B Certificates has been or will be reduced to zero.

Current Interest: For any Class of Group V Certificates, other than the Class V-X Certificates, and Distribution Date, the amount of interest accruing at the applicable Pass-Through Rate on the related Class Principal Balance of such Class during the related Accrual Period; provided, that as to each Class of Group V Certificates the Current Interest shall be reduced by a pro rata portion of any Interest Shortfalls to the extent not covered by Monthly Excess Interest.

Curtailment:  Any payment of principal on a Mortgage Loan, made by or on behalf of the related Mortgagor, other than a Scheduled Payment, a prepaid Scheduled Payment or a Payoff, which is applied to reduce the outstanding Stated Principal Balance of the Mortgage Loan.

Custodial Agreement:  An agreement, dated as of the date hereof, among a custodian, the Trustee and the Trust Administrator, pursuant to which such custodian agrees to hold any of the documents or instruments referred to in Section 2.01 of this Agreement as agent for the Trustee.  As of the date hereof, the custodians shall act pursuant to the LaSalle Custodial Agreement and U.S. Bank Custodial Agreement, as applicable.

Custodian:  A custodian which is appointed pursuant to a Custodial Agreement.  Any Custodian so appointed shall act as agent on behalf of the Trustee, and shall be compensated by the Trust Administrator or as otherwise specified therein.  Initially, U.S. Bank shall serve as Custodian for the WMMSC Mortgage Loans and LaSalle shall serve as Custodian for all of the remaining Mortgage Loans.

Cut-off Date:  April 1, 2004.

Cut-off Date Pool Principal Balance:  $929,032,329.39.

Cut-off Date Principal Balance:  As to any Mortgage Loan, the Stated Principal Balance thereof as of the close of business on the Cut-off Date.

Data Remittance Date:  With respect to any Distribution Date and (A) GreenPoint, WFHM or Fairbanks, the 10th calendar day of the month in which such Distribution Date occurs, or if such 10th day is not a Business Day, the Business Day immediately following such 10th day or (B) WMMSC, no later than twelve noon, five Business Days before the related Distribution Date.

Debt Service Reduction:  With respect to a Mortgage Loan in Loan Group I, Loan Group II, Loan Group III or Loan Group IV, a reduction by a court of competent jurisdiction in a proceeding under the Bankruptcy Code in the Scheduled Payment for such Mortgage Loan which became final and non-appealable, except such a reduction resulting from a Deficient Valuation or any reduction that results in a permanent forgiveness of principal.

Debt Service Reduction Mortgage Loan:  Any Mortgage Loan that became the subject of a Debt Service Reduction.

Default Rate:  As defined in the Interest Rate Cap Agreement.

Deficient Valuation: With respect to any Mortgage Loan in Loan Group I, Loan Group II, Loan Group III or Loan Group IV, a valuation by a court of competent jurisdiction of the Mortgaged Property in an amount less than the then outstanding indebtedness under the Mortgage Loan, or that results in a permanent forgiveness of principal, which valuation in either case results from a proceeding under the Bankruptcy Code.

Deferred Amount:  For any Class of Group V Subordinate Certificates (other than the Class V-X Certificates) and Distribution Date, will equal the amount by which (x) the aggregate of the Applied Loss Amounts previously applied in reduction of the Class Principal Balance thereof exceeds (y) the sum of (i) the aggregate of amounts previously paid in reimbursement thereof and (ii) amounts added to the Class Principal Balances thereof pursuant to Section 4.03(a)(ii) on all prior Distribution Dates, including such Distribution Date.

Definitive Certificate:  As defined in Section 6.07.

Deleted Mortgage Loan: As defined in Section 2.03.

Delinquency Rate:  With respect to any Distribution Date, the fraction, expressed as a percentage, the numerator of which is the aggregate outstanding principal balance of all Mortgage Loans in Loan Group V 60 or more days delinquent (including all foreclosures and REO Properties) as of the close of business on the last day of such month, and the denominator of which is the Aggregate Loan Group V Balance as of the close of business on the last day of such month.

Denomination:  With respect to each Certificate, the amount set forth on the face thereof as the “Initial Certificate Balance of this Certificate” or the “Initial Notional Amount of this Certificate” or, if neither of the foregoing, the Percentage Interest appearing on the face thereof.

Depositor:  Credit Suisse First Boston Mortgage Securities Corp., a Delaware corporation, or its successor in interest.

Depository Agreement:  The Letter of Representation dated as of the Closing Date by and among DTC, the Depositor and the Trust Administrator for the benefit of the Trustee.

Designated Mortgage Loans:  The National City Serviced Mortgage Loans, unless any such Mortgage Loan is no longer serviced by National City under the National City Servicing Agreement and the Lydian Serviced Mortgage Loans, unless any such Mortgage Loan is no longer serviced by Lydian under the Lydian Servicing Agreement.

Designated Servicers:  National City and Lydian.

Designated Servicing Agreement:  The National City Servicing Agreement and Lydian Servicing Agreement, as applicable.

Determination Date:  With respect to each Distribution Date and (i) each Servicer (other than WFHM), the 10th day of the calendar month in which such Distribution Date occurs or, if such 10th day is not a Business Day, the Business Day immediately succeeding such Business Day and (ii) WFHM, the Business Day immediately preceding the related Cash Remittance Date.

Disqualified Organization:  Any organization defined as a “disqualified organization” under Section 860E(e)(5) of the Code, which includes any of the following:  (i) the United States, any State or political subdivision thereof, any possession of the United States, or any agency or instrumentality of any of the foregoing (other than an instrumentality which is a corporation if all of its activities are subject to tax and, except for the FHLMC, a majority of its board of directors is not selected by such governmental unit), (ii) a foreign government, any international organization, or any agency or instrumentality of any of the foregoing, (iii) any organization (other than certain farmers’ cooperatives described in Section 521 of the Code) which is exempt from the tax imposed by Chapter 1 of the Code (including the tax imposed by Section 511 of the Code on unrelated business taxable income), (iv) rural electric and telephone cooperatives described in Section 1381(a)(2)(C) of the Code, (v) an “electing large partnership” within the meaning of Section 775 of the Code, and (vi) any other Person so designated by the Trust Administrator based upon an Opinion of Counsel that the holding of an Ownership Interest in a Class AR or Class AR-L Certificate by such Person may cause the REMIC or any Person having an Ownership Interest in any Class of Certificates (other than such Person) to incur a liability for any federal tax imposed under the Code that would not otherwise be imposed but for the Transfer of an Ownership Interest in a Class AR or Class AR-L Certificate to such Person.  The terms “United States”, “State” and “international organization” shall have the meanings set forth in Section 7701 of the Code or successor provisions.

Distribution Date:  The 25th day of any month, or if such 25th day is not a Business Day, the Business Day immediately following such 25th day, commencing in May 2004.

DLJMC:  DLJ Mortgage Capital, Inc., a Delaware corporation, and its successors and assigns.

DLJMC Mortgage Loans:  The Mortgage Loans identified as such on the Mortgage Loan Schedule for which DLJMC is the applicable Seller.

DTC:  The Depository Trust Company.

Due Date: With respect to each Mortgage Loan and any Distribution Date, the date on which Scheduled Payments on such Mortgage Loan are due which is either the first day of the month of such Distribution Date, or if Scheduled Payments on such Mortgage Loan are due on a day other than the first day of the month, the date in the calendar month immediately preceding the Distribution Date on which such Scheduled Payments are due, exclusive of any days of grace.

Eligible Account:  Either (i) an account or accounts maintained with a federal or state chartered depository institution or trust company acceptable to the Rating Agencies or (ii) an account or accounts the deposits in which are insured by the FDIC to the limits established by such corporation, provided that any such deposits not so insured shall be maintained in an account at a depository institution or trust company whose commercial paper or other short-term debt obligations (or, in the case of a depository institution or trust company which is the principal subsidiary of a holding company, the commercial paper or other short-term debt obligations of such holding company) have been rated by each Rating Agency in its highest short-term rating category, or (iii) a segregated trust account or accounts (which shall be a “special deposit account”) maintained with the Trustee, the Trust Administrator or any other federal or state chartered depository institution or trust company, acting in its fiduciary capacity, in a manner acceptable to the Trustee, the Trust Administrator and the Rating Agencies.  Eligible Accounts may bear interest.

Eligible Institution:  An institution having the highest short-term debt rating, and one of the two highest long-term debt ratings of the Rating Agencies or the approval of the Rating Agencies.

Eligible Investments:  Any one or more of the obligations and securities listed below:

1.

direct obligations of, and obligations fully guaranteed by, the United States of America, or any agency or instrumentality of the United States of America the obligations of which are backed by the full faith and credit of the United States of America; or obligations fully guaranteed by, the United States of America; the FHLMC, FNMA, the Federal Home Loan Banks or any agency or instrumentality of the United States of America rated AA (or the equivalent) or higher by the Rating Agencies;

2.

federal funds, demand and time deposits in, certificates of deposits of, or bankers’ acceptances issued by, any depository institution or trust company incorporated or organized under the laws of the United States of America or any state thereof and subject to supervision and examination by federal and/or state banking authorities, so long as at the time of such investment or contractual commitment providing for such investment the commercial paper or other short-term debt obligations of such depository institution or trust company (or, in the case of a depository institution or trust company which is the principal subsidiary of a holding company, the commercial paper or other short-term debt obligations of such holding company) are rated in one of two of the highest ratings by each of the Rating Agencies, and the long-term debt obligations of such depository institution or trust company (or, in the case of a depository institution or trust company which is the principal subsidiary of a holding company, the long-term debt obligations of such holding company) are rated in one of two of the highest ratings, by each of the Rating Agencies;

3.

repurchase obligations with a term not to exceed 30 days with respect to any security described in clause (i) above and entered into with a depository institution or trust company (acting as a principal) in the highest rated category by the Rating Agencies; provided, however, that collateral transferred pursuant to such repurchase obligation must be of the type described in clause (i) above and must (A) be valued daily at current market price plus accrued interest, (B) pursuant to such valuation, be equal, at all times, to 105% of the cash transferred by the Trustee or the Trust Administrator in exchange for such collateral, and (C) be delivered to the Trustee or the Trust Administrator or, if the Trustee or the Trust Administrator, as applicable, is supplying the collateral, an agent for the Trustee or the Trust Administrator, in such a manner as to accomplish perfection of a security interest in the collateral by possession of certificated securities;

4.

securities bearing interest or sold at a discount issued by any corporation incorporated under the laws of the United States of America or any state thereof which has a long-term unsecured debt rating in the highest available rating category of each of the Rating Agencies at the time of such investment;

5.

commercial paper having an original maturity of less than 365 days and issued by an institution having a short-term unsecured debt rating in the highest available rating category of each of the Rating Agencies at the time of such investment;

6.

a guaranteed investment contract approved by each of the Rating Agencies and issued by an insurance company or other corporation having a long-term unsecured debt rating in the highest available rating category of each of the Rating Agencies at the time of such investment;

7.

money market funds (which may be 12b-1 funds as contemplated under the rules promulgated by the Securities and Exchange Commission under the Investment Company Act of 1940) having ratings in the highest available rating category of Moody’s and one of the two highest available rating categories of S&P at the time of such investment (any such money market funds which provide for demand withdrawals being conclusively deemed to satisfy any maturity requirements for Eligible Investments set forth herein) including money market funds of the Master Servicer, a Servicer, the Trustee or the Trust Administrator and any such funds that are managed by the Master Servicer, a Servicer, the Trustee or the Trust Administrator or their respective Affiliates or for the Master Servicer, a Servicer, the Trustee or the Trust Administrator or any Affiliate of such Person acts as advisor, as long as such money market funds satisfy the criteria of this subparagraph (7); and

8.

such other investments the investment in which will not, as evidenced by a letter from each of the Rating Agencies, result in the downgrading or withdrawal of the Ratings of the Certificates;

provided, however, that no such instrument shall be an Eligible Investment if such instrument evidences either (i) a right to receive only interest payments with respect to the obligations underlying such instrument, or (ii) both principal and interest payments derived from obligations underlying such instrument and the principal and interest payments with respect to such instrument provide a yield to maturity of greater than 120% of the yield to maturity at par of such underlying obligations.

Eligible Servicing Transfer Loans:  Any Mortgage Loan set forth on Schedule IV hereto for which servicing may be transferred to WMMSC pursuant to Section 7.04 hereof.

ERISA:  The Employee Retirement Income Security Act of 1974, as amended.

ERISA-Qualifying Underwriting:  A best efforts or firm commitment underwriting or private placement that meets the requirements (without regard to the ratings requirements) of an Underwriter’s Exemption.

ERISA-Restricted Certificate:  As specified in the Preliminary Statement.

Escrow Account:  The separate account or accounts created and maintained by a Servicer pursuant to Section 3.06.

Escrow Payments:  With respect to any Mortgage Loan, the amounts constituting ground rents, taxes, mortgage insurance premiums, fire and hazard insurance premiums, and any other payments required to be escrowed by the Mortgagor with the mortgagee pursuant to the Mortgage, applicable law or any other related document.

Event of Default:  As defined in Section 8.01 hereof.

Excess Interest Amount:  The Group III Excess Interest Amount and Group IV Excess Interest Amount, as applicable.

Excess Interest Rate:  The Group III Excess Interest Rate and Group IV Excess Interest Rate, as applicable.

Excess Loss:  The amount of any (i) Fraud Loss in excess of the Fraud Loss Coverage Amount on a Mortgage Loan in Loan Group I, Loan Group II, Loan Group III or Loan Group IV realized after the Fraud Loss Coverage Termination Date, (ii) Special Hazard Loss in excess of the Special Hazard Loss Coverage Amount on a Mortgage Loan in Loan Group I, Loan Group II, Loan Group III or Loan Group IV realized after the Special Hazard Coverage Termination Date or (iii) Bankruptcy Loss in excess of the Bankruptcy Loss Coverage Amount on a Mortgage Loan in Loan Group I, Loan Group II, Loan Group III or Loan Group IV realized after the Bankruptcy Coverage Termination Date.

Expense Fee Rate:  As to each Mortgage Loan, the sum of the related Servicing Fee Rate, the Trust Administrator Fee Rate, if applicable, and the rate at which the premium on a Lender Paid Mortgage Guaranty Insurance Policy is calculated, if applicable.

Expense Fees:  As to each Mortgage Loan and Distribution Date, the sum of the related Servicing Fee, the Trust Administrator Fee, if applicable, and any premium on any Lender Paid Mortgage Guaranty Insurance Policy, if applicable.

Fairbanks:  Fairbanks Capital Corp., a Utah corporation, and its successors and assigns.

Fairbanks Mortgage Loans:  Any Fairbanks Serviced Mortgage Loans for which Fairbanks has not entered into a subservicing arrangement for such Mortgage Loan pursuant to Section 3.02 hereof.

Fairbanks Serviced Mortgage Loans:  The Mortgage Loans identified as such on the Mortgage Loan Schedule for which Fairbanks is the applicable Servicer.

FDIC:  The Federal Deposit Insurance Corporation, or any successor thereto.

FHLMC:  The Federal Home Loan Mortgage Corporation, a corporate instrumentality of the United States created and existing under Title III of the Emergency Home Finance Act of 1970, as amended, or any successor thereto.

Financing Statement:  A financing statement in the form of a UCC-1 or UCC-3, as applicable, filed pursuant to the Uniform Commercial Code to perfect a security interest in the Cooperative Shares and Pledge Instruments.

FNMA:  The Federal National Mortgage Association, a federally chartered and privately owned corporation organized and existing under the Federal National Mortgage Association Charter Act, or any successor thereto.

Fraud Loan:  A Liquidated Mortgage Loan in Loan Group I, Loan Group II, Loan Group III or Loan Group IV as to which a Fraud Loss has occurred.

Fraud Loss Coverage Amount:  The aggregate amount of Fraud Losses that are allocated solely to the Group C-B Certificates, as of the Closing Date, $12,106,416, subject to reduction from time to time by the amount of Fraud Losses allocated to the Group C-B Certificates.  In addition, (a) on each anniversary prior to the fifth anniversary of the Cut-off Date, the Fraud Loss Coverage Amount will be reduced to an amount equal to the lesser of (A) 1.00% of the aggregate Stated Principal Balance of the Mortgage Loans in Loan Group I, Loan Group II, Loan Group III and Loan Group IV and (B) the excess of the Fraud Loss Coverage Amount as of the preceding anniversary of the Cut-off Date over the cumulative amount of Fraud Losses on the Mortgage Loans in Loan Group I, Loan Group II, Loan Group III and Loan Group IV allocated to the Group C-B Certificates since such preceding anniversary or the Cut-off Date, and (b) on the fifth anniversary of the Cut-off Date, zero.  The Fraud Loss Coverage Amount may be reduced below the amount set forth above for any Distribution Date with the consent of the Rating Agencies as evidenced by a letter of each Rating Agency to the Trust Administrator to the effect that any such reduction will not result in a downgrading of the current ratings assigned to such Classes of Certificates rated by it.

Fraud Loss Coverage Termination Date:  The point in time at which the applicable Fraud Loss Coverage Amount is reduced to zero.

Fraud Losses:  Realized Losses on the Liquidated Mortgage Loans in Loan Group I, Loan Group II, Loan Group III and Loan Group IV as to which a loss is sustained by reason of a default arising from fraud, dishonesty or misrepresentation in connection with the related Mortgage Loan, including a loss by reason of the denial of coverage under any related Mortgage Guaranty Insurance Policy because of such fraud, dishonesty or misrepresentation.

GreenPoint:  GreenPoint Mortgage Funding, Inc., a New York corporation, and its successors and assigns.

GreenPoint Serviced Mortgage Loans:  The Mortgage Loans identified as such on the Mortgage Loan Schedule, for which GreenPoint is the applicable Servicer.

Gross Margin:  With respect to any Mortgage Loan, the fixed percentage amount set forth in the related Mortgage Note and the Mortgage Loan Schedule that is added to the Index on each Adjustment Date in accordance with the terms of the related Mortgage Note to determine the new Mortgage Rate for such Mortgage Loan.

Group:  When used with respect to the Mortgage Loans, any of Loan Group I, Loan Group II, Loan Group III, Loan Group IV or Loan Group V or with respect to the Certificates, the Class or Classes of Certificates that relate to the corresponding Group or Groups.

Group C-B Certificates:  Any of the Certificates with a Class designation beginning with “C-B” and relating to Loan Group I, Loan Group II, Loan Group III and Loan Group IV.

Group C-B Percentage:  With respect to any Distribution Date, the aggregate Class Principal Balance of the Group C-B Certificates immediately prior to such Distribution Date divided by the aggregate Stated Principal Balance of the Loan Group I, Loan Group II, Loan Group III and Loan Group IV Mortgage Loans, as of the first day of the related Collection Period (excluding any such Mortgage Loans that were subject to a Payoff, the principal of which was distributed on the Distribution Date preceding the current Distribution Date).

Group I:  With respect to the Mortgage Loans, the pool of adjustable rate Mortgage Loans identified in the related Mortgage Loan Schedule as having been assigned to Group I or with respect to the Certificates, the Class I-A-1, Class I-X, Class AR and Class AR-L Certificates.

Group I Senior Liquidation Amount:  As to any Distribution Date, the aggregate, for each Mortgage Loan in Loan Group I which became a Liquidated Mortgage Loan during the prior calendar month, of the lesser of (i) the Group I Senior Percentage of the Stated Principal Balance of such Mortgage Loan and (ii) the applicable Senior Prepayment Percentage of the Liquidation Principal with respect to such Mortgage Loan.

Group I Senior Percentage:  As to any Distribution Date, the percentage equivalent of a fraction the numerator of which is the aggregate of the Class Principal Balances of the Class I-A-1, Class AR and Class AR-L Certificates immediately prior to such Distribution Date and the denominator of which is the aggregate of the Stated Principal Balances of the Mortgage Loans in Loan Group I, as of the first day of the related Collection Period (excluding any such Mortgage Loans that were subject to a Payoff, the principal of which was distributed on the Distribution Date preceeding the current Distribution Date); provided, however, in no event will the Group I Senior Percentage exceed 100%.

Group I Senior Principal Distribution Amount:  As to any Distribution Date, the sum of (i) the Group I Senior Percentage of the Principal Payment Amount for Loan Group I, (ii) the applicable Senior Prepayment Percentage of the Principal Prepayment Amount for Loan Group I, and (iii) the Group I Senior Liquidation Amount.

Group I Subordinate Percentage:  For any Distribution Date, the excess of 100% over the Group I Senior Percentage.

Group II:  With respect to the Mortgage Loans, the pool of adjustable rate Mortgage Loans identified in the related Mortgage Loan Schedule as having been assigned to Group II or with respect to the Certificates, the Class II-A-1, Class II-A-2 and Class II-X Certificates.

Group II Senior Liquidation Amount:  As to any Distribution Date, the aggregate, for each Mortgage Loan in Loan Group II which became a Liquidated Mortgage Loan during the prior calendar month, of the lesser of (i) the Group II Senior Percentage of the Stated Principal Balance of such Mortgage Loan and (ii) the applicable Senior Prepayment Percentage of the Liquidation Principal with respect to such Mortgage Loan.

Group II Senior Percentage:  As to any Distribution Date, the percentage equivalent of a fraction the numerator of which is the Class Principal Balance of the Class II A 1 and Class II-A-2 Certificates immediately prior to such Distribution Date and the denominator of which is the aggregate of the Stated Principal Balances of the Mortgage Loans in Loan Group II, as of the first day of the related Collection Period (excluding any such Mortgage Loans that were subject to a Payoff, the principal of which was distributed on the Distribution Date preceeding the current Distribution Date); provided, however, in no event will the Group II Senior Percentage exceed 100%.

Group II Senior Principal Distribution Amount:  As to any Distribution Date, the sum of (i) the Group II Senior Percentage of the Principal Payment Amount for Loan Group II, (ii) the applicable Senior Prepayment Percentage of the Principal Prepayment Amount for Loan Group II, and (iii) the Group II Senior Liquidation Amount.

Group II Subordinate Percentage:  For any Distribution Date, the excess of 100% over the Group II Senior Percentage.

Group III:  With respect to the Mortgage Loans, the pool of adjustable rate Mortgage Loans identified in the related Mortgage Loan Schedule as having been assigned to Group III or with respect to the Certificates, the Class III-A-1 Certificates.

Group III Excess Interest Amount:  For any Distribution Date, the amount equal to (i) the product of the Group III Excess Interest Rate and the Stated Principal Balance of the Mortgage Loans in Loan Group III as of the second preceding Due Date (excluding any such Mortgage Loans that were subject to a Payoff, the principal of which was distributed on the Distribution Date preceding the current Distribution Date) after giving effect to Scheduled Payments for such Due Date, whether or not received, or for the initial Distribution Date, the Cut-off Date, (ii) divided by 12, subject to reduction pursuant to Section 4.01(I)(B).

Group III Excess Interest Rate:  For any Distribution Date, a per annum rate equal to 0.020%.

Group III Senior Liquidation Amount:  As to any Distribution Date, the aggregate, for each Mortgage Loan in Loan Group III which became a Liquidated Mortgage Loan during the prior calendar month, of the lesser of (i) the Group III Senior Percentage of the Stated Principal Balance of such Mortgage Loan and (ii) the applicable Senior Prepayment Percentage of the Liquidation Principal with respect to such Mortgage Loan.

Group III Senior Percentage:  As to any Distribution Date, the percentage equivalent of a fraction the numerator of which is the aggregate of the Class Principal Balance of the Class III-A-1 Certificates immediately prior to such Distribution Date and the denominator of which is the aggregate of the Stated Principal Balances of the Mortgage Loans in Loan Group III, as of the first day of the related Collection Period (excluding any such Mortgage Loans that were subject to a Payoff, the principal of which was distributed on the Distribution Date preceeding the current Distribution Date); provided, however, in no event will the Group III Senior Percentage exceed 100%.

Group III Senior Principal Distribution Amount:  As to any Distribution Date, the sum of (i) the Group III Senior Percentage of the Principal Payment Amount for Loan Group III, (ii) the applicable Senior Prepayment Percentage of the Principal Prepayment Amount for Loan Group III, and (iii) the Group III Senior Liquidation Amount.

Group III Subordinate Percentage:  For any Distribution Date, the excess of 100% over the Group III Senior Percentage.

Group IV:  With respect to the Mortgage Loans, the pool of adjustable rate Mortgage Loans identified in the related Mortgage Loan Schedule as having been assigned to Group IV or with respect to the Certificates, the Class IV-A-1 Certificates.

Group IV Excess Interest Amount:  For any Distribution Date, the amount equal to (i) the product of the Group IV Excess Interest Rate and the Stated Principal Balance of the Mortgage Loans in Loan Group IV as of the second preceding Due Date (excluding any such Mortgage Loans that were subject to a Payoff, the principal of which was distributed on the Distribution Date preceding the current Distribution Date) after giving effect to Scheduled Payments for such Due Date, whether or not received, or for the initial Distribution Date, the Cut-off Date, (ii) divided by 12, subject to reduction pursuant to Section 4.01(I)(B).

Group IV Excess Interest Rate:  For any Distribution Date, a per annum rate equal to 0.020%.

Group IV Senior Liquidation Amount:  As to any Distribution Date, the aggregate, for each Mortgage Loan in Loan Group IV which became a Liquidated Mortgage Loan during the prior calendar month, of the lesser of (i) the Group IV Senior Percentage of the Stated Principal Balance of such Mortgage Loan and (ii) the applicable Senior Prepayment Percentage of the Liquidation Principal with respect to such Mortgage Loan.

Group IV Senior Percentage:  As to any Distribution Date, the percentage equivalent of a fraction the numerator of which is the Class Principal Balance of the Class IV-A-1 Certificates immediately prior to such Distribution Date and the denominator of which is the aggregate of the Stated Principal Balances of the Mortgage Loans in Loan Group IV, as of the first day of the related Collection Period (excluding any such Mortgage Loans that were subject to a Payoff, the principal of which was distributed on the Distribution Date preceeding the current Distribution Date); provided, however, in no event will the Group IV Senior Percentage exceed 100%.

Group IV Senior Principal Distribution Amount:  As to any Distribution Date, the sum of (i) the Group IV Senior Percentage of the Principal Payment Amount for Loan Group IV, (ii) the applicable Senior Prepayment Percentage of the Principal Prepayment Amount for Loan Group IV, and (iii) the Group IV Senior Liquidation Amount.

Group IV Subordinate Percentage:  For any Distribution Date, the excess of 100% over the Group IV Senior Percentage.

Group V:  With respect to the Mortgage Loans, the pool of adjustable rate Mortgage Loans identified in the related Mortgage Loan Schedule as having been assigned to Group VA and Group VB or with respect to the Certificates, the Group V Certificates.

Group V Certificates:  The Class V-A-1, Class V-A-2, Class V-A-3, Class V-A-4, Class V-A-5, Class V-M-1, Class V-M-2, Class V-M-3 and Class V-X Certificates.

Group V Optimal Interest Remittance Amount:  For any Distribution Date and Loan Group VA and Loan Group VB, the excess of (i) the product of (1) (x) the weighted average of the Net Mortgage Rates of the Mortgage Loans in such Loan Group as of the first day of the related Collection Period divided by (y) 12 and (2) the applicable Aggregate Loan Group Balance for such Loan Group for the immediately preceding Distribution Date (excluding any such Mortgage Loans that were subject to a Payoff, the principal of which was distributed on the Distribution Date preceding the current Distribution Date), over (ii) any expenses that reduce the Interest Remittance Amount that did not arise as a result of a default or delinquency of the Mortgage Loans in such Loan Group or were not taken into account in computing the Expense Fee Rate.

Group V Senior Certificates:  The Group VA Senior Certificates and Group VB Senior Certificates.

Group V Senior Enhancement Percentage:  For any Distribution Date, the fraction, expressed as a percentage, the numerator of which is the sum of the aggregate Class Principal Balance of the Class V-M-1, Class V-M-2 and Class V-M-3 Certificates and the Overcollateralization Amount (which, for purposes of this definition only, shall not be less than zero), in each case after giving effect to payments on such Distribution Date (assuming no Trigger Event has occurred), and the denominator of which is the Aggregate Loan Group V Balance for such Distribution Date.

Group V Senior Principal Payment Amount:  For any Distribution Date on or after the Stepdown Date and as long as a Trigger Event has not occurred with respect to such Distribution Date, will be the amount, if any, by which (x) the Class Principal Balances of the Class V-A-1, Class V-A-2, Class V-A-3, Class V-A-4 and Class V-A-5 Certificates, in each case, immediately prior to such Distribution Date exceeds (y) the lesser of (A) the product of (i)  87.50% and (ii) the Aggregate Loan Group V Balance for such Distribution Date and (B) the amount, if any, by which (i) the Aggregate Loan Group V Balance for such Distribution Date exceeds (ii) 0.50% of the Aggregate Loan Group V Balance as of the Cut-off Date.

Group V Subordinate Certificates:  The Class V-M-1, Class V-M-2, Class V-M-3 and Class V-X Certificates.

Group V Subordinate Net Funds Cap:  For any Distribution Date and the Class V-M-1, Class V-M-2 and Class V-M-3 Certificates, will be a per annum rate equal to a weighted average of (i) the Class V-A-1 Net Funds Cap and (ii) the Group VB Net Funds Cap for such Distribution Date, weighted on the basis of the Subordinate Group VA Balance and Subordinate Group VB Balance, respectively.

Group VA Allocation Amount:  For any Distribution Date, the product of the Group V Senior Principal Payment Amount for that Distribution Date and a fraction the numerator of which is the Principal Remittance Amount for Loan Group VA and the denominator of which is the Principal Remittance Amount for both Loan Group VA and Loan Group VB, in each case for that Distribution Date.

Group VA Excess Interest Amount:  For any Distribution Date, the product of the amount of Monthly Excess Interest required to be distributed on that Distribution Date pursuant to Section 4.01(II)(d)(i)(A) and a fraction the numerator of which is the Principal Remittance Amount for Loan Group VA and the denominator of which is the Principal Remittance Amount for both Loan Group VA and Loan Group VB, in each case for that Distribution Date.

Group VA Senior Certificates:  The Class V-A-1 Certificates.

Group VB Allocation Amount:  For any Distribution Date, the product of the Group V Senior Principal Payment Amount for that Distribution Date and a fraction the numerator of which is the Principal Remittance Amount for Loan Group VB and the denominator of which is the Principal Remittance Amount for both Loan Group VA and Loan Group VB, in each case for that Distribution Date.

Group VB Net Funds Cap:  For any Distribution Date and the Class V-A-2, Class V-A-3, Class V-A-4 and Class V-A-5 Certificates, will be a per annum rate equal to (a) a fraction, expressed as a percentage, the numerator of which is the product of (1) the Group V Optimal Interest Remittance Amount for Loan Group VB for such date and (2) 12, and the denominator of which is the Aggregate Loan Group Balance of Loan Group VB (excluding any such Mortgage Loans that were subject to a Payoff, the principal of which was distributed on the Distribution Date preceding the current Distribution Date) for the immediately preceding Distribution Date (or, in the case of the first Distribution Date, the Aggregate Loan Group Balance of Loan Group VB as of the Cut-off Date, multiplied by (b) a fraction, the numerator of which is 30 and the denominator of which is the actual number of days in the related Accrual Period.

Group VB Senior Certificates:  The Class V-A-2, Class V-A-3, Class V-A-4 and Class V1-A-5 Certificates.

Group Subordinate Amount:  With respect to Group VA and Group VB and any Distribution Date, the excess of the Aggregate Loan Group Balance for such Group for the immediately preceding Distribution Date over the Class Principal Balance of the Class or Classes of Senior Certificates for the related Mortgage Group immediately prior to that Distribution Date.

Index:  With respect to any Mortgage Loan and each related Adjustment Date, the index as specified in the related Mortgage Note.

Indirect Participants:  Entities, such as banks, brokers, dealers and trust companies, that clear through or maintain a custodial relationship with a Participant, either directly or indirectly.

Initial Bankruptcy Loss Coverage Amount:  $220,916.

Initial Class Principal Balance:  As set forth in the Preliminary Statement.

Insurance Policy:  With respect to any Mortgage Loan included in the Trust Fund, any Mortgage Guaranty Insurance Policy, any standard hazard insurance policy, flood insurance policy or title insurance policy, including all riders and endorsements thereto in effect, including any replacement policy or policies for any Insurance Policies.

Insurance Proceeds:  Proceeds of any primary mortgage guaranty insurance policies, including, without limitation, any other Insurance Policies with respect to the Mortgage Loans, to the extent such proceeds are not applied to the restoration of the related Mortgaged Property or released to the Mortgagor in accordance with the related Servicer’s, National City’s or Lydian’s normal servicing procedures.

Interest Determination Date: With respect to the LIBOR Certificates and for each Accrual Period, the second LIBOR Business Day preceding the commencement of such Accrual Period.

Interest Distribution Amount:  With respect to any Distribution Date and interest-bearing Class of Group I, Group II, Group III, Group IV and Group C-B Certificates, the sum of (i) one month’s interest accrued during the related Accrual Period at the applicable Pass-Through Rate for such Class on the related Class Principal Balance or Class Notional Amount, as applicable, subject to reduction pursuant to Section 4.01(I)(B), and (ii) any Class Unpaid Interest Amounts for such Class and Distribution Date.

Interest Rate Cap Agreement: The interest rate cap agreement consisting of the ISDA Master Agreement and the Schedule dated as of the Closing Date and the Confirmation thereto, between the Trustee on behalf of the Trust and the Counterparty, as such agreement may be amended and supplemented in accordance with its terms and any replacement Interest Rate Cap Agreement acceptable to the Depositor and the Trustee..

Interest Rate Cap Agreement Notional Amount:  The notional amount indicated on Schedule II to the Interest Rate Cap Agreement.

Interest Rate Cap Agreement Payment Date:  With respect to the Interest Rate Cap Agreement, the 24th day of each month or the previous Business Day, beginning in June 2004, to and including the related Termination Date, subject to the modified following business day convention (within the meaning of the 2000 ISDA Definitions).  After the Termination Date, no payments shall be made under the related Interest Rate Cap Agreement.

Interest Remittance Amount:  For any Distribution Date and the Mortgage Loans in either Loan Group VA or Loan Group VB, an amount equal to the sum of (1) all interest collected (other than Payaheads) or advanced in respect of Scheduled Payments on the Mortgage Loans in such Loan Group during the related Collection Period, the interest portion of Payaheads previously received on the Mortgage Loans in the related Loan Group and intended for application in the related Collection Period and interest portion of all Payoffs (net of Payoff Interest for such Distribution Date) and Curtailments received on the Mortgage Loans in such Loan Group during the related Prepayment Period, less (x) the applicable Expense Fees with respect to such Mortgage Loans and (y) unreimbursed Advances and other amounts due to the Master Servicer, the applicable Servicer, the Back-Up Servicer and the Trust Administrator with respect to such Mortgage Loans, to the extent allocable to interest, (2) all Compensating Interest Payments paid by a Servicer with respect to the Mortgage Loans in such Loan Group with respect to the related Prepayment Period, (3) the portion of any Substitution Adjustment Amount and Purchase Price paid with respect to the Mortgage Loans in such Loan Group during the related Collection Period, in each case allocable to interest and the proceeds of any purchase of such Mortgage Loans by the Terminating Entity pursuant to Section 11.01 in an amount not exceeding the interest portion of the Par Value with respect to such Mortgage Loans, (4) all Net Liquidation Proceeds and recoveries (net of unreimbursed Advances, Servicing Advances and expenses, to the extent allocable to interest, and unpaid Expense Fees), if any, collected with respect to the Mortgage Loans in such Loan Group during the related Collection Period, to the extent allocable to interest and (5) a pro rata portion of the sum of (a) the Group III Excess Interest Amount and (b) the Group IV Excess Interest Amount for such Distribution Date.  The Group III Excess Interest Amount and Group IV Excess Interest Amount will be allocated between the Interest Remittance Amount for each of Loan Group VA and Loan Group VB pro rata based upon each such Loan Group’s Interest Remittance Amount without giving effect to this clause (5).

Interest Shortfall:  For any Distribution Date and the Mortgage Loans in Loan Group V, an amount equal to the aggregate shortfall, if any, in collections of interest (adjusted to the related Net Mortgage Rate) on Mortgage Loans in Loan Group V resulting from (a) Principal Prepayments received during the related Prepayment Period after giving effect to the Compensating Interest Payment for such Distribution Date and (b) interest payments on certain of the Mortgage Loans in Loan Group V being limited pursuant to the provisions of the Relief Act.

Investment Account:  The commingled account (which shall be commingled only with investment accounts related to series of pass-through certificates with a class of certificates which has a rating equal to the highest of the Ratings of the Certificates) maintained by WMMSC in the trust department of the Investment Depository pursuant to Section 3.05.  The Investment Account shall be an Eligible Account.

Investment Depository:  U.S. Bank National Association or another bank or trust company designated from time to time by WMMSC.  The Investment Depository shall at all times be an Eligible Institution.

LaSalle:  LaSalle Bank, National Association.

LaSalle Bank Custodial Agreement:  That certain Custodial Agreement dated as of April 1, 2004 among LaSalle, the Trustee and the Trust Administrator.

Lender Paid Mortgage Guaranty Insurance Policy:  Any lender paid Mortgage Guaranty Insurance Policy.

LIBOR Business Day:  Any day other than (i) a Saturday or a Sunday or (ii) a day on which banking institutions in the State of New York or in the City of London, England are required or authorized by law to be closed.

LIBOR Certificates:  As specified in the Preliminary Statement.

Liquidated Mortgage Loan:  With respect to any Distribution Date, a defaulted Mortgage Loan (including any REO Property) which was liquidated in the calendar month preceding the month of such Distribution Date and as to which a Servicer, has determined (with respect to the Non-Designated Mortgage Loans, in accordance with this Agreement, with respect to the National City Mortgage Loans, in accordance with the National City Servicing Agreement, with respect to the Lydian Mortgage Loans, in accordance with the Lydian Servicing Agreement) that it has received all amounts it expects to receive in connection with the liquidation of such Mortgage Loan, including the final disposition of the related REO Property, whether from Insurance Proceeds, Liquidation Proceeds or otherwise.

Liquidation Expenses:  Customary and reasonable “out of pocket” expenses incurred by a Servicer (or the related Sub Servicer) in connection with the liquidation of any defaulted Mortgage Loan and not recovered by the related Servicer (or the related Sub Servicer) under a Mortgage Guaranty Insurance Policy for reasons other than such Servicer’s failure to comply with Section 3.09 hereof, such expenses including, without limitation, legal fees and expenses, any unreimbursed amount expended by a Servicer pursuant to Section 3.11 hereof respecting the related Mortgage and any related and unreimbursed expenditures for real estate property taxes or for property restoration or preservation to the extent not previously reimbursed under any hazard insurance policy for reasons other than such Servicer’s failure to comply with Section 3.11 hereof.

Liquidation Principal:  As to any Distribution Date and a Loan Group, the principal portion of Liquidation Proceeds received with respect to each Mortgage Loan in that Loan Group, but not in excess of the principal balance of such Mortgage Loan, which became a Liquidated Mortgage Loan (but not in excess of the principal balance thereof) during the preceding calendar month.

Liquidation Proceeds:  Amounts, including Insurance Proceeds, received in connection with the partial or complete liquidation of defaulted Mortgage Loans, whether through trustee’s sale, foreclosure sale or otherwise or amounts received in connection with any condemnation or partial release of a Mortgaged Property related to a Mortgage Loan and any other proceeds received in connection with an REO Property other than Recoveries.

Loan Group:  Any of Loan Group I, Loan Group II, Loan Group III, Loan Group IV, Loan Group V, Loan Group VA or Loan Group VB, as applicable.  Loan Group I, Loan Group II, Loan Group III and Loan Group IV together will constitute one sub-trust and Loan Group VA and Loan Group VB together will constitute another sub-trust.

Loan Group I:  All Mortgage Loans identified as Loan Group I Mortgage Loans on the Mortgage Loan Schedule.

Loan Group II:  All Mortgage Loans identified as Loan Group II Mortgage Loans on the Mortgage Loan Schedule.

Loan Group III:  All Mortgage Loans identified as Loan Group III Mortgage Loans on the Mortgage Loan Schedule.

Loan Group IV:  All Mortgage Loans identified as Loan Group IV Mortgage Loans on the Mortgage Loan Schedule.

Loan Group V:  All Mortgage Loans identified as Loan Group VA Mortgage Loans and Loan Group VB Mortgage Loans on the Mortgage Loan Schedule.

Loan Group VA:  All Mortgage Loans identified as Loan Group VA Mortgage Loans on the Mortgage Loan Schedule.

Loan Group VB:  All Mortgage Loans identified as Loan Group VB Mortgage Loans on the Mortgage Loan Schedule.

Loan to Value Ratio:  As of any date, the fraction, expressed as a percentage, the numerator of which is the Stated Principal Balance of the related Mortgage Loan at the date of determination and the denominator of which is the Appraised Value of the Mortgaged Property.

Loss and Delinquency Test:  With respect to the Fairbanks Mortgage Loans, Fairbanks will fail the Loss and Delinquency Test on any date of determination as to which (i) the aggregate outstanding principal balance of the Fairbanks Mortgage Loans delinquent 60 days or more (including all related REO Properties and related Mortgage Loans in foreclosure) (averaged over the preceding six month period), as a percentage of the aggregate principal balance of the Fairbanks Mortgage Loans as of the first day of the month of such determination is equal to or greater than 50% or (ii) cumulative Realized Losses for the Fairbanks Mortgage Loans exceed (a) with respect to any month prior to the third anniversary of the first Distribution Date, 20% of the aggregate principal balance of the Fairbanks Mortgage Loans as of the Closing Date (the “Original Fairbanks Mortgage Loan Principal Balance”), (b) with respect to any month on or after the third anniversary but prior to the eighth anniversary of the first Distribution Date, 30% of the Original Fairbanks Mortgage Loan Principal Balance, (c) with respect to any month on or after the eighth anniversary but prior to the ninth anniversary of the first Distribution Date, 35% of the Original Fairbanks Mortgage Loan Principal Balance, (d) with respect to any month on or after the ninth anniversary but prior to the tenth anniversary of the first Distribution Date, 40% of the Original Fairbanks Mortgage Loan Principal Balance, (e) with respect to any month on or after the tenth anniversary but prior to the eleventh anniversary of the first Distribution Date, 45% of the Original Fairbanks Principal Balance and (f) with respect to any month on or after the eleventh anniversary of the first Distribution Date, 50% of the Original Fairbanks Mortgage Loan Principal Balance.  For purposes of this definition, the term “Realized Losses” shall not include Debt Service Reductions or Deficient Valuations.

Lost Mortgage Note:  Any Mortgage Note the original of which was permanently lost or destroyed and has not been replaced.

Lydian: Lydian Private Bank.

Lydian Serviced Mortgage Loans:  The Mortgage Loans identified as such on the Mortgage Loan Schedule.

Lydian Servicing Agreement:  That certain Reconstituted Servicing Agreement dated as of April 1, 2004 among DLJMC, Lydian and the Master Servicer, and acknowledged by the Trustee and the Trust Administrator.

Master REMIC:  As described in the Preliminary Statement.

Master Servicer:  Wells Fargo.

Maximum Interest Rate:  With respect to the Class V-A-1, Class V-A-2, Class V-A-3, Class V-A-4 and Class V-A-5 Certificates and any Distribution Date, an annual rate equal to the weighted average of the Maximum Mortgage Rates of the Mortgage Loans in the related Loan Group minus the weighted average Expense Fee Rate of the Mortgage Loans in the related Loan Group.  With respect to the Class V-M-1, Class V-M-2 and Class V-M-3 Certificates and any Distribution Date, an annual rate equal to the weighted average of the Maximum Mortgage Rates of the Mortgage Loans in both Loan Group VA and Loan Group VB minus the weighted average Expense Fee Rate of the Mortgage Loans in both Loan Group VA and Loan Group VB.

Maximum Mortgage Rate:  With respect to each Mortgage Loan, the percentage set forth in the related Mortgage Note as the maximum Mortgage Rate thereunder.

MERS:  Mortgage Electronic Registration Systems, Inc., a corporation organized and existing under the laws of the State of Delaware, or any successor thereto.

MERS Mortgage Loan:  Any Mortgage Loan registered with MERS on the MERS System.

MERS® System:  The system of recording transfers of mortgages electronically maintained by MERS.

MIN:  The mortgage identification number for any MERS Mortgage Loan.

Minimum Mortgage Rate:  With respect to each Mortgage Loan, the percentage set forth in the related Mortgage Note as the minimum Mortgage Rate thereunder.

MOM Loan:  Any Mortgage Loan as to which MERS is acting as mortgagee, solely as nominee fro the originator of such Mortgage Loan and its successors and assigns.

Monthly Excess Cashflow:  For any Distribution Date, an amount equal to the sum of the Monthly Excess Interest, Overcollateralization Release Amount, if any, for such date and any Principal Payment Amount remaining after the application of items (i) through (iv) in the distribution thereof pursuant to Section 4.01(II)(b) or (c), as applicable.

Monthly Excess Interest: For any Distribution Date, any Interest Remittance Amount remaining after the application of items (i) through (iv) in the distribution thereof, pursuant to Section 4.01(II)(a).

Moody’s:  Moody’s Investors Service, Inc. or any successor thereto.

Mortgage: With respect to a Mortgage Loan, the mortgage, deed of trust or other instrument creating a first lien on a fee simple or leasehold estate securing a Mortgage Note.

Mortgage File:  For each Mortgage Loan, the Trustee Mortgage File and the Servicer Mortgage File.

Mortgage Guaranty Insurance Policy:  Each policy of primary mortgage guaranty insurance or any replacement policy therefore with respect to any Mortgage Loan.

Mortgage Loans:  Such of the mortgage loans and cooperative loans (if any) transferred and assigned to the Trustee pursuant to the provisions hereof as from time to time are held as a part of the Trust Fund (including any REO Property), the mortgage loans so held being identified in the Mortgage Loan Schedule, notwithstanding foreclosure or other acquisition of title of the related Mortgaged Property.  With respect to each Mortgage Loan that is a Cooperative Loan, if any, “Mortgage Loan” shall include, but not be limited to, the related Mortgage Note, Security Agreement, Assignment of Proprietary Lease, Recognition Agreement, Cooperative Shares and Proprietary Lease and, with respect to each Mortgage Loan other than a Cooperative Loan, “Mortgage Loan” shall include, but not be limited to the related Mortgages and the related Mortgage Notes.

Mortgage Loan Purchase Price:  The price, calculated as set forth in Section 11.01, to be paid in connection with the purchase of the Mortgage Loans pursuant to an Optional Termination of the Trust Fund.

Mortgage Loan Schedule:  The list of Mortgage Loans (as from time to time amended by the related Seller to reflect the addition of Qualified Substitute Mortgage Loans and the purchase of Mortgage Loans pursuant to Section 2.02 or 2.03) transferred to the Trustee as part of the Trust Fund and from time to time subject to this Agreement, attached hereto as Schedule I, setting forth the following information with respect to each Mortgage Loan and applicable Servicer by Loan Group:

1.

the Mortgage Loan identifying number;

2.

the Mortgagor’s name;

3.

the street address of the Mortgaged Property including the state and zip code;

4.

a code indicating the type of Mortgaged Property (detached single family dwelling, PUD, condominium unit, two- to four-unit residential property or Cooperative Unit) and the occupancy status.

5.

the original months to maturity or the remaining months to maturity from the Cut-off Date, in any case based on the original amortization schedule and, if different, the maturity expressed in the same manner but based on the actual amortization schedule;

6.

the Loan to Value Ratio at origination;

7.

the Mortgage Rate as of the Cut-off Date;

8.

the stated maturity date;

9.

the amount of the Scheduled Payment as of the Cut-off Date;

10.

the original principal amount of the Mortgage Loan;

11.

the principal balance of the Mortgage Loan as of the close of business on the Cut-off Date, after deduction of payments of principal due on or before the Cut-off Date whether or not collected;

12.

a code indicating the purpose of the Mortgage Loan (i.e., purchase, rate and term refinance, equity take out refinance);

13.

whether such Mortgage Loan has a Prepayment Penalty;

14.

reserved;

15.

the Expense Fee Rate as of the Cut-off Date;

16.

the related Servicing Fee Rate (which may be disclosed on the Mortgage Loan Schedule in two parts identified as the master servicing fee and servicing fee or in two parts identified as the “Lender Fee” and the “Mgmt Fee”);

17.

whether such Mortgage Loan is a DLJMC Mortgage Loan or a WMMSC Mortgage Loan;

18.

whether such Mortgage Loan is a Fairbanks Serviced Mortgage Loan, a GreenPoint Serviced Mortgage Loan, a WMMSC Serviced Mortgage Loan, a WFHM Serviced Mortgage Loan, a Lydian Serviced Mortgage Loan or a National City Serviced Mortgage Loan;

19.

the Index that is associated with such Mortgage Loan, if applicable;

20.

the Gross Margin, if applicable;

21.

the Periodic Rate Cap, if applicable;

22.

the Minimum Mortgage Rate, if applicable;

23.

the Maximum Mortgage Rate, if applicable;

24.

the first Adjustment Date after the Cut-off Date, if applicable;

25.

a code indicating whether the Mortgage Loan is a MERS Mortgage Loan and, if so, its corresponding MIN;

26.

the Custodian for such Mortgage Loan; and

With respect to the Mortgage Loans in the aggregate, each Mortgage Loan Schedule shall set forth the following information, as of the Cut-off Date:

1.

the number of Mortgage Loans;

2.

the current aggregate principal balance of the Mortgage Loans as of the close of business on the Cut-off Date, after deduction of payments of principal due on or before the Cut-off Date whether or not collected; and

3.

the weighted average Mortgage Rate of the Mortgage Loans.

Mortgage Note:  The original executed note or other evidence of the indebtedness of a Mortgagor under a Mortgage Loan.

Mortgage Rate:  The annual rate of interest borne by a Mortgage Note.

Mortgaged Property:  The underlying real property securing a Mortgage Loan or, with respect to a Cooperative Loan, the related Cooperative Shares and Proprietary Lease.

Mortgagor:  The obligor on a Mortgage Note.

National City:   National City Mortgage Co., and its successors and assigns.

National City Serviced Mortgage Loans:  The Mortgage Loans identified as such on the Mortgage Loan Schedule, for which National City is the applicable Servicer.

National City Servicing Agreement:  That certain Reconstituted Servicing Agreement dated as of April 1, 2004 among DLJMC, National City and the Master Servicer, and acknowledged by the Trustee and the Trust Administrator.

Net Excess Spread:  With respect to any Distribution Date and Loan Group V, a fraction, expressed as a percentage, the numerator of which is equal to the excess of (x) the Aggregate Loan Group V Balance for the immediately preceding Distribution Date for that Loan Group, multiplied by the product of (A) the Net WAC Rate for Loan Group VA and Loan Group VB and (B) the actual number of days elapsed in the related Accrual Period divided by 360 over (y) the aggregate Current Interest  for Loan Group V for such Distribution Date, and the denominator of which is an amount equal to the Aggregate Loan Group V Balance for the immediately preceding Distribution Date, multiplied by the actual number of days elapsed in the related Accrual Period divided by 360.

Net Funds Cap:  Any of the Class V-A-1 Net Funds Cap, the Group VB Net Funds Cap or the Group V Subordinate Net Funds Cap, as applicable.

Net Liquidation Proceeds:  With respect to any Liquidated Mortgage Loan, the excess of the related Liquidation Proceeds over the sum of Liquidation Expenses, Expense Fees and unreimbursed Advances and Servicing Advances.

Net Mortgage Rate:  As to each Mortgage Loan, and at any time, the per annum rate equal to the Mortgage Rate for such Mortgage Loan less the related Expense Fee Rate.

Net Prepayment Interest Shortfalls: As to any Distribution Date, the amount by which the aggregate of Prepayment Interest Shortfalls during the related Prepayment Period exceeds the Compensating Interest Payment for such Distribution Date.

Net Realized Losses: For any Class of Certificates, other than the Group V Certificates, and any Distribution Date, the excess of (i) the amount of unreimbursed Realized Losses previously allocated to that Class over (ii) the sum of (a) the amount of any increases to the Class Principal Balance of that Class pursuant to Section 4.03 due to Recoveries and (b) amounts previously distributed to such Class pursuant to Section 4.01(I)(A)(e)(xiii).

Net Recovery Realized Losses: For any Class of Certificates, other than the Group V Certificates, and any Distribution Date, the excess of Net Realized Losses for such Distribution Date over the amount distributed pursuant to Section 4.01(I)(A)(e)(xiii) on that Distribution Date.

Net WAC Rate:  As to any Distribution Date and Loan Group, a rate equal to the weighted average of the Net Mortgage Rates on the Mortgage Loans in such Loan Group as of the second preceding Due Date (excluding any such Mortgage Loans that were subject to a Payoff, the principal of which was distributed on the Distribution Date preceding the current Distribution Date) after giving effect to payments due on such Due Date, whether or not received, weighted on the basis of the Stated Principal Balances as of such date reduced by, in the case of Group III and Group IV, the Group III Excess Interest Rate and the Group IV Excess Interest Rate, respectively.  In addition, for any purpose for which the Net WAC Rate is calculated, the interest rate on the Mortgage Loans shall be appropriately adjusted to account for the difference between any counting convention used with respect to the Mortgage Loans and any counting convention used with respect to a REMIC regular interest.

1933 Act:  The Securities Act of 1933, as amended.

Non-Designated Mortgage Loans:  The Mortgage Loans that are not Designated Mortgage Loans, Lydian Mortgage Loans or National City Mortgage Loans.

Nonrecoverable Advance:  Any portion of an Advance or Servicing Advance previously made or proposed to be made by the Master Servicer or a Servicer that, in the good faith judgment of the Master Servicer or a Servicer, will not be ultimately recoverable by the Master Servicer or a Servicer from the related Mortgagor, related Liquidation Proceeds or otherwise from proceeds or collections on the related Mortgage Loan.

Notional Amount Certificates:  As specified in the Preliminary Statement.

Offered Certificates:  As specified in the Preliminary Statement.

Officer’s Certificate:  A certificate signed by the Chairman of the Board, any Vice Chairman of the Board, the President, an Executive Vice President, Senior Vice President, a Vice President, or other authorized officer, the Treasurer, the Secretary, or one of the Assistant Treasurers or Assistant Secretaries of the Depositor, the Sellers, the Master Servicer, the Servicers, the Special Servicer, a Sub Servicer, the Trustee or the Trust Administrator, as the case may be, and delivered to the Depositor, the Sellers, the Master Servicer, the Special Servicer, the Servicers, the Trustee or the Trust Administrator, as required by this Agreement.

Opinion of Counsel:  A written opinion of counsel, who may be counsel for the Depositor, the Master Servicer or a Servicer, reasonably acceptable to the Trustee and the Trust Administrator.  With respect to the definition of Eligible Account in this Article I and Sections 2.05 and 7.04 hereof and any opinion dealing with the qualification of each REMIC created hereunder or compliance with the REMIC Provisions, such counsel must (i) in fact be independent of the Depositor, the Master Servicer and such Servicer, (ii) not have any direct financial interest in the Depositor, the Master Servicer or such Servicer or in any affiliate of either of them and (iii) not be connected with the Depositor, the Master Servicer or such Servicer as an officer, employee, promoter, underwriter, trustee, partner, director or Person performing similar functions.

Optional Termination:  The purchase of the Mortgage Loans pursuant to Section 11.01.

Optional Termination Date:  The date fixed by a Terminating Entity for the purchase of the Mortgage Loans pursuant to Section 11.01.

OTS:  The Office of Thrift Supervision.

Outsourcer:  As defined in Section 3.02.

Overcollateralization Amount: For any Distribution Date, an amount equal to the amount, if any, by which (x) the Aggregate Loan Group V Balance for such Distribution Date exceeds (y) the aggregate Class Principal Balance of the Group V Certificates after giving effect to payments on such Distribution Date.

Overcollateralization Deficiency:  For any Distribution Date, the amount, if any, by which (x) the Targeted Overcollateralization Amount for such Distribution Date exceeds (y) the Overcollateralization Amount for such Distribution Date, calculated for this purpose after giving effect to the reduction on such Distribution Date of the aggregate Class Principal Balance of the Group V Certificates resulting from the payment of the Principal Payment Amount on such Distribution Date but prior to allocation of any Applied Loss Amount on the Group V Certificates on such Distribution Date.

Overcollateralization Release Amount:  For any Distribution Date, an amount equal to the lesser of (x) the Principal Remittance Amount for both Loan Group VA and Loan Group VB for such Distribution Date and (y) the amount, if any, by which (1) the Overcollateralization Amount for such date, calculated for this purpose on the basis of the assumption that 100% of the aggregate of the Principal Remittance Amount for both Loan Group VA and Loan Group VB for such date is applied on such date in reduction of the aggregate of the Class Principal Balances of the Group V Certificates, exceeds (2) the Targeted Overcollateralization Amount for such date.

Participant:  A broker, dealer, bank, other financial institution or other Person for whom DTC effects book-entry transfers and pledges of securities deposited with DTC.

Par Value:  As defined in Section 11.01.

Pass-Through Entity:  (a) a regulated investment company described in Section 851 of the Code, a real estate investment trust described in Section 856 of the Code, a common trust fund or an organization described in Section 1381(a) of the Code, (b) any partnership, trust or estate or (c) any person holding a Class A Certificate as nominee for another person.

Pass-Through Rate:  For any interest-bearing Class of Certificates, the per annum rate set forth or calculated in the manner described in the Preliminary Statement.  Interest on the Certificates, other than the Class V-A-1, Class V-A-2, Class V-A-3, Class V-A-4, Class V1-A-5, Class V-M-1, Class V-M-2 and Class V-M-3 Certificates, will be computed on the basis of a 360 day year comprised of twelve 30 day months.  Interest on the Group V Certificates (with respect to the Class V-X Certificates, to the extent it is entitled to interest from Loan Group V) will be computed on the basis of a 360-day year and the actual number of days elapsed in the related Accrual Period.

Payahead:  Any Scheduled Payment intended by the related Mortgagor to be applied in a Collection Period subsequent to the Collection Period in which such payment was received.

Payoff:  Any payment of principal on a Mortgage Loan equal to the entire outstanding Stated Principal Balance of such Mortgage Loan, if received in advance of the last scheduled Due Date for such Mortgage Loan and accompanied by an amount of interest equal to accrued unpaid interest on the Mortgage Loan to the date of such payment in full.

Payoff Earnings:  For any Distribution Date, with respect to a WMMSC Serviced Mortgage Loan, on which Payoff was received by WMMSC during the related Prepayment Period, the aggregate of the interest earned by WMMSC from investment of each such Payoff from the date of receipt of such Payoff until the Business Day immediately preceding the related Distribution Date (net of investment losses).

Payoff Interest: For any Distribution Date with respect to each WMMSC Serviced Mortgage Loan for which a Payoff was received on or after the first calendar day of the month of such Distribution Date and before the 15th calendar day of such month, an amount of interest thereon at the applicable Net Mortgage Rate from the first day of such month through the day of receipt thereof; to the extent (together with Payoff Earnings and the portion of the aggregate Servicing Fee described in clause (i) of the definition of Compensating Interest Payment payable by WMMSC) not required to be distributed as a Compensating Interest Payment on such Distribution Date, Payoff Interest shall be payable to WMMSC as additional servicing compensation.

For any Distribution Date with respect to each Fairbanks Serviced Mortgage Loan for which a Payoff was received on or after the first calendar day of the month of such Distribution Date and before the 15th calendar day of such month, an amount of interest thereon at the applicable Net Mortgage Rate from the first day of such month through the day of receipt thereof.

Percentage Interest: As to any Certificate, either the percentage set forth on the face thereof or equal to the percentage obtained by dividing the Denomination of such Certificate by the aggregate of the Denominations of all Certificates of the same Class.

Person:  Any individual, corporation, partnership, joint venture, association, joint stock company, trust, unincorporated organization or government, or any agency or political subdivision thereof.

Physical Certificates:  As set forth in the Preliminary Statement.

Pledge Instruments:  With respect to each Cooperative Loan, the Stock Power, the Assignment of Proprietary Lease and the Security Agreement.

Prepayment Interest Shortfall:  As to any Mortgage Loan, Distribution Date and Principal Prepayment (other than a Payoff on a WMMSC Serviced Mortgage Loan, WFHM Serviced Mortgage Loan or a Fairbanks Serviced Mortgage Loan received during the period from and including the first day to and including the 14th day of the month of such Distribution Date) received during the related Prepayment Period, the difference between (i) one full month’s interest at the applicable Mortgage Rate (giving effect to any applicable Relief Act Reduction, Debt Service Reduction and Deficient Valuation), as reduced by the Servicing Fee Rate, if applicable, on the outstanding principal balance of such Mortgage Loan immediately prior to such prepayment or, if such Principal Prepayment is a Curtailment, the principal amount of such Curtailment and (ii) the amount of interest actually received with respect to such Mortgage Loan in connection with such Principal Prepayment, net of the Servicing Fee, if applicable.

Prepayment Penalty:  With respect to any Mortgage Loan, any penalty, fee or premium required to be paid if the Mortgagor prepays such Mortgage Loan as provided in the related Mortgage Note or Mortgage.

Prepayment Period:  With respect to each Distribution Date and each Payoff with respect to a WMMSC Serviced Mortgage Loan, WFHM Serviced Mortgage Loan or Fairbanks Serviced Mortgage Loan, the related “Prepayment Period” will commence on the 15th day of the month preceding the month in which the related Distribution Date occurs (or, in the case of the first Distribution Date, commencing on the Cut-off Date) and will end on the 14th day of the month in which such Distribution Date occurs.  With respect to each Distribution Date and each Payoff with respect to any other Mortgage Loans and all Curtailments, the related “Prepayment Period” will be the calendar month preceding the month in which the related Distribution Date occurs.

Principal Payment Amount: For any Distribution Date and Loan Group I, Loan Group II, Loan Group III or Loan Group IV, the sum of (i) the principal portion of the Scheduled Payments on the Mortgage Loans in such Loan Group due on the related Due Date, (ii) the principal portion of repurchase proceeds received with respect to any Mortgage Loan in such Loan Group which was repurchased as permitted or required by this Agreement during the calendar month preceding the month of such Distribution Date and (iii) any other unscheduled payments of principal which were received on the Mortgage Loans in such Loan Group during the related calendar month preceding the month of such Distribution Date, other than Principal Prepayments or Liquidation Principal.

For any Distribution Date and Loan Group V, an amount equal to the Principal Remittance Amount for both Loan Group VA and Loan Group VB for such date minus the Overcollateralization Release Amount, if any, for such date.

Principal Prepayment:  Any payment of principal on a Mortgage Loan which constitutes a Payoff or Curtailment.

Principal Prepayment Amount:  For any Distribution Date and Loan Group I, Loan Group II, Loan Group III or Loan Group IV, the sum of (i) all Principal Prepayments relating to the Mortgage Loans in such Loan Group which were received during the related Prepayment Period and (ii) all Recoveries received during the calendar month preceding the month of that distribution date.

Principal Remittance Amount: For any Distribution Date and either Loan Group VA or Loan Group VB, an amount equal to the sum of (1) all principal collected (other than Payaheads) or advanced in respect of Scheduled Payments on the Mortgage Loans in such Loan Group during the related Collection Period (less unreimbursed Advances, Servicing Advances and other amounts due to the Servicers, the Trustee, the Master Servicer and the Trust Administrator with respect to the Mortgage Loans in such Loan Group, to the extent allocable to principal) and the principal portion of Payaheads previously received on the Mortgage Loans in such Loan Group and intended for application in the related Collection Period, (2) all Principal Prepayments received on the Mortgage Loans in such Loan Group during the related Prepayment Period, (3) the Purchase Price of each Mortgage Loan in such Loan Group that was repurchased by a Seller or purchased by the Special Servicer pursuant to Section 3.11(g) or the holder of the Subordinate Certificates pursuant to Section 3.11(f), during the related Collection Period and the principal proceeds of any purchase of Mortgage Loans in such Loan Group by the Terminating Entity pursuant to Section 11.01 in an amount not exceeding the principal portion of the Par Value with respect to such Mortgage Loans, (4) the portion of any Substitution Adjustment Amount paid with respect to any Deleted Mortgage Loans in such Loan Group during the related Collection Period allocable to principal and (5) all Net Liquidation Proceeds (net of unreimbursed Advances, Servicing Advances and other expenses, to the extent allocable to principal) and any other Recoveries collected with respect to the Mortgage Loans in such Loan Group during the related Collection Period, to the extent allocable to principal.

Principal Transfer Amount:  For any Distribution Date and each Undercollateralized Group, the excess, if any, of the aggregate Class Principal Balance of the Class A Certificates related to such Undercollateralized Group over the aggregate Stated Principal Balance of the Mortgage Loans in such Group.

Private Certificates:  As set forth in the Preliminary Statement.

Proprietary Lease:  The lease on a Cooperative Unit evidencing the possessory interest of the owner of the Cooperative Shares in such Cooperative Unit.

Pro Rata Share:  As to any Distribution Date and the Class C-B-1, Class C-B-2, Class C-B-3, Class C-B-4, Class C-B-5 and Class C-B-6 Certificates, the portion of the Subordinate Principal Distribution Amount allocable to such Class, equal to the product of the Subordinate Principal Distribution Amount on such Distribution Date and a fraction, the numerator of which is the related Class Principal Balance of such Class and the denominator of which is the aggregate of the Class Principal Balances of the Group C-B Certificates.

Prospectus:  The Prospectus, dated March 26, 2004, relating to the offering by the Depositor from time to time of its Mortgage Backed Pass-Through Certificates (Issuable in Series) in the form in which it was or will be filed with the Securities and Exchange Commission pursuant to Rule 424(b) under the 1933 Act with respect to the offer and sale of the offered certificates.

Prospectus Supplement: The Prospectus Supplement, dated April 28, 2004, relating to the offering of the Offered Certificates in the form in which it was or will be filed with the Securities and Exchange Commission pursuant to Rule 424(b) under the 1933 Act with respect to the offer and sale of the offered certificates.

PUD:  Planned Unit Development.

Purchase Price:  With respect to any Mortgage Loan required to be purchased by a Seller pursuant to Section 2.02 or 2.03, purchased by a holder of certain Certificates pursuant to Section 3.11(f), or purchased at the option of the Special Servicer pursuant to Section 3.11(g), the sum of (i) 100% of the unpaid principal balance of the Mortgage Loan on the date of such purchase, (ii) accrued and unpaid interest on the Mortgage Loan at the applicable Mortgage Rate (reduced by the related Servicing Fee Rate, if the purchaser is also the Servicer thereof) from the date through which interest was last paid by the Mortgagor to the Due Date in the month in which the Purchase Price is to be distributed to Certificateholders, (iii) in the case of a Mortgage Loan purchased by a Seller, the amount of any unreimbursed Servicing Advances made by a Servicer, if such Servicer is not the related Seller, with respect to such Mortgage Loan or, in the case of a Mortgage Loan purchased by the Special Servicer, any unreimbursed Servicing Advances payable to any Servicer (other than the Servicer or Special Servicer, as the case may be, which is purchasing such Mortgage Loans) and (iv) with respect to any purchase by a Seller pursuant to Section 2.03, any costs and damages actually incurred and paid by or on behalf of the Trust in connection with any breach of the representation and warranty set forth in Schedule IIIA(viii) and Schedule IIIB(viii), as applicable, as a result of a violation of a predatory or abusive lending law applicable to such Mortgage Loan.  With respect to any Mortgage Loan required or allowed to be purchased, the Special Servicer, the Certificateholder or the related Seller, as applicable, shall deliver to the Trustee and the Trust Administrator an Officer’s Certificate as to the calculation of the Purchase Price.

Qualified Insurer:  A mortgage guaranty insurance company duly qualified as such under the laws of the state of its principal place of business and each state having jurisdiction over such insurer in connection with the insurance policy issued by such insurer, duly authorized and licensed in such states to transact a mortgage guaranty insurance business in such states and to write the insurance provided by the insurance policy issued by it, approved as a FNMA  or FHLMC approved mortgage insurer or having a claims paying ability rating of at least “AA” or equivalent rating by a nationally recognized statistical rating organization.  Any replacement insurer with respect to a Mortgage Loan must have at least as high a claims paying ability rating as the insurer it replaces had on the Closing Date.

Qualified Substitute Mortgage Loan:  One or more mortgage Loans substituted by a Seller for one or more Deleted Mortgage Loans which must, on the date of such substitution, as confirmed in a Request for Release, substantially in the form of Exhibit K, individually or in the aggregate and on a weighted average basis, as applicable (i) have a Stated Principal Balance, after deduction of the principal portion of the Scheduled Payment due in the month of substitution, not in excess of, and not more than 10% less than the Stated Principal Balance of the Deleted Mortgage Loan; (ii) be accruing interest at a rate no lower than and not more than 1% per annum higher than, that of the Deleted Mortgage Loan; (iii) have a Loan to Value Ratio no higher than that of the Deleted Mortgage Loan; (iv) have a remaining term to maturity not more than one year greater than or less than that of the Deleted Mortgage Loan; provided that the remaining term to maturity of any such Mortgage Loan shall be no greater than the last maturing Mortgage Loan immediately prior to any substitution; (v) have a Maximum Mortgage Rate and Minimum Mortgage Rate not less than the respective such rates for the Deleted Mortgage Loan, have a Gross Margin equal to or greater than the Deleted Mortgage Loan and have the same Index as the Deleted Mortgage Loan; (vi) not be a Cooperative Loan unless the Deleted Mortgage Loan was a Cooperative Loan and (vii)  comply with each representation and warranty set forth in Section 2.03(b).

Rating Agencies:  Moody’s and S&P, or any successor to either of them.

Ratings:  As of any date of determination, the ratings, if any, of the Certificates as assigned by the Rating Agencies.

Realized Loss: With respect to any Mortgage Loan, (1) with respect to each Liquidated Mortgage Loan, an amount (not less than zero or more than the Stated Principal Balance of the Mortgage Loan) as of the date of such liquidation, equal to (i) the Stated Principal Balance of the Liquidated Mortgage Loan as of the date of such liquidation, plus (ii) interest at the applicable Net Mortgage Rate from the related Due Date as to which interest was last paid or advanced (and not reimbursed) to Certificateholders up to the related Due Date in the month in which Liquidation Proceeds are required to be distributed on the Stated Principal Balance of such Liquidated Mortgage Loan from time to time, minus (iii) the Net Liquidation Proceeds, if any, received during the month in which such liquidation occurred, to the extent applied as recoveries of interest at the Net Mortgage Rate and to principal of the Liquidated Mortgage Loan; (2) for any Mortgage Loan subject to a Deficient Valuation, the excess of the Stated Principal Balance of that Mortgage Loan over the principal amount as reduced in connection with the proceedings resulting in the Deficient Valuation; or (3) for any Debt Service Reduction Mortgage Loan, the present value of all monthly Debt Service Reductions on the Mortgage Loan, assuming that the mortgagor pays each Scheduled Payment on the applicable Due Date and that no Principal Prepayments are received on the Mortgage Loan, discounted at the applicable Mortgage Rate.

Recognition Agreement:  An Agreement among a Cooperative Corporation, a lender and a Mortgagor with respect to a Cooperative Loan whereby such parties (i) acknowledge that such lender may make, or intends to make, such Cooperative Loan, (ii) make certain agreements with respect to such Cooperative Loan.

Record Date:  With respect to any Distribution Date and the Certificates other than the LIBOR Certificates held in Book-Entry Form, the close of business on the last Business Day of the month preceding the month in which the applicable Distribution Date occurs.  With respect to the LIBOR Certificates that are not Physical Certificates and any Distribution Date, the close of business on the Business Day immediately preceding such Distribution Date; provided, however, that following the date on which Definitive Certificates for a Class of LIBOR Certificates are available pursuant to Section 6.09, the Record Date shall be the close of business on the last Business Day of the calendar month immediately preceding the month of such Distribution Date.

Recovery:  With respect to any Distribution Date and Mortgage Loan that became a Liquidated Mortgage Loan in a month preceding the month prior to the Distribution Date, an amount received in respect of principal on such mortgage loan which has previously been allocated as a Realized Loss or Applied Loss Amount to a class or classes of certificates, net of reimbursable expenses.

Reference Bank Rate:  As to any Accrual Period relating to the LIBOR Certificates as follows:  the arithmetic mean (rounded upwards, if necessary, to the nearest one sixteenth of a percent) of the offered rates for United States dollar deposits for one month which are offered by the Reference Banks as of 11:00 A.M., London time, on the Interest Determination Date prior to the first day of such Accrual Period to prime banks in the London interbank market for a period of one month in amounts approximately equal to the aggregate Class Principal Balance of the LIBOR Certificates; provided that at least two such Reference Banks provide such rate.  If fewer than two offered rates appear, the Reference Bank Rate will be the arithmetic mean of the rates quoted by one or more major banks in New York City, selected by the Trust Administrator after consultation with DLJMC, as of 11:00 A.M., New York City time, on such date for loans in U.S. Dollars to leading European banks for a period of one month in amounts approximately equal to the aggregate Class Principal Balance of the LIBOR Certificates.  If no such quotations can be obtained, the Reference Bank Rate shall be the Reference Bank Rate applicable to the preceding Accrual Period.

Reference Banks:  Three major banks that are engaged in the London interbank market, selected by the Trust Administrator after consultation with DLJMC.

Registration Statement:  That certain registration statement on Form S 3, as amended (Registration No. 333 107055), relating to the offering by the Depositor from time to time of its Mortgage Backed Pass-Through Certificates (Issuable in Series) as heretofore declared effective by the Securities and Exchange Commission.

Regular Certificates:  All of the Certificates other than the Class AR and Class AR-L Certificates.

Relief Act:  The Servicemembers Civil Relief Act, as amended, and any similar state statute.

Relief Act Reductions:  With respect to any Distribution Date and any Mortgage Loan as to which there has been a reduction in the amount of interest collectible thereon for the most recently ended calendar month that may be attributable to a prior month, if applicable, as a result of the application of the Relief Act, the amount, if any, by which (i) interest collected on such Mortgage Loan during the most recently ended calendar month is less than (ii) interest accrued thereon for such month pursuant to the Mortgage Note.

REMIC:  A “real estate mortgage investment conduit”, within the meaning of Section 860D of the Code.  Reference herein to REMIC refers to the Master REMIC, Subsidiary REMIC 1A, Subsidiary REMIC 1B, Subsidiary REMIC 2 and Subsidiary REMIC 3, as the context requires.

REMIC Election:  An election, for federal income tax purposes, to treat certain assets as a REMIC.

REMIC Provisions:  Provisions of the federal income tax law relating to real estate mortgage investment conduits, which appear at sections 860A through 860G of Subchapter M of Chapter 1 of the Code, and related provisions, and regulations promulgated thereunder, as the foregoing may be in effect from time to time.

REO Property:  A Mortgaged Property acquired by the Trust Fund through foreclosure or deed in lieu of foreclosure in connection with a defaulted Mortgage Loan.

Required Basis Risk Reserve Fund Amount:  With respect to any Distribution Date on which the Net Excess Spread is less than 0.25%, the greater of (a) $5,000 and (b) the product of 0.50% and the Aggregate Loan Group V Balance for such Distribution Date.  With respect to any Distribution Date on which the Net Excess Spread is equal to or greater than 0.25%, $5,000.

Required Basis Risk Reserve Fund Deposit:  With respect to any Distribution Date on which the Net Excess Spread is less than 0.25%, the excess of (i) the greater of (a) $5,000 and (b) the product of 0.50% and the Aggregate Loan Group V Balance for such Distribution Date over (ii) the amount of funds on deposit in the Basis Risk Reserve Fund prior to deposits thereto on such Distribution Date.  With respect to any Distribution Date on which the Net Excess Spread is equal to or greater than 0.25%, the excess of (i) $5,000 over (ii) the amount of funds on deposit in the Basis Risk Reserve Fund prior to deposits thereto on such Distribution Date.

Required Insurance Policy:  With respect to any Non-Designated Mortgage Loan, any insurance policy that is required to be maintained from time to time under this Agreement in respect of such Mortgage Loan or the related Mortgaged Property.

Residual Certificates:  The Class AR and Class AR-L Certificates.

Responsible Officer:  When used with respect to the Trustee or the Trust Administrator, shall mean any officer within the corporate trust department of the Trustee or the Trust Administrator, respectively, including any Assistant Vice President, the Secretary, any Assistant Secretary, the Treasurer, any Assistant Treasurer, any Trust Officer or any other officer of the Trustee or the Trust Administrator customarily performing functions similar to those performed by any of the above designated officers and also, with respect to a particular matter, any other officer to whom such matter is referred because of such officer’s knowledge of and familiarity with the particular subject.

Rolling Three Month Delinquency Rate: For any Distribution Date will be the fraction, expressed as a percentage, equal to the average of the Delinquency Rates for each of the three (or one and two, in the case of the first and second Distribution Dates) immediately preceding months.

Rule 144A:  Rule 144A under the 1933 Act, as in effect from time to time.

S&P:  Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc., or any successor thereto.

Scheduled Payment:  The scheduled monthly payment on a Mortgage Loan due on any Due Date allocable to principal and/or interest on such Mortgage Loan pursuant to the terms of the related Mortgage Note.

Security Agreement: With respect to a Cooperative Loan, the agreement or mortgage creating a security interest in favor of the originator of the Cooperative Loan in the related Cooperative Shares.

Seller:  DLJMC or WMMSC, as applicable.

Senior Certificates:  As specified in the Preliminary Statement.

Senior Liquidation Amount:  The Group I Senior Liquidation Amount, the Group II Senior Liquidation Amount, the Group III Senior Liquidation Amount or the Group IV Senior Liquidation Amount, as applicable.

Senior Percentage:  The Group I Senior Percentage, Group II Senior Percentage, Group III Senior Percentage or Group IV Senior Percentage, as applicable.

Senior Prepayment Percentage:  The Senior Prepayment Percentage for any Distribution Date occurring during the seven years beginning on the first Distribution Date for each of Loan Group I, Loan Group II, Loan Group III, Loan Group IV and Loan Group V will equal 100%.  The Senior Prepayment Percentage for any Distribution Date occurring on or after the seventh anniversary of the first Distribution Date for each such Loan Group will be as follows:  for any Distribution Date in the first year thereafter, the related Senior Percentage plus 70% of the related Subordinate Percentage for such Distribution Date; for any Distribution Date in the second year thereafter, the related Senior Percentage plus 60% of the related Subordinate Percentage for such Distribution Date; for any Distribution Date in the third year thereafter, the related Senior Percentage plus 40% of the related Subordinate Percentage for such Distribution Date; for any Distribution Date in the fourth year thereafter, the related Senior Percentage plus 20% of the related Subordinate Percentage for such Distribution Date; and for any Distribution Date thereafter, the related Senior Percentage for such Distribution Date (unless (i) on any of the foregoing Distribution Dates a Senior Percentage exceeds the initial related Senior Percentage, in which case the Senior Prepayment Percentage for each Group for that Distribution Date will once again equal 100%, (ii) if on or before the Distribution Date in April 2007, the Group C-B Percentage is greater than or equal to twice the Group C-B Percentage as of the Closing Date, in which case the Senior Prepayment Percentage for each Group will equal the related Senior Percentage, plus 50% of the related Subordinate Percentage for that Distribution Date, or (iii) if after the Distribution Date in April 2007, the Group C-B Percentage is greater than or equal to twice the Group C-B Percentage as of the Closing Date, then the Senior Prepayment Percentage for each Group for such Distribution Date will equal the related Senior Percentage).

Notwithstanding the foregoing, the Senior Prepayment Percentage for any of Loan Group I, Loan Group II, Loan Group III or Loan Group IV shall equal 100% for any Distribution Date as to which (i) the outstanding principal balance of the Mortgage Loans in the related Loan Group, delinquent 60 days or more (including all REO Properties and Mortgage Loans in foreclosure) (averaged over the preceding six month period), as a percentage of the related aggregate Subordinate Component Balance as of such Distribution Date is equal to or greater than 50% or (ii) cumulative Realized Losses for the Mortgage Loans in the related Loan Group exceed (a) with respect to any Distribution Date prior to the third anniversary of the first Distribution Date, 20% of the related aggregate Subordinate Component Balance as of the Closing Date (the “Original Subordinate Principal Balance”), (b) with respect to any Distribution Date on or after the third anniversary but prior to the eighth anniversary of the first Distribution Date, 30% of the related Original Subordinate Principal Balance, (c) with respect to any Distribution Date on or after the eighth anniversary but prior to the ninth anniversary of the first Distribution Date, 35% of the related Original Subordinate Principal Balance, (d) with respect to any Distribution Date on or after the ninth anniversary but prior to the tenth anniversary of the first Distribution Date, 40% of the related Original Subordinate Principal Balance, (e) with respect to any Distribution Date on or after the tenth anniversary but prior to the eleventh anniversary of the first Distribution Date, 45% of the related Original Subordinate Principal Balance and (f) with respect to any Distribution Date on or after the eleventh anniversary of the first Distribution Date, 50% of the Original Subordinate Principal Balance.

If the Senior Prepayment Percentage for one Loan Group equals 100% due to the limitations set forth above, then the Senior Prepayment Percentage for the other Loan Groups will equal 100%.

If on any Distribution Date the allocation to a Class of Senior Certificates then entitled to distributions of Principal Prepayments and other amounts in the percentage required above would reduce the outstanding Class Principal Balance of that Class below zero, the distribution to that Class of Senior Certificates of the Senior Prepayment Percentage of those amounts for such Distribution Date shall be limited to the percentage necessary to reduce the related Class Principal Balance to zero.

Senior Principal Distribution Amount:  The Group I Senior Principal Distribution Amount, Group II Senior Principal Distribution Amount, Group III Senior Principal Distribution Amount or Group IV Senior Principal Distribution Amount, as applicable.

Servicers:  Fairbanks, GreenPoint, WFHM, WMMSC and Wilshire to the extent it has taken over the servicing of one or more Mortgage Loans pursuant to Section 3.19 and, in each case, any successor in interest thereto or any successor servicer appointed as provided herein.

Servicer Employee:  As defined in Section 3.18.

Servicer Mortgage File:  All documents pertaining to a Mortgage Loan not required to be included in the Trustee Mortgage File and held by the Master Servicer or the related Servicer or any Sub Servicer.

Servicing Advance:  With respect to the Non-Designated Mortgage Loans, all customary, reasonable and necessary “out of pocket” costs and expenses incurred in the performance by a Servicer of its servicing obligations related to such Mortgage Loans, including, but not limited to, the cost (including reasonable attorneys’ fees and disbursements) of (i) the preservation, restoration and protection of a Mortgaged Property, (ii) compliance with the obligations under Section 3.11 and any enforcement or judicial proceedings, including foreclosures, (iii) the management and liquidation of any REO Property (including default management and similar services, appraisal services and real estate broker services), (iv) any expenses incurred by a Servicer in connection with obtaining an environmental inspection or review pursuant to the second paragraph of Section 3.11(a), (v) compliance with the obligations under Section 3.09, (vi) locating any documents missing from the Trustee’s Mortgage File and (vii) obtaining broker price opinions.  In no event will any Servicer be required to make any Servicing Advance which would constitute a Nonrecoverable Advance.

With respect to the National City Mortgage Loans, Servicing Advance shall have the meaning assigned to such term in the National City Servicing Agreement.

With respect to the Lydian Mortgage Loans, Servicing Advance shall have the meaning assigned to such term in the Lydian Servicing Agreement.

Servicing Fee:  As to each Mortgage Loan and any Distribution Date, an amount equal to one month’s interest at the Servicing Fee Rate on the Stated Principal Balance of such Mortgage Loan as of the Due Date in the month of such Distribution Date (prior to giving effect to any Scheduled Payments due on such Mortgage Loan on such Due Date), subject to reduction as provided in Section 3.14.

Servicing Fee Rate:  As to each Mortgage Loan, the per annum rate set forth on the related Mortgage Loan Schedule.

Servicing Officer:  Any officer of a Servicer involved in, or responsible for, the administration and servicing of the related Mortgage Loans whose name and specimen signature appear on a list of servicing officers furnished to the Trustee and the Trust Administrator by a Servicer on the Closing Date pursuant to this Agreement, as such list may from time to time be amended and delivered to the Trustee and Trust Administrator.

Special Event of Default:  An Event of Default under Section 8.01(b) which arises solely from the cumulative effect of a breach or breaches by WMMSC of its agreements as set forth in clauses (i)(x) through (z), inclusive, of the first paragraph of Section 2.07(g).

Special Hazard Loss: A Realized Loss (or portion thereof) with respect to a Mortgage Loan arising from any direct physical loss or damage to a Mortgaged Property which is not covered by a standard hazard maintenance policy with extended coverage or by a flood insurance policy, if applicable (or which would not have been covered by such a policy had such a policy been maintained), which is caused by or results from any cause except: (i) wear and tear, deterioration, rust or corrosion, mold, wet or dry rot, inherent vice or latent defect, animals, birds, vermin, insects; (ii) settling, subsidence, cracking, shrinkage, bulging or expansion of pavements, foundations, walls, floors, roofs or ceilings; (iii) errors in design, faulty workmanship or faulty materials, unless the collapse of the property or part thereof ensues and then only for the ensuing loss; (iv) nuclear or chemical reaction or nuclear radiation or radioactive or chemical contamination, all whether controlled or uncontrolled, and whether such loss be direct or indirect, proximate or remote; (v) hostile or warlike action in time of peace or war, including action in hindering, combating or defending against an actual, impending or expected attack (a) by any government of sovereign power, de jure or de facto, or by any authority maintaining or using military, naval or air forces, (b) by military, naval or air forces, or (c) by an agent of any such government, power, authority or forces; (vi) any weapon of war employing atomic fission or radioactive force whether in time of peace or war; or (vii) insurrection, rebellion, revolution, civil war, usurped power or action taken by governmental authority in hindering, combating or defending against such occurrence, seizure or destruction under quarantine or customs regulations, confiscation by order of any government or public authority, or risks of contraband or illegal transportation or trade.

Special Hazard Loss Coverage Amount: With respect to the Group C-B Certificates, as of the Closing Date, $6,053,208 subject in each case to reduction from time to time, to be an amount equal on any Distribution Date to the lesser of (a) the greatest of (i) 1% of the sum of the aggregate Stated Principal Balances of the Group I, Group II, Group III and Group IV Mortgage Loans, (ii) twice the principal balance of the largest Mortgage Loan in Loan Group I, Loan Group II, Loan Group III and Loan Group IV and (iii) the aggregate Stated Principal Balances of the Group I, Group II, Group III and Group IV Mortgage Loans secured by Mortgaged Properties located in the single California postal zip code area having the highest aggregate principal balance of any such zip code area and (b) the Special Hazard Loss Coverage Amount as of the Closing Date less the amount, if any, of losses attributable to Special Hazard Losses allocated to the Group C-B Certificates since the Closing Date.  All Stated Principal Balances for the purpose of this definition will be calculated as of the first day of the month preceding such Distribution Date after giving effect to scheduled installments of principal and interest on the Mortgage Loans then due, whether or not paid.  The Special Hazard Loss Coverage Amount may be reduced below the amount set forth above for any Distribution Date with the consent of the Rating Agencies as evidenced by a letter of each Rating Agency to the Trust Administrator to the effect that any such reduction will not result in a downgrading of the current ratings assigned to such Classes of Certificates rated by it.

Special Hazard Loss Coverage Termination Date:  The date on which the Special Hazard Loss Coverage Amount is reduced to zero.

Special Servicer: Wilshire Credit Corporation, and its successors and permitted assigns.

Special Serviced Mortgage Loan:  The Mortgage Loans for which the Special Servicer acts as servicer pursuant to Section 3.19.

Standard Hazard Policy: Each standard hazard insurance policy or replacement therefore referred to in Section 3.09.

Startup Day:  The Closing Date.

Stated Principal Balance:  As to any Mortgage Loan and Due Date, the unpaid principal balance of such Mortgage Loan as of such Due Date as specified in the amortization schedule at the time relating thereto (before any adjustment to such amortization schedule by reason of any moratorium or similar waiver or grace period) after giving effect to any previous Curtailments and Liquidation Proceeds allocable to principal (other than with respect to any Liquidated Mortgage Loan) and to the payment of principal due on such Due Date and irrespective of any delinquency in payment by the related Mortgagor.

Stepdown Date: The date occurring on the later of (x) the Distribution Date in May 2007 and (y) the first Distribution Date on which the Group V Senior Enhancement Percentage (calculated for this purpose after giving effect to payments or other recoveries in respect of the Mortgage Loans in Loan Group V during the related Collection Period but before giving effect to payments on the Group V Certificates on such Distribution Date) is greater than or equal to 12.50%.

Stock Power:  With respect to a Cooperative Loan, an assignment of the stock certificate or an assignment of the Cooperative Shares issued by the Cooperative Corporation.

Streamlined Mortgage Loan:  A Mortgage Loan originated in connection with the refinance of a mortgage loan pursuant to the related Seller’s streamlined documentation program then in effect.

Subordinate Certificates:  As specified in the Preliminary Statement.

Subordinate Component Balance:  For any of Loan Group I, Loan Group II, Loan Group III or Loan Group IV, as of any date of determination, the then outstanding aggregate Stated Principal Balance of the Mortgage Loans in that Loan Group minus the sum of the then outstanding aggregate Class Principal Balance of the related Classes of Class A Certificates.

Subordinate Group VA Balance:  For any Distribution Date will be the Aggregate Loan Group Balance for Loan Group VA as of the first day of the related Collection Period less the Class Principal Balance of the Class V-A-1 Certificates.

Subordinate Group VB Balance:  For any Distribution Date will be the Aggregate Loan Group Balance for Loan Group VB as of the first day of the related Collection Period less the aggregate Class Principal Balances of the Class V-A-2, Class V-A-3, Class V-A-4 and Class V-A-5 Certificates.

Subordinate Liquidation Amount:  For any Distribution Date and any of Loan Group I, Loan Group II, Loan Group III or Loan Group IV, the excess, if any, of the aggregate Liquidation Principal of all Mortgage Loans in that Loan Group which became Liquidated Mortgage Loans during the calendar month preceding the Distribution Date over the Group I Senior Liquidation Amount, Group II Senior Liquidation Amount, Group III Senior Liquidation Amount or Group IV Senior Liquidation Amount, as applicable, for such Distribution Date.

Subordinate Percentage:  As to any Distribution Date and Loan Group I, Loan Group II, Loan Group III or Loan Group IV, the excess of 100% over the related Senior Percentage for that Distribution Date.

Subordinate Prepayment Percentage:  As to any Distribution Date and with respect to Loan Group I, Loan Group II, Loan Group III or Loan Group IV, 100% minus the related Senior Prepayment Percentage for such Distribution Date; provided, however, that if the aggregate Class Principal Balance of the Senior Certificates related to such Loan Group has been reduced to zero, then the Subordinate Prepayment Percentage for such Loan Group will equal 100%.

Subordinate Principal Distribution Amount: With respect to any Distribution Date, the sum of the following amounts for each of Loan Group I, Loan Group II, Loan Group III or Loan Group IV: (i) the related Subordinate Percentage of the related Principal Payment Amount, (ii) the related Subordinate Prepayment Percentage of the related Principal Prepayment Amount, and (iii) the related Subordinate Liquidation Amount; less the amount of certain cross-collateralization payments as made pursuant to Section 4.07.

Subordination Level:  As to any Distribution Date and any Class of Group C-B Certificates, the percentage obtained by dividing the sum of the Class Principal Balances of all Classes of Group C-B Certificates which are subordinate in right of payment to such Class by the sum of the Class Principal Balances of the Group I, Group II, Group III, Group IV and Group C-B Certificates, in each case immediately prior to such Distribution Date.

Substitution Adjustment Amount:  As defined in Section 2.03.

Sub Servicer:  Any other entity with respect to any Non-Designated Mortgage Loan under any Sub Servicing Agreement applicable to such Mortgage Loan and any successors and assigns under such Sub Servicing Agreement.

Sub Servicing Agreement:  Any servicing agreement between a Servicer and a Sub Servicer pursuant to which a Servicer delegates any of its servicing responsibilities with respect to any of the Non-Designated Mortgage Loans.

Targeted Overcollateralization Amount:  For any Distribution Date prior to the Stepdown Date, 0.50% of the Aggregate Loan Group V Balance as of the Cut-off Date; with respect to any Distribution Date on or after the Stepdown Date and with respect to which a Trigger Event is not in effect, the greater of (a) 1.00% of the Aggregate Loan Group V Balance for such Distribution Date, or (b) 0.50% of the Aggregate Loan Group V Balance as of the Cut-off Date; with respect to any Distribution Date on or after the Stepdown Date with respect to which a Trigger Event has occurred and is continuing, the Targeted Overcollateralization Amount for the Distribution Date immediately preceding such Distribution Date.

Tax Matters Person:  The person designated as “tax matters person” in the manner provided under Treasury regulation § 1.860F 4(d) and temporary Treasury regulation § 301.6231(a)(7) 1T.  Initially, the Tax Matters Person shall be the Trust Administrator.

Telerate Page 3750:  The display designated as page 3750 on Bridge Telerate Service (or such other page as may replace page 3750 on that service for the purpose of displaying London interbank offered rates of major banks).

Terminating Entity:  Fairbanks or the entity or entities designated pursuant to Section 7.04(b) of the Agreement.

Termination Date:  The Interest Rate Cap Agreement Payment Date in January 2009.

Transferring Servicer:  As defined in Section 3.19 hereof.

Transferee Affidavit and Agreement:  As defined in Section 6.02(g)(i)(B).

Trigger Event: A Trigger Event will occur for any Distribution Date if either (i) the Rolling Three Month Delinquency Rate as of the last day of the related Collection Period equals or exceeds 48.00% of the Group V Senior Enhancement Percentage for such Distribution Date or (ii) the cumulative Realized Losses as a percentage of the Aggregate Loan Group V Balance on the Closing Date for such Distribution Date is greater than the percentage set forth in the following table:

Range of Distribution Dates	Cumulative Loss Percentage
May 2007 – April 2008	2.800%*
May 2008 – April 2009	2.975%*
May 2009 – April 2010	3.150%*
May 2010 – April 2011	3.325%*
May 2011 and thereafter	3.500%*

_______________

*

The cumulative loss percentages set forth above are applicable to the first Distribution Date in the corresponding range of Distribution Dates.  The cumulative loss percentage for each succeeding Distribution Date in a range increases incrementally by 1/12 of the positive difference between the percentage applicable to the first Distribution Date in that range and the percentage applicable to the first Distribution Date in the succeeding range.

Trust:  The trust created pursuant to this Agreement.

Trust Administrator:  Wells Fargo Bank, N.A., a national banking association, not in its individual capacity, but solely in its capacity as Trust Administrator for the benefit of the Certificateholders under this Agreement, and any successor thereto, as provided herein.

Trust Administrator Fee:  As to each Mortgage Loan and any Distribution Date, an amount equal to one month’s interest at the Trust Administrator Fee Rate on the Stated Principal Balance of such Mortgage Loan calculated as of the first day of the related Collection Period.

Trust Administrator Fee Rate:  As to each Mortgage Loan, a per annum rate equal to 0.00%.

Trust Fund:  The corpus of the trust created by this Agreement consisting of (a) the Mortgage Loans listed in the Mortgage Loan Schedule, including all interest and principal received or receivable by the Depositor on or with respect to the Mortgage Loans after the Cut-off Date, but not including payments of principal and interest due and payable on the Mortgage Loans on or before the Cut-off Date, together with the Mortgage Files relating to the Mortgage Loans, (b) REO Property, (c) the Collection Account, the Certificate Account, the Basis Risk Reserve Fund and all amounts deposited therein pursuant to the applicable provisions of this Agreement, (d) any insurance policies with respect to the Mortgage Loans, (e) the Depositor’s rights under the Assignment and Assumption Agreement, (f) all proceeds of the conversion, voluntary or involuntary, of any of the foregoing into cash or other liquid property and (g) the Trust’s rights under the Interest Rate Cap Agreement.

Trust Receipt and Final Certification:  As defined in Section 2.02(a).

Trust Receipt and Initial Certification:  As defined in Section 2.02(a).

Trustee:  U.S. Bank National Association, a national banking association, not in its individual capacity, but solely in its capacity as trustee for the benefit of the Certificateholders under this Agreement, and any successor thereto, as provided herein.

Trustee Mortgage File:  The mortgage documents listed in Section 2.01 hereof pertaining to a particular Mortgage Loan and any additional documents required to be added to the Trustee Mortgage File pursuant to this Agreement.

Undercollateralized Group:  As defined in Section 4.07(b).

Underwriter’s Exemption:  Prohibited Transaction Exemption 2002-41, 67 Fed. Reg. 54487 (2002), as amended (or any successor thereto), or any substantially similar administrative exemption granted by the U.S. Department of Labor.

U.S. Bank:  U.S. Bank National Association.

U.S. Bank Custodial Agreement:  That certain Custodial Agreement dated as of April 1, 2004 among U.S. Bank, the Trustee and the Trust Administrator.

U.S. Person:  A citizen or resident of the United States, a corporation, partnership or other entity treated as a corporation or partnership for federal income tax purposes created or organized in, or under the laws of, the United States, any State thereof or the District of Columbia, or an estate whose income from sources without the United States is includable in gross income for United States federal income tax purposes regardless of its connection with the conduct of a trade or business within the United States, any trust treated as a United States Person under Code Section 7701(a)(30).

Voting Rights:  The portion of the voting rights of all the Certificates that is allocated to any Certificate for purposes of the voting provisions of this Agreement. At all times during the term of this Agreement, 97% of all Voting Rights shall be allocated among the Class A, Class M, and Class C-B Certificates. The portion of such 97% Voting Rights allocated to each of the Class A, Class M and Class C-B Certificates shall be based on the fraction, expressed as a percentage, the numerator of which is the aggregate Class Principal Balance then outstanding and the denominator of which is the Class Principal Balance of all Classes then outstanding. The Class I-X, Class II-X and Class V-X Certificates shall be allocated 1% of the Voting Rights. Voting Rights shall be allocated among the Certificates within each such Class in proportion to their respective outstanding Class Principal Balances or Notional Amounts.  The Class AR and Class AR-L Certificates shall have no Voting Rights.

Wells Fargo:  Wells Fargo Bank, N.A.

WFHM:  Wells Fargo Home Mortgage, Inc., a California corporation, and its successors and assigns.

WFHM Serviced Mortgage Loans:  The Mortgage Loans identified as such on the Mortgage Loan Schedule, for which WFHM is the applicable Servicer.

WMMSC:  Washington Mutual Mortgage Securities Corp., a Delaware corporation, and its successors and assigns.

WMMSC Mortgage Loans:  The Mortgage Loans identified as such on the Mortgage Loan Schedule for which WMMSC is the applicable Seller.

WMMSC Serviced Mortgage Loans:  The Mortgage Loans identified as such on the Mortgage Loan Schedule, for which WMMSC is the applicable Servicer.  For the avoidance of doubt, no WMMSC Serviced Mortgage Loan is master serviced by the Master Servicer.

ARTICLE II

CONVEYANCE OF MORTGAGE LOANS;

REPRESENTATIONS AND WARRANTIES

SECTION 2.01

Conveyance of Trust Fund.

(a)

The Depositor does hereby establish the Trust and sells, transfers, assigns, delivers, sets over and otherwise conveys to the Trustee in trust for the benefit of the Certificateholders, without recourse, the Depositor’s right, title and interest in and to (a) the Mortgage Loans listed in the Mortgage Loan Schedule, including all interest and principal received or receivable by the Depositor on or with respect to the Mortgage Loans after the Cut-off Date, but not including payments of principal and interest due and payable on the Mortgage Loans on or before the Cut-off Date, together with the Mortgage Files relating to the Mortgage Loans, (b) REO Property, (c) the Collection Account, the Certificate Account, the Basis Risk Reserve Fund and all amounts deposited therein pursuant to the applicable provisions of this Agreement, (d) any insurance policies with respect to the Mortgage Loans, (e) the Depositor’s rights under the Assignment and Assumption Agreement and (f) all proceeds of the conversion, voluntary or involuntary, of any of the foregoing into cash or other liquid property.

(b)

In connection with the transfer and assignment set forth in clause (a) above, the Depositor has delivered or caused to be delivered to a Custodian for the benefit of the Certificateholders, the documents and instruments with respect to each Mortgage Loan as assigned:

(i)   (A)  the original Mortgage Note bearing all intervening endorsements and including any riders to the Mortgage Note, endorsed “Pay to the order of ________________, without recourse” and signed in the name of the last named endorsee by an authorized officer or (B) with respect to any Lost Mortgage Note, a lost note affidavit and indemnity from the related Seller stating that the original Mortgage Note was lost or destroyed, (together with a copy of such Mortgage Note, if available) and indemnifying the Trust Fund against any loss, cost or liability resulting from the failure to deliver the original Mortgage Note;

(ii)   the original of any guarantee executed in connection with the Mortgage Note (if any);

(iii)   for each Mortgage Loan that is not a MERS Mortgage Loan, the original Mortgage, with evidence of recording thereon, or copies certified by the related recording office or if the original Mortgage has not yet been returned from the recording office, a copy certified by or on behalf of the related Seller indicating that such Mortgage has been delivered for recording (the return directions for the original Mortgage should indicate, when recorded, mail to the related Seller) and in the case of each MERS Mortgage Loan, the original Mortgage, noting the presence of the MIN of the related Mortgage Loan and either language indicating that the Mortgage Loan is a MOM Loan if the Mortgage Loan is a MOM Loan or if the Mortgage Loan was not a MOM Loan at origination, the original Mortgage and the assignment thereof to MERS, with evidence of recording indicated thereon or a copy of the Mortgage certified by the public recording office in which such Mortgage has been recorded;

(iv)   the originals of all assumption, modification, consolidation or extension agreements, (or, if an original of any of these documents has not been returned from the recording office, a copy thereof certified by or on behalf of the related Seller, the original to be delivered to such Seller forthwith after return from such recording office) with evidence of recording thereon, if any;

(v)   for each Mortgage Loan that is not a MERS Mortgage Loan, the original Assignment of Mortgage as appropriate, in recordable form, for each Mortgage Loan from the last assignee assigned in blank;

(vi)   for each Mortgage Loan that was not a MERS Mortgage Loan at its origination, the originals of any intervening recorded Assignments of Mortgage, showing a complete chain of assignment from origination to the last assignee, including warehousing assignments, with evidence of recording thereon (or, if an original intervening Assignment of Mortgage has not been returned from the recording office, a copy thereof certified by or on behalf of the related Seller, the original to be delivered to the Custodian forthwith after return from such recording office);

(vii)   the original mortgage title insurance policy, or copy of title commitment (or in appropriate jurisdictions, attorney’s opinion of title and abstract of title); and

(viii)   with respect to a Cooperative Loan, if any, the originals of the following documents or instruments:

(A)

the Cooperative Shares, together with the Stock Power in blank;

(B)

the executed Security Agreement;

(C)

the executed Proprietary Lease and the Assignment of Proprietary Lease to the originator of the Cooperative Loan;

(D)

the executed Recognition Agreement;

(E)

Copies of the original UCC financing statement, and any continuation statements, filed by the originator of such Cooperative Loan as secured party, each with evidence of recording thereof, evidencing the interest of the originator under the Security Agreement and the Assignment of Proprietary Lease;

(F)

Copies of the filed UCC assignments or amendments of the security interest referenced in clause (E) above showing an unbroken chain of title from the originator to the Trust, each with evidence of recording thereof, evidencing the interest of the assignee under the Security Agreement and the Assignment of Proprietary Lease;

(G)

An executed assignment of the interest of the originator in the Security Agreement, the Assignment of Proprietary Lease and the Recognition Agreement, showing an unbroken chain of title from the originator to the Trust; and

(H)

For any Cooperative Loan that has been modified or amended, the original instrument or instruments effecting such modification or amendment.

In addition, in connection with the assignment of any MERS Mortgage Loan, the related Seller agrees that it will cause, at the related Seller’s expense, the MERS® System to indicate that such Mortgage Loans have been assigned by the related Seller to the Trustee in accordance with this Agreement for the benefit of the Certificateholders by including (or deleting, in the case of Mortgage Loans which are repurchased or substituted in accordance with this Agreement) the information required by the MERS® System to (a) identify the Trustee and (b) identify the series of the Certificates issued in connection with such Mortgage Loans.  The Trustee shall confirm, or cause the Custodian to confirm, on the Final Certification of the Custodian that such assignment has occurred.  The related Seller further agrees that it will not, and will not permit a Servicer to, and each related Servicer agrees that it will not, alter the information referenced in this paragraph with respect to any Mortgage Loan during the term of this Agreement unless and until such Mortgage Loan is repurchased or substituted in accordance with the terms of this Agreement.

In the event the Depositor delivers to the Custodian certified copies of any document or instrument set forth in 2.01(b) because of a delay caused by the public recording office in returning any recorded document, the Depositor shall deliver or cause to be delivered to the Custodian, within 60 days of the Closing Date, an Officer’s Certificate which shall (i) identify the recorded document, (ii) state that the recorded document has not been delivered to the Custodian due solely to a delay caused by the public recording office, and (iii) state the amount of time generally required by the applicable recording office to record and return a document submitted for recordation.

In the event that in connection with any Mortgage Loan the Depositor cannot deliver (a) for a Mortgage Loan that is not a MERS Mortgage Loan, the original recorded Mortgage, (b) all interim recorded assignments or (c) the lender’s title policy (together with all riders thereto) satisfying the requirements set forth above, concurrently with the execution and delivery hereof because such document or documents have not been returned from the applicable public recording office in the case of clause (a) or (b) above, or because the title policy has not been delivered to the related Seller or the Depositor by the applicable title insurer in the case of clause (c) above, the Depositor shall promptly deliver to the Custodian, in the case of clause (a) or (b) above, such original Mortgage or such interim assignment, as the case may be, with evidence of recording indicated thereon upon receipt thereof from the public recording office, or a copy thereof, certified, if appropriate, by the relevant recording office and, in the case of clause (c) above, any title policy upon receipt from the applicable title insurer.

As promptly as practicable subsequent to such transfer and assignment, and in any event, within thirty (30) days thereafter, DLJMC shall, at its expense, (i) affix or cause to be affixed the Trustee’s name to each Assignment of Mortgage, as the assignee thereof, (ii) cause such assignment to be in proper form for recording in the appropriate public office for real property records within thirty (30) days after receipt thereof and (iii) cause to be delivered for recording in the appropriate public office for real property records the assignments of the Mortgages to the Trustee, except that, with respect to any assignment of a Mortgage as to which DLJMC has not received the information required to prepare such assignment in recordable form, DLJMC’s obligation to do so and to deliver the same for such recording shall be as soon as practicable after receipt of such information and in any event within thirty (30) days after the receipt thereof, and DLJMC need not cause to be recorded any assignment which relates to a Mortgage Loan in any jurisdiction under the laws of which, as evidenced by an Opinion of Counsel delivered by the Depositor (at the Depositor’s expense) to the Trustee, the Trust Administrator and DLJMC, acceptable to the Rating Agencies, the recordation of such assignment is not necessary to protect the Trustee’s and the Certificateholders’ interest in the related Mortgage Loan.

If any original Mortgage Note referred to in Section 2.01(b)(i) above cannot be located, the obligations of the Depositor to deliver such documents shall be deemed to be satisfied upon delivery to the Custodian of a photocopy of such Mortgage Note, if available, with a lost note affidavit and indemnity.  If any of the original Mortgage Notes for which a lost note affidavit and indemnity was delivered to the Custodian is subsequently located, such original Mortgage Note shall be delivered to the Custodian within three Business Days.

(c)

The Trustee is authorized to enter into one or more Custodial Agreements, at the direction of the Depositor, for the purpose of having a Custodian maintain custody of the documents and instruments referred to in this Section 2.01, and any documents delivered thereunder shall be delivered to the Custodian and any Officer’s Certificates delivered with respect thereto shall be delivered to the Trustee, the Trust Administrator and the Custodian.

(d)

It is the express intent of the parties to this Agreement that the conveyance of the Mortgage Loans by the Depositor to the Trustee as provided in this Section 2.01 be, and be construed as, a sale of the Mortgage Loans by the Depositor to the Trustee.  It is, further, not the intention of the parties to this Agreement that such conveyance be deemed a pledge of the Mortgage Loans by the Depositor to the Trustee to secure a debt or other obligation of the Depositor.  However, in the event that, notwithstanding the intent of the parties to this Agreement, the Mortgage Loans are held to be the property of the Depositor, or if any for any other reason this Agreement is held or deemed to create a security interest in the Mortgage Loans then (a) this Agreement shall also be deemed to be a security agreement within the meaning of Articles 8 and 9 of the New York Uniform Commercial Code; (b) the conveyance provided for in this Section 2.01 shall be deemed to be a grant by the Depositor to the Trustee for the benefit of the Certificateholders of a security interest in all of the Depositor’s right, title and interest in and to the Mortgage Loans and all amounts payable to the holders of the Mortgage Loans in accordance with the terms thereof and all proceeds of the conversion, voluntary or involuntary, of the foregoing into cash, instruments, securities or other property, including without limitation all amounts, other than investment earnings, from time to time held or invested in the Certificate Account, whether in the form of cash, instruments, securities or other property; (c) the possession by the Trustee or any Custodian of such items of property and such other items of property as constitute instruments, money, negotiable documents or chattel paper shall be deemed to be “in possession by the secured party” for purposes of perfecting the security interest pursuant to Section 9 313 of the New York Uniform Commercial Code; and (d) notifications to persons holding such property, and acknowledgments, receipts or confirmations from persons holding such property, shall be deemed notifications to, or acknowledgments, receipts or confirmations from, financial intermediaries, bailees or agents (as applicable) of the Trustee for the benefit of the Certificateholders for the purpose of perfecting such security interest under applicable law (except that nothing in this clause (d) shall cause any person to be deemed to be an agent of the Trustee for any purpose other than for perfection of such security interests unless, and then only to the extent, expressly appointed and authorized by the Trustee in writing).  The Depositor and the Trustee, upon directions from the Depositor, shall, to the extent consistent with this Agreement, take such actions as may be necessary to ensure that, if this Agreement were deemed to create a security interest in the Mortgage Loans, such security interest would be deemed to be a perfected security interest of first priority under applicable law and will be maintained as such throughout the term of this Agreement.

(e)

In addition, on or prior to the Closing Date, the Trustee shall execute the Interest Rate Cap Agreement and the Depositor hereby directs the Trustee to do so.

SECTION 2.02

Acceptance by the Trustee.

(a)

Pursuant to Section 4 of the LaSalle Custodial Agreement and Section 4 of the U.S. Bank Custodial Agreement, each Custodian agrees to execute and deliver on the Closing Date to the Depositor, the Trustee and the Trust Administrator a Trust Receipt and Initial Certification in the form annexed hereto as Exhibit I.  Based on its review and examination, and only as to the documents identified in such Trust Receipt and Initial Certification, the Custodian acknowledges that such documents appear regular on their face and relate to such Mortgage Loan.  The Custodian shall be under no duty or obligation to inspect, review or examine said documents, instruments, certificates or other papers to determine that the same are genuine, enforceable or appropriate for the represented purpose or that they have actually been recorded in the real estate records or that they are other than what they purport to be on their face.

Pursuant to Section 6 of the LaSalle Custodial Agreement and Section 5 of the U.S. Bank Custodial Agreement, not later than 90 days after the Closing Date, the Custodian shall deliver to the Depositor, the Trustee and the Trust Administrator a Trust Receipt and Final Certification in the form annexed hereto as Exhibit J, with any applicable exceptions noted thereon.

Based solely upon the Trust Receipt and Initial Certification received from each Custodian, and subject to the provisions of Section 2.01 and any exceptions noted on the exception report described in the next paragraph below, the Trustee acknowledges receipt of the documents referred to in Section 2.01 above and declares that it holds and will hold such documents and the other documents delivered to it constituting the Mortgage File, and that it holds or will hold all such assets and such other assets included in the definition of the Trust Fund in trust for the exclusive use and benefit of all present and future Certificateholders.

If, in the course of such review, the Custodian finds any document constituting a part of a Mortgage File which does not meet the requirements of Section 2.01, the Custodian shall list such as an exception in the Trust Receipt and Final Certification pursuant to Section 6 of the LaSalle Custodial Agreement and Section 5 of the U.S. Bank Custodial Agreement; provided, however, that the Custodian shall not make any determination as to whether (i) any endorsement is sufficient to transfer all right, title and interest of the party so endorsing, as noteholder or assignee thereof, in and to that Mortgage Note or (ii) any assignment is in recordable form or is sufficient to effect the assignment of and transfer to the assignee thereof under the mortgage to which the assignment relates.

With respect to each Mortgage Loan for which it is the Seller, each Seller shall promptly correct or cure such defect within 90 days from the date it was so notified of such defect and, if such Seller does not correct or cure such defect within such period and such defect materially and adversely affects the interests of Certificateholders in the related Mortgage Loan, such Seller shall either (a) substitute for the related Mortgage Loan a Qualified Substitute Mortgage Loan, which substitution shall be accomplished in the manner and subject to the conditions set forth in Section 2.03, or (b) repurchase such Mortgage Loan within 90 days from the date that the related Seller was notified of such defect in writing at the Purchase Price of such Mortgage Loan; or such longer period not to exceed 720 days from the Closing Date if the substitution or repurchase of a Mortgage Loan pursuant to this provision is required by reason of a delay in delivery of any documents by the appropriate recording office or title insurer, as applicable; provided, however, that a Seller shall have no liability for recording any Assignment of Mortgage in favor of the Trustee or for the Custodian’s failure to record such Assignment of Mortgage, and provided, further, that no Seller shall be obligated to repurchase or cure any Mortgage Loan solely as a result of the Custodian’s failure to record such Assignment of Mortgage.  The Trust Administrator shall direct each Custodian to deliver to each Rating Agency written notice within 270 days from the Closing Date indicating each Mortgage Loan (a) for which a mortgage or assignment of mortgage required to be recorded hereunder has not been returned by the appropriate recording office or (b) as to which there is a dispute as to location or status of such Mortgage Loan.  Such notice shall be delivered every 90 days thereafter until the related Mortgage Loan is returned to the Custodian.  Any such substitution pursuant to (a) above or purchase pursuant to (b) above shall not be effected prior to the delivery to the Trustee and the Trust Administrator of the Opinion of Counsel required by Section 2.05 hereof, if any, and any substitution pursuant to (a) above shall not be effected prior to the additional delivery to the Trustee or the Trust Administrator of a Request for Release substantially in the form of Exhibit K. No substitution is permitted to be made in any calendar month after the Determination Date for such month.  The Purchase Price for any such Mortgage Loan shall be deposited by the related Seller in the Certificate Account on or prior to the Business Day immediately preceding such Distribution Date in the month following the month of repurchase and, upon receipt of such deposit and certification with respect thereto in the form of Exhibit K hereto, the Custodian shall release the related Mortgage File to the related Seller and shall execute and deliver at such entity’s request such instruments of transfer or assignment prepared by such entity, in each case without recourse, as shall be necessary to vest in such entity, or a designee, the Trustee’s interest in any Mortgage Loan released pursuant hereto.

If pursuant to the preceding paragraph the related Seller repurchases a Mortgage Loan that is a MERS Mortgage Loan, the related Servicer shall, at the related Seller’s expense, either (i) cause MERS to execute and deliver an Assignment of Mortgage in recordable form to transfer the Mortgage from MERS to the related Seller and shall cause such Mortgage to be removed from registration on the MERS® System in accordance with MERS’ rules and regulations or (ii) cause MERS to designate on the MERS® System the related Seller as the beneficial holder of such Mortgage Loan.

(b)

It is understood and agreed that the obligation of each Seller to cure, substitute for or to repurchase any Mortgage Loan which does not meet the requirements of Section 2.01 shall constitute the sole remedy respecting such defect available to the Trustee, the Trust Administrator, the Depositor and any Certificateholder against the Sellers.

SECTION 2.03

Representations and Warranties of the Sellers, Master Servicer and Servicers.

(a)

Each of DLJMC, in its capacity as Seller, Wells Fargo, in its capacity as Master Servicer, WMMSC, in its capacity as Seller and Servicer, Fairbanks, in its capacity as Servicer, GreenPoint, in its capacity as Servicer, WFHM, in its capacity as Servicer and Wilshire, in its capacity as Special Servicer hereby makes the representations and warranties applicable to it set forth in Schedule IIA, IIB, IIC, IID, IIE, IIF or IIG, as applicable hereto, and by this reference incorporated herein, to the Depositor, the Trustee and the Trust Administrator, as of the Closing Date, or if so specified therein, as of the Cut-off Date or such other date as may be specified.  In addition, Fairbanks, in its capacity as Servicer, GreenPoint, in its capacity as Servicer, WFHM, in its capacity as Servicer and Wilshire, in its capacity as Special Servicer makes the representations and warranties applicable to it set forth in Schedule IID, IIE, IIF and IIG hereto, respectively, and by this reference incorporated herein, to the Master Servicer as of the Closing Date, or if so specified therein, as of the Cut-off Date or such other date as may be specified.

(b)

Each of DLJMC, in its capacity as Seller and WMMSC, in its capacity as Seller, hereby makes the representations and warranties set forth in Schedule IIIA and IIIB, respectively, as to the DLJMC Mortgage Loans and the WMMSC Mortgage Loans, respectively, and by this reference incorporated herein, to the Depositor, the Trustee and the Trust Administrator, as of the Closing Date, or if so specified therein, as of the Cut-off Date or such other date as may be specified.

(c)

Upon discovery by any of the parties hereto of a breach of a representation or warranty made pursuant to Section 2.03(b) that materially and adversely affects the interests of the Certificateholders in any Mortgage Loan, the party discovering such breach shall give prompt notice thereof to the other parties; provided that, if applicable, any breach of the representations and warranties set forth in Schedule IIIA(xix), IIIA(xxii), IIIA(xxiv), IIIA(xxvii), IIIA(xxviii) and IIIA(xxix) shall be deemed to materially and adversely affect the interests of the Certificateholders in that Mortgage Loan.  Each Seller hereby covenants that within 90 days of the earlier of its discovery or its receipt of written notice from any party of a breach of any representation or warranty made by it pursuant to Section 2.03(b) which materially and adversely affects the interests of the Certificateholders in any Mortgage Loan sold by such Seller to the Trust, it shall cure such breach in all material respects, and if such breach is not so cured, shall, (i) if such 90 day period expires prior to the second anniversary of the Closing Date, remove such Mortgage Loan (a “Deleted Mortgage Loan”) from the Trust Fund and substitute in its place a Qualified Substitute Mortgage Loan, in the manner and subject to the conditions set forth in this Section; or (ii) repurchase the affected Mortgage Loan or Mortgage Loans at the Purchase Price in the manner set forth below; provided, however, that any such substitution pursuant to (i) above shall not be effected prior to the delivery to the Trustee and the Trust Administrator of the Opinion of Counsel required by Section 2.05 hereof, if any, and any such substitution pursuant to (i) above shall not be effected prior to the additional delivery to the Trustee or the Trust Administrator of a Request for Release substantially in the form of Exhibit K relating to the Deleted Mortgage Loan and the Mortgage File for any such Qualified Substitute Mortgage Loan. The related Seller shall promptly reimburse the Trustee, the Trust Administrator, the Special Servicer and the related Servicer (if such Servicer is not the Seller of such Mortgage Loan) for any actual out of pocket expenses reasonably incurred by the Trustee, the Trust Administrator, the Special Servicer and the related Servicer (if such Servicer is not the Seller of such Mortgage Loan) in respect of enforcing the remedies for such breach.  With respect to any representation and warranties described in this Section which are made to the best of a Seller’s knowledge if it is discovered by any of the Depositor, the Master Servicer, any Seller, any Servicer, the Special Servicer, the Trustee or the Trust Administrator that the substance of such representation and warranty is inaccurate and such inaccuracy materially and adversely affects the value of the related Mortgage Loan or the interests of the Certificateholders therein, notwithstanding the related Seller’s lack of knowledge with respect to the substance of such representation or warranty, such inaccuracy shall be deemed a breach of the applicable representation or warranty.

With respect to any Qualified Substitute Mortgage Loan or Loans, the related Seller shall deliver to the Custodian for the benefit of the Certificateholders the Mortgage Note, the Mortgage, the related assignment of the Mortgage, and such other documents and agreements as are required by Section 2.01(b), with the Mortgage Note endorsed and the Mortgage assigned as required by Section 2.01.  No substitution is permitted to be made in any calendar month after the Determination Date for such month.  Scheduled Payments due with respect to Qualified Substitute Mortgage Loans in the month of substitution shall not be part of the Trust Fund and will be retained by such Seller on the next succeeding Distribution Date.  For the month of substitution, distributions to Certificateholders will include the monthly payment due on any Deleted Mortgage Loan for such month and thereafter the related Seller shall be entitled to retain all amounts received in respect of such Deleted Mortgage Loan.  The related Seller shall amend the Mortgage Loan Schedule for the benefit of the Certificateholders to reflect the removal of such Deleted Mortgage Loan and the substitution of the Qualified Substitute Mortgage Loan or Loans and the related Seller shall deliver the amended Mortgage Loan Schedule to the Trustee, the Servicers and the Trust Administrator.  Upon such substitution, the Qualified Substitute Mortgage Loan or Loans shall be subject to the terms of this Agreement in all respects, and the related Seller shall be deemed to have made with respect to such Qualified Substitute Mortgage Loan or Loans, as of the date of substitution, the representations and warranties made pursuant to Section 2.03(b) with respect to such Mortgage Loan.  Upon any such substitution and the deposit to the Collection Account of the amount required to be deposited therein in connection with such substitution as described in the following paragraph, the Trustee shall instruct the Custodian to release the Mortgage File held for the benefit of the Certificateholders relating to such Deleted Mortgage Loan to such Seller and the Trustee shall execute and deliver at the related Seller’s direction such instruments of transfer or assignment prepared by such Seller, in each case without recourse, as shall be necessary to vest title in such Seller, or its designee, the Trustee’s interest in any Deleted Mortgage Loan substituted for pursuant to this Section 2.03.

For any month in which a Seller substitutes one or more Qualified Substitute Mortgage Loans for one or more Deleted Mortgage Loans, the Master Servicer, or WMMSC if such Deleted Mortgage Loan is a WMMSC Serviced Mortgage Loan, shall determine the amount (if any) by which the aggregate principal balance of all such Qualified Substitute Mortgage Loans as of the date of substitution is less than the aggregate Stated Principal Balance of all such Deleted Mortgage Loans (after application of the scheduled principal portion of the monthly payments due in the month of substitution).  The amount of such shortage (the “Substitution Adjustment Amount”) plus an amount equal to the aggregate of any unreimbursed Advances, Servicing Advances and unpaid Servicing Fees with respect to such Deleted Mortgage Loans shall be deposited in the Collection Account by the related Seller on or before the Business Day immediately preceding the Distribution Date in the month succeeding the calendar month during which the related Mortgage Loan became required to be repurchased or replaced hereunder.

One or more mortgage loans may be substituted for one or more Deleted Mortgage Loans.  The determination of whether a mortgage loan is a Qualified Substitute Mortgage Loan may be satisfied on an individual basis.  Alternatively, if more than one mortgage loan is to be substituted for one or more Deleted Mortgage Loans, the characteristics of such mortgage loans and Deleted Mortgage Loans shall be aggregated or calculated on a weighted average basis, as applicable, in determining whether such mortgage loans are Qualified Substitute Mortgage Loans.

In the event that a Seller shall have repurchased a Mortgage Loan, the Purchase Price therefor shall be deposited in the Collection Account on or before the Business Day immediately preceding the Distribution Date in the month following the month during which such Seller became obligated hereunder to repurchase or replace such Mortgage Loan and upon such deposit of the Purchase Price, the delivery of the Opinion of Counsel if required by Section 2.05 and receipt of a Request for Release in the form of Exhibit K hereto, the Custodian shall release the related Mortgage File held for the benefit of the Certificateholders to such Person, and the Trustee shall execute and deliver at such Person’s direction such instruments of transfer or assignment prepared by such Person, in each case without recourse, as shall be necessary to transfer title from the Trustee.  It is understood and agreed that the obligation under this Agreement of any Person to cure, repurchase or substitute any Mortgage Loan as to which a breach has occurred and is continuing shall constitute the sole remedy against such Persons respecting such breach available to Certificateholders, the Depositor, the Trustee or the Trust Administrator on their behalf.

The representations and warranties made pursuant to this Section 2.03 shall survive delivery of the respective Mortgage Files to the Trustee, the Trust Administrator or the Custodian for the benefit of the Certificateholders.

Notwithstanding the foregoing, (i) the substitution of a Deleted Mortgage Loan that is a WMMSC Serviced Mortgage Loan or the repurchase of a Mortgage Loan that is a WMMSC Serviced Mortgage Loan by a Seller shall be subject to, and shall in no way adversely affect, the right of WMMSC to continue servicing and collecting its Servicing Fee for such Deleted Mortgage Loan or Mortgage Loan, as applicable and (ii) the substitution of a Deleted Mortgage Loan that is a GreenPoint Serviced Mortgage Loan or the repurchase of a Mortgage Loan that is a GreenPoint Serviced Mortgage Loan by a Seller shall be subject to, and shall in no way adversely affect, the right of GreenPoint to continue servicing and collecting its Servicing Fee for such Deleted Mortgage Loan or Mortgage Loan, as applicable.

SECTION 2.04

Representations and Warranties of the Depositor as to the Mortgage Loans.

The Depositor hereby represents and warrants to the Trustee with respect to the Mortgage Loans that, as of the Closing Date, assuming good title has been conveyed to the Depositor, the Depositor had good title to the Mortgage Loans and Mortgage Notes, and did not encumber the Mortgage Loans during its period of ownership thereof, other than as contemplated by the Agreement.

It is understood and agreed that the representations and warranties set forth in this Section 2.04 shall survive delivery of the Mortgage Files to the Custodian.

SECTION 2.05

Delivery of Opinion of Counsel in Connection with Substitutions.

Notwithstanding any contrary provision of this Agreement, no substitution pursuant to Section 2.02 shall be made more than 90 days after the Closing Date unless the related Seller delivers to the Trustee and the Trust Administrator an Opinion of Counsel, which Opinion of Counsel shall not be at the expense of any of the Trustee, the Trust Administrator or the Trust Fund, addressed to the Trustee and the Trust Administrator, to the effect that such substitution will not (i) result in the imposition of the tax on “prohibited transactions” on the Trust Fund or contributions after the Startup Date, as defined in Sections 860F(a)(2) and 860G(d) of the Code, respectively, or (ii) cause each REMIC created hereunder to fail to qualify as a REMIC at any time that any Certificates are outstanding.

SECTION 2.06

Issuance of Certificates.

The Trustee acknowledges the assignment to it of the Mortgage Loans together with the assignment to it of all other assets included in the Trust Fund, receipt of which, subject to the provisions of Section 2.02(a), is hereby acknowledged.  Concurrently with such assignment and delivery and in exchange therefor, the Trust Administrator, pursuant to the written request of the Depositor executed by an officer of the Depositor, has executed the Certificates and caused them to be authenticated and delivered to or upon the order of the Depositor in authorized denominations which evidence ownership of the Trust Fund.  The rights of the Holders of such Certificates to receive distributions from the Trust Fund and all ownership interests of the Holders of the Certificates in such distributions shall be as set forth in this Agreement.

SECTION 2.07

REMIC Provisions.

(a)

The Depositor hereby elects and authorizes the Trust Administrator to treat the Trust Fund as the number of separate REMICs specified in the Preliminary Statement (each, a “REMIC”) under the Code and, if necessary, under applicable state law and apply such Preliminary Statement in determining the rights of the Interests in REMICs thereby created.  Each such election will be made on Form 1066 or other appropriate federal tax or information return (including Form 8811) or any appropriate state return (x) for the taxable year ending on the last day of the calendar year in which the Certificates are issued and (y) for the taxable year ending on the last day of the calendar year in which Certificates are first sold to a third party.  The Closing Date is hereby designated as the “startup day” of each REMIC created hereunder within the meaning of Section 860G(a)(9) of the Code.  The “regular interests” (within the meaning of Section 860G of the Code) in each REMIC shall consist of the regular interests with the terms set forth for each REMIC in the Preliminary Statement and the Class AR and Class AR-L Certificates shall represent the beneficial ownership of the “residual interest” in each REMIC created hereunder.  Neither the Depositor nor the Trust Administrator nor the Trustee shall permit the creation of any “interests” (within the meaning of Section 860G of the Code) in any REMIC other than as set forth in the Preliminary Statement.

(b)

The Trust Administrator as the holder of the Tax Matters Certificate, shall act as the “tax matters person” (within the meaning of the REMIC Provisions) for each REMIC created hereunder, in the manner provided under Treasury regulations section 1.860F 4(d) and temporary Treasury regulations section 301.6231(a)(7) 1T.  In the event that for any reason, the Trust Administrator is not recognized as the tax matters person then the Trust Administrator shall act as agent for the Class A-R and the Class AR-L Certificateholder as tax matters person.  By its acceptance of a Class AR or Class AR-L Certificate, each Holder thereof shall have agreed to such appointment and shall have consented to the appointment of the Trust Administrator as its agent to act on behalf of each REMIC created hereunder pursuant to the specific duties outlined herein.

(c)

A Holder of the Class AR or Class AR-L Certificates, by the purchase of such Certificates, shall be deemed to have agreed to timely pay, upon demand by the Trust Administrator, the amount of any minimum California state franchise taxes due with respect to each REMIC created hereunder under Sections 23151(a) and 23153(a) of the California Revenue and Taxation Code.  Notwithstanding the foregoing, the Trust Administrator shall be authorized to retain the amount of such tax from amounts otherwise distributable to such Holder in the event such Holder does not promptly pay such amount upon demand by the Trust Administrator.  In the event that any other federal, state or local tax is imposed, including without limitation taxes imposed on a “prohibited transaction” of a REMIC as defined in Section 860F of the Code, such tax shall be charged against amounts otherwise available for distribution to the applicable Holder of a Class AR or Class AR-L Certificate and then against amounts otherwise available for distribution to the Holders of Regular Certificates in accordance with the provisions set forth in Section 4.01.  The Trust Administrator or the Trustee shall promptly deposit in the Certificate Account any amount of “prohibited transaction” tax that results from a breach of the Trust Administrator’s or the Trustee’s duties, respectively, under this Agreement.  The Master Servicer or the related Servicer shall promptly deposit in the Certificate Account any amount of “prohibited transaction” tax that results from a breach of the Master Servicer’s or such Servicer’s duties, respectively, under this Agreement.

(d)

The Trust Administrator shall act as attorney in fact and as the tax matters person of each REMIC created hereunder and in such capacity the Trust Administrator shall:  (i) prepare, sign and file, or cause to be prepared, signed and filed, federal and state tax returns using a calendar year as the taxable year for each REMIC created hereunder when and as required by the REMIC Provisions and other applicable federal income tax laws as the direct representative of each such REMIC in compliance with the Code and shall provide copies of such returns as required by the Code; (ii) make an election, on behalf of each REMIC created hereunder, to be treated as a REMIC on the federal tax return of such REMIC for its first taxable year, in accordance with the REMIC Provisions; and (iii) prepare and forward, or cause to be prepared and forwarded, to the Certificateholders and to any governmental taxing authority all information reports as and when required to be provided to them in accordance with the REMIC Provisions.  The expenses of preparing and filing such returns shall be borne by the Trust Administrator.  The Depositor, the Master Servicer and the related Servicer shall provide on a prompt and timely basis to the Trust Administrator or its designee such information with respect to each REMIC created hereunder as is in their possession and reasonably required or requested by the Trust Administrator to enable it to perform its obligations under this subsection.

In its capacity as attorney in fact and as the tax matters person, the Trust Administrator shall also:  (A) act on behalf of each REMIC created hereunder in relation to any tax matter or controversy involving the Trust Fund, (B) represent the Trust Fund in any administrative or judicial proceeding relating to an examination or audit by any governmental taxing authority with respect thereto and (C) cause to be paid solely from the sources provided herein the amount of any taxes imposed on each REMIC created hereunder when and as the same shall be due and payable (but such obligation shall not prevent the Trust Administrator or any other appropriate Person from contesting any such tax in appropriate proceedings and shall not prevent the Trust Administrator from withholding payment of such tax, if permitted by law, pending the outcome of such proceedings).

(e)

The Trust Administrator shall provide (i) to any transferor of a Class AR or Class AR-L Certificate such information as is necessary for the application of any tax relating to the transfer of a Class AR or Class AR-L Certificate to any Person who is not a permitted transferee, (ii) to the Certificateholders such information or reports as are required by the Code or the REMIC Provisions including reports relating to interest, original issue discount and market discount or premium and (iii) to the Internal Revenue Service the name, title, address and telephone number of the person who will serve as the representative of each REMIC created hereunder.

(f)

The Trustee, to the extent directed by the Trust Administrator, the Depositor and the Holder of the Class AR or Class AR-L Certificates shall take any action or cause the Trust Fund to take any action necessary to create or maintain the status of each REMIC created hereunder as a REMIC under the REMIC Provisions and shall assist each other as necessary to create or maintain such status.  Neither the Trustee, to the extent directed or (in the case of a failure to act) not directed by the Trust Administrator, nor the Holder of the Class AR or Class AR-L Certificates shall take any action, cause the Trust Fund to take any action or fail to take (or fail to cause the Trust Fund to take) any action that, under the REMIC Provisions, if taken or not taken, as the case may be, could (i) endanger the status of each REMIC created hereunder as a REMIC or (ii) result in the imposition of a tax upon a REMIC (including, but not limited to, the tax on prohibited transactions as defined in Code Section 860F(a)(2) and the tax on prohibited contributions set forth in Section 860G(d) of the Code) (either such event, an “Adverse REMIC Event”) unless the Trustee and the Trust Administrator have received an Opinion of Counsel (at the expense of the party seeking to take such action) to the effect that the contemplated action will not endanger such status or result in the imposition of such a tax.

The Trustee and the Trust Administrator shall not take or fail to take any action (whether or not authorized hereunder) as to which the Master Servicer, a Servicer or the Depositor has advised it in writing that it has received an Opinion of Counsel to the effect that an Adverse REMIC Event could occur with respect to such action.  In addition, prior to taking any action with respect to a REMIC or their assets, or causing any REMIC created hereunder to take any action, which is not expressly permitted under the terms of this Agreement, the Trustee and the Trust Administrator will consult with the Master Servicer, the Servicers and the Depositor or their designees, in writing, with respect to whether such action could cause an Adverse REMIC Event to occur with respect to any REMIC created hereunder and the Trustee and the Trust Administrator shall not take any such action or cause that REMIC to take any such action as to which the Master Servicer, any Servicer or the Depositor has advised it in writing that an Adverse REMIC Event could occur.

In addition, prior to taking any action with respect to any REMIC created hereunder or the assets therein, or causing any REMIC created hereunder to take any action, which is not expressly permitted under the terms of this Agreement, the Holder of the Class AR or Class AR-L Certificates will consult with the Trust Administrator or its designee, in writing, with respect to whether such action could cause an Adverse REMIC Event to occur with respect to any REMIC created hereunder, and no such Person shall take any action or cause the Trust Fund to take any such action as to which the Trust Administrator has advised it in writing that an Adverse REMIC Event could occur.  The Trustee and the Trust Administrator may consult with counsel to make such written advice, and the cost of same shall be borne by the party seeking to take action not permitted by this Agreement.

At all times as may be required by the Code, the Trust Administrator will, to the extent within its control and the scope of its duties more specifically set forth herein, maintain substantially all of the assets of each REMIC created hereunder  as “qualified mortgages” as defined in Section 860G(a)(3) of the Code and “permitted investments” as defined in Section 860G(a)(5) of the Code.

(g)

In the event that any tax is imposed on “prohibited transactions” of any REMIC created hereunder, as defined in Section 860F(a)(2) of the Code, on “net income from foreclosure property” of such REMIC, as defined in Section 860G(c) of the Code, on any contributions to a REMIC after the Startup Day therefor pursuant to Section 860G(d) of the Code, or any other tax is imposed by the Code or any applicable provisions of state or local tax laws, such tax shall be charged (i) to the related Servicer, if such Servicer has in its sole discretion determined to indemnify the Trust Fund against such tax or if such tax arises out of or results from a breach of such Servicer’s duties under (x) Section 2.07(j) of this Agreement to not enter into any arrangement by which a REMIC would receive a fee or other compensation for services or to permit such REMIC to receive any income from assets other than “qualified mortgages” or “permitted investments”, (y) Section 3.01 of this Agreement to not make or permit any modification, waiver or amendment of any Mortgage Loan which would cause any REMIC created hereunder to fail to qualify as a REMIC or result in the imposition of any tax under Section 860F(a) or Section 860G(d) of the Code or (z) Section 3.11(c) of this Agreement to not cause any REO Property to fail to qualify as “foreclosure property” within the meaning of Section 860G(a)(8) of the Code or to subject any REMIC created hereunder to the imposition of any federal, state or local income taxes on the income earned from such Mortgaged Property under Section 860G(c) of the Code of otherwise, (ii) to the Master Servicer, if such tax arises out of or results from a breach by the Master Servicer of any of its obligations under this Agreement or if the Master Servicer has in its sole discretion determined to indemnify the Trust Fund against such tax, (iii) to the Trust Administrator, if such tax arises out of or results from a breach by the Trust Administrator of any of its obligations under this Article II, (iv) to the Trustee, if such tax arises out of or results from a breach by the Trustee of any of its obligations under this Article II or (v) otherwise against amounts on deposit in the Collection Account as provided by Section 3.08 and on the Distribution Date(s) following such reimbursement the aggregate of such taxes shall be allocated in reduction of the Interest Distribution Amount on each Class entitled thereto in the same manner as if such taxes constituted a Prepayment Interest Shortfall.

In accordance with Section 2.07(c), the related Servicer, the Master Servicer, the Trustee or the Trust Administrator, as applicable, shall promptly deposit in the Certificate Account or Collection Account, as applicable, any amount of such tax.

For purposes of this Section 2.07(g), a tax is imposed following the final and unappealable determination under the Code of the amount of such tax and written notice thereof by the Tax Matters Person to the party to be charged.

The failure of the Master Servicer or the related Servicer to promptly deposit in the Certificate Account or Collection Account, as applicable, any amount of such tax shall be an Event of Default, as provided in Section 8.01(b).  However, in the case of WMMSC, the prompt deposit of any such amount in the Certificate Account shall cure any Special Event of Default unless notice of such Special Event of Default is accompanied by an Opinion of Counsel, at the expense of WMMSC, to the effect that the cumulative effect of WMMSC’s breach or breaches, notwithstanding the deposit of the amounts of any such tax, shall have given rise to a substantial risk that any REMIC created hereunder would fail to continue to qualify as a REMIC.

(h)

The Trust Administrator shall, for federal income tax purposes, maintain books and records with respect to each REMIC created hereunder on a calendar year and on an accrual basis or as otherwise may be required by the REMIC Provisions.

(i)

Following the Startup Day, none of any Servicer, the Trustee (which will act only at the direction of the Trust Administrator or as otherwise specifically provided in this Agreement) or the Trust Administrator shall accept any contributions of assets to any REMIC created hereunder unless (subject to Section 2.05) such Servicer, the Trustee or the Trust Administrator shall have received an Opinion of Counsel (at the expense of the party seeking to make such contribution) to the effect that the inclusion of such assets in a REMIC will not cause that REMIC to fail to qualify as a REMIC at any time that any Certificates are outstanding, or subject that REMIC to any tax under the REMIC Provisions or other applicable provisions of federal, state and local law or ordinances.

(j)

None of any Servicer, the Trustee (which will act only at the direction of the Trust Administrator or as otherwise specifically provided in this Agreement) or the Trust Administrator shall (subject to Section 2.05) enter into any arrangement by which a REMIC will receive a fee or other compensation for services nor permit such REMIC to receive any income from assets other than “qualified mortgages” as defined in Section 860G(a)(3) of the Code or “permitted investments” as defined in Section 860G(a)(5) of the Code.

(k)

Within 30 days after the Closing Date, the Trust Administrator shall apply to the Internal Revenue Service for an employer identification number for each REMIC created hereunder by means of a Form SS-4 or other acceptable means and prepare and file with the Internal Revenue Service Form 8811, “Information Return for Real Estate Mortgage Investment Conduits (REMIC) and Issuers of Collateralized Debt Obligations” for each REMIC created hereunder.

(l)

None of the Trustee (which will act only at the direction of the Trust Administrator or as otherwise specifically provided in this Agreement), the Trust Administrator, the Master Servicer or any Servicer shall sell, dispose of or substitute for any of the Mortgage Loans (except in connection with (i) the default, imminent default or foreclosure of a Mortgage Loan, including but not limited to, the acquisition or sale of a Mortgaged Property acquired by deed in lieu of foreclosure, (ii) the bankruptcy of any REMIC created hereunder, (iii) the termination of any REMIC created hereunder pursuant to Article X of this Agreement or (iv) a purchase of Mortgage Loans pursuant to Article II or III of this Agreement) nor acquire any assets for a REMIC, nor sell or dispose of any investments in the Collection Account or the Certificate Account for gain nor accept any contributions to a REMIC after the Closing Date (a) unless it has received an Opinion of Counsel that such sale, disposition, substitution or acquisition will not affect adversely the status of any REMIC created hereunder as a REMIC or (b) unless the Master Servicer or such Servicer has determined in its sole discretion to indemnify the Trust Fund against such tax.

(m)

In order to enable the Trust Administrator to perform its duties as set forth herein, the Depositor shall provide, or cause to be provided to the Trust Administrator, within ten days after the Closing Date, all information or data the Trust Administrator determines to be relevant for tax purposes to the valuations and offering prices of the Certificates, including, without limitation, the price, yield, prepayment assumption and projected cash flows of the Certificates and the Mortgage Loans and the Trust Administrator shall be entitled to rely upon any and all such information and data in the performance of its duties set forth herein.  Thereafter, the Master Servicer, or with respect to the WMMSC Serviced Mortgage Loans, WMMSC, shall provide, promptly upon request therefor, any such additional information or data (or with respect to WMMSC, any such additional loan level information and data regarding the WMMSC Serviced Mortgage Loans) that the Trustee or the Trust Administrator may from time to time reasonably request in order to enable the Trustee and the Trust Administrator to perform their duties as set forth herein and the Trustee and the Trust Administrator shall be entitled to rely upon any and all such information and data in the performance of its duties set forth herein.  DLJMC shall indemnify the Trust Administrator and hold it harmless for any loss, liability, damage, claim or expense of the Trust Administrator arising from any failure of the Depositor to provide, or to cause to be provided, accurate information or data to the Trust Administrator on a timely basis. The Master Servicer shall indemnify the Trustee and the Trust Administrator and hold it harmless for any loss, liability, damage, claim or expense of the Trustee and the Trust Administrator arising from any failure of the Master Servicer to provide, or to cause to be provided, accurate information or data required to be provided by the Master Servicer to the Trustee and the Trust Administrator on a timely basis; provided, however, that if any Servicer (other than WMMSC) shall fail to provide such information to the Master Servicer upon timely request for such information by the Master Servicer, that Servicer shall indemnify the Master Servicer, the Trustee and the Trust Administrator and hold it harmless for any loss, liability, damage, claim or expense of the Master Servicer, the Trustee and the Trust Administrator arising from any failure of that Servicer to provide, or to cause to be provided, the information referred to above on a timely basis. WMMSC shall indemnify the Trustee and the Trust Administrator and hold each of them harmless for any loss, liability, damage, claim or expense, other than any special, indirect, punitive or consequential loss, liability, damage, claim or expense, of the Trustee and the Trust Administrator arising from any failure of WMMSC to provide, or to cause to be provided, the loan level information or data regarding the WMMSC Serviced Mortgage Loans reasonably requested by the Trustee or Trust Administrator, and required to be provided by WMMSC pursuant to this Section 2.07(m), on a timely basis.  The indemnification provisions hereunder shall survive the termination of this Agreement and shall extend to any co-trustee and co-Trust Administrator appointed pursuant to this Agreement.

(n)

The Trust Administrator shall treat the Basis Risk Reserve Fund as an outside reserve fund within the meaning of Treasury Regulation 1.860G 2(h) that is owned by the Class V-X Certificateholders and that is not an asset of any REMIC created hereunder.  The Trust Administrator shall account for the rights of the Class V-A-1, Class V-A-2, Class V-A-3, Class V-A-4, Class V-A-5, Class V-M-1, Class V-M-2 and Class V-M-3 Certificateholders to receive payments from the Basis Risk Reserve Fund as rights in an interest rate cap contract written by the Class V-X Certificateholders in favor of the Class V-A-1, Class V-A-2, Class V-A-3, Class V-A-4, Class V-A-5, Class V-M-1, Class V-M-2 and Class V-M-3 Certificateholders and not as an obligation of the Master REMIC, whose obligation to pay such Certificates will be subject to a cap equal to the applicable Net Funds Cap and shall account for such rights as property held separate and apart from the regular interests as required by Treasury regulation section 1.860G-2(i).  Any amounts transferred to the Basis Risk Reserve Fund by the Master REMIC shall be treated as a distribution to the Class V-X Certificates.  In addition, the Class V-X Certificateholders shall be deemed to have entered into a contractual arrangement with the Class AR and Class AR-L Certificateholders whereby the Class AR and Class AR-L Certificateholders agree to pay to the Class V-X Certificateholders on each Distribution Date amounts that would, in the absence of such contractual agreement, be distributable with respect to the residual interest in the Master REMIC pursuant to Section 4.01(II)(d)(xi) (which amounts are expected to be zero).  Thus each Class V-A-1, Class V-A-2, Class V-A-3, Class V-A-4, Class V-A-5, Class V-M-1, Class V-M-2 and Class V-M-3 Certificate shall be treated as representing ownership of not only Master REMIC regular interests, but also ownership of an interest in an interest rate cap contract.  Each Class V-X Certificate shall represent an obligation under an interest rate cap contract.  For purposes of determining the issue price of Master REMIC regular interests, the Trust Administrator shall assume that the interest rate cap contract has a value of $5,000.

For any Distribution Date on which there is a payment under the Interest Rate Cap Agreement based on a notional balance in excess of the Class Certificate Balance of the Class V-A-5 Certificates, the amount representing such excess payment shall not be an asset of the Trust and, instead, shall be paid into and distributed out of a separate trust created by this Agreement for the benefit of the Class V-X Certificates and shall be distributed to the Class V-X Certificates pursuant to Section 4.01(II)(d)(x).

SECTION 2.08

Covenants of the Master Servicer and each Servicer.

The Master Servicer and each Servicer, severally and not jointly, hereby covenants to the Depositor, the Trustee and the Trust Administrator as follows:

(a)

Such Servicer or the Master Servicer shall comply in the performance of its obligations under this Agreement with all reasonable rules and requirements of the insurer under each Mortgage Guaranty Insurance Policy; and

(b)

No written information, certificate of an officer, statement furnished in writing or written report delivered to the Depositor, any affiliate of the Depositor, the Trustee or the Trust Administrator and prepared by the Master Servicer or such Servicer pursuant to this Agreement will contain any untrue statement of a material fact.

ARTICLE III

ADMINISTRATION AND SERVICING

OF MORTGAGE LOANS

SECTION 3.01

Servicers to Service Mortgage Loans.

For and on behalf of the Certificateholders, as independent contractors of the Trust, (i) each Servicer, severally and not jointly, shall service and administer the related Non-Designated Mortgage Loans in accordance with the terms of this Agreement and with Accepted Servicing Practices, (ii) the Master Servicer shall, in accordance with Section 3.03 of this Agreement, master service and administer the Non-Designated Mortgage Loans (other than the WMMSC Serviced Mortgage Loans) by overseeing and enforcing the servicing of the Non-Designated Mortgage Loans by the related Servicer (other than WMMSC) according to the terms of this Agreement ,(iii) the Master Servicer shall, in accordance with Section 3.23 of this Agreement, master service and administer the National City Mortgage Loans by overseeing and enforcing the servicing of the National City Mortgage Loans by National City according to the terms of the National City Servicing Agreement and (iv) the Master Servicer shall, in accordance with Section 3.24 of this Agreement, master service and administer the Lydian Mortgage Loans by overseeing and enforcing the servicing of the Lydian Mortgage Loans by Lydian according to the terms of the Lydian Servicing Agreement.  The obligations of each of Fairbanks, GreenPoint, WFHM and WMMSC hereunder to service and administer the Mortgage Loans shall be limited to the Fairbanks Serviced Mortgage Loans, GreenPoint Serviced Mortgage Loans, WFHM Serviced Mortgage Loans and WMMSC Serviced Mortgage Loans, respectively; and with respect to the duties and obligations of each Servicer, references herein to related “Mortgage Loans” shall be limited to the Fairbanks Serviced Mortgage Loans (and the related proceeds thereof and related REO Properties) in the case of Fairbanks, GreenPoint Serviced Mortgage Loans (and the related proceeds thereof and related REO Properties) in the case of GreenPoint, WFHM Serviced Mortgage Loans (and the related proceeds thereof and related REO Properties) in the case of WFHM and the WMMSC Serviced Mortgage Loans (and the related proceeds thereof and related REO Properties), in the case of WMMSC; and in no event shall any Servicer have any responsibility or liability with respect to any of the other Mortgage Loans. The obligations of the Master Servicer to master service and administer the Non-Designated Mortgage Loans shall be limited to the GreenPoint Serviced Mortgage Loans, the WFHM Serviced Mortgage Loans, the Fairbanks Serviced Mortgage Loans, the National City Mortgage Loans, the Lydian Mortgage Loans and the Special Serviced Mortgage Loans.  Notwithstanding anything to the contrary contained in this Agreement, the Master Servicer shall have no obligations to master service or administer the WMMSC Serviced Mortgage Loans.  In connection with such servicing and administration of the Non-Designated Mortgage Loans, the Master Servicer and each Servicer shall have full power and authority, acting alone and/or through Subservicers as provided in Section 3.02 hereof, to do or cause to be done any and all things that it may deem necessary or desirable in connection with such servicing and administration, including but not limited to, the power and authority, subject to the terms hereof (i) to execute and deliver, on behalf of the Certificateholders and the Trust, customary consents or waivers and other instruments and documents, (ii) to consent to transfers of any Mortgaged Property and assumptions of the Mortgage Notes and related Mortgages (but only in the manner provided in this Agreement), (iii) to collect any Insurance Proceeds and other Liquidation Proceeds, and (iv) to effectuate foreclosure or other conversion of the ownership of the Mortgaged Property securing any Mortgage Loan; provided that neither the Master Servicer nor a Servicer shall take any action that is inconsistent with or prejudices the interests of the Trust Fund or the Certificateholders in any Mortgage Loan or the rights and interests of the Depositor, the Trustee, the Trust Administrator or the Certificateholders under this Agreement.  The Master Servicer and each Servicer shall represent and protect the interests of the Trust Fund in the same manner as it protects its own interests in mortgage loans in its own portfolio in any claim, proceeding or litigation regarding a Mortgage Loan, and shall not make or permit any modification, waiver or amendment of any Mortgage Loan that would cause any REMIC created hereunder to fail to qualify as a REMIC or result in the imposition of any tax under Section 860F(a) or Section 860G(d) of the Code.  Without limiting the generality of the foregoing, the Master Servicer and each Servicer, in its own name or in the name of the Depositor and the Trust, is hereby authorized and empowered by the Depositor, the Trust and the Trust Administrator, when the Master Servicer or such Servicer believes it appropriate in its reasonable judgment, to execute and deliver, on behalf of the Trust, the Trustee, the Trust Administrator, the Depositor, the Certificateholders or any of them, any and all instruments of satisfaction or cancellation, or of partial or full release or discharge and all other comparable instruments, with respect to the Mortgage Loans, and with respect to the Mortgaged Properties held for the benefit of the Certificateholders.  The Master Servicer and each Servicer shall prepare and deliver to the Depositor and/or the Trustee and/or the Trust Administrator such documents requiring execution and delivery by either or both of them as are necessary or appropriate to enable the Master Servicer or such Servicer to master service and administer or service and administer the Mortgage Loans, as applicable, to the extent that the Master Servicer or such Servicer is not permitted to execute and deliver such documents pursuant to the preceding sentence.  Upon receipt of such documents, the Depositor and/or the Trustee or the Trust Administrator shall execute such documents and deliver them to the Master Servicer or such Servicer.

In accordance with the standards of the first paragraph of this Section 3.01 and unless determined in good faith to be a Nonrecoverable Advance, each Servicer shall advance or cause to be advanced funds as necessary for the purpose of effecting the payment of taxes and assessments on the Mortgaged Properties related to the Non-Designated Mortgage Loans, which advances constitute Servicing Advances and shall be reimbursable in the first instance from related collections from the Mortgagors pursuant to Section 3.06, and further as provided in Section 3.08.  In no event will any Servicer be required to make any Servicing Advance which would constitute a Nonrecoverable Advance.  The costs incurred by a Servicer, if any, in effecting the timely payments of taxes and assessments on the Mortgaged Properties related to the Non-Designated Mortgage Loans and related insurance premiums shall not, for the purpose of calculating monthly distributions to the Certificateholders, be added to the Stated Principal Balances of the related Non-Designated Mortgage Loans, notwithstanding that the terms of such Non-Designated Mortgage Loans so permit.

Each Servicer hereby acknowledges that, to the extent such Servicer has previously serviced some or all of the Non-Designated Mortgage Loans pursuant to another servicing agreement, the provisions contained in this Agreement shall supersede the provisions contained in such other servicing agreement from and after the Closing Date.  In addition, the Master Servicer hereby acknowledges that, to the extent the Master Servicer, National City or Lydian has previously serviced some or all of the National City Mortgage Loans or Lydian Mortgage Loans, as applicable, pursuant to another servicing agreement, the provisions contained in the National City’s and Lydian’s respective servicing agreements shall supersede the provisions contained in such other servicing agreement from and after the Closing Date .

Notwithstanding anything to the contrary in this Agreement, with respect to any action which according to the terms of this Agreement is to be performed by the Master Servicer and the applicable Servicer, (i) if such action relates to a WMMSC Serviced Mortgage Loan, only WMMSC shall have an obligation to perform such action, and (ii) if such action relates to a Mortgage Loan which is not a WMMSC Serviced Mortgage Loan, the related Servicer shall have an obligation to perform such action, and the Master Servicer in its capacity as successor servicer shall also have an obligation to perform such action, but only if the related Servicer fails to do so.

Notwithstanding anything in this Agreement to the contrary, (i) the purchase of  any WMMSC Serviced Mortgage Loan by any Person shall be subject to the rights of WMMSC to continue servicing such WMMSC Serviced Mortgage Loan for the same Servicing Fee substantially in accordance with the terms of this Agreement, (ii) the purchase of any GreenPoint Serviced Mortgage Loan by any Person shall be subject to the rights of GreenPoint to continue servicing such GreenPoint Serviced Mortgage Loan for the same servicing fee substantially in accordance with the terms of this Agreement and (iii) the purchase of any WFHM Serviced Mortgage Loan by any Person shall be subject to the rights of WFHM to continue servicing such WFHM Serviced Mortgage Loan for the same servicing fee substantially in accordance with the terms of this Agreement.

With respect to each Mortgage Loan (other than with respect to the WMMSC Serviced Mortgage Loans), the related Servicer, other than WMMSC, will fully furnish, in accordance with the Fair Credit Reporting Act and its implementing regulations, accurate and complete information (e.g., favorable and unfavorable) on its borrower credit files to Equifax, Experian and Trans Union Credit Information Company, on a monthly basis.

With respect to each WMMSC Serviced Mortgage Loan, WMMSC will furnish information regarding its borrower credit files to credit reporting agencies in compliance with the provisions of the Fair Credit Reporting Act and its implementing regulations applicable to WMMSC.

Each Servicer is authorized and empowered by the Trustee, on behalf of the Certificateholders and the Trustee, in its own name or in the name of any Subservicer, when a Servicer or any Subservicer, as the case may be, believes it appropriate in its best judgment to register any related Mortgage Loan on the MERS® System, or cause the removal from the registration of such Mortgage Loan on the MERS® System, to execute and deliver, on behalf of the Trustee and the Certificateholders or any of them, any and all instruments of assignment and other comparable instruments with respect to such assignment or re-recording of a Mortgage in the name of MERS, solely as nominee for the Trustee and its successors and assigns.

SECTION 3.02

Subservicing; Enforcement of the Obligations of Subservicers.

(a)

The Non-Designated Mortgage Loans may be subserviced by a Subservicer on behalf of the related Servicer in accordance with the servicing provisions of this Agreement, provided that the Subservicer is a FNMA-approved lender or a FHLMC seller/servicer in good standing.  With respect to the Non-Designated Mortgage Loans, each Servicer may perform any of its servicing responsibilities hereunder or may cause the Subservicer to perform any such servicing responsibilities on its behalf, but the use by such Servicer of the Subservicer shall not release such Servicer from any of its obligations hereunder and such Servicer shall remain responsible hereunder for all acts and omissions of the Subservicer as fully as if such acts and omissions were those of such Servicer. With respect to the Non-Designated Mortgage Loans, each Servicer shall pay all fees and expenses of any Subservicer engaged by such Servicer from its own funds.

Notwithstanding the foregoing, with respect to the Non-Designated Mortgage Loans, each Servicer shall be entitled to outsource one or more separate servicing functions to a Person (each, an “Outsourcer”) that does not meet the eligibility requirements for a Subservicer, so long as such outsourcing does not constitute the delegation of such Servicer’s obligation to perform all or substantially all of the servicing of the related Non-Designated Mortgage Loans to such Outsourcer.  In such event, the use by a Servicer of any such Outsourcer shall not release the related Servicer from any of its obligations hereunder and such Servicer shall remain responsible hereunder for all acts and omissions of such Outsourcer as fully as if such acts and omissions were those of such Servicer, and such Servicer shall pay all fees and expenses of the Outsourcer from such Servicer’s own funds.

Each Servicer may in connection with its duties as Servicer hereunder enter into transactions with any of its Affiliates relating to the Mortgage Loans; provided that (a) such Servicer acts (i) in accordance with Accepted Servicing Practices and the terms of this Agreement, and (ii) in the ordinary course of business of such Servicer; and (b) the terms of such transaction are no less favorable to such Servicer than it would obtain in a comparable arm’s-length transaction with a Person that is not an Affiliate of such Servicer. Notwithstanding the preceding sentence, any such transaction between a Servicer and any of its Affiliates shall not release such Servicer from any of its obligations hereunder and such Servicer shall remain responsible hereunder for all acts and omissions of such Affiliate with respect to such Mortgage Loans serviced by it as fully as if such acts and omissions were those of such Servicer.  Any fees and expenses relating to such transaction between such Servicer and its Affiliate that are not otherwise reimbursable to such Servicer pursuant to this Agreement shall be borne by the parties thereto and shall not be an expense or fee of the Trust, the Depositor, the Trustee, the Trust Administrator, the Seller or the Master Servicer.

(b)

With respect to any Non-Designated Mortgage Loans, at the cost and expense of a Servicer, without any right of reimbursement from the Depositor, the Trustee, the Trust Administrator or the applicable Collection Account, such Servicer shall be entitled to terminate the rights and responsibilities of its Subservicer and arrange for any servicing responsibilities to be performed by a successor Subservicer meeting the requirements set forth in Section 3.02(a), provided, however, that nothing contained herein shall be deemed to prevent or prohibit such Servicer, at such Servicer’s option, from electing to service the related Non-Designated Mortgage Loans itself. In the event that a Servicer’s responsibilities and duties under this Agreement are terminated pursuant to Section 8.01, and if requested to do so by the Trustee or Trust Administrator or such Servicer shall, at its own cost and expense terminate the rights and responsibilities of its Subservicer as soon as is reasonably possible.  Each Servicer shall pay all fees, expenses or penalties necessary in order to terminate the rights and responsibilities of its Subservicer from such Servicer’s own funds without any right of reimbursement from the Depositor, Trustee, Trust Administrator, or the applicable Collection Account.

(c)

Notwithstanding any of the provisions of this Agreement relating to agreements or arrangements between a Servicer and its Subservicer or a Servicer and its Outsourcer, or any reference herein to actions taken through the Subservicer, the Outsourcer, or otherwise, the related Servicer shall not be relieved of its obligations to the Depositor, the Trust, Trustee, the Trust Administrator or Certificateholders and shall be obligated to the same extent and under the same terms and conditions as if it alone were servicing and administering the related Non-Designated Mortgage Loans.  Each Servicer shall be entitled to enter into an agreement with its Subservicer and Outsourcer for indemnification of such Servicer by such Subservicer or Outsourcer, as applicable, and nothing contained in this Agreement shall be deemed to limit or modify such indemnification.

For purposes of this Agreement, a Servicer shall be deemed to have received any collections, recoveries or payments with respect to the related Non-Designated Mortgage Loans that are received by a related Subservicer regardless of whether such payments are remitted by the Subservicer to such Servicer.

Any Subservicing Agreement and any other transactions or services relating to the Non-Designated Mortgage Loans involving a Subservicer shall be deemed to be between the Subservicer, and the related Servicer alone, and the Depositor, the Trustee, the Trust Administrator, the Master Servicer, the other Servicers and the Special Servicer shall have no obligations, duties or liabilities with respect to a Subservicer including no obligation, duty or liability of the Depositor, Trustee, the Trust Administrator, the Master Servicer, the Special Servicer or other Servicers to pay a Subservicer’s fees and expenses.

(d)

Fairbanks is hereby authorized to enter into a financing or other facility (any such arrangement, a “Facility”) under which (i) Fairbanks assigns or pledges to another person (a “Lender”) (A) Fairbank’s rights under this Agreement to be reimbursed for any Advances or Servicing Advances, and (B) any and all rights of Fairbanks under this Agreement resulting from Fairbank’s performance of its obligations under this Agreement, including, without limitation, any Servicing Fees, interest income, Ancillary Income, and other payments received by Fairbanks for servicing the Fairbanks Serviced Mortgage Loans and (ii) the Lender agrees to fund some or all Advances and/or Servicing Advances required to be made by Fairbanks pursuant to this Agreement.  No consent of the Trustee, Trust Administrator, Certificateholders or any other party is required before Fairbanks may enter into a Facility; provided, however, that the consent of the Trust Administrator shall be required before Fairbanks may cause to be outstanding at one time more than one Facility.  Notwithstanding the existence of any Facility, Fairbanks shall remain obligated pursuant to this Agreement to make Advances and Servicing Advances pursuant to and as required by this Agreement, and to perform all duties and obligations of Fairbanks under this Agreement and shall not be relieved of such obligations by virtue of such Facility.

(e)

The Special Servicer is hereby authorized to enter into a financing or other facility (any such arrangement, a “Facility”) under which (i) the Special Servicer assigns or pledges to another person (a “Lender”) (A) the Special Servicer’s rights under this Agreement to be reimbursed for any Advances or Servicing Advances, and (B) any and all rights of the Special Servicer under this Agreement resulting from the Special Servicer’s performance of its obligations under this Agreement, including, without limitation, any Servicing Fees, interest income, Ancillary Income, and other payments received by the Special Servicer for servicing the Mortgage Loans and (ii) the Lender agrees to fund some or all Advances and/or Servicing Advances required to be made by the Special Servicer pursuant to this Agreement.  No consent of the Trustee, Trust Administrator, Certificateholders or any other party is required before the Special Servicer may enter into a Facility; provided, however, that the consent of the Trust Administrator shall be required before the Special Servicer may cause to be outstanding at one time more than one Facility.  Notwithstanding the existence of any Facility, the Special Servicer shall remain obligated pursuant to this Agreement to make Advances and Servicing Advances pursuant to and as required by this Agreement, and to perform all duties and obligations of the Special Servicer under this Agreement and shall not be relieved of such obligations by virtue of such Facility.

SECTION 3.03

Master Servicing by Master Servicer.

For and on behalf of the Certificateholders, the Master Servicer shall oversee and enforce the obligation of GreenPoint, WFHM and Fairbanks to service and administer the GreenPoint Serviced Mortgage Loans, WFHM Serviced Mortgage Loans and Fairbanks Serviced Mortgage Loans, respectively, in accordance with the terms of this Agreement and shall have full power and authority to do any and all things which it may deem necessary or desirable in connection with such master servicing and administration.  In performing its obligations hereunder, the Master Servicer shall act in a manner consistent with this Agreement and with customary and usual standards of practice of prudent mortgage loan master servicers.  Furthermore, the Master Servicer shall oversee and consult with GreenPoint, WFHM and Fairbanks as necessary from time-to-time to carry out the Master Servicer’s obligations hereunder, shall receive, review and evaluate all reports, information and other data provided to the Master Servicer by GreenPoint, WFHM and Fairbanks and shall cause each of GreenPoint, WFHM and Fairbanks to perform and observe the covenants, obligations and conditions to be performed or observed by such Servicer under this Agreement.

With respect to any Distribution Date, no later than the related Cash Remittance Date, the Master Servicer shall remit to the Trust Administrator for deposit in the Certificate Account the amount of the Compensating Interest Payment remitted by National City or Lydian to the Master Servicer.

With respect to any Distribution Date, no later than the related Cash Remittance Date, the Master Servicer shall remit to the Trust Administrator for deposit in the Certificate Account the amount of the Compensating Interest Payment for the Master Servicer, with respect to the GreenPoint Serviced Mortgage Loans, the WFHM Serviced Mortgage Loans, the Fairbanks Serviced Mortgage Loans, the National City Serviced Loans Mortgage Loans and the Lydian Serviced Loans, for the related Prepayment Period to the extent GreenPoint, WFHM, Fairbanks, National City or Lydian, respectively, default in their obligation to make such Compensating Interest Payment pursuant to Section 3.05.  The aggregate of such deposits shall be made from the Master Servicer’s own funds, without reimbursement therefor.

SECTION 3.04

Trustee to Act as Master Servicer or Servicer.

In the event that (A) the Master Servicer shall for any reason no longer be Master Servicer hereunder or (B) any Servicer shall for any reason no longer be a Servicer hereunder and, with respect to any Servicer other than WMMSC, the Master Servicer shall for any reason no longer be Master Servicer hereunder (including, in each case, by reason of an Event of Default), the Trustee or its successor shall thereupon assume all of the rights and obligations of the Master Servicer or such Servicer hereunder arising thereafter (except that the Trustee shall not be (i) liable for losses of the Master Servicer or such Servicer pursuant to Section 3.09 hereof or any acts or omissions of the related predecessor of the Master Servicer or such Servicer hereunder, (ii) obligated to make Advances if it is prohibited from doing so by applicable law, (iii) obligated to effectuate repurchases or substitutions of Mortgage Loans hereunder including, but not limited to, repurchases or substitutions of Mortgage Loans pursuant to Section 2.02 or 2.03 hereof or (iv) deemed to have made any representations and warranties of the Master Servicer or such Servicer hereunder).  Any such assumption shall be subject to Section 8.02 hereof.

Each Servicer shall, upon request of the Trust Administrator, but at the expense of such Servicer, deliver to the assuming party all documents and records relating to each Subservicing Agreement or substitute Subservicing Agreement and the Mortgage Loans then being serviced thereunder and hereunder by such Servicer and an accounting of amounts collected or held by it and otherwise use its best efforts to effect the orderly and efficient transfer of the Subservicing Agreement or substitute Subservicing Agreement to the assuming party.

SECTION 3.05

Collection of Mortgage Loans; Collection Accounts; Certificate Account.

(a)

Continuously from the date hereof until the principal and interest on all Non-Designated Mortgage Loans have been paid in full or such Non-Designated Mortgage Loans have become Liquidated Mortgage Loans, each Servicer shall proceed in accordance with Accepted Servicing Practices to collect all payments due under each of the related Non-Designated Mortgage Loans when the same shall become due and payable to the extent consistent with this Agreement and the terms and provisions of any related Mortgage Guaranty Insurance Policy and shall take special care with respect to Non-Designated Mortgage Loans for which a Servicer collects escrow payments in ascertaining and estimating Escrow Payments and all other charges that will become due and payable with respect to the Non-Designated Mortgage Loans and the related Mortgaged Properties, to the end that the installments payable by the related Mortgagors will be sufficient to pay such charges as and when they become due and payable. Consistent with the foregoing, in connection with Non-Designated Mortgage Loans which it is directly servicing, each Servicer may in its discretion (i) waive any late payment charge or any prepayment charge or penalty interest in connection with the prepayment of a Mortgage Loan and (ii) extend the Due Dates for payments due on a Mortgage Note for a period not greater than 180 days; provided, however, that no such Servicer can extend the maturity of any such Non-Designated Mortgage Loan past the date on which the final payment is due on the latest maturing Mortgage Loan as of the Cut-off Date.  In the event of any such arrangement, the related Servicer shall make Advances on the related Non-Designated Mortgage Loans in accordance with the provisions of Section 5.01 during the scheduled period in accordance with the amortization schedule of such Mortgage Loan without modification thereof by reason of such arrangements. No Servicer shall be required to institute or join in litigation with respect to collection of any payment (whether under a Mortgage, Mortgage Note or otherwise or against any public or governmental authority with respect to a taking or condemnation) if it reasonably believes that enforcing the provision of the Mortgage or other instrument pursuant to which such payment is required is prohibited by applicable law.

(b)

Each Servicer shall segregate and hold all funds collected and received pursuant to a Non-Designated Mortgage Loan separate and apart from any of its own funds and general assets and shall establish and maintain one or more Collection Accounts, in the form of time deposit or demand accounts, titled “[Servicer’s name], in trust for the Holders of Credit Suisse First Boston Mortgage Securities Corp., Mortgage-Backed Pass-Through Certificates, Series 2004-AR4” or, if established and maintained by a Subservicer on behalf of a Servicer, “[Subservicer’s name], in trust for [Servicer’s name]” or “[Subservicer’s name], as agent, trustee and/or bailee of principal and interest custodial account for [Servicer’s name], its successors and assigns, for various owners of interest in [Servicer’s name] mortgage-backed pools.  In the event that a Subservicer employs a subservicer, the Collection Account shall be titled “[name of Subservicer’s subservicer], in trust for [Subservicer’s name].”  Each Collection Account maintained by each Servicer (other than WFHM), shall be an Eligible Account acceptable to the Depositor and the Trust Administrator.  Each Collection Account maintained by WFHM shall be an Eligible Account.  Funds deposited in a Collection Account may be drawn on by the related Servicer in accordance with Section 3.08.  Any funds deposited in a Collection Account (other than an account established by WMMSC) shall either be invested in Eligible Investments or at all times be fully insured to the full extent permitted under applicable law.  Notwithstanding the foregoing, one of the Collection Accounts established by WMMSC shall be an Investment Account.

(c)

Each Servicer shall deposit in the applicable Collection Account on a daily basis, unless otherwise indicated, and retain therein, the following collections remitted by Subservicers or payments received by such Servicer and payments made by such Servicer subsequent to the Cut-off Date, other than payments of principal and interest due on or before the Cut-off Date:

(i)   all payments on account of principal on the related Non-Designated Mortgage Loans, including all Principal Prepayments;

(ii)   all payments on account of interest on the related Non-Designated Mortgage Loans adjusted to the per annum rate equal to the Mortgage Rate reduced by the sum of the related Expense Fee Rate, as applicable;

(iii)   all Liquidation Proceeds on the related Non-Designated Mortgage Loans;

(iv)   all Insurance Proceeds on the related Non-Designated Mortgage Loans including amounts required to be deposited pursuant to Section 3.09 (other than proceeds to be held in the Escrow Account and applied to the restoration or repair of the Mortgaged Property or released to the Mortgagor in accordance with Section 3.09);

(v)   all Advances made by such Servicer pursuant to Section 5.01;

(vi)   no later than the withdrawal from the Collection Account pursuant to Section 3.08(a)(viii) each month, the applicable amount of the Compensating Interest Payment for such Servicer for the related Prepayment Period.  The aggregate of such deposits shall be made from such Servicer’s own funds, without reimbursement therefore;

(vii)   any amounts required to be deposited by such Servicer in respect of net monthly income from REO Property related to any Non-Designated Mortgage Loan pursuant to Section 3.11; and

(viii)   any other amounts required to be deposited hereunder.

The foregoing requirements for deposit into each Collection Account shall be exclusive, it being understood and agreed that, without limiting the generality of the foregoing, with respect to the Non-Designated Mortgage Loans, Ancillary Income need not be deposited by such Servicer into such Collection Account. In addition, notwithstanding the provisions of this Section 3.05, each Servicer may deduct from amounts received by it, prior to deposit into the applicable Collection Account, any portion of any Scheduled Payment representing (i) the applicable Servicing Fee and (ii) with respect to each Non-Designated Mortgage Loan covered by a Lender Paid Mortgage Guaranty Insurance Policy, any amounts required to effect timely payment of the premiums on such Mortgage Guaranty Insurance Policy pursuant to Section 3.09(c).  In the event that a Servicer shall remit any amount not required to be remitted, it may at any time withdraw or direct the institution maintaining the related Collection Account to withdraw such amount from such Collection Account, any provision herein to the contrary notwithstanding.  Such withdrawal or direction may be accomplished by delivering written notice thereof to the Trustee or such other institution maintaining such Collection Account which describes the amounts deposited in error in such Collection Account.  Each Servicer shall maintain adequate records with respect to all withdrawals made by it pursuant to this Section.  All funds deposited in a Collection Account shall be held in trust for the Certificateholders until withdrawn in accordance with Section 3.08(a).

(d)

On or prior to the Closing Date, the Trust Administrator shall establish and maintain, on behalf of the Certificateholders, the Certificate Account.  The Trust Administrator  shall, promptly upon receipt, deposit in the Certificate Account and retain therein the following:

(i)

 (a) the aggregate amount remitted by each Servicer of Non-Designated Mortgage Loans to the Trust Administrator pursuant to Section 3.08(a)(viii) and (b) the aggregate amount remitted by National City and Lydian to the Master Servicer or Trust Administrator pursuant to their respective servicing agreements;

(ii)

 any amount deposited by the Trust Administrator pursuant to Section 3.05(e) in connection with any losses on Eligible Investments; and

(iii)

 all Compensating Interest Payments remitted by the Master Servicer to the Trust Administrator pursuant to Section 3.03 and Section 3.22(b);

(iv)

 all Advances remitted by the Master Servicer to the Trust Administrator pursuant to Section 5.01 and Section 3.22(b); and

(v)

any other amounts deposited hereunder which are required to be deposited in the Certificate Account.

In the event that the Master Servicer or a Servicer shall remit to the Trust Administrator any amount not required to be remitted, the Master Servicer or such Servicer, as applicable, may at any time direct the Trust Administrator to withdraw such amount from the Certificate Account, any provision herein to the contrary notwithstanding.  Such direction may be accomplished by delivering an Officer’s Certificate to the Trust Administrator which describes the amounts deposited in error in the Certificate Account.  All funds deposited in the Certificate Account shall be held by the Trust Administrator in trust for the Certificate holders until disbursed in accordance with this Agreement or withdrawn in accordance with Section 3.08(b).  In no event shall the Trust Administrator incur liability for withdrawals from the Certificate Account at the direction of the Master Servicer or any Servicer.

(e)

Each institution at which a Collection Account or the Certificate Account is maintained shall either hold such funds on deposit uninvested or shall invest the funds therein as directed in writing by the related Servicer or the Trust Administrator, respectively, in Eligible Investments, which shall mature not later than (i) in the case of a Collection Account, the Cash Remittance Date, and (ii) in the case of the Certificate Account, the Business Day immediately preceding the Distribution Date, or on the Distribution Date, with respect to Eligible Investments invested with an affiliate of the Trust Administrator,  and, in each case, shall not be sold or disposed of prior to its maturity. All income and gain net of any losses realized from any such balances or investment of funds on deposit in a Collection Account shall be for the benefit of the related Servicer as servicing compensation and shall be remitted to it monthly as provided herein.  The amount of any realized losses in a Collection Account incurred in any such account in respect of any such investments shall promptly be deposited by the related Servicer in the related Collection Account.  Neither the Trustee nor the Trust Administrator shall be liable for the amount of any loss incurred in respect of any investment or lack of investment of funds held in a Collection Account and made in accordance with this Section 3.05. All income and gain net of any losses realized from any such investment of funds on deposit in the Certificate Account shall be for the benefit of the Trust Administrator as compensation and shall be remitted to it monthly as provided herein.  The amount of any realized losses in the Certificate Account incurred in any such account in respect of any such investments shall promptly be deposited by the Trust Administrator in the Certificate Account.

(f)

Each Servicer, other than WFHM, shall give notice to the Trustee, the Trust Administrator, each related Seller, each Rating Agency, and the Depositor of any proposed change of the location of the related Collection Account prior to any change thereof.  WFHM shall give notice to the Depositor of any proposed change of the location of the related Collection Account prior to any change thereof and, upon receipt of such notice, the Depositor shall give notice to the Trustee, the Trust Administrator, each related Seller and each Rating Agency.  The Trust Administrator shall give notice to the Master Servicer and each Servicer, each Seller, each Rating Agency, the Trustee and the Depositor of any proposed change of the location of the Certificate Account prior to any change thereof.

SECTION 3.06

Establishment of and Deposits to Escrow Accounts; Permitted Withdrawals from Escrow Accounts; Payments of Taxes, Insurance and Other Charges.

(a)

To the extent required by the related Mortgage Note and not violative of applicable law, the applicable Servicer shall segregate and hold all funds collected and received pursuant to a Non-Designated Mortgage Loan constituting Escrow Payments separate and apart from any of its own funds and general assets and shall establish and maintain one or more Escrow Accounts, in the form of time deposit or demand accounts, titled, in the case of Servicers other than Fairbanks and WFHM, “Credit Suisse First Boston Mortgage Securities Corp., Mortgage Backed Pass-Through Certificates, Series 2004-AR4,” in the case of WFHM, “Wells Fargo Home Mortgage, Inc., as Servicer for Credit Suisse First Boston Mortgage Securities Corp. Mortgage-Backed Pass-Through Certificates, Series 2004-AR4,”  in the case of Fairbanks, “Fairbanks Capital Corp., as Trustee for Credit Suisse First Boston Mortgage Securities Corp. Mortgage-Backed Pass-Through Certificates, Series 2004-AR4” or, if established and maintained by a Subservicer on behalf of a Servicer, “[Subservicer’s name], in trust for [Servicer’s name]” or “[Subservicer’s name], as agent, trustee and/or bailee of taxes and insurance custodial account for [Servicer’s name], its successors and assigns, for various owners of interest in [Servicer’s name] mortgage backed pools. In the event that a Subservicer employs a subservicer, the Escrow Accounts shall be titled “[name of Subservicer’s subservicer] in trust for [Subservicer’s name]. The Escrow Accounts shall be Eligible Accounts. Funds deposited in the Escrow Account may be drawn on by the related Servicer in accordance with Section 3.06(d).

(b)

Each Servicer shall deposit or cause to be deposited in its Escrow Account or Accounts on a daily basis within two Business Days of receipt and retain therein:

(i)   all Escrow Payments collected on account of the related Non-Designated Mortgage Loans, for the purpose of effecting timely payment of any such items as required under the terms of this Agreement; and

(ii)   all amounts representing Insurance Proceeds which are to be applied to the restoration or repair of any Mortgaged Property related to a Non-Designated Mortgage Loan.

(c)

Each Servicer shall make withdrawals from the Escrow Account only to effect such payments as are required under this Agreement, as set forth in Section 3.06(d). Each Servicer shall be entitled to retain any interest paid on funds deposited in the related Escrow Account by the depository institution, other than interest on escrowed funds required by law to be paid to the Mortgagor. To the extent required by law, the applicable Servicer shall pay interest on escrowed funds to the Mortgagor notwithstanding that the Escrow Account may be non interest-bearing or that interest paid thereon is insufficient for such purposes.

(d)

Withdrawals from the Escrow Account or Accounts may be made or caused to be made by the related Servicer only:

(i)   to effect timely payments of ground rents, taxes, assessments, water rates, mortgage insurance premiums, condominium charges, fire and hazard insurance premiums or other items constituting Escrow Payments for the related Mortgage;

(ii)   to reimburse such Servicer for any Servicing Advances made by the such Servicer with respect to a related Non-Designated Mortgage Loan, but only from amounts received on the related Non-Designated Mortgage Loan which represent late collections of Escrow Payments thereunder;

(iii)   to refund to any Mortgagor any funds found to be in excess of the amounts required under the terms of the related Non-Designated Mortgage Loan;

(iv)   for transfer to the related Collection Account to reduce the principal balance of the related Non-Designated Mortgage Loan in accordance with the terms of the related Mortgage and Mortgage Note;

(v)   for application to restore or repair of the Mortgaged Property related to a Non-Designated Mortgage Loan in accordance with  the procedures outlined in Section 3.09(e);

(vi)   to pay to the related Servicer, or any Mortgagor related to a Non-Designated Mortgage Loan to the extent required by law, any interest paid on the funds deposited in such Escrow Account;

(vii)   to clear and terminate such Escrow Account on the termination of this Agreement; and

(viii)   to remove funds inadvertently placed in the Escrow account by the related Servicer.

(e)

With respect to each Non-Designated Mortgage Loan, the applicable Servicer shall maintain accurate records reflecting the status of ground rents and taxes and any other item which may become a lien senior to the lien of the related Mortgage and the status of Mortgage Guaranty Insurance Policy premiums, and fire and hazard insurance coverage and shall obtain, from time to time, all bills for the payment of such charges (including renewal premiums) and shall effect or cause to be effected payment thereof prior to the applicable penalty or termination date.

SECTION 3.07

Access to Certain Documentation and Information Regarding the Mortgage Loans; Inspections.

(a)

The Master Servicer and each Servicer shall afford the Depositor, the Trustee and the Trust Administrator reasonable access to all records and documentation regarding the Non-Designated Mortgage Loans and all accounts, insurance information and other matters relating to this Agreement, such access being afforded without charge, but only upon reasonable written request and during normal business hours at the office designated by the Master Servicer or such Servicer.  In addition, each Servicer other than WMMSC shall afford the Master Servicer reasonable access to all records and documentation regarding the Mortgage Loans and all accounts, insurance information and other matters relating to this Agreement, such access being afforded without charge, but only upon reasonable written request and during normal business hours at the office designated by such Servicer.  In addition, each Servicer, other than WMMSC, shall provide to the Special Servicer reasonable access to all records and documentation regarding the Mortgage Loans serviced by it that become Special Serviced Mortgage Loans.

(b)

Each Servicer, separately with respect to the Mortgage Loans each directly services, shall inspect the related Mortgaged Properties as often as deemed necessary by such Servicer in such party’s sole discretion, to assure itself that the value of such Mortgaged Property is being preserved.  In addition, if any Mortgage Loan is more than 60 days delinquent, such Servicer, as applicable, shall conduct subsequent inspections in accordance with Accepted Servicing Practices or as may be required by the primary mortgage guaranty insurer.  Each Servicer shall keep a written or electronic report of each such inspection.

SECTION 3.08

Permitted Withdrawals from the Collection Accounts and Certificate Account.

(a)

Each Servicer may from time to time make withdrawals from the related Collection Account for the following purposes:

(i)   to pay to such Servicer (to the extent not previously retained by such Servicer) the servicing compensation to which it is entitled pursuant to Section 3.14, and to pay to such Servicer, as additional servicing compensation, earnings on or investment income with respect to funds in or credited to such Collection Account;

(ii)   to reimburse such Servicer for unreimbursed Advances made by it, such right of reimbursement pursuant to this subclause (ii) being limited to amounts received on the Non-Designated Mortgage Loan(s) in respect of which any such Advance was made (including without limitation, late recoveries of payments, Liquidation Proceeds and Insurance Proceeds to the extent received by such Servicer);

(iii)   to reimburse such Servicer for any Nonrecoverable Advance previously made or any amount expended pursuant to Section 3.11(a);

(iv)   to reimburse such Servicer for (A) unreimbursed Servicing Advances or such Servicer’s right to reimbursement pursuant to this clause (A) with respect to any Non-Designated Mortgage Loan being limited to amounts received on such Non-Designated Mortgage Loan which represent late payments of principal and/or interest (including, without limitation, Liquidation Proceeds and Insurance Proceeds with respect to such Mortgage Loan) respecting which any such advance was made and (B) for unpaid Servicing Fees as provided in Section 3.11 hereof;

(v)   to pay to the purchaser, with respect to each Non-Designated Mortgage Loan or property acquired in respect thereof that has been purchased pursuant to Section 2.02, 2.03 or 3.11, all amounts received thereon after the date of such purchase;

(vi)   to make any payments required to be made pursuant to Section 2.07(g);

(vii)   to withdraw any amount deposited in such Collection Account and not required to be deposited therein;

(viii)   with respect to the Non-Designated Mortgage Loans, on the Cash Remittance Date, to withdraw an amount equal to the portion of (a) with respect to the Group I Mortgage Loans, Group II Mortgage Loans, Group III Mortgage Loans and Group IV Mortgage Loans, the Available Distribution Amount and (b) with respect to the Group V Mortgage Loans, the Interest Remittance Amount and Principal Remittance Amount, in each case applicable to the Mortgage Loans serviced by such Servicer, who will remit the aggregate of such amounts to the Trust Administrator for deposit in the Certificate Account;

(ix)   with respect to each Non-Designated Mortgage Loan covered by a Lender Paid Mortgage Guarantee Insurance Policy, to effect timely payment of the related premiums on such Mortgage Guarantee Insurance Policy, as applicable, pursuant to Section 3.09(c), to the extent not deducted by such Servicer prior to deposit into the applicable Collection Account pursuant to Section 3.05(c); and

(x)   to clear and terminate such Collection Account upon termination of this Agreement pursuant to Section 11.01 hereof.

Each Servicer shall keep and maintain separate accounting, on a Mortgage Loan by Mortgage Loan basis, for the purpose of justifying any withdrawal from the related Collection Account pursuant to such subclauses (i), (ii), (iv) and (v).  Prior to making any withdrawal from a Collection Account pursuant to subclause (iii) for reimbursement of a Nonrecoverable Advance, the related Servicer shall deliver to the Trust Administrator a certificate of a Servicing Officer indicating the amount of any previous Advance or Servicing Advance determined by such Servicer to be a Nonrecoverable Advance and identifying the related Non-Designated Mortgage Loans(s), and their respective portions of such Nonrecoverable Advance.  In connection with the payment of a Purchase Price, if a Servicer is not required to remit unreimbursed Servicing Advances as specified in the definition of Purchase Price, such Servicer shall be deemed to have been reimbursed for such amount.

(b)

The Trust Administrator shall withdraw funds from the Certificate Account for distributions to Certificateholders, in the manner specified in this Agreement (and to withhold from the amounts so withdrawn, the amount of any taxes that it is authorized to withhold pursuant to Section 2.07).  In addition, the Trust Administrator may from time to time make withdrawals from the Certificate Account for the following purposes:

(i)

to pay to itself Trust Administrator Fees to which it is entitled pursuant to Section 10.05 and any investment income earned for the related Distribution Date, and to pay to itself or the Master Servicer any other amounts to which it or the Master Servicer is entitled to reimbursement or payment under the terms of this Agreement;

(ii)

to withdraw and return to the Master Servicer or the applicable Servicer for deposit to the applicable Collection Account any amount deposited in the Certificate Account and not required to be deposited therein; and

(iii)

to clear and terminate the Certificate Account upon termination of the Agreement pursuant to Section 11.01 hereof.

SECTION 3.09

Maintenance of Hazard Insurance; Mortgage Impairment Insurance and Mortgage Guaranty Insurance Policy; Claims; Restoration of Mortgaged Property.

(a)

Each Servicer shall cause to be maintained for each related Non-Designated Mortgage Loan hazard insurance such that all buildings upon the related Mortgaged Property are insured by a generally acceptable insurer rated either: “V” or better in the current Best’s Key Rating Guide (“Best’s”) or acceptable to FNMA or FHLMC against loss by fire, hazards of extended coverage and such other hazards as are customary in the area where the Mortgaged Property is located, in an amount which is at least equal to the lesser of (i) the replacement value of the improvements securing such Non-Designated Mortgage Loan and (ii) the greater of (A) the outstanding principal balance of such Non-Designated Mortgage Loan and (B) an amount such that the proceeds of such policy shall be sufficient to prevent the Mortgagor and/or the mortgagee from becoming a co-insurer.

If upon origination of the Non-Designated Mortgage Loan, the related Mortgaged Property was located in an area identified in the Federal Register by the Federal Emergency Management Agency as having special flood hazards (and such flood insurance has been made available), the related Servicer shall cause a flood insurance policy to be maintained with respect to such Non-Designated Mortgage Loan.  Such policy shall meet the requirements of the current guidelines of the Federal Insurance Administration and be in an amount representing coverage equal to the lesser of (i) the minimum amount required, under the terms of coverage, to compensate for any damage or loss on a replacement cost basis (or the unpaid principal balance of the mortgage if replacement cost coverage is not available for the type of building insured) and (ii) the maximum amount of insurance which is available under the Flood Disaster Protection Act of 1973, as amended.

If a Mortgage related to a Non-Designated Mortgage Loan is secured by a unit in a condominium project, the related Servicer shall verify that the coverage required of the owner’s association, including hazard, flood, liability, and fidelity coverage, is being maintained in accordance with the requirements of the related Servicer for mortgage loans that it services on its own account.

Each Servicer shall cause to be maintained on each Mortgaged Property related to a Non-Designated Mortgage Loan such other additional special hazard insurance as may be required pursuant to such applicable laws and regulations as shall at any time be in force and as shall require such additional insurance, or pursuant to the requirements of any Mortgage Guaranty Insurance Policy insurer, or as may be required to conform with Accepted Servicing Practices to the extent permitted by the Mortgage Note, the Mortgage or applicable law provided that the related Servicer shall not be required to bear the cost of such insurance.

All policies required hereunder shall name the related Servicer as loss payee and shall be endorsed with standard or union mortgagee clauses, without contribution, which shall provide for prior written notice of any cancellation, reduction in amount or material change in coverage.

Each Servicer shall not interfere with the Mortgagor’s freedom of choice at the origination of such Non-Designated Mortgage Loan in selecting either his insurance carrier or agent, provided, however, that such Servicer shall not accept any such insurance policies from insurance companies unless such companies are rated: B:III or better in Best’s or acceptable to FNMA or FHLMC and are licensed to do business in the jurisdiction in which the Mortgaged Property is located. The related Servicer shall determine that such policies provide sufficient risk coverage and amounts, that they insure the property owner, and that they properly describe the property address.

Pursuant to Section 3.05, any amounts collected by a Servicer under any such policies (other than amounts to be deposited in the related Escrow Account and applied to the restoration or repair of the related Mortgaged Property, or property acquired in liquidation of the Non-Designated Mortgage Loan, or to be released to the Mortgagor, in accordance with such Servicer’s normal servicing procedures) shall be deposited in the related Collection Account (subject to withdrawal pursuant to Section 3.08(a)).

Any cost incurred by a Servicer in maintaining any such insurance shall not, for the purpose of calculating monthly distributions to the Certificateholders or remittances to the Trust Administrator for their benefit, be added to the principal balance of the Non-Designated Mortgage Loan, notwithstanding that the terms of the Non-Designated Mortgage Loan so permit.  Such costs shall constitute a Servicing Advance and will be reimbursable to the related Servicer to the extent permitted by Section 3.08 hereof.  It is understood and agreed that no earthquake or other additional insurance is to be required of any Mortgagor related to a Non-Designated Mortgage Loan or maintained on property acquired in respect of a Mortgage related to a Non-Designated Mortgage Loan other than pursuant to such applicable laws and regulations as shall at any time be in force and as shall require such additional insurance.

(b)

In the event that a Servicer shall obtain and maintain a blanket policy insuring against losses arising from fire and hazards covered under extended coverage on all of the related Non-Designated Mortgage Loans, then, to the extent such policy provides coverage in an amount equal to the amount required pursuant to Section 3.09(a) and otherwise complies with all other requirements of Section 3.09(a), it shall conclusively be deemed to have satisfied its obligations as set forth in Section 3.09(a).  Any amounts collected by a Servicer under any such policy relating to a Non-Designated Mortgage Loan shall be deposited in the related Collection Account subject to withdrawal pursuant to Section 3.08(a).  Such policy may contain a deductible clause, in which case, in the event that there shall not have been maintained on the related Mortgaged Property a policy complying with Section 3.09(a), and there shall have been a loss which would have been covered by such policy, the related Servicer shall deposit in the related Collection Account at the time of such loss the amount not otherwise payable under the blanket policy because of such deductible clause, such amount to be deposited from such Servicer’s funds, without reimbursement therefor.  Upon request of the Trust Administrator, a Servicer shall cause to be delivered to the Trust Administrator a certified true copy of such policy and a statement from the insurer thereunder that such policy shall in no event be terminated or materially modified without 30 days’ prior written notice to the Trust Administrator.  In connection with its activities as Servicer of the related Non-Designated Mortgage Loans, such Servicer agrees to present, on behalf of itself, the Depositor, and the Trust Administrator for the benefit of the Certificateholders, claims under any such blanket policy.

(c)

With respect to each Non-Designated Mortgage Loan with a Loan-to-Value Ratio in excess of 80% which the related Seller represented to be covered by a Mortgage Guaranty Insurance Policy as of the Cut-off Date, the related Servicer shall, without any cost to the Depositor or Trust Administrator, maintain or cause the Mortgagor to maintain in full force and effect a Mortgage Guaranty Insurance Policy insuring that portion of the Non-Designated Mortgage Loan in excess of 75% of value, and shall pay or shall cause the Mortgagor to pay, the premium thereon on a timely basis, until the loan-to-value ratio of such Non-Designated Mortgage Loan is reduced to 80%, based on either (i) a current appraisal of the Mortgaged Property or (ii) the appraisal of the Mortgaged Property obtained at the time the Non-Designated Mortgage Loan was originated. In the event that such Mortgage Guaranty Insurance Policy shall be terminated prior to the loan-to-value ratio of such Non-Designated Mortgage Loan being reduced to 80%, the related Servicer shall obtain from another Qualified Insurer a comparable replacement policy, with a total coverage equal to the remaining coverage of such terminated Mortgage Guaranty Insurance Policy. If the insurer shall cease to be a Qualified Insurer, the related Servicer shall determine whether recoveries under the Mortgage Guaranty Insurance Policy are jeopardized for reasons related to the financial condition of such insurer, it being understood that such Servicer shall in no event have any responsibility or liability for any failure to recover under the Mortgage Guaranty Insurance Policy for such reason. If the related Servicer determines that recoveries are so jeopardized, it shall notify the Mortgagor, if required, and obtain from another Qualified Insurer a replacement insurance policy. The related Servicer shall not take any action which would result in noncoverage under any applicable Mortgage Guaranty Insurance Policy of any loss which, but for the actions of such Servicer would have been covered thereunder. In connection with any assumption or substitution agreement entered into or to be entered into pursuant to Section 3.10, each Servicer shall promptly notify the insurer under the related Mortgage Guaranty Insurance Policy, if any, of such assumption or substitution of liability in accordance with the terms of such Mortgage Guaranty Insurance Policy and shall take all actions which may be required by such insurer as a condition to the continuation of coverage under such Mortgage Guaranty Insurance Policy provided that such required actions are in compliance with all applicable law. If such Mortgage Guaranty Insurance Policy is terminated as a result of such assumption or substitution of liability, the related Servicer shall obtain a replacement Mortgage Guaranty Insurance Policy as provided above; provided that under applicable law and the terms of the related Mortgage Note and Mortgage the cost of such policy may be charged to the successor Mortgagor.

With respect to each Non-Designated Mortgage Loan covered by a Lender Paid Mortgage Guaranty Insurance Policy, the applicable Servicer agrees to effect timely payment of the premiums on such Mortgage Guaranty Insurance Policy from amounts on deposit in the Collection Account, or deducted by such Servicer prior to deposit into the applicable Collection Account or pursuant to Section 3.05(c) with respect to such Non-Designated Mortgage Loan.  If amounts on deposit in the Collection Account, or deducted by such Servicer prior to deposit into the applicable Collection Account pursuant to Section 3.05(c) with respect to such Non-Designated Mortgage Loan, are not sufficient to pay the premiums on such Mortgage Guaranty Insurance Policy, the applicable Servicer agrees to effect timely payment of such premiums, and such costs shall be recoverable by such Servicer from the related Liquidation Proceeds or otherwise as a Servicing Advance pursuant to Section 3.08(a).  With respect to each Non-Designated Mortgage Loan covered by a Mortgage Guaranty Insurance Policy that is not Lender Paid, the Servicer agrees to effect timely payment of the premiums on such Mortgage Guaranty Insurance Policy, and such costs not otherwise recoverable from the Mortgagor shall be recoverable by such Servicer from the related Liquidation Proceeds or otherwise as a Servicing Advance pursuant to Section 3.08(a).

(d)

In connection with its activities as servicer, each Servicer agrees to prepare and present, on behalf of itself, the Depositor, the Trust, the Trustee, the Trust Administrator and the Certificateholders, claims to the insurer under any Mortgage Guaranty Insurance Policy related to a Non-Designated Mortgage Loan in a timely fashion in accordance with the terms of such Mortgage Guaranty Insurance Policy and, in this regard, to take such reasonable action as shall be necessary to permit recovery under any Mortgage Guaranty Insurance Policy respecting defaulted Non-Designated Mortgage Loans. Pursuant to Section 3.05, any amounts collected by a Servicer under any Mortgage Guaranty Insurance Policy shall be deposited in the related Collection Account, subject to withdrawal pursuant to Section 3.08.

(e)

With respect to any Non-Designated Mortgage Loan, each Servicer need not obtain the approval of the Trustee or the Trust Administrator prior to releasing any Insurance Proceeds to the Mortgagor to be applied to the restoration or repair of the Mortgaged Property if such release is in accordance with Accepted Servicing Practices. At a minimum, each Servicer shall comply with the following conditions in connection with any such release of Insurance Proceeds:

(i)   such Servicer shall receive satisfactory independent verification of completion of repairs and issuance of any required approvals with respect thereto;

(ii)   such Servicer shall take all steps necessary to preserve the priority of the lien of the Mortgage, including, but not limited to requiring waivers with respect to mechanics’ and materialmen’s liens; and

(iii)   pending repairs or restoration, such Servicer shall place the Insurance Proceeds in the related Escrow Account.

(f)

With respect to any Non-Designated Mortgage Loan, if the Trust Administrator is named as an additional loss payee, the related Servicer is hereby empowered to endorse any loss draft issued in respect of such a claim in the name of the Trustee or the Trust Administrator.

SECTION 3.10

Enforcement of Due-on-Sale Clauses; Assumption Agreements.

(a)

With respect to a Non-Designated Mortgage Loan, each Servicer shall use its best efforts to enforce any “due-on-sale” provision contained in any related Mortgage or Mortgage Note and to deny assumption by the person to whom the Mortgaged Property has been or is about to be sold whether by absolute conveyance or by contract of sale, and whether or not the Mortgagor remains liable on the Mortgage and the Mortgage Note. When the Mortgaged Property has been conveyed by the Mortgagor, the related Servicer shall, to the extent it has knowledge of such conveyance, exercise its rights to accelerate the maturity of such Non-Designated Mortgage Loan under the “due-on-sale” clause applicable thereto, provided, however, that such Servicer shall not exercise such rights if prohibited by law from doing so or if the exercise of such rights would impair or threaten to impair any recovery under the related Mortgage Guaranty Insurance Policy, if any.

(b)

With respect to a Non-Designated Mortgage Loan, if a Servicer reasonably believes it is unable under applicable law to enforce such “due-on-sale” clause, such Servicer shall enter into (i) an assumption and modification agreement with the person to whom such property has been conveyed, pursuant to which such person becomes liable under the Mortgage Note and the original Mortgagor remains liable thereon or (ii) in the event such Servicer is unable under applicable law to require that the original Mortgagor remain liable under the Mortgage Note, a substitution of liability agreement with the purchaser of the Mortgaged Property pursuant to which the original Mortgagor is released from liability and the purchaser of the Mortgaged Property is substituted as Mortgagor and becomes liable under the Mortgage Note. Notwithstanding the foregoing, a Servicer shall not be deemed to be in default under this Section by reason of any transfer or assumption which such Servicer reasonably believes it is restricted by law from preventing, for any reason whatsoever. In connection with any such assumption, no material term of the Mortgage Note, including without limitation, the Mortgage Rate borne by the related Mortgage Note, the term of the Non-Designated Mortgage Loan or the outstanding principal amount of the Non-Designated Mortgage Loan shall be changed.

(c)

To the extent that any Non-Designated Mortgage Loan is assumable, the related Servicer shall inquire diligently into the creditworthiness of the proposed transferee, and shall use the underwriting criteria for approving the credit of the proposed transferee which are used by FNMA with respect to underwriting mortgage loans of the same type as the Non-Designated Mortgage Loans. If the credit of the proposed transferee does not meet such underwriting criteria, the related Servicer diligently shall, to the extent permitted by the Mortgage or the Mortgage Note and by applicable law, accelerate the maturity of the Non-Designated Mortgage Loan.

(d)

With respect to a Non-Designated Mortgage Loan, subject to each Servicer’s duty to enforce any due-on-sale clause to the extent set forth in this Section 3.10, in any case in which the related Mortgaged Property has been conveyed to a Person by the related Mortgagor, and such Person is to enter into an assumption agreement or modification agreement or supplement to the Mortgage Note or Mortgage that requires the signature of the Trustee, or if an instrument of release signed by the Trustee is required releasing the Mortgagor from liability on the Non-Designated Mortgage Loan, such Servicer shall prepare and deliver or cause to be prepared and delivered to the Trustee for signature and shall direct, in writing, the Trustee to execute the assumption agreement with the Person to whom the Mortgaged Property is to be conveyed and such modification agreement or supplement to the Mortgage Note or Mortgage or other instruments as are reasonable or necessary to carry out the terms of the Mortgage Note or Mortgage or otherwise to comply with any applicable laws regarding assumptions or the transfer of the Mortgaged Property to such Person. In connection with any such assumption, no material term of the Mortgage Note may be changed. Together with each such substitution, assumption or other agreement or instrument delivered to the Trustee for execution by it, the related Servicer shall deliver an Officer’s Certificate signed by a Servicing Officer stating that the requirements of this subsection have been met in connection therewith.  The related Servicer shall notify the Trustee and the Trust Administrator that any such substitution or assumption agreement has been completed by forwarding to the Trustee and the Trust Administrator a copy of such substitution or assumption agreement, and shall forward the original to the Custodian which shall be added to the related Mortgage File and shall, for all purposes, be considered a part of such Mortgage File to the same extent as all other documents and instruments constituting a part thereof.  Any fee collected by a Servicer for entering into an assumption or substitution of liability agreement will be retained by such Servicer as additional servicing compensation.

SECTION 3.11

Realization Upon Defaulted Mortgage Loans; Repurchase of Certain Mortgage Loans.

(a)

Each Servicer shall use reasonable efforts to foreclose upon or otherwise comparably convert the ownership of properties securing such of the related Non-Designated Mortgage Loans as come into and continue in default and as to which no satisfactory arrangements can be made for collection of delinquent payments.  In connection with such foreclosure or other conversion, each Servicer shall take such action as (i) such Servicer would take under similar circumstances with respect to a similar mortgage loan held for its own account for investment, (ii) shall be consistent with Accepted Servicing Practices, (iii) such Servicer shall determine consistently with Accepted Servicing Practices to be in the best interest of the Trust and Certificateholders, and (iv) is consistent with the requirements of the insurer under any Required Insurance Policy; provided, however, that such Servicer shall not be required to expend its own funds in connection with any foreclosure or towards the restoration of any property unless it shall determine (i) that such restoration and/or foreclosure will increase the proceeds of liquidation of the related Non-Designated Mortgage Loan after reimbursement to itself of such expenses and (ii) that such expenses will be recoverable to it through Liquidation Proceeds.  Any funds expended by any Servicer pursuant to this Section 3.11(a) shall be reimbursable in full pursuant to Section 3.08(a)(iii).  The related Servicer shall be responsible for all other costs and expenses incurred by it in any such proceedings; provided, however, that it shall be entitled to reimbursement thereof from the Liquidation Proceeds with respect to the related Mortgaged Property or otherwise as a Servicing Advance in accordance with Section 3.08(a).

With respect to any Non-Designated Mortgage Loans, notwithstanding anything to the contrary contained in this Agreement, in connection with a foreclosure or acceptance of a deed in lieu of foreclosure, in the event the related Servicer has reasonable cause to believe that the related Mortgaged Property is contaminated by hazardous or toxic substances or wastes, or if the Trust Administrator otherwise requests, an environmental inspection or review of such Mortgaged Property conducted by a qualified inspector shall be arranged for by such Servicer. Upon completion of the inspection, the related Servicer shall promptly provide the Trust Administrator with a written report of environmental inspection.

In the event the environmental inspection report indicates that the Mortgaged Property is contaminated by hazardous or toxic substances or wastes, the related Servicer shall not proceed with foreclosure or acceptance of a deed in lieu of foreclosure if the estimated costs of the environmental clean up, as estimated in the environmental inspection report, together with the Servicing Advances and Advances made by such Servicer and the estimated costs of foreclosure or acceptance of a deed in lieu of foreclosure exceeds the estimated value of the Mortgaged Property.  If however, the aggregate of such clean up and foreclosure costs, Advances and Servicing Advances are less than or equal to the estimated value of the Mortgaged Property, then the related Servicer may, in its reasonable judgment and in accordance with Accepted Servicing Practices, choose to proceed with foreclosure or acceptance of a deed in lieu of foreclosure and such Servicer shall be reimbursed for all reasonable costs associated with such foreclosure or acceptance of a deed in lieu of foreclosure and any related environmental clean up costs, as applicable, from the related Liquidation Proceeds, or if the Liquidation Proceeds are insufficient to reimburse fully such Servicer, such Servicer shall be entitled to be reimbursed from amounts in the related Collection Account pursuant to Section 3.08(a) hereof.  In the event the related Servicer does not proceed with foreclosure or acceptance of a deed in lieu of foreclosure pursuant to the first sentence of this paragraph, such Servicer shall be reimbursed for all Advances and Servicing Advances made with respect to the related Mortgaged Property from the related Collection Account pursuant to Section 3.08(a) hereof, and such Servicer shall have no further obligation to service such Non-Designated Mortgage Loan under the provisions of this Agreement.

(b)

With respect to any REO Property related to a Non-Designated Mortgage Loan, subject to applicable law, the deed or certificate of sale shall be taken in the name of the Trustee for the benefit of the Certificateholders, or its nominee, on behalf of the Certificateholders.  The Trustee’s name shall be placed on the title to such REO Property solely as the Trustee hereunder and not in its individual capacity.  The related Servicer shall ensure that the title to such REO Property references this Agreement and the Trustee capacity hereunder.  Pursuant to its efforts to sell such REO Property, the related Servicer shall in accordance with Accepted Servicing Practices manage, conserve, protect and operate each REO Property for the purpose of its prompt disposition and sale. The related Servicer, either itself or through an agent selected by such Servicer, shall manage, conserve, protect and operate the REO Property in the same manner that it manages, conserves, protects and operates other foreclosed property for its own account, and in the same manner that similar property in the same locality as the REO Property is managed. Upon request, the related Servicer shall furnish to the Trust Administrator on or before each Distribution Date a statement with respect to any REO Property covering the operation of such REO Property for the previous calendar month and such Servicer’s efforts in connection with the sale of such REO Property and any rental of such REO Property incidental to the sale thereof for the previous calendar month. That statement shall be accompanied by such other information as the Trust Administrator shall reasonably request and which is necessary to enable the Trust Administrator to comply with the reporting requirements of the REMIC Provisions.  The net monthly rental income, if any, from such REO Property shall be deposited in the related Collection Account no later than the close of business on each Determination Date.  The related Servicer shall perform the tax reporting and withholding required by Sections 1445 and 6050J of the Code with respect to foreclosures and abandonments, the tax reporting required by Section 6050H of the Code with respect to the receipt of mortgage interest from individuals and any tax reporting required by Section 6050P of the Code with respect to the cancellation of indebtedness by certain financial entities, by preparing such tax and information returns as may be required, in the form required, and delivering the same to the Trust Administrator for filing.

To the extent consistent with Accepted Servicing Practices, the related Servicer shall also maintain on each REO Property related to a Non-Designated Mortgage Loan fire and hazard insurance with extended coverage in an amount which is equal to the outstanding principal balance of the related Non-Designated Mortgage Loan (as reduced by any amount applied as a reduction of principal at the time of acquisition of the REO Property), liability insurance and, to the extent required and available under the Flood Disaster Protection Act of 1973, as amended, flood insurance in the amount required above.

(c)

In the event that the Trust Fund acquires any Mortgaged Property as aforesaid or otherwise in connection with a default or imminent default on a Mortgage Loan, the related Servicer shall dispose of such Mortgaged Property prior to three years after the end of the calendar year of its acquisition by the Trust Fund unless (i) the Trustee and the Trust Administrator shall have been supplied with an Opinion of Counsel to the effect that the holding by the Trust Fund of such Mortgaged Property subsequent to such three-year period will not result in the imposition of taxes on “prohibited transactions” of any REMIC hereunder as defined in section 860F of the Code or cause any REMIC hereunder to fail to qualify as a REMIC at any time that any Certificates are outstanding, in which case the Trust Fund may continue to hold such Mortgaged Property (subject to any conditions contained in such Opinion of Counsel) or (ii) the applicable Servicer shall have applied for, prior to the expiration of such three-year period, an extension of such three-year period in the manner contemplated by Section 856(e)(3) of the Code, in which case the three-year period shall be extended by the applicable extension period.  Notwithstanding any other provision of this Agreement, no Mortgaged Property acquired by the Trust Fund shall be rented (or allowed to continue to be rented) or otherwise used for the production of income by or on behalf of the Trust Fund in such a manner or pursuant to any terms that would (i) cause such Mortgaged Property to fail to qualify as “foreclosure property” within the meaning of section 860G(a)(8) of the Code or (ii) subject any REMIC hereunder to the imposition of any federal, state or local income taxes on the income earned from such Mortgaged Property under Section 860G(c) of the Code or otherwise, unless the related Servicer has agreed to indemnify and hold harmless the Trust Fund with respect to the imposition of any such taxes.

In the event of a default on a Mortgage Loan one or more of whose obligors is not a United States Person, as that term is defined in Section 7701(a)(30) of the Code, in connection with any foreclosure or acquisition of a deed in lieu of foreclosure (together, “foreclosure”) in respect of such Mortgage Loan, the related Servicer will cause compliance with the provisions of Treasury Regulation Section 1.1445-2(d)(3) (or any successor thereto) necessary to assure that no withholding tax obligation arises with respect to the proceeds of such foreclosure except to the extent, if any, that proceeds of such foreclosure are required to be remitted to the obligors on such Mortgage Loan.

(d)

The decision of a Servicer to foreclose on a defaulted Mortgage Loan shall be subject to a determination by such Servicer that the proceeds of such foreclosure would exceed the costs and expenses of bringing such a proceeding.  The income earned from the management of any REO Properties, net of reimbursement to such Servicer for expenses incurred (including any property or other taxes) in connection with such management and net of applicable accrued and unpaid Servicing Fees, and unreimbursed Advances and Servicing Advances, shall be applied to the payment of principal of and interest on the related defaulted Non-Designated Mortgage Loans (with interest accruing as though such Mortgage Loans were still current) and all such income shall be deemed, for all purposes in this Agreement, to be payments on account of principal and interest on the related Mortgage Notes and shall be deposited into the related Collection Account.  To the extent the net income received during any calendar month is in excess of the amount attributable to amortizing principal and accrued interest at the related Mortgage Rate on the related Non-Designated Mortgage Loan for such calendar month, such excess shall be considered to be a partial prepayment of principal of the related Mortgage Loan.

(e)

The proceeds from any liquidation of a Non-Designated Mortgage Loan, as well as any income from a related REO Property, will be applied in the following order of priority: first, to reimburse the related Servicer for any related unreimbursed Servicing Advances and Servicing Fees; second, to reimburse such Servicer for any unreimbursed Advances; third, to reimburse the related Collection Account for any Nonrecoverable Advances (or portions thereof) that were previously withdrawn by such Servicer pursuant to Section 3.08(a)(iii) that related to such Non-Designated Mortgage Loan; fourth, to accrued and unpaid interest (to the extent no Advance has been made for such amount or any such Advance has been reimbursed) on the Non-Designated Mortgage Loan or related REO Property, at the per annum rate equal to the related Mortgage Rate reduced by the related Servicing Fee Rate, and any primary mortgage guaranty insurance fee rate, if applicable, to the Due Date occurring in the month in which such amounts are required to be distributed; and fifth, as a recovery of principal of the Non-Designated Mortgage Loan.  Excess proceeds, if any, from the liquidation of a Liquidated Mortgage Loan (“Excess Proceeds”) that is a Non-Designated Mortgage Loan will be retained by the related Servicer as additional servicing compensation pursuant to Section 3.14.

(f)

Each Servicer of the Non-Designated Mortgage Loans may (but is not obligated to) enter into a special servicing agreement with an unaffiliated holder of a 100% Percentage Interest of the most junior class of Subordinate Certificates, subject to each Rating Agency’s acknowledgment that the Ratings of the Certificates in effect immediately prior to the entering into such agreement would not be qualified, downgraded or withdrawn and the Certificates would not be placed on credit review status (except for possible upgrading) as a result of such agreement.  Any such agreement may contain provisions whereby such Holder may (i) instruct the related Servicer to commence or delay foreclosure proceedings with respect to delinquent Non-Designated Mortgage Loans and will contain provisions for the deposit of cash with such Servicer by the holder that would be available for distribution to Certificateholders if Liquidation Proceeds are less than they otherwise may have been had such Servicer acted in accordance with its normal procedures, (ii) purchase delinquent Non-Designated Mortgage Loans from the Trust Fund immediately prior to the commencement of foreclosure proceedings at a price equal to the Purchase Price, and/or (iii) assume all of the servicing rights and obligations with respect to delinquent Non-Designated Mortgage Loans so long as such Holder (A) meets the requirements for a Subservicer set forth in Section 3.02(a), (B) will service such Non-Designated Mortgage Loans in accordance with this Agreement and (C) the related Servicer has the right to transfer such servicing rights without the payment of any compensation to a subservicer.

(g)

The Special Servicer, at its option, may (but is not obligated to) purchase from the Trust Fund, (a) any Mortgage Loan that is delinquent in payment 90 or more days or (b) any related Mortgage Loan with respect to which there has been initiated legal action or other proceedings for the foreclosure of the related Mortgaged Property either judicially or non-judicially, in each case, provided that the applicable Servicer has the right to transfer the related servicing rights without the payment of any compensation to a subservicer.  Any such purchase shall be made by the Special Servicer with its own funds at a price equal to the Purchase Price for such Mortgage Loan.  The applicable Servicer shall be entitled to reimbursement from the Special Servicer for all expenses incurred by it in connection with the transfer of any Mortgage Loan to the Special Servicer pursuant to this Section 3.11(g).

SECTION 3.12

Trustee and Trust Administrator to Cooperate; Release of Mortgage Files.

Upon the payment in full of any Non-Designated Mortgage Loan, or the receipt by a Servicer of a notification that payment in full will be escrowed in a manner customary for such purposes, such Servicer will immediately notify the Custodian by delivering, or causing to be delivered a “Request for Release” substantially in the form of Exhibit K.  Upon receipt of such request, the Custodian shall within three Business Days release the related Mortgage File to the related Servicer, and the Trustee shall within three Business Days of such Servicer’s direction execute and deliver to such Servicer the deed of reconveyance or release or satisfaction of mortgage or such instrument releasing the lien of the Mortgage in each case provided by such Servicer, and the Custodian shall deliver the Mortgage Note with written evidence of cancellation thereon. Expenses incurred in connection with any instrument of satisfaction or deed of reconveyance shall be chargeable to the related Mortgagor.  From time to time and as shall be appropriate for the servicing or foreclosure of any Non-Designated Mortgage Loan, including for such purpose, collection under any policy of flood insurance, any fidelity bond or errors or omissions policy, or for the purposes of effecting a partial release of any Mortgaged Property from the lien of the Mortgage or the making of any corrections to the Mortgage Note or the Mortgage or any of the other documents included in the Mortgage File, the Custodian within three Business Days of delivery to the Custodian of a Request for Release in the form of Exhibit K signed by a Servicing Officer, release the Mortgage File to the related Servicer.  Subject to the further limitations set forth below, the related Servicer shall cause the Mortgage File or documents so released to be returned to the Custodian on its behalf, when the need therefor by such Servicer no longer exists, unless the Non-Designated Mortgage Loan is liquidated and the proceeds thereof are deposited in the related Collection Account, in which case such Servicer shall deliver to the Trustee, or the Custodian a Request for Release in the form of Exhibit K, signed by a Servicing Officer.  Each Servicer is also authorized to cause the removal from the registration on the MERS® System of such Mortgage and to execute and deliver, on behalf of the Trustee and the Certificateholders or any of them, any and all instruments of satisfaction or cancellation or of partial or full release, including an assignment of such loan to the Trustee.

If a Servicer at any time seeks to initiate a foreclosure proceeding in respect of any Mortgaged Property related to a Non-Designated Mortgage Loan as authorized by this Agreement, such Servicer shall deliver or cause to be delivered to the Trustee, for signature, as appropriate, any court pleadings, requests for trustee’s sale or other documents necessary to effectuate such foreclosure or any legal action brought to obtain judgment against the Mortgagor on the Mortgage Note or the Mortgage or to obtain a deficiency judgment or to enforce any other remedies or rights provided by the Mortgage Note or the Mortgage or otherwise available at law or in equity.

SECTION 3.13

Documents, Records and Funds in Possession of a Servicer to be Held for the Trust.

Notwithstanding any other provisions of this Agreement, each Servicer shall transmit to the Custodian, as required by this Agreement all documents and instruments in respect of a Non-Designated Mortgage Loan coming into the possession of the related Servicer from time to time required to be delivered to the Trustee, or the Custodian on its behalf, pursuant to the terms hereof and shall account fully to the Trust Administrator for any funds received by such Servicer or which otherwise are collected by such Servicer as Liquidation Proceeds or Insurance Proceeds in respect of any Non-Designated Mortgage Loan.  All Mortgage Files and funds collected or held by, or under the control of, a Servicer in respect of any Non-Designated Mortgage Loans, whether from the collection of principal and interest payments or from Liquidation Proceeds, including but not limited to, any funds on deposit in a Collection Account, shall be held by the related Servicer for and on behalf of the Trust, the Trustee or the Trust Administrator and shall be and remain the sole and exclusive property of the Trust, subject to the applicable provisions of this Agreement.  Each Servicer also agrees that it shall not create, incur or subject any Mortgage File or any funds that are deposited in the related Collection Account, Certificate Account or any related Escrow Account, or any funds that otherwise are or may become due or payable to the Trust, the Trustee or the Trust Administrator for the benefit of the Certificateholders, to any claim, lien, security interest, judgment, levy, writ of attachment or other encumbrance, or assert by legal action or otherwise any claim or right of setoff against any Mortgage File or any funds collected on, or in connection with, a Non-Designated Mortgage Loan, except, however, that such Servicer shall be entitled to set off against and deduct from any such funds any amounts that are properly due and payable to such Servicer under this Agreement.

SECTION 3.14

Servicing Fee.

(a)

As compensation for its services hereunder, each Servicer shall be entitled to withdraw from the applicable Collection Account or to retain from interest payments on the related Mortgage Loans, the amount of its Servicing Fee, for each Mortgage Loan serviced by it, less any amounts in respect of its Servicing Fee, as applicable, payable by such Servicer pursuant to Section 3.05(c)(vi). The Servicing Fee is limited to, and payable solely from, the interest portion of such Scheduled Payments collected by the related Servicer or as otherwise provided in Section 3.08(a).  In connection with the servicing of any Special Serviced Mortgage Loan, the Special Servicer shall receive the Servicing Fee for such Special Serviced Mortgage Loan as its compensation and Ancillary Income with respect to Special Serviced Mortgage Loans.

(b)

With respect to each Non-Designated Mortgage Loan, additional servicing compensation in the form of Ancillary Income and Excess Proceeds shall be retained by the related Servicer, and additional servicing compensation in the form of Payoff Interest not required to make payments in respect of Compensating Interest Payments shall be retained by Fairbanks and WMMSC, as applicable.  Each Servicer shall be required to pay all expenses incurred by it in connection with its servicing activities hereunder (including the payment of any expenses incurred in connection with any Subservicing Agreement entered into pursuant to Section 3.02 and the payment of any premiums for insurance required pursuant to Section 3.18) and shall not be entitled to reimbursement thereof except as specifically provided for in this Agreement.

(c)

The Master Servicer shall be compensated by the Trust Administrator as separately agreed.  The Master Servicer and any director, officer, employee or agent of the Master Servicer shall be indemnified by DLJMC (or if DLJMC shall fail to do so, by the Trust) and held harmless against any loss, liability or expense (including reasonable attorney’s fees and expenses) incurred in connection with any claim or legal action relating to (a) this Agreement, (b) the Certificates or (c) the performance of any of the Master Servicer’s duties hereunder, other than any loss, liability or expense incurred by reason of willful misfeasance, bad faith or negligence in the performance of any of the Master Servicer’s duties hereunder or incurred by reason of any action of the Master Servicer taken at the direction of the Certificateholders; provided, however, that the sum of (x) such indemnity amounts payable by DLJMC or the Trust to the Master Servicer pursuant to this Section 3.14(c) and (y) the indemnity amounts payable by DLJMC or the Trust to the Trust Administrator pursuant to Section 10.05, shall not exceed $200,000 per year; provided, further, that any amounts not payable by DLJMC or the Trust to the Master Servicer due to the preceding proviso shall be payable by DLJMC (or if DLJMC fails to do so, by the Trust) in any succeeding year, subject to the aggregate $200,000 per annum limitation imposed by the preceding proviso.  Such indemnity shall survive the termination of this Agreement or the resignation or removal of the Master Servicer hereunder.

SECTION 3.15

Access to Certain Documentation.

The Master Servicer and each Servicer shall provide to the OTS and the FDIC and to comparable regulatory authorities supervising Holders of Subordinate Certificates and the examiners and supervisory agents of the OTS, the FDIC and such other authorities, access to the documentation regarding the related Non-Designated Mortgage Loans required by applicable regulations of the OTS and the FDIC.  Such access shall be afforded without charge, but only upon reasonable and prior written request and during normal business hours at the offices designated by the Master Servicer or such Servicer.  Nothing in this Section shall limit the obligation of the Master Servicer or any Servicer to observe any applicable law prohibiting disclosure of information regarding the Mortgagors and the failure of the Master Servicer or such Servicer to provide access as provided in this Section as a result of such obligation shall not constitute a breach of this Section.  Nothing in this Section 3.15 shall require the Master Servicer or any Servicer to collect, create, collate or otherwise generate any information that it does not generate in its usual course of business.

SECTION 3.16

Annual Statement as to Compliance.

Not later than the earlier of (a) March 15 of each calendar year (other than the calendar year during which the Closing Date occurs) or (b) with respect to any calendar year during which the Depositor’s annual report on Form 10-K is required to be filed in accordance with the Exchange Act and the rules and regulations of the Commission, 15 calendar days before each date on which the Depositor’s annual report on Form 10-K is required to be filed in accordance with the Exchange Act and the rules and regulations of the Commission (or if such day is not a Business Day, the immediately preceding Business Day), each Servicer shall deliver to the Master Servicer an Officer’s Certificate stating, as to the signer thereof, that (i) a review of the activities of such Servicer during the preceding calendar year and of the performance of such Servicer under this Agreement has been made under such officer’s supervision, and (ii) to the best of such officer’s knowledge, based on such review, such Servicer has fulfilled all its obligations under this Agreement throughout such year, or, if there has been a default in the fulfillment of any such obligation, specifying each such default known to such officer and the nature and status thereof and the action being taken by such Servicer to cure such default.  Upon each receipt of such Officer’s Certificate from any Servicer, the Master Servicer shall promptly deliver a copy of such Officer’s Certificate to the Depositor, the Rating Agencies, the Trustee and the Trust Administrator.

Not later than the earlier of (a) March 15 of each calendar year (other than the calendar year during which the Closing Date occurs) or (b) with respect to any calendar year during which the Depositor’s annual report on Form 10-K is required to be filed in accordance with the Exchange Act and the rules and regulations of the Commission, 15 calendar days before each date on which the Depositor’s annual report on Form 10-K is required to be filed in accordance with the Exchange Act and the rules and regulations of the Commission (or if such day is not a Business Day, the immediately preceding Business Day), the Master Servicer shall deliver to the Depositor, the Rating Agencies, the Trustee and the Trust Administrator an Officer’s Certificate stating, as to the signer thereof, that (i) a review of the activities of the Master Servicer during the preceding calendar year and of the performance of the Master Servicer under this Agreement has been made under such officer’s supervision, and (ii) to the best of such officer’s knowledge, based on such review, the Master Servicer has fulfilled all its obligations under this Agreement throughout such year, or, if there has been a default in the fulfillment of any such obligation, specifying each such default known to such officer and the nature and status thereof and the action being taken by the Master Servicer to cure such default.

SECTION 3.17

Annual Independent Public Accountants’ Servicing Statement; Financial Statements.

Not later than the earlier of (a) March 15 of each calendar year (other than the calendar year during which the Closing Date occurs) or (b) with respect to any calendar year during which the Depositor’s annual report on Form 10-K is required to be filed in accordance with the Exchange Act and the rules and regulations of the Commission, 15 calendar days before each date on which the Depositor’s annual report on Form 10-K is required to be filed in accordance with the Exchange Act and the rules and regulations of the Commission (or if such day is not a Business Day, the immediately preceding Business Day), the Master Servicer at its expense shall cause a nationally or regionally recognized firm of independent public accountants (who may also render other services to the Master Servicer or any affiliate thereof) which is a member of the American Institute of Certified Public Accountants to furnish a statement to the Trust Administrator and the Depositor, in the form of Exhibit V-1.

Not later than the earlier of (a) March 15 of each calendar year (other than the calendar year during which the Closing Date occurs) or (b) with respect to any calendar year during which the Depositor’s annual report on Form 10-K is required to be filed in accordance with the Exchange Act and the rules and regulations of the Commission, 15 calendar days before each date on which the Depositor’s annual report on Form 10-K is required to be filed in accordance with the Exchange Act and the rules and regulations of the Commission (or if such day is not a Business Day, the immediately preceding Business Day), each Servicer (other than WMMSC and WFHM) at its expense shall cause a nationally or regionally recognized firm of independent public accountants (who may also render other services to such Servicer, any Seller or any affiliate thereof) which is a member of the American Institute of Certified Public Accountants to furnish a statement to the Trust Administrator, the Master Servicer and the Depositor, to the effect that with respect to each Servicer (other than WMMSC and WFHM), such firm has examined certain documents and records relating to the servicing of mortgage loans which such Servicer is servicing which may include the related Mortgage Loans or similar mortgage loans, and that, on the basis of such examination, conducted substantially in compliance with the Uniform Single Attestation Program for Mortgage Bankers or the Audit Guide for HUD Approved Title II Approved Mortgagees and Loan Correspondent Programs, nothing has come to their attention which would indicate that such servicing has not been conducted in compliance with Accepted Servicing Practices, except for (a) such exceptions as such firm shall believe to be immaterial, and (b) such other exceptions as shall be set forth in such statement.  In addition each Servicer shall disclose to such firm all significant deficiencies relating to such Servicer’s compliance with the minimum servicing standards set forth in this Agreement.  In rendering such statement, such firm may rely, as to matters relating to direct servicing of mortgage loans by Subservicers, upon comparable statements for examinations conducted substantially in compliance with the Uniform Single Attestation Program for Mortgage Bankers or the Audit Guide for HUD Approved Title II Approved Mortgagees and Loan Correspondent Programs (rendered within one year of such statement) of independent public accountants with respect to the related Subservicer.

Not later than the earlier of (a) March 15 of each calendar year (other than the calendar year during which the Closing Date occurs) or (b) with respect to any calendar year during which the Depositor’s annual report on Form 10-K is required to be filed in accordance with the Exchange Act and the rules and regulations of the Commission, 15 calendar days before each date on which the Depositor’s annual report on Form 10-K is required to be filed in accordance with the Exchange Act and the rules and regulations of the Commission (or if such day is not a Business Day, the immediately preceding Business Day), WMMSC, at its expense, shall furnish to the Trust Administrator a copy of a report delivered to WMMSC by a firm of independent public accountants (who may also render other services to WMMSC or any affiliate thereof) to the effect that, on the basis of an examination conducted by such firm in accordance with standards established by the American Institute of Certified Public Accountants, WMMSC has complied with certain minimum residential mortgage loan servicing standards in its role as master servicer with respect to the servicing of residential mortgage loans (including the WMMSC Serviced Mortgage Loans) during the most recently completed fiscal year.  In rendering its report such firm may rely, (a) as to matters relating to the Certificates, upon a statistical sampling of series of mortgage-backed certificates which may include the Certificates and (b) as to matters relating to the direct servicing of residential mortgage loans by subservicers, upon comparable reports of firms of independent certified public accountants rendered on the basis of examinations conducted in accordance with the same standards (rendered within one year of such report) with respect to those subservicers.  In addition, WMMSC shall disclose to such firm all significant deficiencies relating to WMMSC’s compliance with the minimum residential mortgage loan servicing standards referred to in the preceding sentence.

Not later than the earlier of (a) March 15 of each calendar year (other than the calendar year during which the Closing Date occurs) or (b) with respect to any calendar year during which the Depositor’s annual report on Form 10-K is required to be filed in accordance with the Exchange Act and the rules and regulations of the Commission, 15 calendar days before each date on which the Depositor’s annual report on Form 10-K is required to be filed in accordance with the Exchange Act and the rules and regulations of the Commission (or if such day is not a Business Day, the immediately preceding Business Day), WFHM, at its expense, shall cause a nationally or regionally recognized firm of independent public accountants (who may also render other services to WFHM, any Seller or any affiliate thereof) which is a member of the American Institute of Certified Public Accountants to furnish a statement to the Depositor, and the Depositor shall send copies of such statement to each of the Trust Administrator and the Master Servicer, to the effect that such firm has examined certain documents and records relating to the servicing of mortgage loans which WFHM is servicing, which may include the related Mortgage Loans or similar mortgage loans, and that, on the basis of such examination, conducted substantially in compliance with the Uniform Single Attestation Program for Mortgage Bankers or the Audit Guide for HUD Approved Title II Approved Mortgagees and Loan Correspondent Programs, nothing has come to their attention which would indicate that such servicing has not been conducted in compliance with Accepted Servicing Practices, except for (a) such exceptions as such firm shall believe to be immaterial, and (b) such other exceptions as shall be set forth in such statement.  In addition, WFHM shall disclose to such firm all significant deficiencies relating to WFHM’s compliance with the minimum servicing standards set forth in this Agreement.  In rendering such statement, such firm may rely, as to matters relating to direct servicing of mortgage loans by Subservicers, upon comparable statements for examinations conducted substantially in compliance with the Uniform Single Attestation Program for Mortgage Bankers or the Audit Guide for HUD Approved Title II Approved Mortgagees and Loan Correspondent Programs (rendered within one year of such statement) of independent public accountants with respect to the related Subservicer.

Copies of such statements shall be provided by the Trust Administrator to any Certificateholder upon request at the Master Servicer’s or the related Servicer’s expense, provided such statement is delivered by the Master Servicer or such Servicer to the Trust Administrator.

SECTION 3.18

Maintenance of Fidelity Bond and Errors and Omissions Insurance.

Each Servicer shall maintain with responsible companies, at its own expense, a blanket Fidelity Bond and an Errors and Omissions Insurance Policy, with broad coverage on all officers, employees or other persons acting in any capacity requiring such persons to handle funds, money, documents or papers relating to the related Mortgage Loans (“Servicer Employees”). Any such Fidelity Bond and Errors and Omissions Insurance Policy shall be in the form of the Mortgage Banker’s Blanket Bond and shall protect and insure the related Servicer against losses, including forgery, theft, embezzlement, fraud, errors and omissions and negligent acts of such Servicer Employees. Such Fidelity Bond and Errors and Omissions Insurance Policy also shall protect and insure each Servicer against losses in connection with the release or satisfaction of a related Mortgage Loan without having obtained payment in full of the indebtedness secured thereby.  No provision of this Section 3.18 requiring such Fidelity Bond and Errors and Omissions Insurance Policy shall diminish or relieve a Servicer from its duties and obligations as set forth in this Agreement. The minimum coverage under any such bond and insurance policy shall be at least equal to the corresponding amounts required by FNMA. Upon the request of the Trust Administrator, the related Servicer shall cause to be delivered to the Trust Administrator a certificate of insurance of the insurer and the surety including a statement from the surety and the insurer that such fidelity bond and insurance policy shall in no event be terminated or materially modified without 30 days’ prior written notice to the Trust Administrator.

The Master Servicer shall maintain insurance in such amounts generally acceptable for entities serving as master servicer.

SECTION 3.19

Special Serviced Mortgage Loans.

If directed by the Special Servicer and solely at the Special Servicer’s option, a Servicer other than WMMSC (a “Transferring Servicer”) shall transfer the servicing of any Mortgage Loan serviced by the Transferring Servicer 90 days or more delinquent to the Special Servicer.  The Special Servicer shall thereupon assume all of the rights and obligations of the Transferring Servicer hereunder arising thereafter and the Transferring Servicer shall have no further rights or obligations hereunder with respect to such Mortgage Loan (except that the Special Servicer shall not be (i) liable for losses of the Transferring Servicer pursuant to Section 3.09 hereof or for any acts or omissions of the Transferring Servicer hereunder prior to the servicing transfer date, (ii) obligated to effectuate repurchases or substitutions of Mortgage Loans hereunder including, but not limited to, repurchases or substitutions of Mortgage Loans pursuant to Section 2.02 or 2.03 hereof or (iii) deemed to have made any representations and warranties of a Transferring Servicer hereunder).  Notwithstanding the preceding sentence, the Special Servicer shall service all Special Serviced Mortgage Loans in accordance with the servicing standards applicable to Fairbanks as if Fairbanks were the Transferring Servicer; provided, however, that the obligations of Fairbanks set forth in Section 8.01(h), Section 8.01(i) and Article XIII of this Agreement shall not be applicable to the Special Servicer. Upon the transfer of the servicing of any such Mortgage Loan to the Special Servicer, the Special Servicer shall be entitled to the related Servicing Fee and other compensation accruing after the servicing transfer date with respect to such Mortgage Loans pursuant to Section 3.14.

In connection with the transfer of the servicing of any Mortgage Loan to the Special Servicer, the Transferring Servicer shall, at the Special Servicer’s expense, deliver to the Special Servicer all documents and records relating to such Mortgage Loans and an accounting of amounts collected or held by it and otherwise use its best efforts to effect the orderly and efficient transfer of the servicing to the Special Servicer.  On the servicing transfer date, the Special Servicer shall reimburse the Transferring Servicer for all unreimbursed Advances, Servicing Advances and Servicing Fees, as applicable, relating to the Mortgage Loans for which the servicing is being transferred.  The Special Servicer shall be entitled to be reimbursed pursuant to Section 3.08 or otherwise pursuant to this Agreement for all such Advances, Servicing Advances and Servicing Fees, as applicable, paid by the Transferring Servicer pursuant to this Section 3.19.  In addition, the Special Servicer shall notify the Master Servicer of such transfer and the effective date of such transfer, and amend the Mortgage Loan Schedule to reflect that such Mortgage Loans are Special Serviced Mortgage Loans.

SECTION 3.20

Indemnification of Servicers and Master Servicer.

Each Servicer, other than WMMSC, agrees to indemnify and hold the Master Servicer harmless from and against any and all losses, claims, expenses, costs or liabilities (including attorneys fees and court costs) incurred by the Master Servicer as a result of or in connection with the failure by such Servicer to perform the obligations or responsibilities imposed upon or undertaken by such Servicer under this Agreement.

The Master Servicer agrees to indemnify and hold each Servicer, other than WMMSC, harmless from and against any and all losses, claims, expenses, costs or liabilities (including attorneys fees and court costs) incurred by such Servicer as a result of or in connection with the failure by the Master Servicer to perform the obligations or responsibilities imposed upon or undertaken by the Master Servicer under this Agreement.

SECTION 3.21

Notification of Adjustments.

With respect to each Mortgage Loan, the related Servicer shall adjust the Mortgage Rate on the related Adjustment Date in compliance with the requirements of applicable law and the related Mortgage and Mortgage Note.  The related Servicer shall execute and deliver any and all necessary notices required under applicable law and the terms of the related Mortgage Note and Mortgage regarding the Mortgage Rate adjustments.  Upon the discovery by the related Servicer or the receipt of notice from the Trust Administrator that such Servicer has failed to adjust a Mortgage Rate in accordance with the terms of the related Mortgage Note, such Servicer shall immediately deposit in the Certificate Account from its own funds the amount of any interest loss or deferral caused the Trust Administrator thereby.

SECTION 3.22

[Reserved]

SECTION 3.23

National City Mortgage Loans.

(a)

For and on behalf of the Certificateholders, the Master Servicer shall oversee and enforce the obligation of National City to service and administer the National City Mortgage Loans in accordance with the terms of the National City Servicing Agreement and shall have full power and authority to do any and all things which it may deem necessary or desirable in connection with such master servicing and administration.  In performing its obligations hereunder, the Master Servicer shall act in a manner consistent with this Agreement and with customary and usual standards of practice of prudent mortgage loan master servicers.  Furthermore, the Master Servicer shall oversee and consult with National City as necessary from time-to-time to carry out the Master Servicer’s obligations hereunder, and shall receive, review and evaluate all reports, information and other data provided to the Master Servicer by National City.

The Master Servicer shall terminate the rights and obligations of National City under the National City Servicing Agreement, upon the failure of National City to perform any of its obligations under the National City Servicing Agreement, which failure results in an event of default as provided in the Section 10 of the National City Servicing Agreement.  In the event National City is terminated pursuant to the preceding sentence, the Master Servicer shall notify the Depositor and the Trust Administrator and shall either (a) select and engage a successor servicer of the related Mortgage Loans or (b) act as successor servicer of the related Mortgage Loans.  In either case, the National City Mortgage Loans related to the National City Servicing Agreement shall be serviced by the successor to National City pursuant to the servicing provisions of this Agreement, and the National City Mortgage Loans shall be deemed as “Non-Designated Mortgage Loans” under this Agreement; provided, however, it is understood and acknowledged by the parties hereto that there will be a period of transition (not to exceed 90 days) before the actual servicing functions can be fully transferred to such successor to National City.  Such enforcement, including, without limitation, the legal prosecution of claims, termination of the National City Servicing Agreements and the pursuit of other appropriate remedies, shall be in such form and carried out to such an extent and at such time as the Master Servicer, in its good faith business judgment, would require were it the owner of the related Mortgage Loans.  The Master Servicer shall pay the costs of such enforcement at its own expense, provided that the Master Servicer shall not be required to prosecute or defend any legal action except to the extent that the Master Servicer shall have received reasonable indemnity for its costs and expenses in pursuing such action.

To the extent that the costs and expenses of the Master Servicer related to any termination of National City, appointment of a successor to National City or the transfer and assumption of servicing by the Master Servicer with respect to the National City Servicing Agreement (including, without limitation, (i) all legal costs and expenses and all due diligence costs and expenses associated with an evaluation of the potential termination of National City as a result of an event of default by National City and (ii) all costs and expenses associated with the complete transfer of servicing, including all servicing files and all servicing data and the completion, correction or manipulation of such servicing data as may be required by the successor servicer to correct any errors or insufficiencies in the servicing data or otherwise to enable the successor servicer to service the Mortgage Loans in accordance with this Agreement) are not fully reimbursed by National City, the Master Servicer shall be entitled to reimbursement of such costs and expenses from the Trust.

(b)

If National City fails to make a required Advance or Compensating Interest Payment by the date such Advance or Compensating Interest Payment, respectively, is required to be made under the National City Servicing Agreement, the Master Servicer shall on the Business Day prior to the Distribution Date deposit in the amount of any required Advance or Compensating Interest Payment, as applicable, in the Certificate Account.

SECTION 3.24

Lydian Mortgage Loans

(a)

For and on behalf of the Certificateholders, the Master Servicer shall oversee and enforce the obligation of Lydian to service and administer the Lydian Mortgage Loans in accordance with the terms of the Lydian Servicing Agreement and shall have full power and authority to do any and all things which it may deem necessary or desirable in connection with such master servicing and administration.  In performing its obligations hereunder, the Master Servicer shall act in a manner consistent with this Agreement and with customary and usual standards of practice of prudent mortgage loan master servicers.  Furthermore, the Master Servicer shall oversee and consult with Lydian as necessary from time-to-time to carry out the Master Servicer’s obligations hereunder, and shall receive, review and evaluate all reports, information and other data provided to the Master Servicer by Lydian.

The Master Servicer shall terminate the rights and obligations of Lydian under the Lydian Servicing Agreement, upon the failure of Lydian to perform any of its obligations under the Lydian Servicing Agreement, which failure results in an event of default as provided in the Section 8.01 of the Lydian Servicing Agreement.  In the event Lydian is terminated pursuant to the preceding sentence, the Master Servicer shall notify the Depositor and the Trust Administrator and shall either (a) select and engage a successor servicer of the related Mortgage Loans or (b) act as successor servicer of the related Mortgage Loans.  In either case, the Lydian Mortgage Loans related to the Lydian Servicing Agreement shall be serviced by the successor to Lydian pursuant to the servicing provisions of this Agreement, and the Lydian Mortgage Loans shall be deemed as “Non-Designated Mortgage Loans” under this Agreement; provided, however, it is understood and acknowledged by the parties hereto that there will be a period of transition (not to exceed 90 days) before the actual servicing functions can be fully transferred to such successor to Lydian.  Such enforcement, including, without limitation, the legal prosecution of claims, termination of the Lydian Servicing Agreements and the pursuit of other appropriate remedies, shall be in such form and carried out to such an extent and at such time as the Master Servicer, in its good faith business judgment, would require were it the owner of the related Mortgage Loans.  The Master Servicer shall pay the costs of such enforcement at its own expense, provided that the Master Servicer shall not be required to prosecute or defend any legal action except to the extent that the Master Servicer shall have received reasonable indemnity for its costs and expenses in pursuing such action.

To the extent that the costs and expenses of the Master Servicer related to any termination of Lydian, appointment of a successor to Lydian or the transfer and assumption of servicing by the Master Servicer with respect to the Lydian Servicing Agreement (including, without limitation, (i) all legal costs and expenses and all due diligence costs and expenses associated with an evaluation of the potential termination of Lydian as a result of an event of default by Lydian and (ii) all costs and expenses associated with the complete transfer of servicing, including all servicing files and all servicing data and the completion, correction or manipulation of such servicing data as may be required by the successor servicer to correct any errors or insufficiencies in the servicing data or otherwise to enable the successor servicer to service the Mortgage Loans in accordance with this Agreement) are not fully reimbursed by Lydian, the Master Servicer shall be entitled to reimbursement of such costs and expenses from the Trust.

(b)

If Lydian fails to make a required Advance or Compensating Interest Payment by the date such Advance or Compensating Interest Payment, respectively, is required to be made under the Lydian Servicing Agreement, the Master Servicer shall on the Business Day prior to the Distribution Date deposit in the amount of any required Advance or Compensating Interest Payment, as applicable, in the Certificate Account.

ARTICLE IV

PAYMENTS AND STATEMENTS TO CERTIFICATEHOLDERS

SECTION 4.01

Priorities of Distribution.

(I)

(A)

On each Distribution Date, with respect to the Group I, Group II, Group III, Group IV and Group C-B Certificates, the Trust Administrator shall determine the amounts to be distributed to each Class of Certificates as follows:

(a)

with respect to the Group I Certificates, from the Available Distribution Amount relating to Loan Group I:

(i)   first, concurrently, to the Group I Certificates, an amount allocable to interest equal to the related Interest Distribution Amount for such Distribution Date, any shortfall being allocated pro rata between such Classes based on the Interest Distribution Amount that would have been distributed in the absence of such shortfall; and

(ii)   second, on each Distribution Date, from the Available Distribution Amount for Loan Group I remaining after giving effect to the distributions pursuant to Section 4.01(I)(A)(a)(i) above, the Group I Senior Principal Distribution Amount, as principal, sequentially, as follows:

(a)

first, to the Class AR and Class AR-L Certificates, pro rata based on their respective Class Principal Balances, until their respective Class Principal Balances are reduced to zero; and

(b)

second, to the Class I-A-1 Certificates, until its Class Principal Balance is reduced to zero.

(b)

with respect to the Group II Certificates, and from the Available Distribution Amount relating to Loan Group II:

(i)

first, concurrently, to the Group II Certificates, an amount allocable to interest equal to the related Interest Distribution Amount for such Distribution Date, any shortfall being allocated pro rata between such Classes based on the Interest Distribution Amount that would have been distributed in the absence of such shortfall; and

(ii)

second, on each Distribution Date, from the Available Distribution Amount for Loan Group II remaining after giving effect to the distributions pursuant to Section 4.01(I)(A)(b)(i) above, as principal,  to the Class II-A-1 and Class II-A-2 Certificates, pro rata based on Class Principal Balance, the Group II Senior Principal Distribution Amount, until their respective Class Principal Balances are reduced to zero.

(c)

with respect to the Group III Certificates, and from the Available Distribution Amount relating to Loan Group III:

(i)

first, to the Class III-A-1 Certificates and the Interest Remittance Amount, an amount allocable to interest equal to the related Interest Distribution Amount or, in the case of the Interest Remittance Amount, the Group III Excess Interest Amount for such Distribution Date, any shortfall being allocated pro rata between such Class and the Interest Remittance Amount in proportion to the amount of the Interest Distribution Amount or Group III Excess Interest Amount, as applicable, that would have been distributed in the absence of such shortfall; and

(ii)

second, on each Distribution Date, from the Available Distribution Amount for Loan Group III remaining after giving effect to the distributions pursuant to Section 4.01(I)(A)(c)(i) above, to the Class III-A-1 Certificates, as principal, the Group III Senior Principal Distribution Amount, until the Class Principal Balance is reduced to zero.

(d)

with respect to the Group IV Certificates, and from the Available Distribution Amount relating to Loan Group IV:

(i)

first, concurrently, to the Class IV-A-1 Certificates and the Interest Remittance Amount, an amount allocable to interest equal to the related Interest Distribution Amount, or, in the case of the Interest Remittance Amount, the Group IV Excess Interest Amount for such Distribution Date, any shortfall being allocated pro rata among such Class and the Interest Remittance Amount in proportion to the amount of the Interest Distribution Amount or Group IV Excess Interest Amount, as applicable, that would have been distributed in the absence of such shortfall; and

(ii)

second, on each Distribution Date, from the Available Distribution Amount for Loan Group IV remaining after giving effect to the distributions pursuant to Section 4.01(I)(A)(d)(i) above, to the Class IV-A-1 Certificates, as principal, the Group IV Senior Principal Distribution Amount, until the Class Principal Balance of such Class is reduced to zero.

(e)

with respect to the Group C-B and Class AR-L Certificates, from the Available Distribution Amount relating to Loan Group I, Loan Group II, Loan Group III and Loan Group IV remaining after the distributions pursuant to Sections 4.01(I)(A)(a), (b), (c) and (d) above, subject to Sections 4.01(I)(C) below, and further subject to any payments to the Group I, Group II, Group III and Group IV Certificates as described in Section 4.07, to the following Classes in the following order of priority:

(i)

first, to the Class C-B-1 Certificates, an amount allocable to interest equal to the Interest Distribution Amount for such Class for such Distribution Date;

(ii)

second, to the Class C-B-1 Certificates, an amount allocable to principal equal to its Pro Rata Share for such Distribution Date, until the Class Principal Balance of Class C-B-1 Certificates has been reduced to zero;

(iii)

third, to the Class C-B-2 Certificates, an amount allocable to interest equal to the Interest Distribution Amount for such Class for such Distribution Date;

(iv)

fourth, to the Class C-B-2 Certificates, an amount allocable to principal equal to its Pro Rata Share for such Distribution Date, until the Class Principal Balance of Class C-B-2 Certificates has been reduced to zero;

(v)

fifth, to the Class C-B-3 Certificates, an amount allocable to interest equal to the Interest Distribution Amount for such Class for such Distribution Date;

(vi)

sixth, to the Class C-B-3 Certificates, an amount allocable to principal equal to its Pro Rata Share for such Distribution Date, until the Class Principal Balance of Class C-B-3 Certificates has been reduced to zero;

(vii)

seventh, to the Class C-B-4 Certificates, an amount allocable to interest equal to the Interest Distribution Amount for such Class for such Distribution Date;

(viii)

eighth, to the Class C-B-4 Certificates, an amount allocable to principal equal to its Pro Rata Share for such Distribution Date, until the Class Principal Balance of Class C-B-4 Certificates has been reduced to zero;

(ix)

ninth, to the Class C-B-5 Certificates, an amount allocable to interest equal to the Interest Distribution Amount for such Class for such Distribution Date;

(x)

tenth, to the Class C-B-5 Certificates, an amount allocable to principal equal to its Pro Rata Share for such Distribution Date, until the Class Principal Balance of Class C-B-5 Certificates has been reduced to zero;

(xi)

eleventh, to the Class C-B-6 Certificates, an amount allocable to interest equal to the Interest Distribution Amount for such Class for such Distribution Date;

(xii)

twelfth, to the Class C-B-6 Certificates, an amount allocable to principal equal to its Pro Rata Share for such Distribution Date, until the Class Principal Balance of Class C-B-6 Certificates has been reduced to zero;

(xiii)

thirteenth, to the Class C-B-1, Class C-B-2, Class C-B-3, Class C-B-4, Class C-B-5 and Class C-B-6 Certificates, in that order, up to an amount of Net Realized Losses for such Class, if any; provided, however, that any distribution pursuant to this Section 4.01(I)(A)(i)(xiii) shall not result in a further reduction of the Class Principal Balance of any of the Group C-B Certificates; and

(xiv)

to the Class AR-L Certificates, any remaining Available Distribution Amount for  Loan Group I, Loan Group II, Loan Group III and Loan Group IV (to the extent such amount is held by either Subsidiary REMIC 1A or Subsidiary REMIC 2), or to the Class AR Certificates, any remaining Available Distribution Amount for  Loan Group I, Loan Group II, Loan Group III and Loan Group IV (to the extent such amount is held by Subsidiary REMIC 1B, Subsidiary REMIC 3 or the Master REMIC).

(B)

On each Distribution Date, the amount referred to in clause (i) of the definition of Interest Distribution Amount for such Distribution Date for each Class of Group I, Group II, Group III, Group IV and Group C-B Certificates and for each of the Group III and Group IV Excess Interest Amounts shall be reduced by the Trust Administrator by the related Class’ or Excess Interest Amounts’ pro rata share (based on the amount of the Interest Distribution Amount for each such Class or Excess Interest Amount before reduction pursuant to this Section 4.01(I)(B)) of (i) Net Prepayment Interest Shortfalls for Mortgage Loans in the related Loan Group for such Distribution Date; and (ii) (A) after the Special Hazard Coverage Termination Date, with respect to each Group I, Group II, Group III or Group IV Mortgage Loan, as applicable, that was the subject of Special Hazard Loss during the prior calendar month, the excess of one month’s interest at the related Net Mortgage Rate on the Stated Principal Balance of such Mortgage Loan as of the Due Date in such month over the amount of Liquidation Proceeds applied as interest on such Mortgage Loan with respect to such month, (B) after the Bankruptcy Coverage Termination Date, with respect to each Group I, Group II, Group III or Group IV Mortgage Loan, as applicable, that became subject to a Bankruptcy Loss during the prior calendar month, the interest portion of the related Debt Service Reduction or Deficient Valuation, (C) each Relief Act Reduction for any Group I, Group II, Group III or Group IV Mortgage Loan, as applicable, incurred during the prior calendar month and (D) after the Fraud Loss Coverage Termination Date, with respect to each Group I, Group II, Group III or Group IV Mortgage Loan, as applicable, that became a Fraud Loan during the prior calendar month the excess of one month’s interest at the related Net Mortgage Rate on the Stated Principal Balance of such Mortgage Loan as of the Due Date in such month over the amount of Liquidation Proceeds applied as interest on such Mortgage Loan with respect to such month.  For purposes of calculating the reduction of the Interest Distribution Amount for each Class of Group C-B Certificates with respect to Loan Group I, Loan Group II, Loan Group III or Loan Group IV such reduction shall be based on the amount of interest accruing at the Net WAC Rate for such Loan Group on such Class’ proportionate share, based on the Class Principal Balance of the related Subordinate Component Balance for that Distribution Date.

(C)

With respect to each Class of Group C-B Certificates, if on any Distribution Date the related Subordination Level of such Class is less than such percentage as of the Closing Date, no distribution of Principal Prepayments will be made to any Class or Classes of Group C-B Certificates junior to such Class (the “Restricted Classes”) and the amount otherwise distributable to the Restricted Classes in respect of such Principal Prepayments will be allocated among the remaining Classes of Group C-B Certificates, pro rata, based upon their respective Class Principal Balances.

(D)

The Trust Administrator shall distribute the Mortgage Loan Purchase Price of any Optional Termination of Loan Group I, Loan Group II, Loan Group III and Loan Group IV in excess of the Par Value to the holder of the Class AR-L Certificate.

(II)

With respect to the Group V Certificates:

(a)

On each Distribution Date, the Trust Administrator shall distribute the Interest Remittance Amount for such date in the following order of priority:

(i)

from the Interest Remittance Amount for Loan Group VA and Loan Group VB, to the Group V Senior Certificates, pro rata based on amounts due, Current Interest and any Carryforward Interest for such Class and such distribution date, applied in accordance with the allocation rules set forth below;

(ii)

first, from the Interest Remittance Amount for Loan Group VB and then from the Interest Remittance Amount for Loan Group VA, to the Class V-M-1 Certificates, Current Interest and any Carryforward Interest for such Class and such Distribution Date;

(iii)

first, from the Interest Remittance Amount for Loan Group VB and then from the Interest Remittance Amount for Loan Group VA, to the Class V-M-2 Certificates, Current Interest and any Carryforward Interest for such Class and such Distribution Date;

(iv)

first, from the Interest Remittance Amount for Loan Group VB and then from the Interest Remittance Amount for Loan Group VA, to the Class V-M-3 Certificates, Current Interest and any Carryforward Interest for such Class and such Distribution Date; and

(v)

for application as part of Monthly Excess Cashflow for such Distribution Date as provided in Section 4.01(II)(d), any Interest Remittance Amount remaining for such Distribution Date.

The Interest Remittance Amount for Loan Group VA and Loan Group VB distributed pursuant to clause (i) above will be applied to the Group V Senior Certificates as follows:

(1)

amounts distributed to the Class V-A-1 Certificates will reduce the Interest Remittance Amount for Loan Group VA before any reduction to the Interest Remittance Amount for Loan Group VB in respect of such distribution; and

(2)

amounts distributed to the Class V-A-2, Class V-A-3, Class V-A-4 and Class V-A-5 Certificates will reduce the Interest Remittance Amount for Loan Group VB before any reduction to the Interest Remittance Amount for Loan Group VA in respect of such distribution

(b)

On each Distribution Date (A) prior to the Stepdown Date or (B) with respect to which a Trigger Event is in effect, the Trust Administrator shall distribute the Principal Payment Amount for Loan Group V for such date in the following order of priority:

(i)

(A)

from the Principal Remittance Amount for Loan Group VA, first (x) to the Class V-A-1 Certificates, until its Class Principal Balance is reduced to zero, and then (y) 50.9851033157% to the Class V-A-2 and Class V-A-5 Certificates, pro rata based on Class Principal Balance, until their respective Class Principal Balances are reduced to zero and 49.0148966843%, sequentially, to the Class V-A-3 and Class V-A Certificates, in that order, until their respective Class Principal Balances are reduced to zero; and

(B)

from the Principal Remittance Amount for Loan Group VB, first (x) 50.9851033157% to the Class V-A-2 and Class V-A-5 Certificates, pro rata based on Class Principal Balance, until their respective Class Principal Balances are reduced to zero and 49.0148966843%, sequentially, to the Class V-A-3 and Class V-A-4 Certificates, in that order, until their respective Class Principal Balances are reduced to zero, and then (y) to the Class V-A-1 Certificates, until its Class Principal Balance is reduced to zero;

(ii)

to the Class V-M-1 Certificates, until its Class Principal Balance is reduced to zero;

(iii)

to the Class V-M-2 Certificates, until its Class Principal Balance is reduced to zero;

(iv)

to the Class V-M-3 Certificates, until its Class Principal Balance is reduced to zero; and

(v)

for application as part of Monthly Excess Cashflow for such Distribution Date, as provided in Section 4.01(II)(d), any Principal Payment Amount remaining after application pursuant to  Section 4.01(II)(b)(i) through (iv) above.

(c)

On each Distribution Date (A) on or after the Stepdown Date and (B) with respect to which a Trigger Event is not in effect, the Trust Administrator shall distribute the Principal Payment Amount for Loan Group V for such date in the following order of priority:

(i)

to the Group V Senior Certificates, concurrently, as follows:

(A)

from the Principal Remittance Amount for Loan Group VA, the Group VA Allocation Amount, first (x) to the Class V-A-1 Certificates, until its Class Principal Balance is reduced to zero, and then (y) 50.9851033157% to the Class V-A-2 and Class V-A-5 Certificates, pro rata based on Class Principal Balance, until their respective Class Principal Balances are reduced to zero and 49.0148966843%, sequentially, to the Class V-A-3 and Class V-A-4 Certificates, in that order, until their respective Class Principal Balances are reduced to zero; and

(B)

from the Principal Remittance Amount for Loan Group VB, the Group VB Allocation Amount, first (x) 50.9851033157% to the Class V-A-2 and Class V-A-5 Certificates, pro rata based on Class Principal Balance, until their respective Class Principal Balances are reduced to zero and 49.0148966843%, sequentially, to the Class V-A-3 and Class V-A-4 Certificates, in that order, until their respective Class Principal Balances are reduced to zero, and then (y) to the Class V-A-1 Certificates, until its Class Principal Balance is reduced to zero;

(ii)

to the Class V-M-1 Certificates, the Class V-M-1 Principal Payment Amount for such Distribution Date, until its Class Principal Balance is reduced to zero;

(iii)

to the Class V-M-2 Certificates, the Class V-M-2 Principal Payment Amount for such Distribution Date, until the Class Principal Balance of such Class has been reduced to zero;

(iv)

to the Class V-M-3 Certificates, the Class V-M-3 Principal Payment Amount for such Distribution Date, until the Class Principal Balance of such Class has been reduced to zero; and

(v)

for application as part of Monthly Excess Cashflow for such Distribution Date, as provided in Section 4.01(II)(d), any Principal Payment Amount remaining after application pursuant to Section 4.01(II)(c)(i) though (iv) above.

(d)

On each Distribution Date, the Trust Administrator shall distribute the Monthly Excess Cashflow for such date in the following order of priority:

(i)

(A)  until the aggregate Class Principal Balance of the Group V Certificates, other than the Class V-X Certificates, equals the Aggregate Loan Group V Balance of Loan Group V for such Distribution Date minus the Targeted Overcollateralization Amount for such date, on each Distribution Date (x) prior to the Stepdown Date or (y) with respect to which a Trigger Event is in effect, to the extent of Monthly Excess Interest for such Distribution Date, to the Group V Certificates, in the following order of priority:

1.

(a)

from Monthly Excess Interest derived from Loan Group VA, the Group VA Excess Interest Amount, first (x) to the Class V-A-1 Certificates, until its Class Principal Balance is reduced to zero, and then (y) 50.9851033157% to the Class V-A-2 and Class V-A-5 Certificates, pro rata based on Class Principal Balance, until their respective Class Principal Balances are reduced to zero and 49.0148966843%, sequentially, to the Class V-A-3 and Class V-A-4 and Certificates, in that order, until their respective Class Principal Balances are reduced to zero; and

(b)

first (x) 50.9851033157% to the Class V-A-2 and Class V-A-5 Certificates, pro rata based on Class Principal Balance, until their respective Class Principal Balances are reduced to zero and 49.0148966843%, sequentially, to the Class V-A-3 and Class V-A-4 and Certificates, in that order, until their respective Class Principal Balances are reduced to zero, and then (y) to the Class V-A-1 Certificates, until its Class Principal Balance is reduced to zero;

2.

to the Class V-M-1 Certificates, until its Class Principal Balance is reduced to zero;

3.

to the Class V-M-2 Certificates, until its Class Principal Balance is reduced to zero; and

4.

to the Class V-M-3 Certificates, until its Class Principal Balance is reduced to zero;

(B)

on each Distribution Date (x) on or after the Stepdown Date and (y) with respect to which a Trigger Event is not in effect, to fund any principal distributions required to be made on such Distribution Date set forth above in Section 4.01(II)(c) above, after giving effect to the distribution of the Principal Payment Amount for Loan Group V for such Distribution Date, in accordance with the priorities set forth therein;

(ii)

to the Class V-M-1 Certificates, any Deferred Amount for such Class;

(iii)

to the Class V-M-2 Certificates, any Deferred Amount for such Class;

(iv)

to the Class V-M-3 Certificates, any Deferred Amount for such Class;

(v)

to the Class V-A-1, Class V-A-2, Class V-A-3, Class V-A-4 and Class V-A-5 Certificates, pro rata based on amounts due, any Basis Risk Shortfall due and owing for each such Class;

(vi)

to the Class V-M-1 Certificates, any Basis Risk Shortfall due and owing for such Class;

(vii)

to the Class V-M-2 Certificates, any Basis Risk Shortfall due and owing for such Class;

(viii)

to the Class V-M-3 Certificates, any Basis Risk Shortfall due and owing for such Class;

(ix)

to the Basis Risk Reserve Fund, any Required Basis Risk Reserve Fund Deposit;

(x)

to the Class V-X Certificates, the Class V-X Distributable Amount for such Distribution Date together with any amounts withdrawn from the Basis Risk Reserve Fund for distribution to such Class V-X Certificates pursuant to Sections 4.08(b) and (e); and

(xi)

to the Class AR Certificates, any remaining amount; provided, however that any amount that would be distributable pursuant to this priority (xi) shall not be paid with respect to the Class AR Certificates but shall be paid instead with respect to the Class V-X Certificates pursuant to a contract that exists under this Agreement between the Class AR Certificateholders and the Class V-X Certificateholders.

(e)

The Trust Administrator shall distribute the Mortgage Loan Purchase Price of any Optional Termination of Loan Group V in excess of the Par Value to the holder of the Class AR-L Certificate.

SECTION 4.02

Allocation of Losses.

(A)

(a)  Realized Losses on the Mortgage Loans in each of Loan Group I, Loan Group II, Loan Group III and Loan Group IV incurred during a calendar month shall be allocated by the Trust Administrator as provided in the Preliminary Statement for each uncertificated REMIC Interest set forth therein and to the Classes of Certificates on the Distribution Date in the next calendar month as follows:

(i)   any Realized Loss, other than an Excess Loss, shall be allocated first, to the Group C-B Certificates, in decreasing order of their alphanumerical Class designations (beginning with the Class C-B-6 Certificates), until the respective Class Principal Balance of each such Class is reduced to zero, and second, to the Senior Certificates of the related Certificate Group, pro rata, on the basis of their respective Class Principal Balances; and

(ii)   Excess Losses for Mortgage Loans in Loan Group I, Loan Group II, Loan Group III and Loan Group IV will be allocated pro rata among all Group I, Group II, Group III, Group IV and the Group C-B Certificates, pro rata based on their respective Class Principal Balances.

(b)

On each Distribution Date, if the aggregate Class Principal Balance of all Group I, Group II, Group III, Group IV and Group C-B Certificates exceeds the aggregate Stated Principal Balance of the Mortgage Loans in Loan Group I, Loan Group II, Loan Group III and Loan Group IV (after giving effect to distributions of principal and the allocation of all losses to such Certificates on such Distribution Date), such excess will be deemed a principal loss and will be allocated by the Trust Administrator to the most junior Class of Group C-B Certificates then outstanding.

(c)

Any Realized Loss allocated to a Class of Certificates or any reduction in the Class Principal Balance of a Class of Certificates pursuant to Section 4.02(A)(b) shall be allocated by the Trust Administrator among the Certificates of such Class in proportion to their respective Certificate Balances.

(d)

Any allocation by the Trust Administrator of Realized Losses to a Certificate or any reduction in the Certificate Balance of a Certificate pursuant to Section 4.02(A)(b) shall be accomplished by reducing the Certificate Balance thereof, immediately following the distributions made on the related Distribution Date in accordance with the definition of “Certificate Balance.”

(B)

On each Distribution Date, the Trust Administrator shall determine the total of the Applied Loss Amount with respect to the Group V Certificates, if any, for such Distribution Date.  The Applied Loss Amount with respect to the Group V Certificates for any Distribution Date shall be applied by reducing the Class Principal Balance of each Class of Group V Subordinate Certificates beginning with the Class of Group V Subordinate Certificates then outstanding, other than the Class V-X Certificates, with the lowest relative payment priority, in each case until the respective Class Principal Balance thereof is reduced to zero.  Any Applied Loss Amount with respect to the Group V Certificates allocated to a Class of Group V Subordinate Certificates shall be allocated among the Group V Subordinate Certificates of such Class in proportion to their respective Percentage Interests.

SECTION 4.03

Recoveries.

(a)

With respect to any Class of Certificates to which a Realized Loss or Applied Loss Amount, as applicable, has been allocated (including any such Class for which the related Class Principal Balance has been reduced to zero), the Class Principal Balance of such Class will be increased, up to the amount of related Recoveries for such Distribution Date as follows:

(i) with respect to Recoveries on Group I, Group II, Group III and Group IV Mortgage Loans,

(A) first, the Class Principal Balance of the each Class of Senior Certificates related to the Loan Group from which the Recovery was collected, will be increased pro rata, up to the amount of Net Recovery Realized Losses for each such Class, and

(B) second, the Class Principal Balance of each Class of Group C-B Certificates will be increased in order of seniority, up to the amount of Net Recovery Realized Losses for each such Class; or

(ii)  with respect to Recoveries on Group V Mortgage Loans, the Class Principal Balance of each Class of Class V-M Certificates will be increased in order of seniority, up to the Deferred Amount such Class is entitled to receive pursuant to Section 4.01(II)(d) on such Distribution Date prior to giving effect to payments pursuant to Section 4.01(II)(d) on such Distribution Date.

(b)

Any increase to the Class Principal Balance of a Class of Certificates shall increase the Certificate Balance of the related Class pro rata in accordance with each Certificate Percentage Interest.

SECTION 4.04

Reserved.

SECTION 4.05

Monthly Statements to Certificateholders.

(a)

Not later than each Distribution Date, the Trust Administrator shall prepare and cause to be made available to each Certificateholder, the Master Servicer, each Servicer, the Trustee, the Depositor, and each Rating Agency, a statement setting forth with respect to the related distribution, the items listed in Exhibit S, other than items (vi)(a), (vi)(b), (vi)(c) and (vi)(d).

The Trust Administrator’s responsibility for disbursing the above information to the Certificateholders is limited to the availability, timeliness and accuracy of the information derived from the Master Servicer and each Servicer, which shall be provided as required in Section 4.06.

On each Distribution Date, the Trust Administrator shall provide Bloomberg Financial Markets, L.P. (“Bloomberg”) CUSIP level factors for each Class of Offered Certificates as of such Distribution Date, using a format and media mutually acceptable to the Trust Administrator and Bloomberg.  In connection with providing the information specified in this Section 4.05 to Bloomberg, the Trust Administrator and any director, officer, employee or agent of the Trust Administrator shall be indemnified and held harmless by DLJMC, to the extent, in the manner and subject to the limitations provided in Section 9.05.  The Trust Administrator will also make the monthly statements to Certificateholders available each month to each party referred to in Section 4.05(a) via the Trust Administrator’s website.  The Trust Administrator’s website can be accessed at http://www.ctslink.com or at such other site as the Trust Administrator may designate from time to time.  Persons that are unable to use the above website are entitled to have a paper copy mailed to them via first class mail by calling the Trust Administrator at 301-815-6600.  The Trust Administrator shall have the right to change the way the reports referred to in this Section are distributed in order to make such distribution more convenient and/or more accessible to the above parties and to the Certificateholders.  The Trust Administrator shall provide timely and adequate notification to all above parties and to the Certificateholders regarding any such change.  The Trust Administrator may fully rely upon and shall have no liability with respect to information provided by the Master Servicer or any Servicer.

(b)

Upon request, within a reasonable period of time after the end of each calendar year, the Trust Administrator shall cause to be furnished to each Person who at any time during the calendar year was a Certificateholder, a statement containing the information set forth in items (i)(c), (i)(d), (i)(g), (i)(j), (i)(k), (ii)(c), (ii)(d), (ii)(g), (ii)(j), (v)(a), (v)(b), (v)(l), (v)(m) and (v)(n) of Exhibit S aggregated for such calendar year or applicable portion thereof during which such Person was a Certificateholder.  Such obligation of the Trust Administrator shall be deemed to have been satisfied to the extent that substantially comparable information shall be provided by the Trust Administrator pursuant to any requirements of the Code as from time to time in effect.

SECTION 4.06

Servicer to Cooperate.

Each Servicer, other than WMMSC, shall provide to the Master Servicer the information set forth in Exhibit H, and any other information the Master Servicer requires, in such form as the Master Servicer shall reasonably request, or in such form as may be mutually agreed upon between such Servicer and the Master Servicer, with respect to each Mortgage Loan serviced by such Servicer no later than (i) with respect to a Servicer other than WFHM, twelve noon on the Data Remittance Date, and (ii) with respect to WFHM, on the Data Remittance Date, to enable the Master Servicer to provide such information to the Trust Administrator.

The Master Servicer, with respect to the Mortgage Loans which are not WMMSC Serviced Mortgage Loans, and WMMSC, with respect to the WMMSC Serviced Mortgage Loans, shall provide to the Trust Administrator the information set forth in Exhibit I in such form as the Trust Administrator shall reasonably request no later than twelve noon on the Data Remittance Date to enable the Trust Administrator to calculate the amounts to be distributed to each Class of Certificates and otherwise perform its distribution, accounting and reporting requirements hereunder.

SECTION 4.07

Cross-Collateralization; Adjustments to Available Funds.

(a)

On each Distribution Date prior to the Credit Support Depletion Date, but after the date on which the aggregate Class Principal Balance of the Group I, Group II, Group III or Group IV Certificates has been reduced to zero, the Trust Administrator shall distribute the principal portion of Available Distribution Amount on the Mortgage Loans relating to such Senior Certificates that will have been paid in full, to the holders of the Senior Certificates of the other Certificate Group(s).  Such amount will be allocated between the other Groups, pro rata, based on aggregate Class Principal Balance of the related Senior Certificates and paid the Senior Certificates in each such Group in the same priority as such Certificates would receive other distributions of principal pursuant to Section 4.01(I)(A); provided, however, that the Trust Administrator shall not make such distribution on such Distribution Date if (a) the Group C-B Percentage for such Distribution Date is greater than or equal to 200% of such Group C-B Percentage as of the Closing Date and (b) the average outstanding principal balance of the Mortgage Loans in each Loan Group delinquent 60 days or more over the last six months, as a percentage of the related Subordinate Component Balance, is less than 50%.

(b)

If on any Distribution Date the aggregate Class Principal Balance of the Group I, Group II, Group III and Group IV Certificates is greater than the aggregate Stated Principal Balance of the Mortgage Loans in the related Loan Group (each such Loan Group, an “Undercollateralized Group”), then the Trust Administrator shall reduce the Available Distribution Amount of the other Loan Group(s) that is not undercollateralized (each, an “Overcollateralized Group”), as follows:

(1)

to add to the Available Distribution Amount of the Undercollateralized Group(s) an amount equal to the lesser of (a) one month's interest on the Principal Transfer Amount of the Undercollateralized Group(s) at the Net WAC Rate (without giving effect to any reduction for any Excess Interest Rate) applicable to the Undercollateralized Group(s) and (b) Available Distribution Amount of the Overcollateralized Groups remaining after making interest distributions to the Senior Certificates of the Overcollateralized Group(s) on such Distribution Date pursuant to Section 4.01; and

(2)

to the Senior Certificates of each Undercollateralized Group, to the extent of the principal portion of Available Distribution Amount of the Overcollateralized Group(s) remaining after making interest and principal distributions to the Senior Certificates of the Overcollateralized Group(s) on such Distribution Date pursuant to Section 4.01, until the Class Principal Balance of the Senior Certificates of such Undercollateralized Group(s) equals the aggregate Stated Principal Balance of the Mortgage Loans in the related Loan Group(s).  Payments shall be made to the Senior Certificates in each Group in the same priority as such Certificates would receive other distributions of principal pursuant to Section 4.01(I)(A).

(c)

If more than one Overcollateralized Group exists on any Distribution Date, reductions in the Available Distribution Amount of such Groups to make the payments required to be made pursuant to Section 4.07(b) on such Distribution Date shall be made pro rata, based on the Overcollateralization Amount of each Overcollateralized Group.  If more than one Undercollateralized Group exists on any Distribution Date, payments made to such Groups from the Available Distribution Amount of the Overcollateralized Group shall be made pro rata, based on the amount of payments required to be made to the Undercollateralized Group(s).

SECTION 4.08

Basis Risk Reserve Fund

(a)

On the Closing Date, the Trust Administrator shall establish and maintain in its name, in trust for the benefit of the Holders of the Certificates, the Basis Risk Reserve Fund.  The Basis Risk Reserve Fund shall be an Eligible Account, and funds on deposit therein shall be held separate and apart from, and shall not be commingled with, any other moneys, including without limitation, other moneys held by the Trust Administrator pursuant to this Agreement.

(b)

On the Closing Date, $5,000 will be deposited by the Depositor in the Basis Risk Reserve Fund.  On each Interest Rate Cap Agreement Payment Date, amounts paid under the Interest Rate Cap Agreement shall be transferred by the Trustee to the Basis Risk Reserve Fund.  On each Distribution Date, the Trust Administrator shall transfer from the Certificate Account to the Basis Risk Reserve Fund pursuant to Section 4.01(II)(d)(ix), the Required Basis Risk Reserve Fund Deposit.  Amounts paid under the Interest Rate Cap Agreement on any Interest Rate Cap Agreement Payment Date shall be available on the related Distribution Date to pay the Class V-A-5 Certificates any applicable Basis Risk Shortfalls, prior to giving effect to any amounts available to be paid in respect of Basis Risk Shortfalls pursuant to Section 4.01(II)(d).  Distributions made pursuant to Section 4.01(II)(D)(v)-(viii) on any Distribution Date will be made after giving effect to withdrawals from the Basis Risk Reserve Fund on such date to pay Basis Risk Shortfalls.  Amounts on deposit in the Basis Risk Reserve Fund from payments on the Interest Rate Cap Agreement will only be available to pay Basis Risk Shortfalls on the Class V-A-5 Certificates.  Amounts paid under the Interest Rate Cap Agreement on any Interest Rate Cap Agreement Payment Date not needed on that Distribution Date to pay Basis Risk Shortfalls to the Class V-A-5 Certificates shall be distributed to the Class V-X Certificateholders.  Amounts on deposit in the Basis Risk Reserve Fund can be withdrawn by the Trust Administrator in connection with any Distribution Date to fund the amounts required to be distributed to holders of the Group V Certificates in respect of Basis Risk Shortfalls.  On any Distribution Date, any amounts on deposit in the Basis Risk Reserve Fund in excess of the Required Basis Risk Reserve Fund Amount shall be distributed to the Class V-X Certificateholders pursuant to Section 4.01(II)(d)(x).

(c)

Funds in the Basis Risk Reserve Fund may be invested in Eligible Investments by the Trust Administrator at the direction of the holders of the Class V-X Certificateholders.  Any net investment earnings on such amounts shall be payable to the Class V-X Certificateholders.  The Class V-X Certificateholders shall evidence ownership of the Basis Risk Reserve Fund for federal tax purposes and the Class V-X Certificateholders shall direct the Trust Administrator in writing as to the investment of amounts therein.  In the absence of such written direction, all funds in the Basis Risk Reserve Fund shall be invested by the Trust Administrator in the Wells Fargo Prime Money Market Fund.  The Trust Administrator shall have no liability for losses on investments in Eligible Investments made pursuant to this Section 4.08(c) (other than as obligor on any such investments).  Upon termination of the Trust Fund, any amounts remaining in the Basis Risk Reserve Fund shall be distributed to the Class V-X Certificateholders.

(d)

If the Trust Administrator shall deposit in the Basis Risk Reserve Fund any amount not required to be deposited therein, it may at any time withdraw such amount from the Basis Risk Reserve Fund, any provision herein to the contrary notwithstanding.

(e)

On the Distribution Date immediately after the Distribution Date on which the aggregate Class Principal Balance of the Class V-A-1, Class V-A-2, Class V-A-3, Class V-A-4, Class V-A-5, Class V-M-1, Class V-M-2 and Class V-M-3 Certificates equals zero, any amounts on deposit in the Basis Risk Reserve Fund not payable on such Certificates shall be deposited into the Certificate Account and distributed to the Holders of the Class V-X Certificates in the same manner as if distributed pursuant to Section 4.01(II)(d)(x) hereof.

(f)

If the Counterparty no longer has a long-term credit rating of at least A (or its equivalent) from at least one of the Rating Agencies (a “Counterparty Rating Agency Downgrade”), the Counterparty, shall, no later than the 30th day following the Counterparty Rating Agency Downgrade, at the Counterparty’s expense: (i) obtain a replacement Interest Rate Cap Agreement with terms comparable to that of the replaced Interest Rate Cap Agreement and with a counterparty that is a bank or other financial institution that has a rating that is in one of the three highest long-term credit rating categories from at least one of the Rating Agencies rating the Certificates; (ii) obtain a guaranty of or a contingent agreement of another person with a long-term credit rating of at least A (or its equivalent) from at least one of the Rating Agencies to honor the Counterparty’s obligations under the Interest Rate Cap Agreement; (iii) cause the Counterparty to post mark-to-market collateral with the Trustee in an amount sufficient to restore the immediately prior ratings of the Offered Certificates; (iv) establish any other arrangement satisfactory to the Rating Agencies to restore the ratings of the Offered Certificates; or (v) terminate the Interest Rate Cap Agreement in accordance with its terms.

ARTICLE V

ADVANCES BY THE MASTER SERVICER AND SERVICERS

SECTION 5.01

Advances by the Master Servicer and Servicers.

With respect to the Non-Designated Mortgage Loans, each Servicer shall deposit in the related Collection Account as Advances an amount equal to all Scheduled Payments (with interest at the Mortgage Rate less the Servicing Fee Rate) which were due on such Non-Designated Mortgage Loans serviced by it during the applicable Collection Period and which were delinquent at the close of business on the immediately preceding Determination Date.  Each Servicer’s obligation to make such Advances as to any related Non-Designated Mortgage Loan will continue through the last Scheduled Payment due prior to the payment in full of such Mortgage Loan, or through the date that the related Non-Designated Mortgaged Property has, in the judgment of the related Servicer, been completely liquidated.  Each Servicer shall not be required to advance shortfalls of principal or interest resulting from the application of the Relief Act.

With respect to any Non-Designated Mortgage Loan, to the extent required by Accepted Servicing Practices, the Master Servicer and each Servicer shall be obligated to make Advances in accordance with the provisions of this Agreement; provided, however, that such obligation with respect to any related Mortgage Loan shall cease if the Master Servicer or a Servicer determines, in its reasonable opinion, that Advances with respect to such Mortgage Loan are Nonrecoverable Advances. In the event that the Master Servicer or such Servicer determines that any such Advances are Nonrecoverable Advances, the Master Servicer or such Servicer shall provide the Trust Administrator with a certificate signed by a Servicing Officer evidencing such determination.

With respect to any Non-Designated Mortgage Loan, if the amount of Advances received from a Servicer, other than WMMSC, is less than the amount required to be advanced by such Servicer, the Master Servicer shall be obligated to make a payment in an amount equal to such deficiency, subject to any determination by the Master Servicer that any portion of the amount required to be advanced is a Nonrecoverable Advance.

With respect to any of the Mortgage Loans, if an Advance is required to be made hereunder by a Servicer, such Servicer shall on the Cash Remittance Date either (i) deposit in the Collection Account from its own funds an amount equal to such Advance, (ii) cause to be made an appropriate entry in the records of the Collection Account that funds in such account being held for future distribution or withdrawal have been, as permitted by this Section 5.01, used by such Servicer to make such Advance or (iii) make Advances in the form of any combination of clauses (i) and (ii) aggregating the amount of such Advance. Any such funds being held in a Collection Account for future distribution and so used shall be replaced by such Servicer from its own funds by deposit in such Collection Account on or before any future Distribution Date in which such funds would be due.

With respect to any National City Mortgage Loan, the Master Servicer shall make Advances as required by Section 3.23(b) of this Agreement.

With respect to any Lydian Mortgage Loan, the Master Servicer shall make Advances as required by Section 3.24(b) of this Agreement.

ARTICLE VI

THE CERTIFICATES

SECTION 6.01

The Certificates.

The Certificates shall be in substantially the forms set forth in Exhibits A, B, C, D, E and F hereto, with such appropriate insertions, omissions, substitutions and other variations as are required or permitted by this Agreement or as may in the reasonable judgment of the Trust Administrator or the Depositor be necessary, appropriate or convenient to comply, or facilitate compliance, with applicable laws, and may have such letters, numbers or other marks of identification and such legends or endorsements placed thereon as may be required to comply with the rules of any securities exchange on which any of the Certificates may be listed, or as may, consistently herewith, be determined by the officers executing such Certificates, as evidenced by their execution thereof.

Subject to Section 11.02 respecting the final distribution on the Certificates, on each Distribution Date the Trust Administrator shall make distributions to each Certificateholder of record on the preceding Record Date either (x) by wire transfer in  immediately available funds to the account of such holder at a bank or other entity having appropriate facilities therefore, if (i) such Holder has so notified the Trust Administrator at least five Business Days prior to the related Record Date and (ii) such Holder shall hold (A) a Notional Amount Certificate, (B) 100% of the Class Principal Balance of any Class of Certificates or (c) Certificates of any Class with aggregate principal Denominations of not less than $1,000,000 or (y) by check mailed by first class mail to such Certificateholder at the address of such holder appearing in the Certificate Register.

The definitive Certificates shall be printed, typewritten, lithographed or engraved or produced by any combination of these methods or may be produced in any other manner permitted by the rules of any securities exchange on which any of the Certificates may be listed, all as determined by the officers executing such Certificates, as evidenced by their execution thereof.

The Certificates shall be issuable in registered form, in the minimum denominations, integral multiples in excess thereof (except that one Certificate in each Class may be issued in a different amount which must be in excess of the applicable minimum denomination) and aggregate denominations per Class set forth in the Preliminary Statement.

The Certificates shall be executed by manual or facsimile signature on behalf of the Trust Administrator by a Responsible Officer.  Certificates bearing the manual or facsimile signatures of individuals who were, at the time when such signatures were affixed, authorized to sign on behalf of the Trust Administrator shall bind the Trust Administrator, notwithstanding that such individuals or any of them have ceased to be so authorized prior to the authentication and delivery of such Certificates or did not hold such offices at the date of such Certificate.  No Certificate shall be entitled to any benefit under this Agreement, or be valid for any purpose, unless there appears on such Certificate a certificate of authentication executed by the Trust Administrator by manual signature, and such certificate of authentication upon any Certificate shall be conclusive evidence, and the only evidence, that such Certificate has been duly authenticated and delivered hereunder.  All Certificates shall be dated the date of their authentication.

SECTION 6.02

Registration of Transfer and Exchange of Certificates.

(a)

The Trust Administrator shall maintain, or cause to be maintained, a Certificate Register in which, subject to such reasonable regulations as it may prescribe, the Trust Administrator shall provide for the registration of Certificates and of transfers and exchanges of Certificates as herein provided.  Upon surrender for registration of transfer of any Certificate, the Trust Administrator shall execute, authenticate and deliver, in the name of the designated transferee or transferees, one or more new Certificates in like aggregate interest and of the same Class.

(b)

At the option of a Certificateholder, Certificates may be exchanged for other Certificates of authorized denominations and the same aggregate interest in the Trust Fund and of the same Class, upon surrender of the Certificates to be exchanged at the office or agency of the Trust Administrator set forth in Section 6.06.  Whenever any Certificates are so surrendered for exchange, the Trust Administrator shall execute, authenticate and deliver the Certificates which the Certificateholder making the exchange is entitled to receive.  Every Certificate presented or surrendered for registration of transfer or exchange shall be accompanied by a written instrument of transfer in form satisfactory to the Trust Administrator duly executed by the Holder thereof or his attorney duly authorized in writing.

(c)

No service charge to the Certificateholders shall be made for any registration of transfer or exchange of Certificates, but payment of a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any transfer or exchange of Certificates may be required.

(d)

All Certificates surrendered for registration of transfer and exchange shall be canceled and subsequently destroyed by the Trust Administrator in accordance with the Trust Administrator’s customary procedures.

(e)

No transfer of any Private Certificate shall be made unless that transfer is made pursuant to an effective registration statement under the 1933 Act and effective registration or qualification under applicable state securities laws, or is made in a transaction which does not require such registration or qualification.  Except in connection with any transfer of a Private Certificate by the Depositor to any affiliate, in the event that a transfer is to be made in reliance upon an exemption from the 1933 Act and such laws, in order to assure compliance with the 1933 Act and such laws, the Certificateholder desiring to effect such transfer and such Certificateholder’s prospective transferee shall each certify to the Trust Administrator in writing the facts surrounding the transfer in substantially the form set forth in Exhibit L (the “Transferor Certificate”) and (i) deliver a letter in substantially the form of either (A) Exhibit M-1 (the “Investment Letter”), provided that all of the Private Certificates of a Class shall be transferred to one investor or the Depositor otherwise consents to such transfer, or (B) Exhibit M-2 (the “Rule 144A Letter”) or (ii) there shall be delivered to the Trust Administrator at the expense of the transferor an Opinion of Counsel that such transfer may be made pursuant to an exemption from the 1933 Act.  The Depositor shall provide to any Holder of a Private Certificate and any prospective transferee designated by any such Holder, information regarding the related Certificates and the Mortgage Loans and such other information as shall be necessary to satisfy the condition to eligibility set forth in Rule 144A(d)(4) for transfer of any such Certificate without registration thereof under the 1933 Act pursuant to the registration exemption provided by Rule 144A.  The Trust Administrator shall cooperate with the Depositor in providing the Rule 144A information referenced in the preceding sentence, including providing to the Depositor such information regarding the Certificates, the Mortgage Loans and other matters regarding the Trust Fund as the Depositor shall reasonably request to meet its obligation under the preceding sentence.  Each Holder of a Private Certificate desiring to effect such transfer shall, and does hereby agree to, indemnify the Trust Administrator, the Depositor, each Seller, the Master Servicer, each Servicer and the Special Servicer against any liability that may result if the transfer is not so exempt or is not made in accordance with such federal and state laws.

(f)

No transfer of an ERISA-Restricted Certificate shall be made unless the Trust Administrator shall have received in accordance with Exhibit M-1, Exhibit M-2 or Exhibit N, as applicable, either (i) a representation letter from the transferee of such Certificate, acceptable to and in form and substance satisfactory to the Trust Administrator, to the effect that such transferee is not an employee benefit plan or arrangement subject to Section 406 of ERISA or Section 4975 of the Code, or a person using the assets of any such plan or arrangement, which representation letter shall not be an expense of the Trustee, the Trust Administrator or the Trust Fund, (ii) if the purchaser is an insurance company and the Certificate has been the subject of an ERISA-Qualifying Underwriting, a representation that the purchaser is an insurance company which is purchasing such Certificates with funds contained in an “insurance company general account” (as such term is defined in Section V(e) of Prohibited Transaction Class Exemption 95-60 (“PTCE 95-60”)) and that the purchase and holding of such Certificates are covered under Sections I and III of PTCE 95-60 or (iii) in the case of any such Certificate presented for registration in the name of an employee benefit plan or arrangement subject to Section 406 of ERISA or Section 4975 of the Code (or comparable provisions of any subsequent enactments), or a person using such plan’s or arrangement’s assets, an Opinion of Counsel satisfactory to the Trust Administrator to the effect that the purchase or holding of such Certificate will not result in prohibited transactions under Section 406 of ERISA and/or Section 4975 of the Code and will not subject the Depositor, the Trustee, the Back-Up Servicer, the Trust Administrator, the Master Servicer or any other Servicer to any obligation in addition to those undertaken in this Agreement, which Opinion of Counsel shall not be an expense of such parties or the Trust Fund.  In the event the representations referred to in the preceding sentence are not furnished, such representations shall be deemed to have been made to the trustee by the transferee’s acceptance of an ERISA-Restricted Certificate by any beneficial owner who purchases an interest in such Certificate in book-entry form.  In the event that a representation is violated, or any attempt to transfer an ERISA- Restricted Certificate to a plan or arrangement or person using a plan’s or arrangement’s assets is attempted without the delivery to the Trust Administrator of the Opinion of Counsel described above, the attempted transfer or acquisition of such Certificate shall be void and of no effect.

(g)

Additional restrictions on transfers of the Class AR and Class AR-L Certificates to Disqualified Organizations are set forth below:

(i)   Each Person who has or who acquires any ownership interest in a Class AR or Class AR-L Certificate shall be deemed by the acceptance or acquisition of such ownership interest to have agreed to be bound by the following provisions and to have irrevocably authorized the Trust Administrator or its designee under clause (iii)(A) below to deliver payments to a Person other than such Person and to negotiate the terms of any mandatory sale under clause (iii)(B) below and to execute all instruments of transfer and to do all other things necessary in connection with any such sale. The rights of each Person acquiring any ownership interest in a Class AR or Class AR-L Certificate are expressly subject to the following provisions:

(A)

Each Person holding or acquiring any ownership interest in a Class AR or Class AR-L Certificate shall be other than a Disqualified Organization and shall promptly notify the Trust Administrator of any change or impending change in its status as other than a Disqualified Organization.

(B)

In connection with any proposed transfer of any ownership interest in a Class AR or Class AR-L Certificate to a U.S. Person, the Trust Administrator shall require delivery to it, and shall not register the transfer of a Class AR or Class AR-L Certificate until its receipt of (1) an affidavit and agreement (a “Transferee Affidavit and Agreement” attached hereto as Exhibit N) from the proposed transferee, in form and substance satisfactory to the Trust Administrator, representing and warranting, among other things, that it is not a non-U.S. Person, that such transferee is other than a Disqualified Organization, that it is not acquiring its ownership interest in a Class AR or Class AR-L Certificate that is the subject of the proposed Transfer as a nominee, trustee or agent for any Person who is not other than a Disqualified Organization, that for so long as it retains its ownership interest in a Class AR or Class AR-L Certificate, it will endeavor to remain other than a Disqualified Organization, and that it has reviewed the provisions of this Section 6.02(g) and agrees to be bound by them, and (2) a certificate, attached hereto as Exhibit O, from the Holder wishing to transfer a Class AR or Class AR-L Certificate, in form and substance satisfactory to the Trust Administrator, representing and warranting, among other things, that no purpose of the proposed transfer is to allow such Holder to impede the assessment or collection of tax.

(C)

Notwithstanding the delivery of a Transferee Affidavit and Agreement by a proposed transferee under clause (B) above, if the Trust Administrator has actual knowledge that the proposed transferee is not other than a Disqualified Organization, no transfer of an ownership interest in a Class AR or Class AR-L Certificate to such proposed transferee shall be effected.

(D)

Each Person holding or acquiring any ownership interest in a Class AR or Class AR-L Certificate agrees, by holding or acquiring such ownership interest, to require a Transferee Affidavit and Agreement from the other Person to whom such Person attempts to transfer its ownership interest and to provide a certificate to the Trust Administrator in the form attached hereto as Exhibit O.

(ii)   The Trust Administrator shall register the transfer of any Class AR or Class AR-L Certificate only if it shall have received the Transferee Affidavit and Agreement, a certificate of the Holder requesting such transfer in the form attached hereto as Exhibit O and all of such other documents as shall have been reasonably required by the Trust Administrator as a condition to such registration.

(iii)   (A)

If any Disqualified Organization shall become a Holder of a Class AR or Class AR-L Certificate, then the last preceding Holder that was other than a Disqualified Organization shall be restored, to the extent permitted by law, to all rights and obligations as Holder thereof retroactive to the date of registration of such transfer of such Class AR or Class AR-L Certificate.  If any non-U.S. Person shall become a Holder of a Class AR or Class AR-L Certificate, then the last preceding Holder that is a U.S. Person shall be restored, to the extent permitted by law, to all rights and obligations as Holder thereof retroactive to the date of registration of the transfer to such non-U.S. Person of such Class AR or Class AR-L Certificate. If a transfer of a Class AR or Class AR-L Certificate is disregarded pursuant to the provisions of Treasury Regulations Section 1.860E-1 or Section 1.860G-3, then the last preceding Holder that was other than a Disqualified Organization shall be restored, to the extent permitted by law, to all rights and obligations as Holder thereof retroactive to the date of registration of such transfer of such Class AR or Class AR-L Certificate. The Trust Administrator shall be under no liability to any Person for any registration of transfer of a Class AR or Class AR-L Certificate that is in fact not permitted by this Section 6.02(g) or for making any payments due on such Certificate to the Holder thereof or for taking any other action with respect to such Holder under the provisions of this Agreement.

(B)

If any purported transferee of a Class AR or Class AR-L Certificate shall become a Holder of a Class AR or Class AR-L Certificate in violation of the restrictions in this Section 6.02(g) and to the extent that the retroactive restoration of the rights of the Holder of such Class AR or Class AR-L Certificate as described in clause (iii)(A) above shall be invalid, illegal or unenforceable, then the Depositor shall have the right, without notice to the Holder or any prior Holder of such Class AR or Class AR-L Certificate, to sell such Class AR or Class AR-L Certificate to a purchaser selected by the Depositor on such terms as the Depositor may choose.  Such purported transferee shall promptly endorse and deliver a Class AR or Class AR-L Certificate in accordance with the instructions of the Depositor.  Such purchaser may be the Depositor itself or any affiliate of the Depositor.  The proceeds of such sale, net of the commissions (which may include commissions payable to the Depositor or its affiliates), expenses and taxes due, if any, shall be remitted by the Depositor to such purported transferee.  The terms and conditions of any sale under this clause (iii)(B) shall be determined in the sole discretion of the Depositor, and the Depositor shall not be liable to any Person having an ownership interest or a purported ownership interest in a Class AR or Class AR-L Certificate as a result of its exercise of such discretion.

(iv)   The Master Servicer and each Servicer, on behalf of the Trust Administrator, shall make available, upon written request from the Trust Administrator, all information reasonably available to it that is necessary to compute any tax imposed (A) as a result of the transfer of an ownership interest in a Class AR or Class AR-L Certificate to any Person who is not other than a Disqualified Organization, including the information regarding “excess inclusions” of such Residual Certificate required to be provided to the Internal Revenue Service and certain Persons as described in Treasury Regulation Section 1.860D-1(b)(5), and (B) as a result of any regulated investment company, real estate investment trust, common trust fund, partnership, trust, estate or organizations described in Section 1381 of the Code having as among its record holders at any time any Person who is not other than a Disqualified Organization.  Reasonable compensation for providing such information may be required by the Master Servicer or the related Servicer from such Person.

(v)   The provisions of this Section 6.02(g) set forth prior to this Section (v) may be modified, added to or eliminated by the Depositor, provided that there shall have been delivered to the Trust Administrator the following:

(A)

written notification from each Rating Agency to the effect that the modification, addition to or elimination of such provisions will not cause such Rating Agency to downgrade its then-current rating of the Certificates; and

(B)

a certificate of the Depositor stating that the Depositor has received an Opinion of Counsel, in form and substance satisfactory to the Depositor, to the effect that such modification, addition to or elimination of such provisions will not cause the Trust Fund to cease to qualify as a REMIC and will not create a risk that (i) the Trust Fund may be subject to an entity-level tax caused by the transfer of a Class AR or Class AR-L Certificate to a Person which is not other than a Disqualified Organization or (2) a Certificateholder or another Person will be subject to a REMIC-related tax caused by the transfer of applicable Class AR or Class AR-L Certificate to a Person which is not other than a Disqualified Organization.

(vi)   The following legend shall appear on each Class AR or Class AR-L Certificate:

ANY RESALE, TRANSFER OR OTHER DISPOSITION OF THIS CERTIFICATE MAY BE MADE ONLY IF THE PROPOSED TRANSFEREE PROVIDES A TRANSFER AFFIDAVIT TO THE DEPOSITOR AND THE TRUST ADMINISTRATOR THAT (1) SUCH TRANSFEREE IS NOT (A) THE UNITED STATES, ANY STATE OR POLITICAL SUBDIVISION THEREOF, ANY FOREIGN GOVERNMENT, ANY INTERNATIONAL ORGANIZATION, OR ANY AGENCY OR INSTRUMENTALITY OF ANY OF THE FOREGOING, (B) ANY ORGANIZATION (OTHER THAN A COOPERATIVE DESCRIBED IN SECTION 521 OF THE CODE) WHICH IS EXEMPT FROM THE TAX IMPOSED BY CHAPTER 1 OF THE CODE UNLESS SUCH ORGANIZATION IS SUBJECT TO THE TAX IMPOSED BY SECTION 511 OF THE CODE, (C) ANY ORGANIZATION DESCRIBED IN SECTION 1381(a)(2)(C) OF THE CODE (ANY SUCH PERSON DESCRIBED IN THE FOREGOING CLAUSES (A), (B), OR (C) BEING HEREINAFTER REFERRED TO AS A “DISQUALIFIED ORGANIZATION”), OR (D) AN AGENT OF A DISQUALIFIED ORGANIZATION AND (2) NO PURPOSE OF SUCH TRANSFER IS TO ENABLE THE TRANSFEROR TO IMPEDE THE ASSESSMENT OR COLLECTION OF TAX. SUCH AFFIDAVIT SHALL INCLUDE CERTAIN REPRESENTATIONS AS TO THE FINANCIAL CONDITION OF THE PROPOSED TRANSFEREE. NOTWITHSTANDING THE REGISTRATION IN THE CERTIFICATE REGISTER OF ANY TRANSFER, SALE OR OTHER DISPOSITION OF THIS [CLASS AR][CLASS AR-L] CERTIFICATE TO A DISQUALIFIED ORGANIZATION OR AN AGENT OF A DISQUALIFIED ORGANIZATION, SUCH REGISTRATION SHALL BE DEEMED TO BE OF NO LEGAL FORCE OR EFFECT WHATSOEVER AND SUCH PERSON SHALL NOT BE DEEMED TO BE A CERTIFICATEHOLDER FOR ANY PURPOSE HEREUNDER, INCLUDING, BUT NOT LIMITED TO, THE RECEIPT OF DISTRIBUTIONS ON THIS CERTIFICATE. EACH HOLDER OF THE [CLASS AR][CLASS AR-L] CERTIFICATE BY ACCEPTANCE OF THIS CERTIFICATE SHALL BE DEEMED TO HAVE CONSENTED TO THE PROVISIONS OF THIS PARAGRAPH.

(h)

The Trust Administrator shall have no liability to the Trust Fund arising from a transfer of any such Certificate in reliance upon a certification, ruling or Opinion of Counsel described in this Section 6.02; provided, however, that the Trust Administrator shall not register the transfer of any Class AR or Class AR-L Certificate if it has actual knowledge that the proposed transferee does not meet the qualifications of a permitted Holder of a Class AR or Class AR-L Certificate as set forth in this Section 6.02.

SECTION 6.03

Mutilated, Destroyed, Lost or Stolen Certificates.

If (a) any mutilated Certificate is surrendered to the Trust Administrator, or the Trust Administrator receives evidence to its satisfaction of the destruction, loss or theft of any Certificate and (b) there is delivered to each Servicer, the Trustee and the Trust Administrator such security or indemnity as may be required by them to save each of them harmless, then, in the absence of notice to the Trustee and the Trust Administrator that such Certificate has been acquired by a bona fide purchaser, the Trust Administrator shall execute, authenticate and deliver, in exchange for or in lieu of any such mutilated, destroyed, lost or stolen Certificate, a new Certificate of like tenor and interest in the Trust Fund.  In connection with the issuance of any new Certificate under this Section 6.03, the Trust Administrator may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Trust Administrator) connected therewith.  Any replacement Certificate issued pursuant to this Section 6.03 shall constitute complete and indefeasible evidence of ownership in the Trust Fund, as if originally issued, whether or not the lost, stolen or destroyed Certificate shall be found at any time.

SECTION 6.04

Persons Deemed Owners.

Prior to due presentation of a Certificate for registration of transfer, each Servicer, the Trust Administrator, and any agent of the Master Servicer or any Servicer, the Trust Administrator may treat the person in whose name any Certificate is registered as the owner of such Certificate for the purpose of receiving distributions as provided in this Agreement and for all other purposes whatsoever, and none of the Master Servicer or the Servicers, the Trust Administrator, nor any agent of the Master Servicer or a Servicer or the Trust Administrator shall be affected by any notice to the contrary.

SECTION 6.05

Access to List of Certificateholders’ Names and Addresses.

(a)

If three or more Certificateholders (i) request in writing from the Trust Administrator a list of the names and addresses of Certificateholders, (ii) state that such Certificateholders desire to communicate with other Certificateholders with respect to their rights under this Agreement or under the Certificates and (iii) provide a copy of the communication which such Certificateholders propose to transmit, then the Trust Administrator shall, within ten Business Days after the receipt of such request, afford such Certificateholders access during normal business hours to a current list of the Certificateholders.  The expense of providing any such information requested by a Certificateholder shall be borne by the Certificateholders requesting such information and shall not be borne by the Trust Administrator or the Trustee.  Every Certificateholder, by receiving and holding a Certificate, agrees that the Trustee and the Trust Administrator shall not be held accountable by reason of the disclosure of any such information as to the list of the Certificateholders hereunder, regardless of the source from which such information was derived.

(b)

The Master Servicer and each Servicer, so long as it is a servicer hereunder, DLJMC and the Depositor shall have unlimited access to a list of the names and addresses of the Certificateholders which list shall be provided by the Trust Administrator promptly upon request.

SECTION 6.06

Maintenance of Office or Agency.

The Trust Administrator will maintain or cause to be maintained at its expense an office or offices or agency or agencies in Minneapolis, Minnesota where Certificates may be surrendered for registration of transfer or exchange and where notices and demands to or upon the Trust Administrator in respect of the Certificates and this Agreement may be served.  The Trust Administrator initially designates its Corporate Trust Office as its office for such purpose.  The Trust Administrator will give prompt written notice to the Certificateholders of any change in the location of any such office or agency.

SECTION 6.07

Book-entry Certificates.

Notwithstanding the foregoing, the Book-Entry Certificates, upon original issuance, shall be issued in the form of one or more typewritten Certificates representing the Book-Entry Certificates, to be delivered to DTC, the initial Clearing Agency, by, or on behalf of, the Depositor.  The Book-Entry Certificates shall initially be registered on the Certificate Register in the name of Cede & Co., the nominee of DTC, as the initial Clearing Agency, and no Beneficial Holder will receive a definitive certificate representing such Beneficial Holder’s interest in the Certificates, except as provided in Section 6.09.  Unless and until definitive, fully registered Certificates (“Definitive Certificates”) have been issued to the Beneficial Holders pursuant to Section 6.09:

(a)

the provisions of this Section 6.07 shall be in full force and effect with respect to the Book-Entry Certificates;

(b)

the Depositor and the Trust Administrator may deal with the Clearing Agency for all purposes with respect to the Book-Entry Certificates (including the making of distributions on such Certificates) as the sole Holder of such Certificates;

(c)

to the extent that the provisions of this Section 6.07 conflict with any other provisions of this Agreement, the provisions of this Section 6.07 shall control; and

(d)

the rights of the Beneficial Holders of the Book-Entry Certificates shall be exercised only through the Clearing Agency and the Participants and shall be limited to those established by law and agreements between such Beneficial Holders and the Clearing Agency and/or the Participants.  Pursuant to the Depository Agreement, unless and until Definitive Certificates are issued pursuant to Section 6.09, the initial Clearing Agency will make book-entry transfers among the Participants and receive and transmit distributions of principal and interest on the related Book-Entry Certificates to such Participants.

For purposes of any provision of this Agreement requiring or permitting actions with the consent of, or at the direction of, Holders of the Book-Entry Certificates evidencing a specified percentage of the aggregate unpaid principal amount of such Certificates, such direction or consent may be given by the Clearing Agency at the direction of Beneficial Holders owning such Certificates evidencing the requisite percentage of principal amount of such Certificates.  The Clearing Agency may take conflicting actions with respect to the Book-Entry Certificates to the extent that such actions are taken on behalf of the Beneficial Holders.

SECTION 6.08

Notices to Clearing Agency.

Whenever notice or other communication to the Holders of Book-Entry Certificates is required under this Agreement, unless and until Definitive Certificates shall have been issued to the related Certificateholders pursuant to Section 6.09, the Trust Administrator shall give all such notices and communications specified herein to be given to Holders of the Book-Entry Certificates to the Clearing Agency which shall give such notices and communications to the related Participants in accordance with its applicable rules, regulations and procedures.

SECTION 6.09

Definitive Certificates.

If (a) the Depositor advises the Trust Administrator in writing that the Clearing Agency is no longer willing or able to properly discharge its responsibilities under the Depository Agreement with respect to the Certificates and the Trust Administrator or the Depositor is unable to locate a qualified successor, (b) the Depositor, with the consent of the applicable Participants, advises the Trust Administrator in writing that it elects to terminate the book-entry system with respect to the Book-Entry Certificates through the Clearing Agency or (c) after the occurrence of an Event of Default, Holders of Book-Entry Certificates evidencing not less than 66-2/3% of the aggregate Class Principal Balance of the Book-Entry Certificates advise the Trust Administrator in writing that the continuation of a book-entry system with respect to the such Certificates through the Clearing Agency is no longer in the best interests of the Holders of such Certificates with respect to the Book-Entry Certificates and the applicable Participants consent, the Trust Administrator shall notify all Holders of such Certificates of the occurrence of any such event and the availability of Definitive Certificates.  Upon surrender to the Trust Administrator of the such Certificates by the Clearing Agency, accompanied by registration instructions from the Clearing Agency for registration, the Trust Administrator shall authenticate and deliver the Definitive Certificates.  Neither the Depositor nor the Trust Administrator shall be liable for any delay in delivery of such instructions and may conclusively rely on, and shall be protected in relying on, such instructions.  Upon the issuance of Definitive Certificates all references herein to obligations imposed upon or to be performed by the Clearing Agency shall be deemed to be imposed upon and performed by the Trust Administrator, to the extent applicable with respect to such Definitive Certificates, and the Trust Administrator shall recognize the Holders of Definitive Certificates as Certificateholders hereunder.

ARTICLE VII

THE DEPOSITOR, THE SELLERS, THE MASTER SERVICER, THE SERVICERS AND THE SPECIAL SERVICER

SECTION 7.01

Liabilities of the Sellers, the Depositor, the Master Servicer, the Back-Up Servicer, the Servicers and the Special Servicer.

The Depositor, each Seller, the Master Servicer, the Back-Up Servicer, each Servicer and the Special Servicer shall be liable under this Agreement to any other party to this Agreement, including the liability of each Servicer, other than WMMSC, to the Master Servicer in accordance herewith only to the extent of the obligations specifically and respectively imposed upon and undertaken by them herein.

SECTION 7.02

Merger or Consolidation of the Sellers, the Depositor, the Back-Up Servicer, the Master Servicer, the Servicers or the Special Servicer.

Subject to the immediately succeeding paragraph, the Depositor, each Seller, the Master Servicer, the Back-Up Servicer, each Servicer and the Special Servicer will each do or cause to be done all things necessary to preserve and keep in full force and effect its existence, rights and franchises (charter and statutory) and will each obtain and preserve its qualification to do business as a foreign corporation in each jurisdiction in which such qualification is or shall be necessary to protect the validity and enforceability of this Agreement, or any of the Mortgage Loans and to perform its respective duties under this Agreement.

Any Person into which the Depositor, any Seller, the Master Servicer, the Back-Up Servicer, any Servicer or the Special Servicer may be merged or consolidated, or any Person resulting from any merger or consolidation to which the Depositor, any Seller, the Master Servicer, the Back-Up Servicer, any Servicer or the Special Servicer shall be a party, or any Person succeeding to the business of the Depositor, any Seller, the Back-Up Servicer or any Servicer, shall be the successor of the Depositor, such Seller, the Back-Up Servicer or such Servicer, as the case may be, hereunder, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding; provided, however, that (i) except in connection with a transfer of servicing pursuant to Section 7.04(c) hereof, the successor or surviving Person to the Master Servicer, the Back-Up Servicer, any such Servicer (other than WMMSC) or the Special Servicer shall be qualified to sell mortgage loans to, and to service mortgage loans on behalf of, FNMA or FHLMC and (ii) the successor or surviving Person to WMMSC shall have a net worth of at least $15,000,000, unless each of the Rating Agencies acknowledge, at the expense of the successor or surviving person to WMMSC, that its rating of the Certificates in effect immediately prior to such assignment will not be qualified or reduced as a result of such successor or surviving Person to WMMSC not having a net worth of at least $15,000,000.

Notwithstanding anything else in this Section 7.02 or in Section 7.04 hereof to the contrary, the Master Servicer or a Servicer may assign its rights and delegate its duties and obligations under this Agreement; provided, however, that the Master Servicer or such Servicer gives the Depositor, the Trustee and the Trust Administrator notice of such assignment; and provided further, (a) except in connection with a transfer of servicing pursuant to Section 7.04(c) hereof, that such purchaser or transferee accepting such assignment and delegation shall be an institution that is a FNMA and FHLMC approved seller/servicer in good standing, which has a net worth of at least $15,000,000, and which is willing to service the Mortgage Loans and (b) such purchaser or transferee executes and delivers to the Depositor, the Trustee and the Trust Administrator an agreement accepting such delegation and assignment, which contains an assumption by such Person of the rights, powers, duties, responsibilities, obligations and liabilities of the Master Servicer, the Back-Up Servicer or such Servicer, with like effect as if originally named as a party to this Agreement; and provided further, except in respect of any transfer of servicing pursuant to Section 7.04(c) hereof, that each of the Rating Agencies acknowledge that its rating of the Certificates in effect immediately prior to such assignment will not be qualified or reduced as a result of such assignment and delegation.  In the case of any such assignment and delegation, the Master Servicer, the Back-Up Servicer or such Servicer shall be released from its obligations under this Agreement (except as provided above), except that the Master Servicer, Back-Up Servicer or the related Servicer shall remain liable for all liabilities and obligations incurred by it as the Master Servicer, Back-Up Servicer or Servicer hereunder prior to the satisfaction of the conditions to such assignment and delegation set forth in the preceding sentence.

SECTION 7.03

Limitation on Liability of the Sellers, the Depositor, the Master Servicer, the Back-Up Servicer, the Servicers, the Special Servicer and Others.

None of the Depositor, the Master Servicer, the Back-Up Servicer, any Servicer, any Seller, the Special Servicer, nor any of the directors, officers, employees or agents of the Depositor, the Master Servicer, the Back-Up Servicer, any Servicer, any Seller or the Special Servicer shall be under any liability to the Certificateholders for any action taken or for refraining from the taking of any action in good faith pursuant to this Agreement, or for errors in judgment; provided, however, that this provision shall not protect the Depositor, the Master Servicer, the Back-Up Servicer, any Servicer, any Seller or the Special Servicer against any breach of representations or warranties made by it herein or protect the Depositor, the Master Servicer, the Back-Up Servicer, any Servicer, any Seller or the Special Servicer or any such director, officer, employee or agent from any liability which would otherwise be imposed by reasons of willful misfeasance, bad faith or gross negligence in the performance of duties or by reason of reckless disregard of obligations and duties hereunder.  The Depositor, the Master Servicer, the Back-Up Servicer, any Servicer, any Seller and the Special Servicer and any director, officer, employee or agent of the Depositor, the Master Servicer, the Back-Up Servicer, any Servicer, any Seller or the Special Servicer may rely in good faith on any document of any kind prima facie properly executed and submitted by any Person respecting any matters arising hereunder.  The Depositor, the Master Servicer, the Back-Up Servicer, any Servicer, any Seller and the Special Servicer and any director, officer, employee or agent of the Depositor, the Master Servicer, the Back-Up Servicer, any Servicer, any Seller or the Special Servicer shall be indemnified by the Trust Fund and held harmless against any loss, liability or expense incurred in connection with any legal action relating to this Agreement or the Certificates, other than any loss, liability or expense incurred by reason of willful misfeasance, bad faith or gross negligence in the performance of duties hereunder or by reason of reckless disregard of obligations and duties hereunder.  None of the Depositor, the Master Servicer, the Back-Up Servicer, any Servicer, any Seller or the Special Servicer shall be under any obligation to appear in, prosecute or defend any legal action that is not incidental to their respective duties hereunder and which in its opinion may involve it in any expense or liability; provided, however, that the Depositor, the Master Servicer, the Back-Up Servicer, any Servicer, any Seller or the Special Servicer may in its discretion undertake any such action that it may deem necessary or desirable in respect of this Agreement and the rights and duties of the parties hereto and interests of the Trustee, the Trust Administrator and the Certificateholders hereunder; provided, however, that in the event the related Servicer (other than WMMSC) agrees, at the request of any Seller (other than WMMSC), to act on behalf of such Seller in any dispute or litigation that is not incidental to such Servicer’s duties hereunder and that relates to the origination of a Mortgage Loan, such Seller shall pay all expenses associated with the management and defense of such claim.  Anything in this Agreement to the contrary notwithstanding, in no event shall the Master Servicer, the Back-Up Servicer, any Servicer or the Special Servicer be liable for special, indirect or consequential loss or damage of any kind whatsoever (including but not limited to lost profits), even if the Master Servicer, the Back-Up Servicer, the related Servicer or the Special Servicer has been advised of the likelihood of such loss or damage and regardless of the form of action.

SECTION 7.04

Master Servicer and Servicer Not to Resign; Transfer of Servicing.

(a)

Neither the Master Servicer nor any Servicer shall resign from the obligations and duties hereby imposed on it except (i) upon appointment of a successor master servicer or successor servicer and receipt by the Trustee and the Trust Administrator of a letter from each Rating Agency that such a resignation and appointment will not result in a downgrading of the rating of any of the Certificates related to the applicable Mortgage Loans, or (ii) upon determination that its duties hereunder are no longer permissible under applicable law.  Any such determination under clause (ii) permitting the resignation of the Master Servicer or a Servicer shall be evidenced by an Opinion of Counsel to such effect delivered to the Trustee and the Trust Administrator.  No such resignation shall become effective until the successor master servicer or successor servicer shall have assumed the Master Servicer or such Servicer’s, as applicable, responsibilities, duties, liabilities and obligations hereunder in accordance with Section 8.02 hereof.

(b)

Notwithstanding the foregoing, at DLJMC’s request, so long as it is the owner of the related servicing rights, the Master Servicer, Fairbanks or GreenPoint shall resign, upon the selection and appointment of a successor master servicer or servicer, as applicable; provided that DLJMC delivers to the Trustee and the Trust Administrator the letter required in Section 7.04(a)(i) above.  If the Master Servicer resigns pursuant to this Section 7.04(b), DLJMC shall pay the Master Servicer an amount equal to the product of (a) the Stated Principal Balance of all of the Mortgage Loans other than the WMMSC Serviced Loans then outstanding and (b) 0.02%.  In connection with any resignation of Fairbank pursuant to this Section 7.04(b), DLJ Mortgage Capital, Inc. may designate one or more Servicers (which may be Fairbank’s successor servicer) to act as the Terminating Entity under this Agreement.

(c)

Notwithstanding anything to the contrary in this Agreement, servicing with respect to all or a portion of the Eligible Servicing Transfer Loans may be transferred to WMMSC under this Agreement upon written notice being delivered to the Trustee, the Master Servicer, the Depositor, DLJMC and the Trust Administrator.  Any transfer of servicing with respect to such Eligible Servicing Transfer Loans shall not require the letter set forth in Section 7.04(a)(i) above or any consent from the Certificateholders or any other party hereto.  Upon the transfer of servicing to WMMSC, such Mortgage Loans shall be serviced in accordance with the procedures WMMSC employs in servicing Mortgage Loans serviced by it under this Agreement.

(d)

Notwithstanding the foregoing, if the Trust Administrator shall for any reason no longer be Trust Administrator hereunder, at DLJMC’s request, the Master Servicer shall resign, upon the selection and appointment of a successor master servicer; provided that DLJMC delivers to the Trustee and the Trust Administrator the letter required in Section 7.04(a)(i) above.

(e)

Notwithstanding the foregoing, at DLJMC’s request, the Special Servicer shall resign, upon the selection and appointment of a successor special servicer by DLJMC; provided that DLJMC delivers to the Trustee and the Trust Administrator the letter required in Section 7.04(a)(i) above.

SECTION 7.05

Master Servicer, Seller and Servicers May Own Certificates.

Each of the Master Servicer, each Seller, the Special Servicer and each Servicer in its individual or any other capacity may become the owner or pledgee of Certificates with the same rights as it would have if it were not the Master Servicer, a Seller, the Special Servicer or a Servicer.

SECTION 7.06

Termination of Duties of the Back-Up Servicer.

The rights and obligations of the Back-Up Servicer under this Agreement shall terminate upon the earlier of (i) the appointment of the Back-Up Servicer (or its affiliate) as successor Servicer to Fairbanks and (ii) the termination of Wells Fargo as Back-Up Servicer by the Seller.  The Seller may remove Wells Fargo as Back-Up Servicer at any time.

ARTICLE VIII

DEFAULT

SECTION 8.01

Events of Default.

“Event of Default”, wherever used herein, and as to the Master Servicer or any Servicer, means any one of the following events (whatever reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

(a)

any failure by the Master Servicer or a Servicer to remit to the Certificateholders or to the Trust Administrator any payment other than an Advance required to be made by the Master Servicer or such Servicer under the terms of this Agreement, which failure shall continue unremedied for a period of (i) with respect to the Master Servicer or a Servicer other than WFHM, one Business Day and (ii) with respect to WFHM, two Business Days, after the date upon which written notice of such failure shall have been given to the Master Servicer or such Servicer by the Trust Administrator or the Depositor or to the Master Servicer or the related Servicer and the Trust Administrator by the Holders of Certificates having not less than 25% of the Voting Rights evidenced by the Certificates; or

(b)

any failure by the Master Servicer or a Servicer to observe or perform in any material respect any other of the covenants or agreements on the part of the Master Servicer or a Servicer contained in this Agreement (except as set forth in (c) and (g) below) which failure (i) materially affects the rights of the Certificateholders and (ii) shall continue unremedied for a period of 60 days after the date on which written notice of such failure shall have been given to the Master Servicer or such Servicer by the Trust Administrator or the Depositor, or to the Master Servicer or a Servicer and the Trust Administrator by the Holders of Certificates evidencing not less than 25% of the Voting Rights evidenced by the Certificates; or

(c)

if a representation or warranty set forth in Section 2.03 hereof made solely in its capacity as the Master Servicer or a Servicer shall prove to be materially incorrect as of the time made in any respect that materially and adversely affects interests of the Certificateholders, and the circumstances or condition in respect of which such representation or warranty was incorrect shall not have been eliminated or cured within 90 days after the date on which written notice thereof shall have been given to the Master Servicer or the related Servicer and the related Seller by the Trust Administrator for the benefit of the Certificateholders or by the Depositor; or

(d)

a decree or order of a court or agency or supervisory authority having jurisdiction in the premises for the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, shall have been entered against the Master Servicer or a Servicer and such decree or order shall have remained in force undischarged or unstayed for a period of 60 days; or

(e)

the Master Servicer or a Servicer shall consent to the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings of or relating to the Master Servicer or such Servicer or all or substantially all of the property of the Master Servicer or such Servicer; or

(f)

the Master Servicer or a Servicer shall admit in writing its inability to pay its debts generally as they become due, file a petition to take advantage of, or commence a voluntary case under, any applicable insolvency or reorganization statute, make an assignment for the benefit of its creditors, or voluntarily suspend payment of its obligations; or

(g)

any failure of the Master Servicer or a Servicer to make any Advance in the manner and at the time required to be made from its own funds pursuant to Section 5.01 of this Agreement and after receipt of written notice from the Trust Administrator of such failure, which failure continues unremedied (i) with respect to the Master Servicer or a Servicer, other than WFHM, after 2 p.m., New York City time, on the Business Day immediately following the Master Servicer’s or such Servicer’s receipt of such notice and (ii) with respect to WFHM, on the second Business Day immediately following WFHM’s receipt of such notice; or

(h)

notwithstanding anything to the contrary in Section 8.01(b) and with respect to Fairbanks, (i) (A) any failure by Fairbanks to comply with Section 13.01(a), which failure shall continue unremedied for a period of 30 days after the date on which written notice of such failure shall have been given to Fairbanks by the Master Servicer and (B) the Master Servicer shall have delivered written notice to the Trust Administrator and Depositor that such failure has not been remedied after such 30 day period, or (ii) the Master Servicer has concluded in a written report to the Trust Administrator, based solely on the reports required to be delivered to the Master Servicer by Fairbanks pursuant to Section 13.01(a), either (1) that Fairbanks is not servicing the Fairbanks Mortgage Loans in accordance with Accepted Servicing Practices or (2) that Fairbanks has failed the Loss and Delinquency Test; or

(i)

with respect to Fairbanks and after the Closing Date, (1) any reduction or withdrawal of the ratings of Fairbanks as a servicer of subprime mortgage loans by one or more of the Rating Agencies that maintains a servicer rating system and a Rating on the Certificates to “below average” or below, except for any downgrade by Fitch to “below average” or below within nine months of the Cut-off Date, it being understood that the existence of any such rating as of the Closing Date shall not constitute an Event of Default hereunder or (2) any reduction or withdrawal of the Ratings of any Class of Certificates attributable solely to Fairbanks or the servicing of the Fairbanks Mortgage Loans by Fairbanks or (3) any placement by a Rating Agency of any Class of Certificates on credit watch with negative implications attributable solely to Fairbanks or the servicing of the Fairbanks Mortgage Loans by Fairbanks; or

(j)

(a) either (i) the servicer rankings or ratings for a Servicer, other than WMMSC and Fairbanks, are downgraded two or more levels below the level in effect on the Closing Date by one or more of the Rating Agencies rating the Certificates or (ii) the servicer rankings or ratings for a Servicer, other than WMMSC and Fairbanks, are downgraded to “below average” status by one or more of the Rating Agencies rating the Certificates or (b) one or more classes of the Certificates are downgraded or placed on negative watch due in whole or in part to the performance or servicing of a Servicer, other than WMMSC and Fairbanks; or

(k)

(a) either the master servicer rankings or ratings for the Master Servicer are downgraded two or more levels below the level in effect on the Closing date by one or more of the Rating Agencies rating the Certificates or (ii) the Master Servicer rankings or ratings for the Master Servicer, are downgraded to “below average” status by one or more of the Rating Agencies rating the Certificates or (b) one or more classes of the Certificates are downgraded or placed on negative watch due in whole or in part to the performance or master servicing of the Master Servicer.

If an Event of Default due to the actions or inaction of the Master Servicer or a Servicer described in clauses (a) through (f) of this Section shall occur, then, and in each and every such case, so long as such Event of Default shall not have been remedied, (i) the Trust Administrator shall at the direction of the Trustee or the Holders of Certificates evidencing not less than 25% of the Voting Rights evidenced by the Certificates, by notice in writing to the Master Servicer or such Servicer (with a copy to the Rating Agencies), terminate all of the rights and obligations of the Master Servicer or such Servicer under this Agreement (other than rights to reimbursement for Advances and Servicing Advances previously made, as provided in Section 3.08) and (ii) the Master Servicer may, if such Event of Default is due to the actions or inactions of a Servicer, other than WMMSC, by notice in writing to such Servicer (with a copy to the Rating Agencies), terminate all of the rights and obligations of such Servicer under this Agreement (other than rights to reimbursement for Advances and Servicing Advances previously made, as provided in Section 3.08).

If an Event of Default described in clause (g) shall occur, (i) if the Master Servicer has failed to make any Advance, the Trustee, (ii) if WMMSC has failed to make any Advance, the Trust Administrator, and (iii) if any Servicer, other than WMMSC, has failed to make any Advance, the Master Servicer, shall prior to the next Distribution Date, immediately make such Advance and terminate the rights and obligations of the Master Servicer or applicable Servicer, as applicable, hereunder and succeed to the rights and obligations of the Master Servicer or such Servicer, as applicable, hereunder pursuant to Section 8.02, including the obligation to make Advances on such succeeding Distribution Date pursuant to the terms hereof.  No Event of Default with respect to the Master Servicer or a Servicer shall affect the rights or duties of any other Servicer or constitute an Event of Default as to any other Servicer.

If an Event of Default set forth in clause (h)(ii) above shall occur, the Trust Administrator shall furnish the Certificateholders the Master Servicer’s written report as to Fairbanks’ servicing performance in the next monthly statement to Certificateholders distributed pursuant to Section 4.05.  If an Event of Default set forth in clause (h) or (i) shall occur, the Trust Administrator or the Depositor (after consulting with the Trust Administrator), may, or at the direction of Certificateholders evidencing not less than 51% or more of the Voting Rights evidenced by the Certificates, the Trust Administrator shall, by written notice to the Servicer (with a copy to each Rating Agency), terminate all of the rights and obligations of Fairbanks as Servicer under this Agreement.  With respect to an Event of Default set forth in clauses (h) or (i) above and upon any termination of Fairbanks as Servicer pursuant to this paragraph, DLJMC, in accordance with Section 7.04(b), shall appoint a successor servicer, irrespective of DLJMC’s ownership of the related servicing rights.  Any such servicing transfer as a result of an Event of Default set forth in clause (h) or (i) shall be accomplished in 60 days from the date the Trust Administrator delivers the Master Servicer’s report to Certificateholders or from the date Fairbanks received such notice of termination.

If an Event of Default described in clause (h) or (i)(3) occurs, DLJMC shall reimburse Fairbanks for all unreimbursed Advances and Servicing Advances made by Fairbanks on the date the servicing is transferred to the successor servicer hereunder and DLJMC shall be entitled to reimbursement by the successor servicer of any such amounts as and to the extent such amounts are received by the successor servicer under the terms of this Agreement.

If an Event of Default described in clause (i) or (j) occurs, the Master Servicer or the Back-Up Servicer solely with respect to clause (i) shall at the direction of DLJMC, by notice in writing to such Servicer, other than WMMSC terminate all of the rights and obligations of such Servicer, other than WMMSC, under this Agreement (other than rights to reimbursement for Advances and Servicing Advances previously made, as provided in Section 3.08) and shall appoint as successor Servicer the entity selected by DLJMC in accordance with Section 8.02; provided DLJMC shall first furnish to the Master Servicer or the Back-Up Servicer a letter from each Rating Agency that the appointment of such successor will not result in a downgrading of the rating of any of the Certificates.

If an Event of Default described in clause (k) occurs, the Trustee shall at the direction of DLJMC, by notice in writing to the Master Servicer, terminate all of the rights and obligations of the Master Servicer under this Agreement (other than rights to reimbursement for Advances previously made, as provided in Section 3.08) and shall appoint as successor Master Servicer the entity selected by DLJMC in accordance with Section 8.02; provided DLJMC shall first furnish to the Trustee a letter from each Rating Agency that the appointment of such successor will not result in a downgrading of the rating of any of the Certificates.

No Event of Default with respect to the Servicer shall affect the rights or duties of the Master Servicer or constitute an Event of Default as to the Master Servicer.

SECTION 8.02

Master Servicer or Trust Administrator to Act; Appointment of Successor.

On and after the time the Master Servicer or a Servicer receives a notice of termination pursuant to Section 8.01 hereof or resigns pursuant to Section 7.04 hereof, subject to the provisions of Section 3.04 hereof, the Trustee (in the case of the Master Servicer), the Trust Administrator (in the case of WMMSC), the Back-Up Servicer (in the case of Fairbanks), or the Master Servicer (in the case of a Servicer other than WMMSC), shall be the successor in all respects to the Master Servicer or such Servicer, as applicable, in its capacity as servicer under this Agreement and with respect to the transactions set forth or provided for herein and shall be subject to all the responsibilities, duties and liabilities relating thereto placed on the Master Servicer or such Servicer, as applicable, by the terms and provisions hereof; provided that the Trustee, the Trust Administrator, the Master Servicer or the Back-Up Servicer, as applicable, shall not be deemed to have made any representation or warranty as to any Mortgage Loan made by the Master Servicer or any Servicer, as applicable, and shall not effect any repurchases or substitutions of any Mortgage Loan; provided further, that it is understood and acknowledged by the parties hereto that there will be a full period of transition (not to exceed ninety (90) days) before the actual servicing functions of any Servicer can be fully transferred to Wells Fargo as successor Servicer; provided further, that during such period of transition Wells Fargo, as successor Servicer, shall continue to make all required Compensating Interest Payments and Advances.  As compensation therefor, the Trustee, the Trust Administrator, the Back-Up Servicer or the Master Servicer, as applicable, shall be entitled to all funds relating to the Mortgage Loans that the Master Servicer or related Servicer (the “Replaced Servicer”) would have been entitled to charge to the related Collection Account if the Replaced Servicer had continued to act hereunder (except that the Replaced Servicer shall retain the right to be reimbursed for advances (including, without limitation, Advances and Servicing Advances) theretofore made by the Replaced Servicer with respect to which it would be entitled to be reimbursed as provided in Section 3.08 if it had not been so terminated or resigned).  Notwithstanding the foregoing, if the Trustee, the Trust Administrator, the Back-Up Servicer or the Master Servicer, as applicable, has become the successor to a Replaced Servicer, in accordance with this Section 8.02, the Trustee, the Trust Administrator, the Back-Up Servicer or the Master Servicer, as applicable, may, if it shall be unwilling to so act, or shall, if it is unable to so act, appoint, or petition a court of competent jurisdiction to appoint, any established mortgage loan servicing institution, the appointment of which does not adversely affect the then-current rating of the Certificates, as the successor to the Master Servicer, the Back-Up Servicer or a Servicer, as applicable, hereunder in the assumption of all or any part of the responsibilities, duties or liabilities of the Master Servicer, the Back-Up Servicer or such Servicer, as applicable, provided that such successor to the Master Servicer, the Back-Up Servicer or the Servicer, as applicable, shall not be deemed to have made any representation or warranty as to any Mortgage Loan made by the Master Servicer or the related Servicer, as applicable.  Pending appointment of a successor to the Master Servicer, the Back-Up Servicer or a Servicer, as applicable, hereunder, the Trustee, the Trust Administrator or the Master Servicer, as applicable, unless such party is prohibited by law from so acting, shall act in such capacity as provided herein.  In connection with such appointment and assumption, the Trustee, the Trust Administrator, the Master Servicer or the Back-Up Servicer, as applicable, may make such arrangements for the compensation of such successor out of payments on Mortgage Loans as it and such successor shall agree; provided, however, that no such compensation shall be in excess of that permitted the Replaced Servicer, hereunder.  The Trustee, the Trust Administrator or the Master Servicer, as applicable, and such successor shall take such action, consistent with this Agreement, as shall be necessary to effectuate any such succession.  None of the Trustee, the Trust Administrator, the Master Servicer nor any other successor servicer shall be deemed to be in default hereunder by reason of any failure to make, or any delay in making, any distribution hereunder or any portion thereof caused by the failure of a Replaced Servicer to deliver, or any delay in delivering, cash, documents or records to it.

A Replaced Servicer that has been terminated shall, at the request of the Trustee, the Trust Administrator, the Master Servicer or the Back-Up Servicer, as applicable, but at the expense of such Replaced Servicer deliver to the assuming party all documents and records relating to the applicable Mortgage Loans and an accounting of amounts collected and held by it and otherwise use commercially reasonable efforts to effect the orderly and efficient transfer and assignment of such servicing, but only to the extent of the Mortgage Loans serviced thereunder, to the assuming party.  Notwithstanding anything to the contrary contained herein, the termination of a Servicer under this Agreement shall not extend to any Sub-Servicer meeting the requirements of Section 3.02(a) and otherwise servicing the related Mortgage Loans in accordance with the servicing provisions of this Agreement.

The Master Servicer, the Back-Up Servicer and each Servicer shall cooperate with the Trustee and the Trust Administrator and any successor servicer in effecting the termination of a Replaced Servicer’s responsibilities and rights hereunder, including without limitation, the transfer to such successor for administration by it of all cash amounts which shall at the time be credited by such Servicer to the applicable Collection Account or thereafter received with respect to the Mortgage Loans.

None of the Trustee, the Trust Administrator nor any other successor servicer shall be deemed to be in default hereunder by reason of any failure to make, or any delay in making, any distribution hereunder or any portion thereof caused by (a) the failure of the Master Servicer, the Back-Up Servicer or any Servicer to (i) deliver, or any delay in delivering, cash, documents or records to it, or (ii) cooperate as required by this Agreement, or (b) restrictions imposed by any regulatory authority having jurisdiction over the Master Servicer, the Back-Up Servicer or the related Servicer.

Any successor to a Servicer as servicer shall during the term of its service as servicer maintain in force the policy or policies that such Servicer is required to maintain pursuant to Section 3.09(b) hereof.

If a Servicer that has been terminated fails to pay all costs related to the transition of servicing to the successor Servicer, the successor Servicer shall be entitled to reimbursement of those amounts from the Trust.

In connection with the termination or resignation of a Servicer hereunder, either (i) the successor Servicer, including the Trust Administrator or Master Servicer if either of such parties is acting as successor Servicer or Back-Up Servicer, shall represent and warrant that it or an affiliate is a member of MERS in good standing and shall agree to comply in all material respects with the rules and procedures of MERS in connection with the servicing of the related Mortgage Loans that are registered with MERS, or (ii) the Replaced Servicer, at its sole expense, shall cooperate with the successor Servicer either (x) in causing MERS to execute and deliver an Assignment of Mortgage in recordable form to transfer the Mortgage from MERS to the Trustee and to execute and deliver such other notices, documents and other instruments as may be necessary or desirable to effect a transfer of such Mortgage Loan or servicing of such Mortgage Loan on the MERS® System to the successor Servicer or (y) in causing MERS to designate on the MERS® System the successor Servicer as the servicer of such Mortgage Loan (at the cost and expense of the successor Servicer to the extent such costs relate to the qualification of such successor Servicer as a member of MERS, otherwise at the cost and expense of the Replaced Servicer).  The Replaced Servicer shall file or cause to be filed any such assignment in the appropriate recording office.  The successor Servicer shall cause such assignment to be delivered to the Trustee promptly upon receipt of the original with evidence of recording thereon or a copy certified by the public recording office in which such assignment was recorded.

SECTION 8.03

Notification to Certificateholders.

(a)

Upon any termination or appointment of a successor to the Master Servicer or any Servicer, the Trust Administrator shall give prompt written notice thereof to the Sellers, and the Certificateholders at their respective addresses appearing in the Certificate Register and to the Rating Agencies, or, as applicable, the Master Servicer shall give prompt written notice thereof to the Trust Administrator.

(b)

Within two Business Days after the occurrence of any Event of Default, the Trust Administrator shall transmit by mail to the Sellers and all Certificateholders, and the Rating Agencies notice of each such Event of Default hereunder known to the Trust Administrator, unless such Event of Default shall have been cured or waived.

SECTION 8.04

Waiver of Events of Default.

The Holders representing at least 66% of the Voting Rights of Certificates affected by a default or Event of Default hereunder may waive any default or Event of Default; provided, however, that (a) a default or Event of Default under clause (g) of Section 8.01 may be waived, only by all of the Holders of Certificates affected by such default or Event of Default and (b) no waiver pursuant to this Section 8.04 shall affect the Holders of Certificates in the manner set forth in Section 12.01(b)(i), (ii) or (iii).  Upon any such waiver of a default or Event of Default by the Holders representing the requisite percentage of Voting Rights of Certificates affected by such default or Event of Default, such default or Event of Default shall cease to exist and shall be deemed to have been cured and remedied for every purpose hereunder.  No such waiver shall extend to any subsequent or other default or Event of Default or impair any right consequent thereon except to the extent expressly so waived.

ARTICLE IX

CONCERNING THE TRUSTEE

SECTION 9.01

Duties of Trustee.

The Trustee, prior to the occurrence of an Event of Default and after the curing or waiver of all Events of Default that may have occurred, undertakes with respect to the Trust Fund to perform such duties and only such duties as are specifically set forth in this Agreement.  In case an Event of Default of which a  Responsible Officer of the Trustee shall have actual knowledge has occurred and remains uncured, the Trustee shall exercise such of the rights and powers vested in it by this Agreement, and use the same degree of care and skill in their exercise, as a prudent person would exercise or use under the circumstances in the conduct of such person’s own affairs.  Any permissive right of the Trustee set forth in this Agreement shall not be construed as a duty.

The Trustee, upon receipt of all resolutions, certificates, statements, opinions, reports, documents, orders or other instruments furnished to the Trustee that are specifically required to be furnished pursuant to any provision of this Agreement shall examine them to determine whether they conform to the requirements of this Agreement.  The Trustee shall have no duty to recompute, recalculate or verify the accuracy of any resolution, certificate, statement, opinion, report, document, order or other instrument so furnished to the Trustee.   If any such instrument is found not to conform in any material respect to the requirements of this Agreement, the Trustee shall notify the Certificateholders of such instrument in the event that the Trustee, after so requesting, does not receive a satisfactorily corrected instrument.

No provision of this Agreement shall be construed to relieve the Trustee from liability for its own negligent action, its own negligent failure to act or its own misconduct, its negligent failure to perform its obligations in compliance with this Agreement, or any liability which would be imposed by reason of its willful misfeasance or bad faith; provided, however, that:

(a)

prior to the occurrence of an Event of Default of which a  Responsible Officer of the Trustee shall have actual knowledge, and after the curing or of all such Events of Default that may have occurred, the duties and obligations of the Trustee shall be determined solely by the express provisions of this Agreement, the Trustee shall not be personally liable except for the performance of such duties and obligations as are specifically set forth in this Agreement, no implied covenants or obligations shall be read into this Agreement against the Trustee and the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any certificates or opinions furnished to the Trustee and conforming to the requirements of this Agreement which it reasonably believed in good faith to be genuine and to have been duly executed by the proper authorities respecting any matters arising hereunder;

(b)

the Trustee shall not be personally liable for an error of judgment made in good faith by a Responsible Officer or Responsible Officers of the Trustee, unless the Trustee was negligent in ascertaining or investigating the pertinent facts;

(c)

the Trustee shall not be personally liable with respect to any action taken, suffered or omitted to be taken by it in good faith in accordance with this Agreement at the direction of the Holders of Certificates evidencing greater than 50% of the Voting Rights allocated to each Class of Certificates relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee, under this Agreement;

(d)

no provision of this Agreement shall require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder or in the exercise of any of its rights or powers if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it; and

(e)

the Trustee shall have no responsibility for any act or omission of the Trust Administrator or LaSalle, it being understood and agreed that the Trustee, Trust Administrator and LaSalle are independent contractors and not agents, partners or joint venturers.

The Trustee shall not be deemed to have knowledge of any Event of Default or event which, with notice or lapse of time, or both, would become an Event of Default, unless a Responsible Officer of the Trustee shall have received written notice thereof from a Servicer, the Depositor or a Certificateholder, or a Responsible Officer of the Trustee has actual notice thereof, and in the absence of such notice no provision hereof requiring the taking of any action or the assumption of any duties or responsibility by the Trustee following the occurrence of any Event of Default or event which, with notice or lapse of time or both, would become an Event of Default, shall be effective as to the Trustee.

The Trustee shall have no duty hereunder with respect to any complaint, claim, demand, notice or other document it may receive or which may be alleged to have been delivered to or served upon it by the parties as a consequence of the assignment of any Mortgage Loan hereunder; provided, however, that the Trustee shall use its best efforts to remit to the Master Servicer or the related Servicer upon receipt of any such complaint, claim, demand, notice or other document (i) which is delivered to the Corporate Trust Office of the Trustee, (ii) of which a Responsible Officer has actual knowledge, and (iii) which contains information sufficient to permit the Trustee to make a determination that the real property to which such document relates is a Mortgaged Property.

SECTION 9.02

Certain Matters Affecting the Trustee.

(a)

Except as otherwise provided in Section 9.01:

(i)   the Trustee may request and rely upon and shall be protected in acting or refraining from acting upon any resolution, Officer’s Certificate, certificate of auditors, Servicing Officers or any other certificate, statement, instrument, opinion, report, notice, request, consent, order, appraisal, bond or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties;

(ii)   the Trustee may consult with counsel, financial advisors or accountants and any advice of such Persons or any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken or suffered or omitted by it hereunder in good faith and in accordance with such advice or Opinion of Counsel;

(iii)   the Trustee shall be under no obligation to exercise any of the trusts or powers vested in it by this Agreement or to institute, conduct or defend any litigation hereunder or in relation hereto at the request, order or direction of any of the Certificateholders pursuant to the provisions of this Agreement, unless such Certificateholders shall have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities which may be incurred therein or thereby; nothing contained herein shall, however, relieve the Trustee of the obligation, upon the occurrence of an Event of Default of which a Responsible Officer of the Trustee shall have actual knowledge (which has not been cured or waived), to exercise such of the rights and powers vested in it by this Agreement, and to use the same degree of care and skill in their exercise as a prudent person would exercise or use under the circumstances in the conduct of such person’s own affairs;

(iv)   the Trustee shall not be personally liable for any action taken, suffered or omitted by it in good faith and believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Agreement;

(v)   prior to the occurrence of an Event of Default hereunder and after the curing or waiver of all Events of Default that may have occurred, the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, approval, bond or other paper or document, unless requested in writing so to do by Holders of Certificates evidencing greater than 50% of the Voting Rights allocated to each Class of Certificates; provided, however, that if the payment within a reasonable time to the Trustee of the costs, expenses or liabilities likely to be incurred by it in the making of such investigation is, in the opinion of the Trustee, not reasonably assured to the Trustee by the security afforded to it by the terms of this Agreement, the Trustee may require reasonable indemnity against such expense or liability as a condition to taking any such action; the reasonable expense of every such investigation shall be paid (A) by the Master Servicer or by the applicable Servicer in the event that such investigation relates to an Event of Default by the Master Servicer or by such Servicer, respectively, if an Event of Default by the Master Servicer or by such Servicer shall have occurred and is continuing, and (B) otherwise by the Certificateholders requesting the investigation;

(vi)   the Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys and the Trustee shall not be responsible for any misconduct or negligence on the part of any such agent or attorney appointed with due care;

(vii)   the Trustee shall not be required to expend its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such liability is not assured to it;

(viii)   the Trustee shall not be liable for any loss on any investment of funds pursuant to this Agreement; and

(ix)   the right of the Trustee to perform any discretionary act enumerated in this Agreement shall not be construed as a duty, and the Trustee shall not be answerable for other than its negligence or willful misconduct in the performance of such act.

(b)

All rights of action under this Agreement or under any of the Certificates, enforceable by the Trustee, may be enforced by it without the possession of any of the Certificates, or the production thereof at the trial or other proceeding relating thereto, and any such suit, action or proceeding instituted by the Trustee shall be brought in its name for the benefit of all the Holders of such Certificates, subject to the provisions of this Agreement.

SECTION 9.03

Trustee Not Liable for Certificates or Mortgage Loans.

The recitals contained herein shall be taken as the statements of the Depositor or the Master Servicer or a Servicer, as the case may be, and the Trustee assumes no responsibility for their correctness.  The Trustee makes no representations as to the validity or sufficiency of this Agreement, the Certificates or of any Mortgage Loan or related document or of MERS or the MERS® System.  The Trustee shall not be accountable for the use or application by the Depositor, any Seller, the Master Servicer or any Servicers of any funds paid to the Depositor or the Master Servicer or any Servicer in respect of the Mortgage Loans or deposited in or withdrawn from the Certificate Account by the Depositor, the Sellers or the Master Servicer or the Servicers.  The Trustee shall not be responsible for the legality or validity of this Agreement or the validity, priority, perfection or sufficiency of the security for the Certificates issued or intended to be issued hereunder. The Trustee  shall have no responsibility for filing any financing or continuation statement in any public office at any time or to otherwise perfect or maintain the perfection of any security interest or lien granted to it hereunder or to record this Agreement.

SECTION 9.04

Trustee May Own Certificates.

The Trustee in its individual or any other capacity may become the owner or pledgee of Certificates and may transact business with the other parties hereto and with their Affiliates, with the same rights as it would have if it were not the Trustee.

SECTION 9.05

Trustee’s Fees and Expenses.

The Trustee shall be compensated by the Trust Administrator as separately agreed.  The Trustee and any director, officer, employee or agent of the Trustee shall be indemnified by DLJMC and held harmless (up to a maximum of $150,000) against any loss, liability or expense (including reasonable attorney’s fees and expenses) (i) incurred in connection with any claim or legal action relating to (a) this Agreement, (b) the Certificates, or (c) the performance of any of the Trustee’s duties hereunder, other than any loss, liability or expense incurred by reason of willful misconduct, bad faith or negligence in the performance of any of the Trustee’s duties hereunder or incurred by reason of any action of the Trustee taken at the direction of the Certificateholders and (ii) resulting from any error in any tax or information return prepared by the Master Servicer or a Servicer.  Such indemnity shall survive the termination of this Agreement or the resignation or removal of the Trustee hereunder.  Without limiting the foregoing, the Depositor covenants and agrees, except as otherwise agreed upon in writing by the Depositor and the Trustee, and except for any such expense, disbursement or advance as may arise from the Trustee’s negligence, bad faith or willful misconduct, to pay or reimburse the Trustee, for all reasonable expenses, disbursements and advances incurred or made by the Trustee in accordance with any of the provisions of this Agreement with respect to:  (A) the reasonable compensation and the expenses and disbursements of its counsel not associated with the closing of the issuance of the Certificates, (B) the reasonable compensation, expenses and disbursements of any accountant, engineer or appraiser that is not regularly employed by the Trustee, to the extent that the Trustee must engage such persons to perform acts or services hereunder and (C) printing and engraving expenses in connection with preparing any Definitive Certificates.  Except as otherwise provided herein, the Trustee shall not be entitled to payment or reimbursement for any routine ongoing expenses incurred by the Trustee in the ordinary course of its duties as Trustee hereunder or for any other expenses.  Anything in this Agreement to the contrary notwithstanding, in no event shall the Trustee be liable for special, indirect or consequential loss or damage of any kind whatsoever (including but not limited to lost profits), even if the Trustee has been advised of the likelihood of such loss or damage and regardless of the form of action.

SECTION 9.06

Eligibility Requirements for Trustee.

The Trustee hereunder shall at all times be a corporation or association organized and doing business under the laws of any state or the United States of America, authorized under such laws to exercise corporate trust powers, having ratings on its long-term debt obligations at the time of such appointment in at least the third highest rating category by both Moody’s and S&P or such lower ratings as will not cause Moody’s or S&P to lower their then-current ratings of the Class A Certificates, having a combined capital and surplus of at least $50,000,000 and subject to supervision or examination by federal or state authority.  If such corporation or association publishes reports of condition at least annually, pursuant to law or to the requirements of the aforesaid supervising or examining authority, then for the purposes of this Section 9.06 the combined capital and surplus of such corporation or association shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published.  In case at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section 9.06, the Trustee shall resign immediately in the manner and with the effect specified in Section 9.07 hereof.

SECTION 9.07

Resignation and Removal of Trustee.

The Trustee may at any time resign and be discharged from the trusts hereby created by (a) giving written notice of resignation to the Depositor, DLJMC, the Trust Administrator, the Master Servicer, the Special Servicer and the Servicers and by mailing notice of resignation by first class mail, postage prepaid, to the Certificateholders at their addresses appearing on the Certificate Register, and to the Rating Agencies, not less than 60 days before the date specified in such notice when, subject to Section 9.08, such resignation is to take effect, and (b) acceptance by a successor trustee in accordance with Section 9.08 meeting the qualifications set forth in Section 9.06.

If at any time the Trustee shall cease to be eligible in accordance with the provisions of Section 9.06 hereof and shall fail to resign after written request thereto by the Depositor, or if at any time the Trustee shall become incapable of acting, or shall be adjudged a bankrupt or insolvent, or a receiver of the Trustee or of its property shall be appointed, or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation or if the Trustee breaches any of its obligations or representations hereunder, then the Depositor may remove the Trustee and appoint a successor trustee by written instrument, in duplicate, one copy of which instrument shall be delivered to the Trustee and one copy to the successor trustee.  The Trustee may also be removed at any time by the Holders of Certificates evidencing not less than 50% of the Voting Rights evidenced by the Certificates.  Notice of any removal of the Trustee and acceptance of appointment by the successor trustee shall be given to the Rating Agencies by the Depositor.

If no successor trustee shall have been so appointed and have accepted appointment within 30 days after the giving of such notice of resignation or receipt of a notice of removal, the resigning Trustee may, at the Trust Fund’s expense, petition any court of competent jurisdiction for the appointment of a successor trustee.

Any resignation or removal of the Trustee and appointment of a successor trustee pursuant to any of the provisions of this Section 9.07 shall become effective upon acceptance of appointment by the successor trustee as provided in Section 9.08 hereof.

SECTION 9.08

Successor Trustee.

Any successor trustee appointed as provided in Section 9.07 hereof shall execute, acknowledge and deliver to the Depositor and to its predecessor trustee an instrument accepting such appointment hereunder and thereupon the resignation or removal of the predecessor trustee shall become effective and such successor trustee, without any further act, deed or conveyance, shall become fully vested with all the rights, powers, duties and obligations of its predecessor hereunder, with the like effect as if originally named as trustee herein.  The Depositor, upon receipt of all amounts due it hereunder, and the predecessor trustee shall execute and deliver such instruments and do such other things as may reasonably be required for more fully and certainly vesting and confirming in the successor trustee all such rights, powers, duties, and obligations.

No successor trustee shall accept appointment as provided in this Section 9.08 unless at the time of such acceptance such successor trustee shall be eligible under the provisions of Section 9.06 hereof and its acceptance shall not adversely affect the then-current rating of the Certificates.

Upon acceptance of appointment by a successor trustee as provided in this Section 9.08, the Depositor shall mail notice of the succession of such trustee hereunder to all Holders of Certificates at their addresses as shown in the Certificate Register.  If the Depositor fails to mail such notice within ten days after acceptance of appointment by the successor trustee, the successor trustee shall cause such notice to be mailed at the expense of the Depositor.

SECTION 9.09

Merger or Consolidation of Trustee.

Any Person into which the Trustee may be merged or converted or with which it may be consolidated or any Person resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any Person succeeding to the business of the Trustee, shall be the successor of the Trustee hereunder, provided that such Person shall be eligible under the provisions of Section 9.06 hereof without the execution or filing of any paper or further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding.

SECTION 9.10

Appointment of Co-Trustee or Separate Trustee.

Notwithstanding any other provisions of this Agreement, at any time, for the purpose of meeting any legal requirements of any jurisdiction in which any part of the Trust Fund or property securing any Mortgage Note may at the time be located, the Master Servicer and the Trustee acting jointly shall have the power and shall execute and deliver all instruments to appoint one or more Persons approved by the Trustee to act as co-trustee or co-trustees jointly with the Trustee, or separate trustee or separate trustees, of all or any part of the Trust Fund, and to vest in such Person or Persons, in such capacity and for the benefit of the applicable Certificateholders, such title to the Trust Fund, or any part thereof, and, subject to the other provisions of this Section 9.10, such powers, duties, obligations, rights and trusts as the Master Servicer and the Trustee may consider necessary or desirable.  If the Master Servicer shall not have joined in such appointment within fifteen days after the receipt by it of a request to do so, or in the case an Event of Default shall have occurred and be continuing, the Trustee alone shall have the power to make such appointment.  No co-trustee or separate trustee hereunder shall be required to meet the terms of eligibility as a successor trustee under Section 9.06 and no notice to Certificateholders of the appointment of any co-trustee or separate trustee shall be required under Section 9.08.

Every separate trustee and co-trustee shall, to the extent permitted by law, be appointed and act subject to the following provisions and conditions:

(a)

all rights, powers, duties and obligations conferred or imposed upon the Trustee, except for any obligation of the Trustee under this Agreement to advance funds on behalf of the Master Servicer or a Servicer, shall be conferred or imposed upon and exercised or performed by the Trustee and such separate trustee or co-trustee jointly (it being understood that such separate trustee or co-trustee is not authorized to act separately without the Trustee joining in such act), except to the extent that under any law of any jurisdiction in which any particular act or acts are to be performed by the Trustee (whether as Trustee hereunder or as successor to the Master Servicer or a Servicer), the Trustee shall be incompetent or unqualified to perform such act or acts, in which event such rights, powers, duties and obligations (including the holding of title to the Trust Fund or any portion thereof in any such jurisdiction) shall be exercised and performed singly by such separate trustee or co-trustee, but solely at the direction of the Trustee;

(b)

no trustee hereunder shall be held personally liable by reason of any act or omission of any other trustee hereunder; and

(c)

the Master Servicer and the Trustee acting jointly may at any time accept the resignation of or remove any separate trustee or co-trustee.

Any notice, request or other writing given to the Trustee shall be deemed to have been given to each of the then separate trustees and co-trustees, as effectively as if given to each of them.  Every instrument appointing any separate trustee or co-trustee shall refer to this Agreement and the conditions of this Article IX.  Each separate trustee and co-trustee, upon its acceptance of the trusts conferred, shall be vested with the estates or property specified in its instrument of appointment, either jointly with the Trustee or separately, as may be provided therein, subject to all the provisions of this Agreement, specifically including every provision of this Agreement relating to the conduct of, affecting the liability of, or affording protection to, the Trustee.  Every such instrument shall be filed with the Trustee and a copy thereof given to the Master Servicer or the Servicers and the Depositor.

Any separate trustee or co-trustee may, at any time, constitute the Trustee its agent or attorney-in-fact, with full power and authority, to the extent not prohibited by law, to do any lawful act under or in respect of this Agreement on its behalf and in its name.  The Trust Administrator shall not be responsible for all action or inaction of any separate trustee or co-trustee. If any separate trustee or co-trustee shall die, become incapable of acting, resign or be removed, all of its estates, properties, rights, remedies and trusts shall vest in and be exercised by the Trustee, to the extent permitted by law, without the appointment of a new or successor trustee.

SECTION 9.11

Office of the Trustee.

The office of the Trustee for purposes of receipt of notices and demands is the Corporate Trust Office.

ARTICLE X

CONCERNING THE TRUST ADMINISTRATOR

SECTION 10.01

Duties of Trust Administrator.

The Trust Administrator, prior to the occurrence of an Event of Default of which a Responsible Officer of the Trust Administrator shall have actual knowledge and after the curing or waiver of all Events of Default that may have occurred, undertakes with respect to the Trust Fund to perform such duties and only such duties as are specifically set forth in this Agreement.  In case an Event of Default of which a Responsible Officer of the Trust Administrator shall have actual knowledge has occurred and remains uncured, the Trust Administrator shall exercise such of the rights and powers vested in it by this Agreement, and use the same degree of care and skill in their exercise, as a prudent person would exercise or use under the circumstances in the conduct of such person’s own affairs.  Any permissive right of the Trust Administrator set forth in this Agreement shall not be construed as a duty.

The Trust Administrator, upon receipt of all resolutions, certificates, statements, opinions, reports, documents, orders or other instruments furnished to the Trust Administrator that are specifically required to be furnished pursuant to any provision of this Agreement shall examine them to determine whether they conform to the requirements of this Agreement.  The Trust Administrator shall have no duty to recompute, recalculate or verify the accuracy of any resolution, certificate, statement, opinion, report, document, order or other instrument so furnished to the Trust Administrator.  If any such instrument is found not to conform in any material respect to the requirements of this Agreement, the Trust Administrator shall notify the Certificateholders of such instrument in the event that the Trust Administrator, after so requesting, does not receive a satisfactorily corrected instrument.

No provision of this Agreement shall be construed to relieve the Trust Administrator from liability for its own negligent action, its own negligent failure to act or its own misconduct, its negligent failure to perform its obligations in compliance with this Agreement, or any liability which would be imposed by reason of its willful misfeasance or bad faith; provided, however, that:

(a)

prior to the occurrence of an Event of Default of which a Responsible Officer of the Trust Administrator shall have actual knowledge, and after the curing or of all such Events of Default that may have occurred, the duties and obligations of the Trust Administrator shall be determined solely by the express provisions of this Agreement, the Trust Administrator shall not be personally liable except for the performance of such duties and obligations as are specifically set forth in this Agreement, no implied covenants or obligations shall be read into this Agreement against the Trust Administrator and the Trust Administrator may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any certificates or opinions furnished to the Trust Administrator and conforming to the requirements of this Agreement which it reasonably believed in good faith to be genuine and to have been duly executed by the proper authorities respecting any matters arising hereunder;

(b)

the Trust Administrator shall not be personally liable for an error of judgment made in good faith by a Responsible Officer or Responsible Officers of the Trust Administrator, unless the Trust Administrator was negligent in ascertaining or investigating the pertinent facts;

(c)

the Trust Administrator shall not be personally liable with respect to any action taken, suffered or omitted to be taken by it in good faith in accordance with this Agreement or at the direction of the Holders of Certificates evidencing greater than 50% of the Voting Rights allocated to each Class of Certificates relating to the time, method and place of conducting any proceeding for any remedy available to the Trust Administrator, or exercising any trust or power conferred upon the Trust Administrator, under this Agreement; and

(d)

no provision of this Agreement shall require the Trust Administrator to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder or in the exercise of any of its rights or powers if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

The Trust Administrator shall have no duty (A) to see to any recording, filing or depositing of this Agreement or any agreement referred to herein or any financing statement or continuation statement evidencing a security interest, or to see to the maintenance of any such recording, filing or depositing or to any rerecording, refiling or redepositing of any thereof, (B) to see to any insurance, or (C) to see to the payment or discharge of any tax, assessment or other governmental charge or any lien or encumbrance of any kind owing with respect to, assessed or levied against, any part of the Trust Fund other than from funds available in the Certificate Account.

Except with respect to an Event of Default described in clause (a) of Section 8.01, the Trust Administrator shall not be deemed to have knowledge of any Event of Default or event which, with notice or lapse of time, or both, would become an Event of Default, unless a Responsible Officer of the Trust Administrator shall have received written notice thereof from the Master Servicer or a Servicer, the Depositor, or a Certificateholder, or a Responsible Officer of the Trust Administrator has actual notice thereof, and in the absence of such notice no provision hereof requiring the taking of any action or the assumption of any duties or responsibility by the Trust Administrator following the occurrence of any Event of Default or event which, with notice or lapse of time or both, would become an Event of Default, shall be effective as to the Trust Administrator.

The Trust Administrator shall have no duty hereunder with respect to any complaint, claim, demand, notice or other document it may receive or which may be alleged to have been delivered to or served upon it by the parties as a consequence of the assignment of any Mortgage Loan hereunder; provided, however, that the Trust Administrator shall use its best efforts to remit to the Master Servicer or the Servicer upon receipt of any such complaint, claim, demand, notice or other document (i) which is delivered to the Corporate Trust Office of the Trust Administrator, (ii) of which a Responsible Officer has actual knowledge, and (iii) which contains information sufficient to permit the Trust Administrator to make a determination that the real property to which such document relates is a Mortgaged Property.

SECTION 10.02

Certain Matters Affecting the Trust Administrator.

(a)

Except as otherwise provided in Section 10.01:

(i)   the Trust Administrator may request and rely upon and shall be protected in acting or refraining from acting upon any resolution, Officer’s Certificate, certificate of auditors, Servicing Officers or any other certificate, statement, instrument, opinion, report, notice, request, consent, order, appraisal, bond or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties;

(ii)   the Trust Administrator may consult with counsel, financial advisors or accountants and any advice of such Persons or opinion of counsel shall be full and complete authorization and protection in respect of any action taken or suffered or omitted by it hereunder in good faith and in accordance with such advice or opinion of counsel;

(iii)   the Trust Administrator shall be under no obligation to exercise any of the trusts or powers vested in it by this Agreement or to institute, conduct or defend any litigation hereunder or in relation hereto at the request, order or direction of any of the Certificateholders pursuant to the provisions of this Agreement, unless such Certificateholders shall have offered to the Trust Administrator reasonable security or indemnity against the costs, expenses and liabilities which may be incurred therein or thereby; nothing contained herein shall, however, relieve the Trust Administrator of the obligation, upon the occurrence of an Event of Default of which a Responsible Officer of the Trust Administrator shall have actual knowledge (which has not been cured or waived), to exercise such of the rights and powers vested in it by this Agreement, and to use the same degree of care and skill in their exercise as a prudent person would exercise or use under the circumstances in the conduct of such person’s own affairs;

(iv)   the Trust Administrator shall not be personally liable for any action taken, suffered or omitted by it in good faith and believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Agreement;

(v)   prior to the occurrence of an Event of Default hereunder and after the curing or waiver of all Events of Default that may have occurred, the Trust Administrator shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, approval, bond or other paper or document, unless requested in writing so to do by Holders of Certificates evidencing greater than 50% of the Voting Rights allocated to each Class of Certificates; provided, however, that if the payment within a reasonable time to the Trust Administrator of the costs, expenses or liabilities likely to be incurred by it in the making of such investigation is, in the opinion of the Trust Administrator, not reasonably assured to the Trust Administrator by the security afforded to it by the terms of this Agreement, the Trust Administrator may require reasonable indemnity against such expense or liability as a condition to taking any such action; the reasonable expense of every such investigation shall be paid (A) by the Master Servicer or by the applicable Servicer in the event that such investigation relates to an Event of Default by the Master Servicer or by such Servicer, respectively, if an Event of Default by the Master Servicer or such Servicer shall have occurred and is continuing, and (B) otherwise by the Certificateholders requesting the investigation;

(vi)   the Trust Administrator may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys and the Trust Administrator shall not be responsible for any misconduct or negligence on the part of any such agent or attorney appointed with due care;

(vii)   the Trust Administrator shall not be required to expend its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such liability is not assured to it;

(viii)   the Trust Administrator shall not be liable for any loss on any investment of funds pursuant to this Agreement except as provided in Section 3.05(e);

(ix)   the right of the Trust Administrator to perform any discretionary act enumerated in this Agreement shall not be construed as a duty, and the Trust Administrator shall not be answerable for other than its negligence or willful misconduct in the performance of such act; and

(x)   The Trust Administrator shall not be required to give any bond or surety in respect of the execution of the Trust Fund created hereby or the powers granted hereunder.

(b)

All rights of action under this Agreement or under any of the Certificates, enforceable by the Trust Administrator, may be enforced by it without the possession of any of the Certificates, or the production thereof at the trial or other proceeding relating thereto, and any such suit, action or proceeding instituted by the Trust Administrator shall be brought in its name for the benefit of all the Holders of such Certificates, subject to the provisions of this Agreement.

SECTION 10.03

Trust Administrator Not Liable for Certificates or Mortgage Loans.

The recitals contained herein shall be taken as the statements of the Depositor or the Master Servicer or a Servicer, as the case may be, and the Trust Administrator assumes no responsibility for their correctness.  The Trust Administrator makes no representations as to the validity or sufficiency of this Agreement, the Certificates or of any Mortgage Loan or related document.  The Trust Administrator shall not be accountable for the use or application by the Depositor, the Sellers, the Master Servicer or the Servicers of any funds paid to the Depositor or the Master Servicer or any Servicer in respect of the Mortgage Loans or deposited in or withdrawn from the Certificate Account by the Depositor, the Sellers or the Master Servicer or the Servicers.  The Trust Administrator shall not be responsible for the legality or validity of this Agreement or the validity, priority, perfection or sufficiency of the security for the Certificates issued or intended to be issued hereunder.  The Trust Administrator shall have no responsibility for filing any financing or continuation statement in any public office at any time or to otherwise perfect or maintain the perfection for any security interest or lien granted to it hereunder or to record this Agreement.

SECTION 10.04

Trust Administrator May Own Certificates.

The Trust Administrator in its individual or any other capacity may become the owner or pledgee of Certificates with the same rights as it would have if it were not the Trust Administrator.

SECTION 10.05

Trust Administrator’s Fees and Expenses.

As compensation for its services hereunder, the Trust Administrator shall be (i) entitled to withdraw from the Certificate Account the amount of the Trust Administrator Fee pursuant to Section 3.08(b)(i) for each Mortgage Loan prior to any distributions on the Certificates and (ii) entitled to the investment income or other benefit derived from balances in the Certificate Account pursuant to Section 3.05(e).  The Trust Administrator and any director, officer, employee or agent of the Trust Administrator shall be indemnified by DLJMC (or if DLJMC shall fail to do so, by the Trust) and held harmless against any loss, liability or expense (including reasonable attorney’s fees and expenses) (i) incurred in connection with any claim or legal action relating to (a) this Agreement, (b) the Certificates, (c) the Custodial Agreement, or (d) the performance of any of the Trust Administrator’s duties hereunder or under the Custodial Agreement, other than any loss, liability or expense incurred by reason of willful misfeasance, bad faith or negligence in the performance of any of the Trust Administrator’s duties hereunder or incurred by reason of any action of the Trust Administrator taken at the direction of the Certificateholders and (ii) resulting from any error in any tax or information return prepared by the Master Servicer or a Servicer; provided however, that the sum of (x) such indemnity amounts payable by DLJMC or the Trust to the Trust Administrator pursuant to this Section 10.05 and (y) the indemnity amounts payable by DLJMC or the Trust to the Master Servicer pursuant to Section 3.14(c), shall not exceed $200,000 per year; provided, further, that any amounts not payable by DLJMC or the Trust to the Trust Administrator due to the preceding proviso shall be payable by DLJMC (or if DLJMC fails to do so, by the Trust) in any succeeding year, subject to the aggregate $200,000 per annum limitation imposed by the preceding proviso.  Such indemnity shall survive the termination of this Agreement or the resignation or removal of the Trust Administrator hereunder.  Without limiting the foregoing, DLJMC (or if DLJMC fails to do so, the Trust) shall, except as otherwise agreed upon in writing by DLJMC and the Trust Administrator, and except for any such expense, disbursement or advance as may arise from the Trust Administrator’s negligence, bad faith or willful misconduct, pay or reimburse the Trust Administrator (up to a maximum of $150,000), for all reasonable expenses, disbursements and advances incurred or made by the Trust Administrator in accordance with any of the provisions of this Agreement with respect to:  (A) the reasonable compensation and the expenses and disbursements of its counsel not associated with the closing of the issuance of the Certificates, (B) the reasonable compensation, expenses and disbursements of any accountant, engineer or appraiser that is not regularly employed by the Trust Administrator, to the extent that the Trust Administrator must engage such persons to perform acts or services hereunder and (C) printing and engraving expenses in connection with preparing any Definitive Certificates.  In addition, DLJMC (or if DLJMC fails to do so, the Trust) shall pay or reimburse the Trust Administrator for recertification fees required to be paid by the Trust Administrator pursuant to a Custodial Agreement.  In addition, DLJMC (or if DLJMC fails to do so, the Trust) shall pay or reimburse the Trust Administrator for any payments required to be paid by the Trust Administrator pursuant to Sections 7 and 24 of the U.S. Bank Custodial Agreement.  Except as otherwise provided herein, the Trust Administrator shall not be entitled to payment or reimbursement for any routine ongoing expenses incurred by the Trust Administrator in the ordinary course of its duties as Trust Administrator, Registrar, Tax Matters Person or Paying Agent hereunder.  Anything in this Agreement to the contrary notwithstanding, in no event shall the Trust Administrator be liable for special, indirect or consequential loss or damage of any kind whatsoever (including but not limited to lost profits), even if the Trust Administrator has been advised of the likelihood of such loss or damage and regardless of the form of action.

SECTION 10.06

Eligibility Requirements for Trust Administrator.

The Trust Administrator hereunder shall at all times be (a) an institution the deposits of which are fully insured by the FDIC and (b) a corporation or banking association organized and doing business under the laws of any state or the United States of America, authorized under such laws to exercise corporate trust powers, having a combined capital and surplus of at least $50,000,000 and subject to supervision or examination by federal or state authority and (c) with respect to every successor Trust Administrator hereunder an institution the long-term unsecured debt obligations of which are rated at least Baa3 or better by Moody’s and BBB or better by S&P unless the failure of the Trust Administrator’s long-term unsecured debt obligations to have such ratings would not result in the lowering of the ratings originally assigned to any Class of Certificates.  If such corporation or banking association publishes reports of condition at least annually, pursuant to law or to the requirements of the aforesaid supervising or examining authority, then for the purposes of this Section 10.06 the combined capital and surplus of such corporation or association shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published.  In case at any time the Trust Administrator shall cease to be eligible in accordance with the provisions of this Section 10.06, the Trust Administrator shall resign immediately in the manner and with the effect specified in Section 10.07 hereof.

SECTION 10.07

Resignation and Removal of Trust Administrator.

The Trust Administrator may at any time resign and be discharged from the trusts hereby created by (a) giving written notice of resignation to the Depositor, the Sellers, the Trustee, the Master Servicer, the Special Servicer and the Servicers and by mailing notice of resignation by first class mail, postage prepaid, to the Certificateholders at their addresses appearing on the Certificate Register, and to the Rating Agencies, not less than 60 days before the date specified in such notice when, subject to Section 10.08, such resignation is to take effect, and (b) acceptance by a successor trust administrator in accordance with Section 10.08 meeting the qualifications set forth in Section 10.06.

If at any time the Trust Administrator shall cease to be eligible in accordance with the provisions of Section 10.06 hereof and shall fail to resign after written request thereto by the Depositor, or if at any time the Trust Administrator shall become incapable of acting, or shall be adjudged a bankrupt or insolvent, or a receiver of the Trust Administrator or of its property shall be appointed, or any public officer shall take charge or control of the Trust Administrator or of its property or affairs for the purpose of rehabilitation, conservation or liquidation or if the Trust Administrator breaches any of its obligations or representations hereunder, then the Depositor may remove the Trust Administrator and appoint a successor trust administrator by written instrument, in duplicate, one copy of which instrument shall be delivered to the Trust Administrator and one copy to the successor trust administrator.  The Trust Administrator may also be removed at any time by the Trustee or the Holders of Certificates evidencing not less than 50% of the Voting Rights evidenced by the Certificates.  Notice of any removal of the Trust Administrator and acceptance of appointment by the successor trust administrator shall be given to the Rating Agencies by the Depositor.

If no successor trust administrator shall have been so appointed and have accepted appointment within 30 days after the giving of such notice of resignation or receipt of a notice of removal, the resigning Trust Administrator may, at the Trust Fund’s expense, petition any court of competent jurisdiction for the appointment of a successor trust administrator.

Notwithstanding the foregoing, if the Master Servicer shall for any reason no longer be Master Servicer hereunder, at DLJMC’s request, the Trust Administrator shall resign, upon the selection and appointment of a successor trust administrator meeting the qualifications set forth in Section 10.06.

Any resignation or removal of the Trust Administrator and appointment of a successor trust administrator pursuant to any of the provisions of this Section 10.07 shall become effective upon acceptance of appointment by the successor trust administrator as provided in Section 10.08 hereof.

SECTION 10.08

Successor Trust Administrator.

Any successor trust administrator appointed as provided in Section 10.07 hereof shall execute, acknowledge and deliver to the Depositor and to its predecessor trust administrator an instrument accepting such appointment hereunder and thereupon the resignation or removal of the predecessor trust administrator shall become effective and such successor trust administrator, without any further act, deed or conveyance, shall become fully vested with all the rights, powers, duties and obligations of its predecessor hereunder, with the like effect as if originally named as Trust Administrator herein.  The Depositor, upon receipt of all amounts due it hereunder, and the predecessor trust administrator shall execute and deliver such instruments and do such other things as may reasonably be required for more fully and certainly vesting and confirming in the successor trust administrator all such rights, powers, duties, and obligations.

No successor trust administrator shall accept appointment as provided in this Section 10.08 unless at the time of such acceptance such successor trust administrator shall be eligible under the provisions of Section 10.06 hereof and its acceptance shall not adversely affect the then-current rating of the Certificates.

Upon acceptance of appointment by a successor trust administrator as provided in this Section 10.08, the Depositor shall mail notice of the succession of such trust administrator hereunder to all Holders of Certificates at their addresses as shown in the Certificate Register.  If the Depositor fails to mail such notice within ten days after acceptance of appointment by the successor trust administrator, the successor trust administrator shall cause such notice to be mailed at the expense of the Depositor.

SECTION 10.09

Merger or Consolidation of Trust Administrator.

Any Person into which the Trust Administrator may be merged or converted or with which it may be consolidated or any Person resulting from any merger, conversion or consolidation to which the Trust Administrator shall be a party, or any Person succeeding to the business of the Trust Administrator, shall be the successor of the Trust Administrator hereunder, provided that such Person shall be eligible under the provisions of Section 10.06 hereof without the execution or filing of any paper or further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding.

SECTION 10.10

Appointment of Co-Trust Administrator or Separate Trust Administrator.

Notwithstanding any other provisions of this Agreement, at any time, for the purpose of meeting any legal requirements of any jurisdiction in which any part of the Trust Fund or property securing any Mortgage Note may at the time be located, the Master Servicer and the Trust Administrator acting jointly shall have the power and shall execute and deliver all instruments to appoint one or more Persons approved by the Trust Administrator to act as co-trust administrator or co-trust administrators jointly with the Trust Administrator, or separate trust administrator or separate trust administrators, of all or any part of the Trust Fund, and to vest in such Person or Persons, in such capacity and for the benefit of the applicable Certificateholders, such title to the Trust Fund, or any part thereof, and, subject to the other provisions of this Section 10.10, such powers, duties, obligations, rights and trusts as the Master Servicer and the Trust Administrator may consider necessary or desirable.  If the Master Servicer shall not have joined in such appointment within fifteen days after the receipt by it of a request to do so, or in the case an Event of Default shall have occurred and be continuing, the Trust Administrator alone shall have the power to make such appointment.  No co-trust administrator or separate trust administrator hereunder shall be required to meet the terms of eligibility as a successor trust administrator under Section 10.06 and no notice to Certificateholders of the appointment of any co-trust administrator or separate trust administrator shall be required under Section 10.08.

Every separate trust administrator and co-trust administrator shall, to the extent permitted by law, be appointed and act subject to the following provisions and conditions:

(a)

all rights, powers, duties and obligations conferred or imposed upon the Trust Administrator, except for any obligation of the Trust Administrator under this Agreement to advance funds on behalf of the Master Servicer or the Servicer, shall be conferred or imposed upon and exercised or performed by the Trust Administrator and such separate trust administrator or co-trust administrator jointly (it being understood that such separate trust administrator or co-trust administrator is not authorized to act separately without the Trust Administrator joining in such act), except to the extent that under any law of any jurisdiction in which any particular act or acts are to be performed by the Trust Administrator (whether as Trust Administrator hereunder or as successor to the Master Servicer or the Servicer), the Trust Administrator shall be incompetent or unqualified to perform such act or acts, in which event such rights, powers, duties and obligations (including the holding of title to the Trust Fund or any portion thereof in any such jurisdiction) shall be exercised and performed singly by such separate trust administrator or co-trust administrator, but solely at the direction of the Trust Administrator;

(b)

no trust administrator hereunder shall be held personally liable by reason of any act or omission of any other trust administrator hereunder; and

(c)

the Master Servicer and the Trust Administrator acting jointly may at any time accept the resignation of or remove any separate trust administrator or co-trust administrator.

Any notice, request or other writing given to the Trust Administrator shall be deemed to have been given to each of the then separate trust administrators and co-trust administrators, as effectively as if given to each of them.  Every instrument appointing any separate trust administrator or co-trust administrator shall refer to this Agreement and the conditions of this Article X.  Each separate trust administrator and co-trust administrator, upon its acceptance of the trusts conferred, shall be vested with the estates or property specified in its instrument of appointment, either jointly with the Trust Administrator or separately, as may be provided therein, subject to all the provisions of this Agreement, specifically including every provision of this Agreement relating to the conduct of, affecting the liability of, or affording protection to, the Trust Administrator.  Every such instrument shall be filed with the Trust Administrator and a copy thereof given to the Master Servicer or the Servicers and the Depositor.

Any separate trust administrator or co-trust administrator may, at any time, constitute the Trust Administrator, its agent or attorney-in-fact, with full power and authority, to the extent not prohibited by law, to do any lawful act under or in respect of this Agreement on its behalf and in its name.  The Trust Administrator shall not be responsible for any action or inaction of any separate Trust Administrator or Co-Trust Administrator.  If any separate trust administrator or co-trust administrator shall die, become incapable of acting, resign or be removed, all of its estates, properties, rights, remedies and trusts shall vest in and be exercised by the Trust Administrator, to the extent permitted by law, without the appointment of a new or successor trust administrator.

SECTION 10.11

Office of the Trust Administrator.

The office of the Trust Administrator for purposes of receipt of notices and demands is the Corporate Trust Office.

SECTION 10.12

Tax Return.

The Master Servicer and each Servicer, upon request, will furnish the Trust Administrator with all such information related to the Mortgage Loans in the possession of the Master Servicer or such Servicer as may be reasonably required in connection with the preparation by the Trust Administrator of all tax and information returns of the Trust Fund, and the Trust Administrator shall sign such returns. The Master Servicer and each Servicer, severally and not jointly, shall indemnify the Trust Administrator for all reasonable costs, including legal fees and expenses, related to errors in such tax returns due to errors only in such information provided by the Master Servicer or by such Servicer.

SECTION 10.13

Commission Reporting.

(a)

The Trust Administrator, each Servicer and the Master Servicer shall reasonably cooperate with the Depositor in connection with the Trust’s satisfying the reporting requirements under the Exchange Act.  The Trust Administrator shall prepare on behalf of the Depositor any Forms 8-K and 10-K customary for similar securities as required by the Exchange Act and the rules and regulations of the Commission thereunder, and the Depositor shall sign and the Trust Administrator shall file (via EDGAR) such Forms on behalf of the Depositor.  The Depositor hereby grants to the Trust Administrator a limited power of attorney to execute and file each such document on behalf of the Depositor.  Such power of attorney shall continue until the earlier of (i) receipt by the Trust Administrator from the Depositor of written termination of such power of attorney and (ii) the termination of the Trust.

(b)

Each Form 8-K shall be filed by the Trust Administrator within 15 days after each Distribution Date, with a copy of the statement to the Certificateholders for such Distribution Date as an exhibit thereto.  Prior to March 31st of the calendar year following the calendar year during which the Closing Date occurs (or such earlier date as may be required by the Exchange Act and the rules and regulations of the Commission), the Trust Administrator shall file a Form 10-K, in substance as required by applicable law or applicable Commission staff’s interpretations.  Such Form 10-K shall include as exhibits, each Servicer’s and the Master Servicer’s annual statement of compliance described under Section 3.16 and the accountant’s report described under Section 3.17, in each case to the extent they have been timely delivered to the Trust Administrator.  If they are not so timely delivered, the Trust Administrator shall file an amended Form 10-K including such documents as exhibits promptly after they are delivered to the Trust Administrator.  The Trust Administrator shall have no liability with respect to any failure to properly or timely prepare or file such periodic reports resulting from or relating to the Trust Administrator’s inability or failure to obtain any information not resulting from its own negligence or willful misconduct.  The Form 10-K shall also include a certification in the form attached hereto as Exhibit T (the “Depositor Certification”), which shall be signed by the senior officer of the Depositor in charge of securitization.  The Trust Administrator shall have no responsibility to file any items other than those specified in this Section 10.13.

(c)

Not later than 15 calendar days before the date on which the Depositor’s annual report on Form 10-K is required to be filed in accordance with the Exchange Act and the rules and regulations of the Commission (or, if such day is not a Business Day, the immediately preceding Business Day), the Trust Administrator shall sign a certification in the form attached hereto as Exhibit U (the “Trust Administrator Certification”) for the benefit of the Depositor and its officers, directors and affiliates regarding certain aspects of items 1 through 3 of the Depositor Certification.  In addition, the Trust Administrator shall, subject to the provisions of Sections 10.01 and 10.02 hereof, indemnify and hold harmless the Depositor and each Person, if any, who “controls” the Depositor within the meaning of the 1933 Act and its officers, directors and affiliates from and against any losses, damages, penalties, fines, forfeitures, reasonable and necessary legal fees and related costs, judgments and other costs and expenses arising out of or based upon a breach of the Trust Administrator’s obligations under this Section 10.13 or any inaccuracy made in the Trust Administrator Certification.  If the indemnification provided for in this Section 10.13(c) is unavailable or insufficient to hold harmless such Persons, then the Trust Administrator shall contribute to the amount paid or payable by such Persons as a result of the losses, claims, damages or liabilities of such Persons in such proportion as is appropriate to reflect the relative fault of the Depositor on the one hand and the Trust Administrator on the other.  The Trust Administrator acknowledges that the Depositor is relying on the Trust Administrator’s performance of its obligations under this Section 10.13 in order to perform its obligations under Section 10.13(b) above.

(d)  (i)  Not later than 15 calendar days before the date on which the Depositor’s annual report on Form 10-K is required to be filed in accordance with the Exchange Act and the rules and regulations of the Commission (or, if such day is not a Business Day, the immediately preceding Business Day), the Master Servicer will deliver to the Depositor and the Trust Administrator an Officer’s Certificate for the prior calendar year in substantially the form of Exhibit W-1 to this Agreement.  The Master Servicer agrees to indemnify and hold harmless each of the Depositor, the Trust Administrator and each Person, if any, who “controls” the Depositor or the Trust Administrator within the meaning of the 1933 Act and their respective officers and directors against any and all losses, penalties, fines, forfeitures, legal fees and related costs, judgments and any other costs, fees and expenses that such Person may sustain arising out of third party claims based on (i) the failure of the Master Servicer to deliver or cause to be delivered when required any Officer’s Certificate required pursuant to this Section 10.13(d)(i), or (ii) any material misstatement or omission contained in any Officer’s Certificate provided pursuant to this Section 10.13(d)(i).  If an event occurs that would otherwise result in an indemnification obligation under clauses (i) or (ii) above, but the indemnification provided for in this Section 10.13(d)(i) by the Master Servicer is unavailable or insufficient to hold harmless such Persons, then the Master Servicer shall contribute to the amount paid or payable by such Persons as a result of the losses, claims, damages or liabilities of such Persons in such proportion as is appropriate to reflect the relative fault of the Depositor or Trust Administrator on the one hand and the Master Servicer on the other.  The Master Servicer acknowledges that the Depositor and the Trust Administrator are relying on the Master Servicer’s performance of its obligations under this Agreement in order to perform their respective obligations under this Section 10.13.

(ii)

Not later than 15 calendar days before the date on which the Depositor’s annual report on Form 10-K is required to be filed in accordance with the Exchange Act and the rules and regulations of the Commission (or if such day is not a Business Day, the immediately preceding Business Day), each Servicer, with respect to the Mortgage Loans serviced by such Servicer, will deliver to the Depositor, the Trust Administrator and the Master Servicer an Officer’s Certificate for the prior calendar year in substantially the form of Exhibit V-2 to this Agreement. Each Servicer agrees to indemnify and hold harmless each of the Depositor, the Trust Administrator, the Master Servicer and each Person, if any, who “controls” the Depositor, the Trust Administrator and the Master Servicer within the meaning of the 1933 Act and their respective officers and directors against any and all losses, penalties, fines, forfeitures, legal fees and related costs, judgments and any other costs, fees and expenses that such Person may sustain arising out of third party claims based on (i) the failure of such Servicer to deliver or cause to be delivered when required any Officer’s Certificate required pursuant to this Section 10.13(d)(ii), or (ii) any material misstatement or omission contained in any Officer’s Certificate provided pursuant to this Section 10.13(d)(ii).  If an event occurs that would otherwise result in an indemnification obligation under clauses (i) or (ii) above, but the indemnification provided for in this Section 10.13(d)(ii) by such Servicer is unavailable or insufficient to hold harmless such Persons, then such Servicer shall contribute to the amount paid or payable by such Persons as a result of the losses, claims, damages or liabilities of such Persons in such proportion as is appropriate to reflect the relative fault of the Depositor, Trust Administrator or the Master Servicer on the one hand and such Servicer on the other.  Each Servicer acknowledges that the Depositor, the Trust Administrator and the Master Servicer are relying on such Servicer’s performance of its obligations under this Agreement in order to perform their respective obligations under this Section 10.13.

(e)

Upon any filing with the Commission, the Trust Administrator shall promptly deliver to the Depositor a copy of any executed report, statement or information.

(f)

If the Commission issues additional interpretative guidance or promulgates additional rules or regulations, or if other changes in applicable law occur, that would require the reporting arrangements, or the allocation of responsibilities with respect thereto, described in this Section 10.13, to be conducted differently than as described, the Depositor, each Servicer, the Master Servicer and the Trust Administrator will reasonably cooperate to amend the provisions of this Section 10.13 in order to comply with such amended reporting requirements and such amendment of this Section 10.13.  Any such amendment shall be made in accordance with Section 12.01 without the consent of the Certificateholders, and may result in a change in the reports filed by the Trust Administrator on behalf of the Trust under the Exchange Act.  Notwithstanding the foregoing, the Depositor, each Servicer, the Master Servicer and the Trust Administrator shall not be obligated to enter into any amendment pursuant to this Section 10.13 that adversely affects its obligations and immunities under this Agreement.

(g)

Prior to January 31 of the first year in which the Trust Administrator is able to do so under applicable law, the Trust Administrator shall file a Form 15D Suspension Notification with respect to the Trust.

SECTION 10.14

Determination of Certificate Index.

On each Interest Determination Date, the Trust Administrator shall determine each Certificate Index for the Accrual Period and inform the Master Servicer and each Servicer of such rate and such rate shall be final and binding, absent a manifest error of the Trust Administrator.

ARTICLE XI

TERMINATION

SECTION 11.01

Termination upon Liquidation or Purchase of all Mortgage Loans.

The obligations and responsibilities of the Master Servicer, the Special Servicer or the Servicers, the Back-Up Servicer, the Sellers, the Depositor, the Trustee and the Trust Administrator created hereby with respect to the related Group or Groups created hereby shall terminate upon the earlier of:

(A)

(i)

with respect to Loan Group I, Loan Group II, Loan Group III or Loan Group IV, the purchase by the Terminating Entity, at its election, of all Mortgage Loans in such Loan Groups and all property acquired in respect of any remaining Mortgage Loan in  such Loan Groups, which purchase right the Terminating Entity may exercise at its sole and exclusive election as of any Distribution Date (such applicable Distribution Date with respect to such Mortgage Loans being herein referred to as the “Optional Termination Date”) on or after the date on which the aggregate Principal Balance of the Mortgage Loans in such Loan Groups, at the time of the purchase is less than or equal to 10% of the aggregate Principal Balance of the Mortgage Loans in such Loan Groups as of the Cut-off Date; and

(ii)

with respect to Loan Group V, the purchase by the Terminating Entity, at its election, of all Mortgage Loans in such Loan Group and all property acquired in respect of any remaining Mortgage Loan in such Loan Group, which purchase right the Terminating Entity may exercise at its sole and exclusive election as of any Distribution Date (such applicable Distribution Date with respect to such Mortgage Loans being herein referred to as the “Optional Termination Date”) on or after the date on which the aggregate Principal Balance of the Mortgage Loans in such Loan Group, at the time of the purchase is less than or equal to 10% of the aggregate Principal Balance of the Mortgage Loans in such Loan Group as of the Cut-off Date; and

(B)

the later of (i) twelve months after the maturity of the last Mortgage Loan remaining in the Trust Fund, (ii) the liquidation (or any advance with respect thereto) of the last Mortgage Loan remaining in the Trust Fund and the disposition of all REO Property and (iii) the distribution to Certificateholders of all amounts required to be distributed to them pursuant to this Agreement.

In no event shall the trust created hereby continue beyond the earlier of (i) the expiration of 21 years from the death of the last survivor of the descendants of Mr. Joseph P. Kennedy, former Ambassador of the United States to Great Britain, living on the date of execution of this Agreement or (ii) the Distribution Date in April 2037 (the “Latest Possible Maturity Date”).

The Mortgage Loan Purchase Price for any such Optional Termination shall be equal to the greater of (a) the sum of (i) 100% of the Stated Principal Balance of each Mortgage Loan in the applicable Loan Group (other than in respect of REO Property) plus accrued and unpaid interest thereon from the date to which such interest was paid or advanced at the applicable Mortgage Rate, to but not including the Due Date in the month of the final Distribution Date (or the Net Mortgage Rate with respect to any Mortgage Loan currently serviced by the entity exercising such Optional Termination) and (ii) with respect to any REO Property, the lesser of (x) the appraised value of any REO Property as determined by the higher of two appraisals completed by two independent appraisers selected by the Depositor at the expense of the Depositor and (y) the Stated Principal Balance of each Mortgage Loan related to any REO Property, in each case and (iii) any remaining unreimbursed Advances, Servicing Advances and Servicing Fees (other than with respect to Fairbanks) and other amounts payable to the Trustee and Trust Administrator (the sum of (i), (ii) and (iii), collectively, the “Par Value”) and (b) the Fair Market Value of all of the property of the Trust.

The “Fair Market Value” shall be the fair market value of all of the property of the Trust, as agreed upon between the Terminating Entity and a majority of the holders of the Class AR-L Certificates; provided, however, that if the Terminating Entity and a majority of the holders of the Class AR-L Certificates do not agree upon the fair market value of all the property of the Trust, the Terminating Entity, or an agent appointed by the Terminating Entity, shall solicit bids for all of the property of the Trust until it has received three bids, and the Fair Market Value shall be equal to the highest of such three bids.

SECTION 11.02

Procedure Upon Optional Termination.

(a)

In case of any Optional Termination pursuant to Section 11.01, the Terminating Entity shall, at least twenty days prior to the date notice is to be mailed to the affected Certificateholders notify the Trustee and Trust Administrator of such Optional Termination Date and of the applicable purchase price of the Mortgage Loans to be purchased.  The Trust Administrator shall give notice to the Rating Agencies of election to purchase the Mortgage Loans pursuant to Section 11.01 hereof and of the Optional Termination Date.

(b)

Any purchase of the Mortgage Loans by the Terminating Entity shall be made on an Optional Termination Date by deposit of the applicable purchase price into the Certificate Account, as applicable, before the Distribution Date on which such purchase is effected.  Upon receipt by the Trust Administrator of an Officer’s Certificate of the Terminating Entity certifying as to the deposit of such purchase price into the Certificate Account, the Trust Administrator and each co-Trust Administrator and separate Trust Administrator, if any, then acting as such under this Agreement, shall, upon request and at the expense of the Terminating Entity execute and deliver all such instruments of transfer or assignment, in each case without recourse, as shall be reasonably requested by the Terminating Entity to vest title in the Terminating Entity in the Mortgage Loans so purchased and shall transfer or deliver to the Terminating Entity the purchased Mortgage Loans.  Any distributions on the Mortgage Loans which have been subject to an Optional Termination received by the Trust Administrator subsequent to (or with respect to any period subsequent to) the Optional Termination Date shall be promptly remitted by it to the Terminating Entity.

(c)

Notice of the Distribution Date on which the Trust Administrator anticipates that the final distribution shall be made (whether upon Optional Termination or otherwise), shall be given promptly by the Trust Administrator by first class mail to Holders of the affected Certificates.  Such notice shall be mailed no earlier than the 15th day and not later than the 10th day preceding the applicable Optional Termination Date or date of final distribution, as the case may be.  Such notice shall specify (i) the Distribution Date upon which final distribution on the affected Certificates will be made upon presentation and surrender of such Certificates at the office or agency therein designated, (ii) the amount of such final distribution and (iii) that the Record Date otherwise applicable to such Distribution Date is not applicable, such distribution being made only upon presentation and surrender of such Certificates at the office or agency maintained for such purposes (the address of which shall be set forth in such notice).

(d)

In the event that any Certificateholders shall not surrender Certificates for cancellation within six months after the date specified in the above mentioned written notice, the Trust Administrator shall give a second written notice to the remaining such Certificateholders to surrender their Certificates for cancellation and receive the final distribution with respect thereto.  If within six months after the second notice all the Certificates shall not have been surrendered for cancellation, the Trust Administrator may take appropriate steps, or may appoint an agent to take appropriate steps, to contact the remaining Certificateholders concerning surrender of their Certificates, and the cost thereof shall be paid out of the funds and other assets which remain subject to the Trust Fund.

(e)

Notwithstanding anything to the contrary herein, the occurrence of an Optional Termination shall be subject to, and shall in no way adversely affect (i) the right of WMMSC to continue servicing and collecting its Servicing Fee for any WMMSC Serviced Mortgage Loan that remains outstanding at the time of such Optional Termination, (ii) the right of GreenPoint to continue servicing and collecting its Servicing Fee for any GreenPoint Serviced Mortgage Loan that remains outstanding at the time of such Optional Termination, (iii) the right of WFHM to continue servicing and collecting its Servicing Fee for any WFHM Serviced Mortgage Loan that remains outstanding at the time of such Optional Termination, (iv) the right of National City to continue servicing and collecting its Servicing Fee for any National City Serviced Mortgage Loan that remains outstanding at the time of such Optional Termination and (v) the right of Lydian to continue servicing and collecting its Servicing Fee for any Lydian Serviced Mortgage Loan that remains outstanding at the time of such Optional Termination .

SECTION 11.03

Additional Termination Requirements.

(a)

In the event the Terminating Entity exercises its purchase option (x) pursuant to Section 11.01(A)(i) or (y) pursuant to Section 11.01(A)(ii) the related subsidiary REMIC shall be terminated in accordance with the following additional requirements, unless the Trustee and the Trust Administrator have received an Opinion of Counsel to the effect that the failure to comply with the requirements of this Section will not (i) result in the imposition of taxes on a “prohibited transaction” of any REMIC created hereunder, as described in Section 860F of the Code, or (ii) cause any REMIC created hereunder to fail to qualify as a REMIC at any time that any Certificates are outstanding:

(i)   within 90 days prior to the final Distribution Date set forth in the notice given by Terminating Entity under Section 11.02, the Holder of the Class AR or Class AR-L Certificates shall adopt a plan of complete liquidation of Subsidiary REMIC 1A or Subsidiary REMIC 2, as applicable; and

(ii)  at or after the time of adoption of any such plan of complete liquidation for Subsidiary REMIC 1A or Subsidiary REMIC 2, as applicable, at or prior to the final Distribution Date, the Trustee shall sell all of the assets of Subsidiary REMIC 1A or Subsidiary REMIC 2, as applicable, to the Depositor for cash; provided, however, that in the event that a calendar quarter ends after the time of adoption of such a plan of complete liquidation but prior to the final Distribution Date, the Trustee shall not sell any of the assets of such REMIC prior to the close of that calendar quarter.

(b)

Upon the exercise of an Optional Termination by Terminating Entity in respect of one Subsidiary REMIC pursuant to paragraph (a) of this Section, followed by the exercise of an Optional Termination in respect of the other Subsidiary REMIC (the “Second Subsidiary REMIC”) pursuant to Section 11.01, each remaining REMIC shall be terminated in accordance with the following additional requirements, unless the Trustee and the Trust Administrator have received an Opinion of Counsel to the effect that the failure to comply with the requirements of this Section will not (i) result in the imposition of taxes on a “prohibited transaction” of a REMIC, as described in Section 860F of the Code, or (ii) cause any REMIC created hereunder to fail to qualify as a REMIC at any time that any Certificates are outstanding:

concurrently with the adoption of the plan of complete liquidation of the Second Subsidiary REMIC, as set forth in paragraph (a) of this Section, the Holder of the Class AR or Class AR-L Certificates shall adopt a plan of complete liquidation of each remaining REMIC; and

at or after the time of adoption of any such plan of complete liquidation for each such remaining REMIC, at or prior to the final Distribution Date of the Second Subsidiary REMIC to be terminated, the Trustee shall sell all of the assets of each such remaining REMIC to the Depositor for cash; provided, however, that in the event that a calendar quarter ends after the time of adoption of such a plan of complete liquidation but prior to the final Distribution Date, the Trustee shall not sell any of the assets of any such remaining REMIC prior to the close of that calendar quarter.

(c)

By its acceptance of a Class AR or Class AR-L Certificate, the Holder thereof hereby agrees to adopt such a plan of complete liquidation and to take such other action in connection therewith as may be reasonably required to liquidate and otherwise terminate the Master REMIC, Subsidiary REMIC 1A, Subsidiary REMIC 1B, Subsidiary REMIC 2 or Subsidiary REMIC 3, as applicable.

ARTICLE XII

MISCELLANEOUS PROVISIONS

SECTION 12.01

Amendment.

(a)

This Agreement may be amended from time to time by the Depositor, the Master Servicer, the Servicers, the Back-Up Servicer, the Special Servicer, the Sellers, the Trust Administrator and the Trustee, without the consent of any of the Certificateholders,

(i)   to cure any error or ambiguity,

(ii)   to correct or supplement any provisions herein that may be inconsistent with any other provisions herein or in the Prospectus Supplement,

(iii)   to modify, eliminate or add to any of its provisions to such extent as shall be necessary or desirable to maintain the qualification of the Trust Fund as a REMIC at all times that any Certificate is outstanding or to avoid or minimize the risk of the imposition of any federal income tax on the Trust Fund pursuant to the Code that would be a claim against the Trust Fund, provided that the Trustee has received an Opinion of Counsel to the effect that (A) such action is necessary or desirable to maintain such qualification or to avoid or minimize the risk of the imposition of any such federal income tax and (B) such action will not adversely affect the status of the Trust Fund as a REMIC or adversely affect in any material respect the interests of any Certificateholder,

(iv)   in connection with the appointment of a successor servicer, to modify, eliminate or add to any of the servicing provisions, provided the Rating Agencies confirm the rating of the Certificates; or

(v)   to make any other provisions with respect to matters or questions arising under this Agreement that are not materially inconsistent with the provisions of this Agreement, provided that such action shall not adversely affect in any material respect the interests of any Certificateholder or cause an Adverse REMIC Event.  Any Amendment pursuant to Section 12.01(a)(v) shall not be deemed to adversely affect in any material respect the interests of any Certificateholder if a letter is obtained from each Rating Agency stating that such amendment would not result in the downgrading or withdrawal of the respective ratings then assigned to the Certificates.

(b)

Except as provided in Section 12.01(c), this Agreement may be amended from time to time by the Depositor, the Master Servicer, the Servicers, the Back-Up Servicer, the Special Servicer, the Sellers, the Trust Administrator and the Trustee with the consent of the Holders of Certificates evidencing, in the aggregate, not less than 66-2/3% of the Voting Rights of all the Certificates for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement or of modifying in any manner the rights of the Holders of the Certificates; provided, however, that no such amendment may (i) reduce in any manner the amount of, delay the timing of or change the manner in which payments received on or with respect to Mortgage Loans are required to be distributed with respect to any Certificate without the consent of the Holder of such Certificate, (ii) adversely affect in any material respect the interests of the Holders of a Class of Certificates in a manner other than as set forth in (i) above without the consent of the Holders of Certificates evidencing not less than 66-2/3% of the Voting Rights of such Class, (iii) reduce the aforesaid percentages of Voting Rights, the holders of which are required to consent to any such amendment without the consent of 100% of the Holders of Certificates of the Class affected thereby, (iv) change the percentage of the Stated Principal Balance of the Mortgage Loans specified in Section 11.01(a) relating to optional termination of the Trust Fund or (v) modify the provisions of this Section 12.01.

It shall not be necessary for the consent of Certificateholders under this Section to approve the particular form of any proposed amendment, but it shall be sufficient if such consent shall approve the substance thereof.  The manner of obtaining such consents and of evidencing the authorization of the execution thereof by Certificateholders shall be subject to such reasonable regulations as the Trust Administrator may prescribe.

(c)

This Agreement may be amended from time to time by the Depositor, the Master Servicer, the Special Servicer, the Servicers, the Back-Up Servicer, the Trust Administrator and the Trustee for the purpose of making one or more REMIC elections with respect to one or more Classes of Certificates delivered to the Trustee and issuing one or more additional classes of certificates representing interests in the Classes of Certificates delivered to the Trustee; provided, however, such amendment shall require the consent of 100% of the Holders of the Certificates of the Class or Classes delivered to the Trust Administrator and such amendment shall not cause an Adverse REMIC Event.

(d)

Promptly after the execution of any amendment to this Agreement, the Trust Administrator shall furnish written notification of the substance of such amendment to each Certificateholder, and the Rating Agencies.

(e)

Prior to the execution of any amendment to this Agreement, each of the Trustee and the Trust Administrator shall receive and be entitled to conclusively rely on an Opinion of Counsel (at the expense of the Person seeking such amendment) stating that the execution of such amendment is authorized and permitted by this Agreement.  The Trustee and the Trust Administrator may, but shall not be obligated to, enter into any such amendment which affects the Trustee’s or the Trust Administrator’s own rights, duties or immunities under this Agreement.

(f)

The Master Servicer and the Trust Administrator may consent to any amendment of the National City Servicing Agreement or the Lydian Servicing Agreement to make any other provisions with respect to matters or questions arising under the National City Servicing Agreement, the Lydian Servicing Agreement or this Agreement that are not materially inconsistent with the provisions of the National City Servicing Agreement, the Lydian Servicing Agreement and this Agreement, provided that such action shall not adversely affect in any material respect the interests of any Certificateholder or cause an Adverse REMIC Event.  Any amendment pursuant to this Section 12.01(e) shall not be deemed to adversely affect in any material respect the interests of any Certificateholders if a letter is obtained from each Rating Agency stating that such amendment would not result in the downgrading or withdrawal of the respective ratings then assigned to the Certificates.

(g)

Neither the Master Servicer nor the Trust Administrator shall consent to any amendment of a Designated Servicing Agreement which shall adversely affect in any material respect the interests of the Holders of a Class of Certificates without the consent of the Holders of Certificates evidencing not less than 66-2/3% of the Voting Rights of such Class.

It shall not be necessary for the consent of Certificateholders under this Section to approve the particular form of any proposed amendment of a Designated Servicing Agreement, but it shall be sufficient if such consent shall approve the substance thereof.  The manner of obtaining such consents and of evidencing the authorization of the execution thereof by Certificateholders shall be subject to such reasonable regulations as the Trust Administrator may prescribe.

Promptly after the execution of any amendment to a Designated Servicing Agreement pursuant to this Section 12.01(f) or (g), the Trust Administrator shall furnish, upon written notice of such amendment, written notification of the substance of such amendment to each Certificateholder, and the Rating Agencies.

SECTION 12.02

Recordation of Agreement; Counterparts.

(a)

This Agreement (other than Schedule I) is subject to recordation in all appropriate public offices for real property records in all the counties or other comparable jurisdictions in which any or all of the Mortgaged Properties are situated, and in any other appropriate public recording office or elsewhere.  Such recordation, if any, shall be effected by the Depositor at its expense, but only upon direction by the Trustee (acting at the direction of the holders of Certificates evidencing a majority of the aggregate Class Principal Balance) accompanied by an Opinion of Counsel (at the Depositor’s expense) to the effect that non-recordation materially and adversely affects the interests of the Certificateholders.

(b)

For the purpose of facilitating the recordation of this Agreement as herein provided and for other purposes, this Agreement may be executed simultaneously in any number of counterparts, each of which counterparts shall be deemed to be an original, and such counterparts shall constitute but one and the same instrument.

SECTION 12.03

Governing Law.

THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE SUBSTANTIVE LAWS OF THE STATE OF NEW YORK APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED IN THE STATE OF NEW YORK AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HERETO AND THE CERTIFICATEHOLDERS SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

SECTION 12.04

Intention of Parties.

(a)

It is the express intent of the Depositor, the Sellers, the Master Servicer, the Special Servicer, the Servicers, the Trust Administrator and the Trustee that (i) the conveyance by DLJMC of the Mortgage Loans to the Depositor pursuant to the Assignment and Assumption Agreement and (v) the conveyance by the Depositor to the Trustee as provided for in Section 2.01 of each of the Sellers’ and Depositor’s right, title and interest in and to the Mortgage Loans be, and be construed as, an absolute sale and assignment by DLJMC to the Depositor and by the Depositor to the Trustee of the Mortgage Loans for the benefit of the Certificateholders.  Further, it is not intended that any conveyance be deemed to be a pledge of the Mortgage Loans by DLJMC to the Depositor or by the Depositor to the Trustee to secure a debt or other obligation.  However, in the event that the Mortgage Loans are held to be property of WMMSC, GreenPoint, DLJMC or the Depositor, as applicable, or if for any reason the Assignment and Assumption Agreement or this Agreement is held or deemed to create a security interest in the Mortgage Loans, then it is intended that (i) this Agreement shall also be deemed to be a security agreement within the meaning of Articles 8 and 9 of the New York Uniform Commercial Code and the Uniform Commercial Code of any other applicable jurisdiction; (ii) the conveyances provided for in Section 2.01 shall be deemed to be a grant by the Sellers and the Depositor to the Trustee on behalf of the Certificateholders, to secure payment in full of the Secured Obligations (as defined below), of a security interest in all of the Sellers’ and the Depositor’s right (including the power to convey title thereto), title and interest, whether now owned or hereafter acquired, in and to the Mortgage Loans, including the Mortgage Notes, the Mortgages, any related insurance policies and all other documents in the related Mortgage Files, and all accounts, contract rights, general intangibles, chattel paper, instruments, documents, money, deposit accounts, certificates of deposit, goods, letters of credit, advices of credit and uncertificated securities consisting of, arising from or relating to (A) the Mortgage Loans, including with respect to each Mortgage Loan, the Mortgage Note and related Mortgage, and all other documents in the related Trustee Mortgage Files, and including any Qualified Substitute Mortgage Loans; (B) pool insurance policies, hazard insurance policies and any bankruptcy bond relating to the foregoing, if applicable; (C) the Certificate Account; (D) the Collection Account; (E) all amounts payable after the Cut-off Date to the holders of the Mortgage Loans in accordance with the terms thereof; (F) all income, payments, proceeds and products of the conversion, voluntary or involuntary, of the foregoing into cash, instruments, securities or other property, including without limitation all amounts from time to time held or invested in the Certificate Account, whether in the form of cash, instruments, securities or other property; and (G) all cash and non-cash proceeds of any of the foregoing; (iii) the possession by the Trustee or any other agent of the Trustee of Mortgage Notes or such other items of property as constitute instruments, money, documents, advices of credit, letters of credit, goods, certificated securities or chattel paper shall be deemed to be a “possession by the secured party”, or possession by a purchaser or a person designated by him or her, for purposes of perfecting the security interest pursuant to the Uniform Commercial Code (including, without limitation, Sections 9-313, 8-313 or 8-321 thereof); and (iv) notifications to persons holding such property, and acknowledgments, receipts or confirmations from persons holding such property, shall be deemed notifications to, or acknowledgments, receipts or confirmations from, financial intermediaries, securities intermediaries, bailees or agents (as applicable) of the Trustee for the purpose of perfecting such security interest under applicable law.  “Secured Obligations” means (i) the rights of each Certificateholder to be paid any amount owed to it under this Agreement and (ii) all other obligations of the Sellers and the Depositor under this Agreement and the Assignment and Assumption Agreement.

(b)

The Sellers and the Depositor, and, at the Depositor’s direction, the Master Servicer or the Servicers, the Trustee and the Trust Administrator, shall, to the extent consistent with this Agreement, take such reasonable actions as may be necessary to ensure that, if this Agreement were deemed to create a security interest in the Mortgage Loans and the other property described above, such security interest would be deemed to be a perfected security interest of first priority as applicable.  The Depositor shall prepare and file, at the related Servicer’s expense, all filings necessary to maintain the effectiveness of any original filings necessary under the Uniform Commercial Code as in effect in any jurisdiction to perfect the Trustee’s security interest in or lien on the Mortgage Loans, including without limitation (i) continuation statements, and (ii) such other statements as may be occasioned by any transfer of any interest of the Master Servicer or any Servicer or the Depositor in any Mortgage Loan.

SECTION 12.05

Notices.

In addition to other notices provided under this Agreement, the Trust Administrator shall notify the Rating Agencies and the Back-Up Servicer in writing: (a) of any substitution of any Mortgage Loan; (b) of any payment or draw on any insurance policy applicable to the Mortgage Loans; (c) of the final payment of any amounts owing to a Class of Certificates; (d) any Event of Default under this Agreement; and (e) in the event any Mortgage Loan is purchased in accordance with this Agreement.

All directions, demands and notices hereunder shall be in writing and shall be deemed to have been duly given when received (i) in the case of the Depositor, Credit Suisse First Boston Mortgage Securities Corp., 11 Madison Avenue, 4th Floor, New York, New York 10010, Attention:  Kari S. Roberts (with a copy to DLJ Mortgage Acceptance Corp., 11 Madison Avenue, 4th Floor, New York, New York 10010, Attention: Bruce Kaiserman); (ii) in the case of the Trustee, the Corporate Trust Office, Attention: Charles F. Pedersen, or such other address as may hereafter be furnished to the Depositor in writing by the Trustee; (iii) in the case of DLJMC, 11 Madison Avenue, 4th Floor, New York, New York 10010, Attention: Helaine F. Hebble (with a copy to DLJ Mortgage Acceptance Corp., 11 Madison Avenue, 4th Floor, New York, New York 10010, Attention: Bruce Kaiserman), or such other address as may be hereafter furnished to the Depositor and the Trustee by DLJMC in writing; (iv) in the case of Moody’s Investors Service, Inc., 99 Church Street, New York, New York 10007, Attention: Christine Lachnicht; (v) in the case of Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc., 55 Water Street, New York, New York  10041; (vi) in the case of Fairbanks, 3815 South West Temple, Salt Lake City, Utah 84115, Attention: Nigel Brazier, with a copy to 3815 South West Temple, Salt Lake City, Utah 84115, Attention: General Counsel; (vii) in the case of Wells Fargo, as Master Servicer, Corporate Trust Office, 9062 Old Annapolis Road, Columbia, MD 21045, Attention:  CSFB 2004-AR4 or such other address as may be hereafter furnished to the Depositor or the Trustee in writing by Wells Fargo; (viii) in the case of WMMSC, 1201 Third Avenue, WMT 1706, Seattle, Washington  91801, Attention: Servicing Compliance, with a copy to Washington Mutual Legal Department, 1201 Third Avenue, WMT 1706, Seattle, Washington 98101, Attention: WMMSC, or such other address as may be hereafter furnished in writing to the Depositor and the Trustee by WMMSC; (viii) in the case of the Trust Administrator, the Corporate Trust Office; (ix) in the case of GreenPoint, 100 Wood Hollow Drive, Novato, CA  94945 and (x) in the case of WFHM, with respect to servicing issues, Wells Fargo Home Mortgage, Inc., 1 Home Campus, Des Moines, Iowa 50328-0001, Attention: John B. Brown, MAC-X2401-042, Fax: (515) 213-7121, and with respect to all other issues, Wells Fargo Home Mortgage, Inc., 7495 New Horizon Way, Frederick, Maryland 21703, Attention: Alan Jones or Diane Cooper, MAC-X3902-02X, Fax: (301) 846-8201, in each case with a copy to Wells Fargo Home Mortgage, Inc., 1 Home Campus, Des Moines, Iowa 50328- 0001, Attention: General Counsel, MAC-X2401-06T, or such other address as may be hereafter furnished in writing by WFHM.  Notices to Certificateholders shall be deemed given when mailed, first class postage prepaid.

SECTION 12.06

Severability of Provisions.

If any one or more of the covenants, agreements, provisions or terms of this Agreement shall be for any reason whatsoever held invalid, then such covenants, agreements, provisions or terms shall be deemed severable from the remaining covenants, agreements, provisions or terms of this Agreement and shall in no way affect the validity or enforceability of the other provisions of this Agreement or of the Certificates or the rights of the Holders thereof.

SECTION 12.07

Limitation on Rights of Certificateholders.

The death or incapacity of any Certificateholder shall not operate to terminate this Agreement or the Trust Fund, nor entitle such Certificateholder’s legal representative or heirs to claim an accounting or to take any action or commence any proceeding in any court for a petition or winding up of the Trust Fund, or otherwise affect the rights, obligations and liabilities of the parties hereto or any of them.

No Certificateholder shall have any right to vote (except as provided herein) or in any manner otherwise control the operation and management of the Trust Fund, or the obligations of the parties hereto, nor shall anything herein set forth or contained in the terms of the Certificates be construed so as to constitute the Certificateholders from time to time as partners or members of an association; nor shall any Certificateholder be under any liability to any third party by reason of any action taken by the parties to this Agreement pursuant to any provision hereof.

No Certificateholder shall have any right by virtue or by availing itself of any provisions of this Agreement to institute any suit, action or proceeding in equity or at law upon or under or with respect to this Agreement, unless such Holder previously shall have given to the Trust Administrator a written notice of an Event of Default and of the continuance thereof, as provided herein, and unless the Holders of Certificates evidencing not less than 25% of the Voting Rights evidenced by the Certificates shall also have made written request upon the Trust Administrator to institute such action, suit or proceeding in its own name as Trust Administrator hereunder and shall have offered to the Trust Administrator such reasonable indemnity as it may require against the costs, expenses, and liabilities to be incurred therein or thereby, and the Trust Administrator, for 60 days after its receipt of such notice, request and offer of indemnity, shall have neglected or refused to institute any such action, suit or proceeding; it being understood and intended, and being expressly covenanted by each Certificateholder with every other Certificateholder and the Trust Administrator, that no one or more Holders of Certificates shall have any right in any manner whatever by virtue or by availing itself or themselves of any provisions of this Agreement to affect, disturb or prejudice the rights of the Holders of any other of the Certificates, or to obtain or seek to obtain priority over or preference to any other such Holder or to enforce any right under this Agreement, except in the manner herein provided and for the common benefit of all Certificateholders.  For the protection and enforcement of the provisions of this Section 12.07, each and every Certificateholder and the Trust Administrator shall be entitled to such relief as can be given either at law or in equity.

SECTION 12.08

Certificates Nonassessable and Fully Paid.

It is the intention of the Depositor that Certificateholders shall not be personally liable for obligations of the Trust Fund, that the interests in the Trust Fund represented by the Certificates shall be nonassessable for any reason whatsoever, and that the Certificates, upon due authentication thereof by the Trust Administrator pursuant to this Agreement, are and shall be deemed fully paid.

SECTION 12.09

Protection of Assets.

Except for transactions and activities entered into in connection with the securitization that is the subject of this agreement, the trust created by this agreement is not authorized and has no power to:

(i)

borrow money or issue debt;

(ii)

merge with another entity, reorganize, liquidate or sell assets; or

(iii)

engage in any business or activities.

Each party to this agreement agrees that it will not file an involuntary bankruptcy petition against the Trust Fund or initiate any other form of insolvency proceeding until 366 days after the Certificates have been paid.

SECTION 12.10

Non-Solicitation.

From and after the date of this Agreement, each of the Depositor, the Sellers (other than WMMSC), the Master Servicer, the Servicers (other than WMMSC), the Trust Administrator and the Trustee agrees that it will not take any action or permit or cause any action to be taken by any of its agents or affiliates, or by any independent contractors on any such party's behalf, to personally, by telephone, by mail, or electronically by e-mail or through the internet or otherwise, solicit the borrower or obligor under any Mortgage Loan to refinance the Mortgage Loan, in whole or in part.  Notwithstanding the foregoing, it is understood and agreed that promotions undertaken by the Depositor, any Seller (other than WMMSC), the Master Servicer, any Servicer (other than WMMSC), the Trust Administrator or the Trustee or any affiliate of any such party that originates mortgage loans in the normal course, which are directed to the general public at large, or segments thereof, including, without limitation, mass mailings based on commercially acquired mailing lists or newspaper, radio and television advertisements shall not constitute solicitation under this Section 12.10, provided, that no segment of the general public shall consist primarily of the borrowers or obligors under the Mortgage Loans.  None of the Depositor, a Seller (other than WMMSC), the Master Servicer, a Servicer (other than WMMSC), the Trust Administrator or the Trustee shall permit the sale of the name of any Mortgagor or any list of names that consist primarily of the Mortgages to any Person.

WMMSC covenants and agrees that it shall not take any action to solicit the refinancing of any Mortgage Loan following the date hereof or provide information to any other entity to solicit the refinancing of any Mortgage Loan; provided that, the foregoing shall not preclude WMMSC or any of its affiliates from (a) engaging in general solicitations to its customer base, including by mass mailing or as part of monthly or periodic statements mailed to its borrowers or to holders of deposit or other accounts, (b) engaging in solicitations to the general public, including without limitation by mass mailing, newspaper, radio, television or other media which are not specifically directed toward the Mortgagors, (c) engaging in solicitations of optional insurance or other bank products (not including mortgage loans), (d) refinancing the Mortgage Loan of any Mortgagor who, without solicitation, contacts WMMSC to request the refinancing of the related Mortgage Loan or (e) engaging in any action to solicit the refinancing of any Mortgage Loan to the extent such action would be permitted under the Fannie Mae Selling Guide or the Fannie Mae Servicing Guide, provided that WMMSC agrees that it shall not, in engaging in any such solicitation, specifically target any of the Mortgage Loans.

ARTICLE XIII

FAIRBANKS AND THE MASTER SERVICER

SECTION 13.01

Reports and Notices.

(a)

Fairbanks shall provide the Master Servicer the following notices and reports in a timely manner and such notices and reports shall be prepared using the same methodology and calculations used in its standard servicing reports to the Master Servicer.  Fairbanks shall send all such notices and reports to the Master Servicer in a format used for its standard servicing reports.  Fairbanks agrees to provide the Master Servicer with read-only access to those portions of its default management and servicing platform that relate to the Fairbanks Mortgage Loans.

(i)

All Fairbanks Mortgage Loans – On each Data Remittance Date, commencing in May 2004, Fairbanks shall provide the Master Servicer a report of each Fairbanks Mortgage Loan indicating the information contained in Exhibit P for the period relating to the related Distribution Date.

(ii)

Liquidated Mortgage Loans – On each Data Remittance Date Fairbanks shall provide the Master Servicer with a report listing each Fairbanks Mortgage Loan that has liquidated or been satisfied in full indicating the information, or information substantially similar to the information, contained in Exhibit P together with all supporting documentation for the prior calendar month.

(iii)

Mortgage Guaranty Insurance Policy Claims – Where applicable, Fairbanks shall provide the Master Servicer with copies of all claims filed under any Mortgage Guaranty Insurance Policy and the actual amount paid, together with the explanation of benefits (“EOB”) for each claim filed under any Mortgage Guaranty Insurance Policy in respect of a Fairbanks Mortgage Loan.  Fairbanks shall remit the related Insurance Proceeds within five (5) Business Days after their receipt, submit to the Master Servicer a foreclosure settlement statement substantially in the form attached hereto as Exhibit Q and agrees not to deduct any related expenses prior to the Master Servicer’s approval of the related foreclosure settlement statement.

(iv)

Loss and Delinquency Test – Fairbanks shall provide the Master Servicer with all information required for calculating the Loss and Delinquency Test, including but not limited to:

(A)

Loan level and aggregate Stated Principal Balance of all Fairbanks Mortgage Loans 61-90 days delinquent including any loan(s) delinquent on a bankruptcy plan;

(B)

Loan level and aggregate Stated Principal Balance of all Fairbanks Mortgage Loans 91 days and greater (that are not in foreclosure) including any loan(s) delinquent on a bankruptcy plan;

(C)

Loan level and aggregate Stated Principal Balance of all Fairbanks Mortgage Loans that are active foreclosures;

(D)

Loan level and aggregate Stated Principal Balance of all Fairbanks Mortgage Loans that are active REOs; and

(E)

Due dates for all Fairbanks Mortgage Loans reported under the categories listed above in (A) through (D).

(b)

Fairbanks shall make its servicing personnel available during normal business hours to respond, either orally or in writing by facsimile transmission, express mail, or electronic mail, to reasonable inquiries transmitted by the Master Servicer with respect to any Fairbanks Mortgage Loan provided that Fairbanks shall only be required to provide information that is readily accessible and available to its servicing personnel.

SECTION 13.02

Master Servicer’s Oversight With Respect to the Fairbanks Mortgage Loans.

(a)

The Master Servicer shall be permitted to provide Fairbanks with advice, reports and recommendations regarding Fairbanks’ collection efforts and the management of specific Fairbanks Mortgage Loans, which advice may be made in writing, in the form of electronic mail or verbally.  Such advice shall be based on an evaluation of the information provided pursuant to Section 13.01(a).  The advice may include comparable analysis of the performance of the Fairbanks Mortgage Loans with similar mortgage loans serviced by other mortgage loan servicers.  Such advice may also take the form of benchmark comparisons that identify and interpret Fairbanks’ strengths and weaknesses relative to similar, unidentified servicers in the industry.

(b)

Each party to the Agreement acknowledges that the Master Servicer’s advice is made in the form of recommendations, and that the Master Servicer does not have the right to direct Fairbanks in performing its duties under this Agreement.  Fairbanks may, after review and analysis of any recommendation of the Master Servicer accept or reject such advice, in Fairbanks’ sole discretion, subject to the duties and obligations of Fairbanks set forth in this Agreement.

SECTION 13.03

Termination.

The rights and obligations of the Master Servicer under Sections 13.01 and 13.02 of this Agreement shall terminate upon the earlier of (i) the appointment of a successor Servicer to Fairbanks hereunder for all the Fairbanks Mortgage Loans or (ii) the receipt by Fairbanks of a rating of “average” (or its equivalent) or better as a servicer of subprime mortgage loans by each Rating Agency that maintains a servicer rating system and a Rating on the Certificates.

SECTION 13.04

Liability and Indemnification.

Neither the Master Servicer, nor any of its respective directors, officers, employees, or agents shall be under any liability for any action taken or for refraining from the taking of any action in good faith pursuant to Sections 13.01 and 13.02 of this Agreement or for errors in judgment; provided, however, that this provision shall not protect the Master Servicer or any such other Person against any liability which would otherwise be imposed by reason of willful misfeasance, bad faith or gross negligence in the performance of duties or by reason of disregard of obligations and duties hereunder.  The Master Servicer and any director, officer, employee, or agent thereof shall be entitled to rely in good faith on any document of any kind prima facie properly executed and submitted by any Person respecting any matters arising hereunder.

SECTION 13.05

Confidentiality.

The Master Servicer agrees that all material, nonpublic information supplied to it by or on behalf of Fairbanks relating to the Fairbanks Serviced Mortgage Loans or details of Fairbanks’ operations or Fairbanks’ proprietary systems shall be treated confidentially except as otherwise provided by the terms of this Agreement or as required by law; it being understood that the provision of any such information by the Master Servicer to any party shall not cause such information to be considered public for purposes of this Section 13.05.  The Master Servicer shall indemnify Fairbanks against any loss, liability, claims, charges, damages, fines, penalties, judgments, actions, suits, costs and such other expenses incurred by Fairbanks as a result of a breach by the Master Servicer of its obligations under this Section 13.05.

IN WITNESS WHEREOF, the Depositor, the Sellers, the Master Servicer, the Servicers, the Back-Up Servicer, the Special Servicer, the Trustee and the Trust Administrator have caused their names to be signed hereto by their respective officers thereunto duly authorized all as of the first day of April, 2004.

CREDIT SUISSE FIRST BOSTON MORTGAGE

SECURITIES CORP., as Depositor

By:  /s/ John P. Graham

 Name:  John P. Graham

 Title:   Vice President

DLJ MORTGAGE CAPITAL, INC.,

as a Seller

By:  /s/ Peter J. Sack

 Name:  Peter J. Sack

 Title:  Vice President

WASHINGTON MUTUAL MORTGAGE SECURITIES CORP.,

as a Seller and a Servicer

By:  /s/ Thomas G. Lehmann

 Name:  Thomas G. Lehmann

 Title:  First Vice President

WELLS FARGO BANK, N.A.,

as Trust Administrator and as Master Servicer

By:  /s/ Amy Doyle

 Name:  Amy Doyle

 Title:  Vice President

FAIRBANKS CAPITAL CORP.,

as a Servicer

By:  /s/ Nigel Brazler

 Name:  Nigel Brazler

 Title:  Senior Vice President

U.S. BANK NATIONAL ASSOCIATION,

as Trustee

By:  /s/ Charles F. Pedersen

 Name:  Charles F. Pedersen

 Title:  Vice President

WELLS FARGO HOME MORTGAGE, INC.,

as Servicer

By:  /s/ Alan W. Jones

 Name:  Alan W. Jones

 Title:  Senior Vice President

GREENPOINT MORTGAGE FUNDING, INC.,

as Servicer

By:  /s/ Michael Spina

 Name:  Michael Spina

 Title:  Senior Vice President

WILSHIRE CREDIT CORPORATION,

as Special Servicer

By:  /s/ Brad Newman

 Name:  Brad Newman

 Title:  Senior Vice President

WELLS FARGO BANK, N.A.,

as Back-Up Servicer

By:  /s/ Amy Doyle

 Name:  Amy Doyle

 Title:  Vice President

STATE OF NEW YORK

)

: ss.:

COUNTY OF NEW YORK

)

On this 29th day of April, 2004, before me, personally appeared John P. Graham, known to me to be a Vice President of Credit Suisse First Boston Mortgage Securities Corp., one of the corporations that executed the within instrument, and also known to me to be the person who executed it on behalf of said corporation, and acknowledged to me that such corporation executed the within instrument.

IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.

             /s/ Gina Capato

Notary Public

[NOTARIAL SEAL]

STATE OF NEW YORK

)

: ss.:

COUNTY OF NEW YORK

)

On the 29th day of April, 2004, before me, personally appeared Peter J. Sack, known to me to be a Vice President of DLJ Mortgage Capital, Inc., one of the corporations that executed the within instrument and also known to me to be the person who executed it on behalf of said corporation, and acknowledged to me that such corporation executed the within instrument.

IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.

             /s/ Gina Capato

Notary Public

[NOTARIAL SEAL]

STATE OF WASHINGTON

)

: ss.:

COUNTY OF KING

)

On the 26th day of April, 2004, before me, personally appeared Thomas G. Lehman, known to me to be a First Vice President of Washington Mutual Mortgage Securities Corp., one of the corporations that executed the within instrument and also known to me to be the person who executed it on behalf of said corporation, and acknowledged to me that such corporation executed the within instrument.

IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.

         /s/ Chriselda Landon

Notary Public

[NOTARIAL SEAL]

STATE OF MINNESOTA

)

: ss.:

COUNTY OF RAMSEY

)

On the 29th day of  April, 2004 before me, a Notary Public in and for said State, personally appeared Charles F. Pedersen, known to me to be a Vice President of U.S. Bank National Association, the national banking association that executed the within instrument and also known to me to be the person who executed it on behalf of said national banking association, and acknowledged to me that such national banking association executed the within instrument.

IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.

             /s/ Trisha L. Willet

Notary Public

[NOTARIAL SEAL]

STATE OF UTAH

)

: ss.:

COUNTY OF SALT LAKE

)

On the 29th day of  April, 2004 before me, a Notary Public in and for said State, personally appeared Nigel Brazler, known to me to be a Senior Vice President of Fairbanks Capital Corp., the Utah corporation that executed the within instrument and also known to me to be the person who executed it on behalf of said limited partnership, and acknowledged to me that such limited partnership executed the within instrument.

IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.

             /s/ Gina G. Tolman

Notary Public

[NOTARIAL SEAL]

STATE OF NEW YORK

)

: ss.:

COUNTY OF NEW YORK

)

On the 29th day of  April, 2004 before me, a Notary Public in and for said State, personally appeared Brad Newman, known to me to be a Senior Vice President of Wilshire Credit Corporation, the __________ corporation that executed the within instrument and also known to me to be the person who executed it on behalf of said limited partnership, and acknowledged to me that such limited partnership executed the within instrument.

IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.

             /s/ Gina Capato

Notary Public

[NOTARIAL SEAL]

STATE OF NEW YORK

)

: ss.:

COUNTY OF NEW YORK

)

On the 29th day of April, 2004 before me, a Notary Public in and for said State, personally appeared Amy Doyle, known to me to be an Vice President of Wells Fargo Bank, N.A., the national banking association that executed the within instrument and also known to me to be the person who executed it on behalf of said banking corporation, and acknowledged to me that such banking corporation executed the within instrument.

IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.

             /s/ Gina Capato

Notary Public

[NOTARIAL SEAL]

STATE OF MARYLAND

)

: ss.:

COUNTY OF FREDERICK

)

On the 29th day of April, 2004, before me, personally appeared Alan W. Jones, known to me to be a Senior Vice President of Wells Fargo Home Mortgage, Inc., one of the corporations that executed the within instrument and also known to me to be the person who executed it on behalf of said corporation, and acknowledged to me that such corporation executed the within instrument.

IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.

          /s/ Suzanne T.G. Bailey

Notary Public

[NOTARIAL SEAL]

STATE OF  CALIFORNIA

)

: ss.:

COUNTY OF  MARIN

)

On the 30 of April, 2004, before me, a Notary Public in and for said State, personally appeared Michael Spina known to me to be the person whose name is subscribed to the within instrument and acknowledged to me that he executed the same in his authorized capacity, and that by his signature on the instrument the entity upon behalf of which the person acted executed the instrument.

 IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.

          /s/ Judith F. Edghill

Notary Public

[NOTARIAL SEAL]